   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 16, 1994
                                                REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                          FIRST BANCORPORATION OF OHIO
             (Exact name of registrant as specified in its charter)

          OHIO                              6711                           34-1339938
    (State or other                  (Primary Standard                  (I.R.S. Employer
     jurisdiction of                     Industrial                   Identification No.)
    incorporation or              Classification Code No.)
      organization)

              106 S. MAIN STREET, AKRON OHIO 44308 (216) 384-8000
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                TERRY E. PATTON
                      SENIOR VICE PRESIDENT AND SECRETARY
                          FIRST BANCORPORATION OF OHIO
              106 S. MAIN STREET, AKRON, OHIO 44308 (216) 384-8000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

            Kevin C. O'Neil, Esq.                       Jeffrey J. Margulies, Esq.
              Brouse & McDowell                         Squire, Sanders & Dempsey
           500 First National Tower               4900 Society Center, 127 Public Square
              Akron, Ohio 44308                           Cleveland, Ohio 44114
                (216) 535-5711                                (216) 479-8500

 Approximate date of commencement of proposed sale of securities to the public:
 AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /


                        CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------

- -------------------------------------------------------------------------------------------------

                                                  PROPOSED         PROPOSED
TITLE OF                                           MAXIMUM          MAXIMUM
SECURITIES                       AMOUNT TO     OFFERING PRICE      AGGREGATE        AMOUNT OF
TO BE REGISTERED              BE REGISTERED1     PER SHARE2     OFFERING PRICE2 REGISTRATION FEE
- -------------------------------------------------------------------------------------------------
Common Stock, no par
  value3..................... 6,513,119 shares        N/A         $96,808,463        $33,382
- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------

1 The number of shares of First Bancorporation of Ohio ("Bancorporation") common stock, no par value ("Bancorporation Common Stock"), to be registered is based upon the number of shares of The CIVISTA Corporation common shares, without par value ("CIVISTA Common Stock") presently outstanding and reserved for issuance under stock options outstanding under various stock option plans.

2 The registration fee was computed pursuant to Rules 457(f)(2) under the Securities Act of 1933, as amended, based upon the book value of the CIVISTA Common Stock on June 30, 1994.

3 Includes associated rights (the "Rights") under the First Bancorporation of
  Ohio Shareholder Rights Agreement to purchase the Bancorporation Common Stock. Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificates representing the Bancorporation Common Stock, and trade with the Bancorporation Common Stock.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                          FIRST BANCORPORATION OF OHIO

                             CROSS REFERENCE SHEET

  ITEM                                                 CAPTION OR LOCATION IN PROSPECTUS AND
  NO.                FORM S-4 CAPTION                             PROXY STATEMENT
  ----  -------------------------------------------  -----------------------------------------
    1.  Forepart of Registration Statement and       Facing Page of Registration Statement;
        Outside Front Cover Page of Prospectus       Cross-Reference Sheet; Outside front
                                                     cover page of Prospectus and Joint Proxy
                                                     Statement
    2.  Inside Front and Outside Back Cover Pages    Inside front cover page of Prospectus and
        of Prospectus                                Joint Proxy Statement; Available
                                                     Information; Incorporation of Certain
                                                     Documents by Reference; Table of Contents
    3.  Risk Factors, Ratio of Earnings to Fixed     Summary; Terms of Merger; Pro Forma
        Charges and Other Information                Condensed Combined Financial Statements
                                                     (Unaudited)
    4.  Terms of the Transaction                     Summary; Background of and Reasons for
                                                     Merger; Terms of Merger; Description of
                                                     Bancorporation Capital Stock; Comparison
                                                     of Bancorporation and CIVISTA Capital
                                                     Stock
    5.  Pro Forma Financial Information              Pro Forma Condensed Combined Financial
                                                     Statements (Unaudited)
    6.  Material Contacts with the Company Being     Summary; Background of and Reasons for
        Acquired                                     Merger; Terms of Merger
    7.  Additional Information Required for the      Not Applicable
        Reoffering by Persons and Parties Deemed to
        be Underwriters
    8.  Interests of Named Experts and Counsel       Not Applicable
    9.  Disclosure of Commission Position on         Comparison of Bancorporation and CIVISTA
        Indemnification for Securities Act           Capital Stock; Terms of Merger; Part
        Liabilities                                  II -- Undertakings
   10.  Information with Respect to S-3 Registrants  Available Information; Incorporation of
                                                     Certain Documents by Reference
   11.  Incorporation of Certain Information by      Incorporation of Certain Documents by
        Reference                                    Reference
   12.  Information with Respect to S-2 or S-3       Not Applicable
        Registrants
   13.  Incorporation of Certain Information by      Not Applicable
        Reference
   14.  Information with Respect to Registrants      Not Applicable
        Other than S-2 or S-3 Registrants
   15.  Information with Respect to S-3 Companies    Available Information; Incorporation of
                                                     Certain Documents by Reference
   16.  Information with Respect to S-2 or S-3       Not Applicable
        Companies
   17.  Information with Respect to Companies Other  Not Applicable than S-2 or S-3 Companies
   18.  Information if Proxies, Consents or          Summary; Introduction; Special Meeting of
        Authorizations are to be Solicited           CIVISTA Stockholders; Special Meeting of
                                                     Bancorporation Stockholders; Rights of
                                                     Dissenting Stockholders; Interests of
                                                     Certain Persons in Merger; Terms of
                                                     Merger
   19.  Information if Proxies, Consents or          Not Applicable
        Authorization are not to be Solicited, or
        in an Exchange Offer

                            THE CIVISTA CORPORATION

                            100 Central Plaza South
                               Canton, Ohio 44702

                                November 2, 1994

Dear Stockholder:

     You are cordially invited to attend the special meeting of stockholders of The CIVISTA Corporation ("CIVISTA") to be held on Thursday, December 15, 1994, at 10:00 A.M. (local time) at 100 Central Plaza South, Canton, Ohio. At the special meeting, holders of CIVISTA Common Stock will be asked to adopt the Agreement of Affiliation and Plan of Merger dated August 10, 1994, by and between First Bancorporation of Ohio ("Bancorporation") and CIVISTA. On the date upon which the merger of CIVISTA with and into Bancorporation (the "Merger") becomes effective, as a general matter, each outstanding share of CIVISTA Common Stock will be cancelled and exchanged for 1.723 shares of Bancorporation Common Stock (the "Exchange Ratio"). Bancorporation Common Stock is quoted on the NASDAQ National Market System.

     Your Board of Directors believes that the Merger is in the best interests of CIVISTA's stockholders and will provide significant value to all CIVISTA stockholders. Additional information is contained in the accompanying Prospectus and Joint Proxy Statement, which I urge you to read carefully.

     The Board of Directors has received an opinion from McDonald & Company Securities, Inc., CIVISTA's financial advisor, to the effect that, as of the date the Agreement of Affiliation and Plan of Merger was signed and as of the date of the accompanying Prospectus and Joint Proxy Statement, the Exchange Ratio was fair to the holders of CIVISTA Common Stock from a financial point of view.

     YOUR BOARD OF DIRECTORS HAS APPROVED THE MERGER AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE MERGER. TO APPROVE THE PROPOSED MERGER, IT WILL BE NECESSARY TO OBTAIN THE AFFIRMATIVE VOTE OF THE HOLDERS OF TWO-THIRDS OF THE OUTSTANDING SHARES OF CIVISTA COMMON STOCK. AN ABSTENTION OR FAILURE TO VOTE HAS THE SAME EFFECT AS A VOTE AGAINST THE PROPOSED MERGER. IT IS, THEREFORE, IMPORTANT THAT YOU VOTE ON THE MERGER.

     A Proxy is enclosed for your use. Please indicate your voting instructions and sign, date and mail this Proxy promptly in the return envelope provided. Whether or not you plan to attend the special meeting in person, it is important that you return the enclosed Proxy so that your shares of CIVISTA Common Stock will be voted.

                                             Sincerely,

                                             Richard G. Gilbert
                                             Chairman and Chief Executive
                                             Officer

                            THE CIVISTA CORPORATION

                            100 Central Plaza South
                               Canton, Ohio 44702

       -----------------------------------------------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
       -----------------------------------------------------------------

     A special meeting of stockholders of The CIVISTA Corporation ("CIVISTA") will be held on Thursday, December 15, 1994, at 10:00 A.M. (local time) at 100 Central Plaza South, Canton, Ohio, for the following purposes:

        1. To adopt of the Agreement of Affiliation and Plan of Merger dated August 10, 1994 (the "Agreement"), by and between First Bancorporation of Ohio ("Bancorporation") and CIVISTA; and

        2. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

     CIVISTA stockholders of record as of the close of business on October 24, 1994, will be entitled to receive notice of and vote at the special meeting and any adjournment(s) thereof.

     The Agreement provides for the merger of CIVISTA with and into Bancorporation, as described in the accompanying Prospectus and Joint Proxy Statement. The accompanying document constitutes the Proxy Statement of CIVISTA for the special meeting. A copy of the Agreement of Affiliation and Plan of Merger is attached to the Prospectus and Joint Proxy Statement as Appendix A.

     You are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting, you are urged to complete, date, sign, and return the enclosed Proxy in the envelope provided as soon as possible.

                                             By Order of the Board of Directors

                                             Janice R. Van Voorhis
                                             Secretary

Canton, Ohio
November 2, 1994

      ANY PROXY GIVEN BY A STOCKHOLDER MAY BE REVOKED BY SUBMITTING A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE
    SPECIAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH
                   MATTER BROUGHT BEFORE THE SPECIAL MEETING.

              PLEASE DO NOT RETURN YOUR CIVISTA STOCK CERTIFICATES
                            WITH THE ENCLOSED PROXY.

                          FIRST BANCORPORATION OF OHIO

                              First National Tower
                               Akron, Ohio 44308

                                November 2, 1994

To Our Stockholders:

     You are cordially invited to attend the special meeting of stockholders to be held on Thursday, December 15, 1994 at 10:00 A.M. at the Quaker Square Hilton Inn, 135 South Broadway, Akron, Ohio 44308. At the special meeting, holders of First Bancorporation of Ohio ("Bancorporation") Common Stock will be asked to adopt the Agreement of Affiliation and Plan of Merger dated August 10, 1994, by and between Bancorporation and The CIVISTA Corporation ("CIVISTA"). On the date upon which the merger of CIVISTA with and into Bancorporation (the "Merger") becomes effective, each outstanding share of CIVISTA Common Stock will be cancelled and exchanged for 1.723 shares of Bancorporation Common Stock. You will also be asked to approve a change of name of Bancorporation to
"                         ," as well as to consider and vote upon an increase in
the authorized shares of Common and Preferred Stock.

     Your Board of Directors believes that the Merger, the name change and the increase in shares is in the best interests of Bancorporation's stockholders and will provide significant value to them. Additional information is contained in the accompanying Prospectus and Joint Proxy Statement, which I urge you to read carefully.

     The Board of Directors has received opinions from Alex. Brown & Sons Incorporated, Bancorporation's financial advisor, to the effect that, as of the date the Agreement of Affiliation and Plan of Merger was signed and as of the date of the accompanying Prospectus and Joint Proxy Statement, the exchange ratio for exchanging the CIVISTA Common Stock for Bancorporation Common Stock pursuant to the Agreement of Affiliation and Plan of Merger was fair to the holders of Bancorporation Common Stock.

     YOUR BOARD OF DIRECTORS HAS APPROVED THE MERGER, THE PROPOSAL TO CHANGE THE NAME AND THE PROPOSALS TO INCREASE THE AUTHORIZED SHARES AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" ALL OF THE PROPOSALS. TO APPROVE EACH OF THE PROPOSALS, IT WILL BE NECESSARY TO OBTAIN THE AFFIRMATIVE VOTE OF THE HOLDERS OF TWO-THIRDS OF THE BANCORPORATION OUTSTANDING COMMON STOCK. AN ABSTENTION OR FAILURE TO VOTE HAS THE SAME EFFECT AS A VOTE AGAINST THE PROPOSALS. IT IS, THEREFORE, IMPORTANT THAT YOU VOTE ON EACH OF THESE PROPOSALS.

     A Proxy is enclosed for your use. Please indicate your voting instructions and sign, date and mail this Proxy promptly in the return envelope provided. Whether or not you plan to attend the special meeting in person, it is important that you return the enclosed Proxy so that your shares of Bancorporation Common Stock will be voted.

                                             Sincerely,

                                             Howard L. Flood
                                             President and Chief Executive
                                             Officer

IMPORTANT: IF YOUR BANCORPORATION SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM OR NOMINEE, ONLY THEY CAN EXECUTE A PROXY ON YOUR BEHALF. TO ASSURE THAT YOUR SHARES ARE VOTED, WE URGE YOU TO TELEPHONE TODAY THE INDIVIDUAL RESPONSIBLE FOR YOUR ACCOUNT AT YOUR BROKERAGE FIRM AND OBTAIN INSTRUCTIONS ON HOW TO DIRECT HIM OR HER TO EXECUTE A PROXY.

                          FIRST BANCORPORATION OF OHIO

                              First National Tower
                               Akron, Ohio 44308

       -----------------------------------------------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
       -----------------------------------------------------------------

     A Special Meeting of Stockholders of First Bancorporation of Ohio, an Ohio corporation ("Bancorporation"), will be held at the Quaker Square Hilton Inn, 135 South Broadway, Akron, Ohio 44308, on Thursday, December 15, 1994, at 10:00 A.M. (local time), for the following purposes:

          1. To adopt the Agreement of Affiliation and Plan of Merger dated August 10, 1994 (the "Agreement"), by and between Bancorporation and The CIVISTA Corporation ("CIVISTA");

          2. To change the name of Bancorporation to "            " by amending
             Article First of Bancorporation's Amended and Restated Articles of Incorporation ("Bancorporation's Articles").

          3. To amend Bancorporation's Articles to increase the authorized Common Stock from 40,000,000 to 80,000,000 shares;

          4. To amend Bancorporation's Articles to increase the authorized Preferred Stock from 3,500,000 to 7,000,000 shares; and

          5. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Pursuant to the Code of Regulations of Bancorporation, only Bancorporation stockholders of record as of the close of business on October 24, 1994, have the right to receive notice of, and to vote at, the special meeting and any adjournment(s) thereof.

     The Agreement provides for the merger of CIVISTA with and into Bancorporation, as described in the accompanying Prospectus and Joint Proxy Statement. The accompanying document constitutes the Proxy Statement of Bancorporation for the special meeting. A copy of the Agreement of Affiliation and Plan of Merger is attached to the Prospectus and Joint Proxy Statement as Appendix A.

                                             By Order of the Board of Directors

                                             Terry E. Patton
                                             Secretary

Akron, Ohio
November 2, 1994

        WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE COMPLETE,
             SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY
                           IN THE ENCLOSED ENVELOPE.

      ANY PROXY GIVEN BY A STOCKHOLDER MAY BE REVOKED BY SUBMITTING A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE
    SPECIAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH
                   MATTER BROUGHT BEFORE THE SPECIAL MEETING.

                             JOINT PROXY STATEMENT

                              FIRST BANCORPORATION
                                    OF OHIO
                                      AND

                            THE CIVISTA CORPORATION
                        SPECIAL MEETINGS OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 15, 1994

                                   PROSPECTUS

                              FIRST BANCORPORATION
                                    OF OHIO
                           COMMON STOCK, NO PAR VALUE
                        (NOT TO EXCEED 6,513,119 SHARES)

     This Prospectus and Joint Proxy Statement is being furnished to the holders of common stock of The CIVISTA Corporation, an Ohio corporation ("CIVISTA"), in connection with the solicitation of proxies by the Board of Directors of CIVISTA for use at a special meeting of CIVISTA's stockholders to be held at 10:00 A.M. on Thursday, December 15, 1994, at 100 Central Plaza South, Canton, Ohio, and at any adjournments thereof (the "CIVISTA Special Meeting"). This Prospectus and Joint Proxy Statement is also being furnished to the holders of common stock of First Bancorporation of Ohio, an Ohio corporation ("Bancorporation"), in connection with the solicitation of proxies by the Board of Directors of Bancorporation for use at a special meeting of Bancorporation's stockholders to be held at 10:00 A.M. on Thursday, December 15, 1994, at the Quaker Square Hilton Inn, 135 South Broadway, Akron, Ohio 44308, and at any adjournments thereof (the "Bancorporation Special Meeting")

     This Prospectus and Joint Proxy Statement also constitutes a Prospectus of Bancorporation in respect of up to 6,513,119 shares of Bancorporation common stock, no par value ("Bancorporation Common Stock"), to be issued in connection with the proposed merger (the "Merger") of CIVISTA with and into Bancorporation. Upon consummation of the Merger, each outstanding share of CIVISTA common stock, without par value ("CIVISTA Common Stock"), other than shares held by CIVISTA stockholders who properly perfect dissenters' rights, will be exchanged for
1.723 shares of Bancorporation Common Stock. See "TERMS OF MERGER -- Conversion of CIVISTA Capital Stock into Bancorporation Capital Stock."

     The outstanding shares of Bancorporation Common Stock are, and the shares of Bancorporation Common Stock offered hereby will be, quoted on the NASDAQ National Market System ("NASDAQ"). The closing sales price of Bancorporation
Common Stock reported on NASDAQ on October 24, 1994, was $       per share.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS
       THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
         COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
            PROSPECTUS AND PROXY STATEMENT. ANY REPRESENTATION
               TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES OF FIRST BANCORPORATION OF OHIO OFFERED HEREBY ARE NOT
    SAVINGS ACCOUNTS, DEPOSITS, OR OTHER OBLIGATIONS OF A BANK OR SAVINGS
       ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT
         INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

This Prospectus and Joint Proxy Statement shall not constitute a prospectus for public reoffering of the Bancorporation Common Stock issuable pursuant to the
                                    Merger.

   THE DATE OF THIS PROSPECTUS AND JOINT PROXY STATEMENT IS NOVEMBER 2, 1994.

                             AVAILABLE INFORMATION

     Each of Bancorporation and CIVISTA is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Bancorporation has filed with the Commission a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering the Bancorporation securities to be issued to CIVISTA stockholders in the Merger. As permitted by the rules and regulations of the Commission, this Prospectus and Joint Proxy Statement omits certain information, exhibits and undertakings contained in the Registration Statement. Reference is made to the Registration Statement and to the exhibits thereto for further information. Statements contained herein concerning such documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

     The Registration Statement and the exhibits thereto, as well as the reports, proxy statements and other information filed with the Commission by Bancorporation and CIVISTA under the Exchange Act, may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, reports, proxy statements and other information concerning Bancorporation may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     ALL INFORMATION CONTAINED OR INCORPORATED IN THIS PROSPECTUS AND JOINT PROXY STATEMENT WITH RESPECT TO BANCORPORATION WAS SUPPLIED BY BANCORPORATION AND ALL INFORMATION CONTAINED OR INCORPORATED IN THIS PROSPECTUS AND JOINT PROXY STATEMENT WITH RESPECT TO CIVISTA WAS SUPPLIED BY CIVISTA. ALTHOUGH NEITHER BANCORPORATION NOR CIVISTA HAS ANY KNOWLEDGE THAT WOULD INDICATE THAT ANY STATEMENTS OR INFORMATION RELATING TO THE OTHER PARTY CONTAINED HEREIN IS INACCURATE OR INCOMPLETE, NEITHER BANCORPORATION NOR CIVISTA CAN WARRANT THE ACCURACY OR COMPLETENESS OF SUCH STATEMENTS OR INFORMATION AS THEY RELATE TO THE OTHER PARTY.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     THIS PROSPECTUS AND JOINT PROXY STATEMENT INCORPORATES CERTAIN DOCUMENTS OF BANCORPORATION BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (WITHOUT EXHIBITS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THIS PROSPECTUS AND JOINT PROXY STATEMENT) ARE AVAILABLE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROSPECTUS AND JOINT PROXY STATEMENT IS DELIVERED, UPON WRITTEN OR ORAL REQUEST. REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO TERRY E. PATTON, SECRETARY, FIRST BANCORPORATION OF OHIO, 106 S. MAIN STREET, AKRON, OHIO 44308 (TELEPHONE (216) 384-8000). IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS, ANY REQUEST SHOULD BE MADE NO LATER THAN DECEMBER 8, 1994.

     THIS PROSPECTUS AND JOINT PROXY STATEMENT INCORPORATES CERTAIN DOCUMENTS OF CIVISTA BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (WITHOUT EXHIBITS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THIS PROSPECTUS AND JOINT PROXY STATEMENT) ARE AVAILABLE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROSPECTUS AND JOINT PROXY STATEMENT IS DELIVERED, UPON WRITTEN OR ORAL REQUEST. REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO JANICE R. VAN VOORHIS, SECRETARY, THE CIVISTA CORPORATION, 100 CENTRAL PLAZA SOUTH, CANTON, OHIO 44702 (TELEPHONE (216) 456-7757). IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS, ANY REQUEST SHOULD BE MADE NO LATER THAN DECEMBER 8, 1994.

     The following documents filed with the Commission under the Exchange Act by Bancorporation are hereby incorporated by reference into this Prospectus and Joint Proxy Statement: (a) Bancorporation's Annual Report on Form 10-K for the year ended December 31, 1993; (b) Bancorporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994 and June 30, 1994; and (c) Bancorporation's Current Report on Form 8-K filed on August 16, 1994.

     The following documents filed with the Commission under the Exchange Act by CIVISTA are hereby incorporated by reference into this Prospectus and Joint Proxy Statement: (a) CIVISTA's Annual Report on Form 10-K for the year ended September 30, 1993; (b) CIVISTA's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1993, March 31, 1994 and June 30, 1994; and (c) CIVISTA's Current Report on Form 8-K filed on August 16, 1994.

     All documents filed by Bancorporation and CIVISTA under Sections 13(a), 13(c), 14, or 15 (d) of the Exchange Act after the date of this Prospectus and Joint Proxy Statement and prior to the date of the Bancorporation and CIVISTA Special Meetings shall be deemed to be incorporated by reference in this Prospectus and Joint Proxy Statement and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and Joint Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement, as so modified or superseded, shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus and Joint Proxy Statement.

     The information relating to Bancorporation and CIVISTA contained in this Prospectus and Joint Proxy Statement should be read together with the information in the documents incorporated by reference.

             ------------------------------------------------------

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND JOINT PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY BANCORPORATION OR CIVISTA. THIS PROSPECTUS AND JOINT PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROSPECTUS AND JOINT PROXY STATEMENT OR THE SOLICITATION OF A PROXY IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER, SOLICITATION OF AN OFFER, OR PROXY SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS AND JOINT PROXY STATEMENT, NOR ANY DISTRIBUTION OF THE SECURITIES OFFERED PURSUANT TO THIS PROSPECTUS AND JOINT PROXY STATEMENT SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF BANCORPORATION OR CIVISTA OR ANY OF THEIR RESPECTIVE SUBSIDIARIES SINCE THE DATE OF THIS PROSPECTUS AND JOINT PROXY STATEMENT.

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
AVAILABLE INFORMATION................     i
INCORPORATION OF CERTAIN DOCUMENTS BY
  REFERENCE..........................     i
SUMMARY..............................     1
INTRODUCTION.........................    12
SPECIAL MEETING OF CIVISTA
  STOCKHOLDERS
  Date, Time, and Place..............    12
  Purpose of Meeting.................    12
  Record Date; Shares Outstanding and
     Entitled to Vote................    12
  Vote Required......................    12
  Voting; Solicitation and Revocation
     of Proxies......................    12
SPECIAL MEETING OF BANCORPORATION
  STOCKHOLDERS
  Date, Time, and Place..............    13
  Purpose of Meeting.................    13
  Record Date; Shares Outstanding and
     Entitled to Vote................    13
  Second Proposal to Change
     Bancorporation's Name...........    13
  Third Proposal to Increase the
     Authorized Number of Shares of
     Common Stock....................    14
  Fourth Proposal to Increase the
     Authorized Number of Shares of
     Preferred Stock.................    14
  Matters Common to Both Stock
     Increase Proposals..............    14
  Vote Required for All Proposals....    16
  Voting; Solicitation and Revocation
     of Proxies......................    16
BACKGROUND OF AND REASONS FOR MERGER
  Background of Merger -- CIVISTA....    17
  Reasons for Merger --
     Bancorporation..................    18
  Opinion of Bancorporation's
     Financial Advisor...............    19
  Recommendation of Bancorporation's
     Board of Directors..............    21
  Reasons for Merger -- CIVISTA......    21
  Opinion of CIVISTA's Financial
     Advisor.........................    22
  Recommendation of CIVISTA's Board
     of Directors....................    25
TERMS OF MERGER
  General............................    25
  Conversion of CIVISTA Capital Stock
     into Bancorporation Capital
     Stock...........................    25

                                        PAGE
                                        ----
  Conduct of Bancorporation's
     Business Pending the Merger.....    27
  Conduct of CIVISTA's Business
     Pending the Merger..............    27
  Conditions to Merger...............    28
  Regulatory Approvals...............    29
  Actions Required for Regulatory
     Approval........................    29
  Waiver of Conditions, Amendment, or
     Termination of the Merger
     Agreement.......................    30
  Effective Time.....................    31
  CIVISTA Stock Option...............    31
  Interests of Certain Persons in
     Merger..........................    34
  Employees of CIVISTA...............    35
  Certain Federal Income Tax
     Consequences....................    36
  Accounting Treatment of Merger.....    36
  Resales of Bancorporation Common
     Stock Received in Merger........    37
  Bancorporation's Articles of
     Incorporation and Code of
     Regulations.....................    37
RIGHTS OF DISSENTING STOCKHOLDERS....    37
PRO FORMA CONDENSED COMBINED
  FINANCIAL STATEMENTS (UNAUDITED)...    40
BUSINESS OF BANCORPORATION...........    44
BUSINESS OF CIVISTA..................    46
REGULATORY MATTERS...................    47
DESCRIPTION OF BANCORPORATION CAPITAL
  STOCK..............................    56
COMPARISON OF BANCORPORATION AND
  CIVISTA CAPITAL STOCK..............    56
LEGAL OPINION........................    63
EXPERTS..............................    63
APPENDICES
  A. Agreement of Affiliation and
       Plan of Merger
  B. Form of Fairness Opinion of
       Alex. Brown & Sons
       Incorporated
  C. Form of Fairness Opinion of
       McDonald & Company Securities,
       Inc.
  D. The CIVISTA Corporation Stock
       Purchase Option
  E. Ohio Dissenters' Rights Statute

                                    SUMMARY

     THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND JOINT PROXY STATEMENT AND IS NOT INTENDED TO BE A COMPLETE STATEMENT OF ALL MATERIAL FACTS REGARDING THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETINGS OF STOCKHOLDERS OF BANCORPORATION AND CIVISTA. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND JOINT PROXY STATEMENT, THE APPENDICES HERETO AND THE DOCUMENTS REFERRED TO AND INCORPORATED HEREIN.

INTRODUCTION

     The Boards of Directors of Bancorporation and CIVISTA have each unanimously approved the Agreement of Affiliation and Plan of Merger dated as of August 10, 1994, by and between Bancorporation and CIVISTA (the "Merger Agreement"). A copy of the Merger Agreement is attached hereto as Appendix A. The Merger Agreement provides for the proposed merger of CIVISTA with and into Bancorporation. The terms of the Merger and information regarding the Bancorporation and CIVISTA Special Meetings are summarized below.

PARTIES TO THE MERGER

     FIRST BANCORPORATION OF OHIO. Bancorporation is a bank holding company organized in 1981 under the laws of the State of Ohio and registered under the Bank Holding Company Act of 1956, as amended ("BHCA"). As of September 30, 1994,
Bancorporation had total consolidated assets of $          billion and total
stockholders' equity of $          million. Bancorporation's subsidiaries
include First National Bank of Ohio, The Old Phoenix National Bank of Medina, Elyria Savings & Trust National Bank, The First National Bank in Massillon, Peoples National Bank, Peoples Bank, N.A., Life Savings Bank, FSB, Bancorp Trust Company, N.A., FBOH Credit Life Insurance Company and FBOH Community Development Corporation. On September 30, 1994, Bancorporation and its subsidiaries employed approximately 2,967 full and part-time employees. See "BUSINESS OF BANCORPORATION."

     Bancorporation's principal business consists of owning and supervising its subsidiaries which primarily operate in Ashtabula, Cuyahoga, Erie, Geauga, Knox, Lake, Lorain, Medina, Portage, Richland, Stark, Summit and Wayne Counties in Ohio. Although Bancorporation is principally a banking organization, its direct and indirect nonbanking subsidiaries also provide securities brokerage services, corporate and personal trust services, equipment lease financing and other financial services. Bancorporation directs the overall policies and financial resources of the subsidiaries, but the day-to-day affairs, including lending practices, services, and interest rates, are managed by their own officers and directors, some of whom are also officers and directors of Bancorporation. Through Bancorp Trust Company, N.A., with its principal office in Naples, Florida, and Life Savings Bank, FSB, with its principal office in Clearwater, Florida, Bancorporation also serves customers throughout southwestern Florida. FBOH Credit Life Insurance engages in underwriting of credit life and credit accident and health insurance directly related to the extension of credit by the subsidiary banks to their customers. The principal executive offices of Bancorporation are located at 106 S. Main Street, Akron, Ohio 44308, and its telephone number is (216) 384-8000.

     THE CIVISTA CORPORATION. CIVISTA is a unitary savings and loan holding company incorporated under the laws of the State of Ohio in 1987 and registered under the Home Owners' Loan Act of 1933 ("HOLA"). Headquartered in Canton, Ohio, CIVISTA owns all of the outstanding shares of Citizens Savings Bank of Canton, a savings and loan association formed under Ohio law ("Citizens"). As of June 30, 1994, CIVISTA had total consolidated assets of $808.2 million and total stockholders' equity of $89.5 million. Citizens conducts business through 10 offices located in Stark County, Ohio. On September 30, 1994, CIVISTA and its subsidiaries employed approximately 410 full and part-time employees. See "BUSINESS OF CIVISTA." The principal executive offices of CIVISTA are located at 100 Central Plaza South, Canton, Ohio 44702, and its telephone number is (216) 456-7757.

  TERMS OF MERGER

        FORMAT                         CIVISTA will be merged with and into Bancorporation, and
                                       Bancorporation will be the surviving corporation. See
                                       "TERMS OF MERGER -- General." After consummation of the
                                       Merger, Citizens will be merged with and into The First
                                       National Bank in Massillon, a national bank subsidiary
                                       of Bancorporation ("First National-Massillon"), under
                                       the charter of First National-Massillon, but operated
                                       under the name "Citizens National Bank," or a similar
                                       name ("Citizens Bank").
        CONVERSION OF CIVISTA          Upon consummation of the Merger, each outstanding share
        COMMON STOCK                   of CIVISTA Common Stock will be cancelled and exchanged
                                       for the right to receive 1.723 shares of Bancorporation
                                       Common Stock (the "Exchange Ratio"). If the application
                                       of the Exchange Ratio would result in the right to
                                       receive a fraction of Bancorporation Common Stock, cash
                                       will be paid by Bancorporation to CIVISTA stockholders
                                       in lieu of such fractional share. See "TERMS OF
                                       MERGER -- Conversion of CIVISTA Capital Stock into
                                       Bancorporation Capital Stock," "DESCRIPTION OF
                                       BANCORPORATION CAPITAL STOCK" and "COMPARISON OF
                                       BANCORPORATION AND CIVISTA CAPITAL STOCK."
        VALUE OF THE MERGER            If the Merger had been consummated on October 24, 1994,
                                       based on the Exchange Ratio and the closing sales price
                                       of Bancorporation Common Stock as reported on NASDAQ on
                                       that date, the Merger would have had a per share value
                                       of $          to holders of CIVISTA Common Stock. The
                                       approximate total value of all of the Bancorporation
                                       Common Stock to be issued in the Merger as of October
                                       24, 1994, would have equalled $          million. The
                                       total costs and expenses of the Merger to be incurred by
                                       Bancorporation and CIVISTA are estimated to be
                                       approximately $          , not including certain other
                                       restructuring costs.
        EFFECTIVE TIME                 The Merger will be consummated after the adoption of the
                                       Merger Agreement by the requisite vote of the
                                       Bancorporation and CIVISTA stockholders, the receipt of
                                       the necessary regulatory approvals and the satisfaction
                                       or waiver of all other conditions to the consummation of
                                       the Merger specified by the Merger Agreement. The time
                                       that the Merger is consummated is referred to herein as
                                       the "Effective Time." See "TERMS OF MERGER -- Effective
                                       Time," "Conditions to Merger," and "Regulatory
                                       Approvals." It is currently anticipated that the Merger
                                       will be consummated during the first quarter of 1995.
        TAX AND ACCOUNTING             Consummation of the Merger is conditioned upon the
        TREATMENT                      receipt by Bancorporation of an opinion of counsel to
                                       the effect that the Merger will constitute a tax-free
                                       reorganization under Section 368(a)(1)(A) of the
                                       Internal Revenue Code of 1986, as amended ("Code").
                                       Consummation of the Merger is also conditioned upon
                                       receipt by Bancorporation of a letter from its
                                       independent auditors that the Merger will be accounted
                                       for as a "pooling-of-interests." See "TERMS OF
                                       MERGER -- Certain Federal Income Tax Consequences" and
                                       "Accounting Treatment of Merger."

        CONDITIONS                     In addition to those conditions listed above under "Tax
                                       and Accounting Treatment" immediately above,
                                       consummation of the Merger is conditioned upon the
                                       adoption of the Merger Agreement by the requisite vote
                                       of the Bancorporation and CIVISTA stockholders; the
                                       receipt of all necessary approvals of the Merger from
                                       government regulatory agencies; the absence of a
                                       material adverse change in the consolidated financial
                                       condition, results of operations, or business of
                                       Bancorporation or CIVISTA; the truth and accuracy of the
                                       representations and warranties of each party as set
                                       forth in the Merger Agreement; the performance of
                                       obligations by each party; and certain other conditions.
                                       See "TERMS OF MERGER -- Conditions to Merger" and
                                       "Regulatory Approvals."
        RIGHT OF CIVISTA               CIVISTA may terminate the Merger Agreement if: (i) the
        TO TERMINATE MERGER            average per share daily closing price of Bancorporation
        AGREEMENT BASED UPON PRICE     Common Stock as reported on NASDAQ for a specified
                                       20-day period preceding the Effective Time is less than
                                       $21.875; and (ii) when compared to $25.00 (the closing
                                       price of Bancorporation Common Stock on August 9, 1994),
                                       such average per share price reflects a decline that is
                                       10% greater than the decline in a weighted average index
                                       of 18 identified financial institution holding company
                                       stocks between August 9, 1994 and the average during a
                                       specified 20-day period prior to the Closing Date of the
                                       Merger. See "TERMS OF MERGER -- Waiver of Conditions,
                                       Amendment, or Termination of the Merger Agreement."
        NO SOLICITATION                CIVISTA has agreed, subject to certain conditions, that
                                       neither it nor any of its subsidiaries will solicit or
                                       initiate any offers from any person to acquire CIVISTA
                                       or any of its subsidiaries or any material amount of its
                                       assets or any of its equity securities. See "TERMS OF
                                       MERGER -- Conduct of CIVISTA's Business Pending the
                                       Merger."
        CIVISTA STOCK OPTION           CIVISTA has granted Bancorporation an option to purchase
                                       shares of CIVISTA Series A Preferred Stock under certain
                                       circumstances set forth in The CIVISTA Corporation Stock
                                       Purchase Option dated August 10, 1994 (the "CIVISTA
                                       Stock Option"). The CIVISTA Stock Option provides
                                       Bancorporation an option to purchase up to 350,655
                                       shares of CIVISTA Series A Preferred Stock at $33.50 per
                                       share, subject to certain adjustments. See "TERMS OF
                                       MERGER -- CIVISTA Stock Option."

BACKGROUND OF MERGER -- CIVISTA

     Over the past several years as the problems of the thrift industry have been the subject of national discussion, the directors and senior management of CIVISTA have monitored the applicability of a number of industry-wide concerns that could affect the long-term prosperity of CIVISTA. These potential concerns included interest rate risk, the prospect of savings and loan associations paying significantly higher deposit insurance premiums than commercial banks, increased regulation, and the practical hurdles to offering commercial bank-type services to its customers. (See "BACKGROUND OF AND REASONS FOR MERGER -- Reasons for Merger -- CIVISTA.")

     Although CIVISTA has been consistently profitable over the years and the capital of CIVISTA has met or exceeded all regulatory requirements, these potential concerns prompted the CIVISTA Board of Directors to discuss the future prospects of CIVISTA, particularly in relation to the manner by which stockholder value could be maximized. In November, 1992, the directors met with McDonald & Company Securities, Inc. ("McDonald & Company"), an investment banking company, to review strategic alternatives available to CIVISTA including the option of remaining as an independent entity and the option of combining with another financial institution. After several months of review, the directors decided to remain as an independent entity and to continue to focus on operating CIVISTA on a profitable basis. The directors, however, continued to discuss their concerns about the long-term viability and desirability of CIVISTA operating as an independent thrift institution and the limited market liquidity of CIVISTA's Common Stock. As a result of these discussions, in January, 1994, the Board of Directors authorized the retention of McDonald & Company to assist CIVISTA in exploring strategic alternatives to enhance stockholder value, including the possibility of a merger with another financial institution.

     Following a strategic review by McDonald & Company, the directors decided to pursue the possibility of a merger with another financial institution. The Board of Directors provided McDonald & Company with a set of criteria for considering potential merger partners and in May, 1994, instructed McDonald & Company to conduct a confidential inquiry into the possible interest of a number of entities in pursuing an acquisition of CIVISTA. Following such inquiry, on June 21, 1994, three bank holding companies submitted preliminary indications of interest and were offered the opportunity to conduct a due diligence review of CIVISTA. Upon the completion of such due diligence review, on August 1, 1994, Bancorporation and another bank holding company submitted proposals to the CIVISTA Board of Directors in respect of the acquisition of CIVISTA. At an extensive meeting on August 3, 1994, the CIVISTA directors carefully reviewed each of the proposals. Such review included separate discussions among those directors not otherwise affiliated with CIVISTA, constituting an Outside Directors Committee that previously had been established to independently consider proposals from potential merger partners. The Bancorporation proposal contemplated an exchange of Bancorporation Common Stock for CIVISTA Common Stock at the Exchange Ratio. The second proposal also offered an exchange of CIVISTA Common Stock for common stock of such bidder at a proposed fixed exchange ratio.

     Following extensive review and discussion of the two proposals, including consultations with McDonald & Company and legal counsel, the Board of Directors of CIVISTA elected to pursue negotiations exclusively with Bancorporation. Such decision was based primarily on the belief by the directors that there was a material difference between the aggregate value of the Bancorporation proposal and the aggregate value of the second proposal. Late on August 3, 1994, CIVISTA received a revised second proposal from the other bidder. The directors compared the proposed Bancorporation transaction to the revised second proposal submitted by the other bidder and determined that there remained a material difference between the aggregate value of the Bancorporation proposal and the aggregate value of the revised second proposal.

     The directors provided specific guidelines to senior management on the negotiation with Bancorporation of certain terms and conditions. During the period of August 3 through August 9, 1994, senior management of CIVISTA negotiated with senior management of Bancorporation regarding the material terms of the Merger Agreement and the CIVISTA Stock Option. At a meeting held on August 9, 1994, the CIVISTA directors, with the assistance of McDonald & Company and legal counsel, reviewed in detail the terms and conditions contained in the forms of the proposed Merger Agreement, the CIVISTA Stock Option and related transaction matters. After detailed discussion among the directors, including a separate meeting of the Outside Directors Committee, and after receiving the oral opinion of McDonald & Company that, as of that date, the Exchange Ratio was fair to the stockholders of CIVISTA from a financial point of view, the directors concluded that the terms and conditions contained in the form of the Merger Agreement and the CIVISTA Stock Option would provide for a transaction which was fair to and in the best interests of the CIVISTA stockholders. Accordingly, the Board of Directors approved the terms and conditions of the Merger Agreement and the CIVISTA Stock Option and authorized the execution of those documents by the senior management of CIVISTA.

REASONS FOR MERGER

     BANCORPORATION. After careful review and consideration, and after discussions with Alex. Brown & Sons Incorporated ("Alex. Brown"), an investment banking company, Bancorporation's Board of Directors determined that the terms of the Merger would be fair to and in the best interests of the stockholders of Bancorporation. The Merger with CIVISTA represents the continued realization of Bancorporation's long-standing philosophy of acquiring retail oriented financial institutions with dominant market share for continued customer growth.

     The Merger represents a continuation of Bancorporation's acquisition strategy of combining with banking institutions in Ohio and contiguous states where Bancorporation already has or intends to obtain a significant market position. The Merger will expand Bancorporation's existing operations in its major northern Ohio market, providing both stronger market positions and opportunities to achieve efficiencies for the combined operations in that market. Bancorporation will draw on its experience with previous acquisitions in seeking to achieve an effective consolidation of CIVISTA's operations with those of Bancorporation. See "BACKGROUND OF AND REASONS FOR MERGER -- Reasons for Merger -- Bancorporation" and "Recommendation of Bancorporation's Board of Directors."

     ACCORDINGLY, BANCORPORATION'S DIRECTORS UNANIMOUSLY RECOMMEND THAT BANCORPORATION STOCKHOLDERS VOTE FOR THE MERGER.

     CIVISTA. After careful review and consideration, and after discussions with McDonald & Company, CIVISTA's Board of Directors determined that the terms of the Merger are fair to, and in the best interests of, CIVISTA and its stockholders. CIVISTA's directors believe that the Merger will provide significant value to all CIVISTA stockholders and, at the same time, enable holders of CIVISTA Common Stock to obtain increased liquidity for their shares and to participate in the expanded opportunities for growth that the Merger will make possible. See "BACKGROUND OF AND REASONS FOR MERGER -- Reasons for
Merger -- CIVISTA" and "Recommendation of CIVISTA's Board of Directors."

     ACCORDINGLY, CIVISTA'S DIRECTORS UNANIMOUSLY RECOMMEND THAT CIVISTA STOCKHOLDERS VOTE FOR THE MERGER.

BANCORPORATION AND
CIVISTA SPECIAL MEETINGS

        MEETING DATE, TIME             The Bancorporation and CIVISTA Special Meetings will
        AND PLACE                      each be held on Thursday, December 15, 1994, at 10:00
                                       A.M. (local time). The Bancorporation Special Meeting
                                       will be held at the Quaker Square Hilton Inn, 135 South
                                       Broadway, Akron, Ohio. The CIVISTA Special Meeting will
                                       be held at 100 Central Plaza South, Canton, Ohio.
        PURPOSE OF MEETINGS            The primary purpose of the Bancorporation and CIVISTA
                                       Special Meetings is to vote on the adoption of the
                                       Merger Agreement. At the Bancorporation Special Meeting,
                                       the Bancorporation stockholders will also be asked to
                                       consider and vote upon a change of Bancorporation's name
                                       and an increase in the authorized number of shares of
                                       capital stock of Bancorporation. See "SPECIAL MEETING OF
                                       CIVISTA STOCKHOLDERS -- Purpose of Meeting" and "SPECIAL
                                       MEETING OF BANCORPORATION STOCKHOLDERS -- Purpose of
                                       Meeting."
        SHARES ENTITLED TO VOTE        Shares of CIVISTA Common Stock are the only shares
                                       entitled to vote at the CIVISTA Special Meeting and
                                       shares of Bancorporation Common Stock are the only
                                       shares entitled to vote at the Bancorporation Special
                                       Meeting.
        REQUIRED VOTES TO ADOPT        The affirmative vote of the holders of two-thirds of the
        PROPOSALS                      outstanding shares of CIVISTA Common Stock is required
                                       to adopt the Merger Agreement at the CIVISTA Special
                                       Meeting. The affirmative vote of the holders of
                                       two-thirds of the outstanding shares of Bancorporation
                                       Common Stock is required to adopt the Merger Agreement
                                       and the proposals to change Bancorporation's name and to
                                       increase the authorized capital stock of Bancorporation
                                       at the Bancorporation Special Meeting.
        SHARES OUTSTANDING AND         October 24, 1994, is the record date for the CIVISTA
        RECORD DATE                    Special Meeting. On such date, there were 3,498,304
                                       shares of CIVISTA Common Stock outstanding. Only CIVISTA
                                       stockholders of record as of such date are entitled to
                                       notice of, and to vote at, the CIVISTA Special Meeting.
                                       October 24, 1994, is the record date for the
                                       Bancorporation Special Meeting. On such date, there were
                                       27,151,892 shares of Bancorporation Common Stock
                                       outstanding. Only Bancorporation stockholders of record
                                       as of such date are entitled to notice of, and to vote
                                       at, the Bancorporation Special Meeting.

        SHARES OWNED BY DIRECTORS,     As of October 24, 1994, CIVISTA's directors and
        OFFICERS AND AFFILIATES OF     executive officers and their affiliates beneficially
        CIVISTA AND BANCORPORATION     owned 264,470 shares of CIVISTA Common Stock (excluding
                                       any shares that may be acquired by the exercise of
                                       outstanding options to acquire CIVISTA Common Stock),
                                       which represents 7.56% of the outstanding shares of
                                       CIVISTA Common Stock entitled to vote at the CIVISTA
                                       Special Meeting. As of the same date, Bancorporation's
                                       directors and executive officers and their affiliates
                                       beneficially owned      shares of Bancorporation Common
                                       Stock (excluding any shares that may be acquired by the
                                       exercise of outstanding stock options to acquire
                                       Bancorporation Common Stock), which represents   % of
                                       the outstanding shares of Bancorporation Common Stock
                                       entitled to vote at the Bancorporation Special Meeting.
                                       As of October 24, 1994, certain subsidiaries of
                                       Bancorporation, acting as fiduciaries, custodians, or
                                       agents, have sole or shared voting power as to
                                       shares of Bancorporation Common Stock or   % of the
                                       outstanding Bancorporation Common Stock entitled to vote
                                       at the Bancorporation Special Meeting and 11,280 shares
                                       of CIVISTA Common Stock, which is less than one percent
                                       of the outstanding shares of CIVISTA Common Stock
                                       entitled to vote at the CIVISTA Special Meeting. See
                                       "SPECIAL MEETING OF CIVISTA STOCKHOLDERS -- Vote
                                       Required" and "SPECIAL MEETING OF BANCORPORATION
                                       STOCKHOLDERS -- Vote Required."
        DISSENTERS' RIGHTS             Any stockholder of Bancorporation or CIVISTA who does
                                       not vote in favor of the approval of the Merger
                                       Agreement and who delivers a written demand for
                                       appraisal of such stockholder's shares in the manner
                                       provided by Section 1701.85 of the Ohio General
                                       Corporation Law (a copy of which is attached hereto as
                                       Appendix D), shall be entitled, if and when the Merger
                                       becomes effective, and upon strict compliance with
                                       certain procedures set forth in Section 1701.85, to
                                       receive the fair cash value of the CIVISTA Common Stock
                                       if such dissenter is a stockholder of CIVISTA, or the
                                       fair cash value of the Bancorporation Common Stock if
                                       such dissenter is a stockholder of Bancorporation. See
                                       "RIGHTS OF DISSENTING STOCKHOLDERS."

INTERESTS OF CERTAIN PERSONS IN MERGER

     Mr. Howard L. Flood, the President and Chief Executive Officer of Bancorporation, will continue as the President and Chief Executive Officer of Bancorporation, as the surviving corporation. The persons currently serving as directors of Bancorporation will continue to serve on the Board of Directors of the surviving entity.

     Promptly after the Merger, Mr. Richard G. Gilbert, the Chairman and Chief Executive Officer of CIVISTA and a board member of CIVISTA and Citizens, will be appointed as a member of the Board of Directors of Bancorporation and Citizens Bank. Mr. Gilbert will not become an officer of Bancorporation. In addition, promptly after the Merger, Mr. Jack R. Gravo, the President of CIVISTA and the Executive Vice President, Chief Operating Officer and Chief Financial Officer of Citizens, and a board member of CIVISTA and Citizens, will become an Executive Vice President of Bancorporation and the President and Chief Executive Officer of Citizens Bank. The persons currently serving on the Board of Directors of Citizens will be appointed as directors of Citizens Bank to serve with the existing directors of First National-Massillon.

     Certain of the executive officers of CIVISTA, some of whom also serve as directors of CIVISTA and/or its subsidiaries, have interests in the Merger as a result of severance agreements which they entered into with CIVISTA or one of its subsidiaries (the "Severance Agreements"). These Severance Agreements contain provisions which are activated upon a termination of employment of such executive officer after a "change of control" of CIVISTA. Bancorporation has agreed to assume the obligations under the Severance Agreements as of the Effective Time. In the event any such executive officer is terminated during the period specified in the applicable Severance Agreement, which period may range from one to three years after the Merger depending upon the applicable Severance Agreement, such officer would be entitled to compensation for salary and benefits for such period. The maximum aggregate value of the compensation under the Severance Agreements for all 20 of the executive officers who have Severance Agreements is approximately $5.0 million. This value was determined based on the assumptions that all such executive officers' employment would be terminated and that they would be entitled to the payment as of the Effective Time. It is unlikely that all such executive officers would be terminated. Bancorporation has also agreed to assume the obligations under CIVISTA's indemnification provisions currently provided to the officers, directors and employees of CIVISTA for matters occurring prior to the Effective Time, and to provide such persons with indemnification for activities after the Effective Time to the same extent it is provided to persons working in similar capacities for Bancorporation after the Effective Time. See "TERMS OF MERGER -- Interests of Certain Persons in Merger."

RECOMMENDATION OF DIRECTORS

     The Board of Directors of Bancorporation has approved the Merger Agreement and unanimously recommends the adoption of the Merger Agreement by the Bancorporation stockholders. The Board of Directors of CIVISTA has approved the Merger Agreement and unanimously recommends the adoption of the Merger Agreement by the CIVISTA stockholders. See "BACKGROUND OF AND REASONS FOR
MERGER -- Recommendation of CIVISTA's Board of Directors" and "BACKGROUND OF AND REASONS FOR MERGER -- Recommendation of Bancorporation's Board of Directors."

INVESTMENT BANKERS' OPINIONS

     Alex. Brown has delivered its written opinions to Bancorporation's Board of Directors to the effect that, as of the date the Merger Agreement was signed and as of the date of this Prospectus and Joint Proxy Statement, the terms of the Merger Agreement, in respect of the Exchange Ratio, are fair to the holders of Bancorporation Common Stock, from a financial point of view. A copy of the form of opinion of Alex. Brown dated as of the date of this Prospectus and Joint Proxy Statement is attached hereto as Appendix B. The opinion should be read in its entirety for a description of the procedures followed, assumptions and qualifications made and matters considered by Alex. Brown, and the limitations of the opinion. See "BACKGROUND OF AND REASONS FOR MERGER -- Opinion of Bancorporation's Financial Advisor."

     McDonald & Company has delivered its written opinion to CIVISTA's Board of Directors to the effect that, as of the date the Merger Agreement was signed and as of the date of this Prospectus and Joint Proxy Statement, the Exchange Ratio was fair to the holders of CIVISTA Common Stock, from a financial point of view. A copy of the form of opinion of McDonald & Company dated as of the date of this Prospectus and Joint Proxy Statement is attached hereto as Appendix C. The opinion should be read in its entirety for a description of the procedures followed, assumptions and qualifications made and matters considered by McDonald & Company, and the limitations of the opinion. See also "BACKGROUND OF AND REASONS FOR MERGER -- Opinion of CIVISTA's Financial Advisor."

COMPARISON OF RIGHTS OF HOLDERS OF BANCORPORATION CAPITAL STOCK AND CIVISTA CAPITAL STOCK

     The rights of the holders of CIVISTA Common Stock are governed by Ohio General Corporation Law, CIVISTA's Amended Articles of Incorporation ("CIVISTA's Articles") and CIVISTA's Code of Regulations ("CIVISTA's Regulations"). At the Effective Time, CIVISTA's stockholders (except holders who perfect dissenters' rights) will become Bancorporation stockholders and their rights will be governed thereafter by Ohio General Corporation Law and by Bancorporation's Amended and Restated Articles of Incorporation

("Bancorporation Articles") and its Code of Regulations, as amended ("Bancorporation Regulations") (as both further amended pursuant to the Merger Agreement filed as of the Effective Time).

     The rights of a holder of CIVISTA Common Stock are similar in most respects to the rights of a holder of Bancorporation Common Stock. Holders of Bancorporation Common Stock, however, do not have preemptive rights, as do the holders of CIVISTA Common Stock, and Bancorporation Common Stock has associated rights which trade with the Common Stock, which arise pursuant to the terms of the First Bancorporation of Ohio Shareholders Rights Agreement dated October 21, 1993 ("Bancorporation Rights Agreement"). Each share of Bancorporation Common Stock issued to stockholders of CIVISTA in the Merger represents an interest in the Bancorporation Rights Agreement. The rights provide a stockholder of Bancorporation with the ability to acquire shares of preferred stock of Bancorporation in the event of an attempted "takeover" of Bancorporation. The rights are not currently exercisable. All references to the Bancorporation Common Stock in this Prospectus and Joint Proxy Statement include the associated rights ("Bancorporation Rights"). See "COMPARISON OF BANCORPORATION AND CIVISTA CAPITAL STOCK."

MARKET PRICES

     Bancorporation Common Stock is included for quotation on NASDAQ. CIVISTA Common Stock is traded over-the-counter and although it is not actively traded, it has an established public market through two brokerage firms which make a market in the CIVISTA Common Stock. The information presented in the table below sets forth the high and low sale prices as reported on NASDAQ for Bancorporation Common Stock on August 9, 1994 (the date preceding the public announcement of the Merger Agreement) and the last sale price known to CIVISTA prior to the announcement of the Merger, being on June 21, 1994, as reported by a brokerage firm making a market in CIVISTA's Common Stock. In addition, the table indicates the high and low sale prices as reported on NASDAQ for Bancorporation Common Stock and the last sale price known to CIVISTA on or before the date of this
Prospectus and Joint Proxy Statement, being on                , 1994, as
reported by a brokerage firm making a market in CIVISTA's Common Stock.

                                                   BANCORPORATION     CIVISTA      EQUIVALENT
                                                       COMMON         COMMON         VALUE
                                                       STOCK           STOCK      PER SHARE(1)
                                                   --------------     -------     ------------
Sales Prices, June 21, 1994
  High...........................................      $25.50            N/A            N/A
  Low............................................      $24.50            N/A            N/A
  Last...........................................         N/A          32.50            N/A
Sales Prices, August 9, 1994
  High...........................................      $25.25            N/A          43.51
  Low............................................      $24.75            N/A          42.64
Sales Prices
  High (October 24, 1994)........................      $                 N/A
  Low (October 24, 1994).........................      $                 N/A
  Last (               , 1994)...................         N/A

- ---------------

(1) The Equivalent Value Per Share is calculated by multiplying the high and low sale prices of Bancorporation Common Stock on such dates by the Exchange Ratio.


NO ASSURANCE CAN BE GIVEN AS TO THE MARKET PRICE OF SHARES OF BANCORPORATION COMMON STOCK IF AND WHEN THE MERGER IS CONSUMMATED, OR WHEN THE SHARES OF BANCORPORATION COMMON STOCK ARE ACTUALLY DELIVERED.

SELECTED CONSOLIDATED FINANCIAL DATA

     The following table presents selected consolidated financial data for (a) Bancorporation on a historical basis, (b) CIVISTA on a historical basis, and (c) Bancorporation and CIVISTA on a pro forma combined basis. The selected annual historical data for each entity coincides with their respective fiscal years, which is December 31 for Bancorporation and September 30 for CIVISTA and the selected unaudited interim historical financial data for each entity is based on the six month periods ended June 30, 1994 and 1993. It is anticipated that upon consummation of the Merger, the fiscal year of the combined company will be December 31. Accordingly, historical financial statements of the combined company subsequent to the Merger will include the financial information of CIVISTA on a calendar year basis.

     The pro forma combined data includes the financial data of Bancorporation for its five fiscal years ended December 31, 1993 and the financial data of CIVISTA for its five fiscal years ended September 30, 1993, and the financial data of Bancorporation and CIVISTA for their respective six month periods ended June 30, 1994 and 1993. The unaudited pro forma combined financial data do not reflect expenses expected to be incurred by Bancorporation and CIVISTA in connection with the Merger. This information should be read in conjunction with the historical financial statements of Bancorporation and CIVISTA, included herein or incorporated herein by reference in this Prospectus and Joint Proxy Statement and the pro forma condensed combined financial information giving effect to the Merger included elsewhere in this Prospectus and Joint Proxy Statement. THE INFORMATION PRESENTED BELOW IS NOT NECESSARILY INDICATIVE OF THE RESULTS WHICH ACTUALLY WOULD HAVE BEEN OBTAINED IF THE MERGER HAD BEEN CONSUMMATED IN THE PAST OR WHICH MAY BE OBTAINED IN THE FUTURE.

                            SELECTED FINANCIAL DATA

                                          SIX MONTHS ENDED
        (DOLLARS IN THOUSANDS)                JUNE 30,                              YEAR ENDED DECEMBER 31,
- -------------------------------------- -----------------------   --------------------------------------------------------------
HISTORICAL                                1994         1993         1993         1992         1991         1990         1989
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
BANCORPORATION
Income Statement Data:
  Net Interest Income................. $   97,301       97,353      194,802      189,486      161,142      149,458      145,408
  Provision for Loan Losses...........      2,167        3,879        7,239       17,657       11,827       11,979        8,892
  Net Income.......................... $   29,872       28,940       55,560       53,273       42,126       37,016       28,999
Balance Sheet Data (period end):
  Assets.............................. $4,530,430    4,276,463    4,380,283    4,305,342    4,118,295    4,055,892    3,936,569
  Deposits............................  3,734,074    3,660,975    3,743,599    3,701,923    3,726,207    3,507,336    3,391,022
  Loans...............................  2,807,587    2,590,649    2,631,216    2,531,038    2,476,986    2,408,932    2,400,440
  Shareholders' Equity................    428,228      402,111      417,160      383,876      351,232      329,793      311,919
Capital Ratios:
  Shareholders' Equity to Total
    Assets............................       9.45%        9.40%        9.52%        8.92%        8.53%        8.13%        7.92%

                                          SIX MONTHS ENDED
                                              JUNE 30,                              YEAR ENDED SEPTEMBER 30,
                                       -----------------------   --------------------------------------------------------------
CIVISTA                                   1994         1993         1993         1992         1991         1990         1989
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
Income Statement Data:
  Net Interest Income................. $   14,809       15,600       31,257       28,197       21,799       20,393       18,810
  Provision for Loan Losses...........         85          416          817        1,308          923        1,417          668
  Net Income.......................... $    5,425        7,210       13,072        9,557        6,214        4,360        4,101
Balance Sheet Data (period end):
  Assets.............................. $  808,210      777,768      799,015      750,680      741,587      706,456      685,619
  Deposits............................    689,088      677,626      684,069      661,887      651,211      626,997      616,688
  Loans...............................    505,557      505,420      504,650      499,757      517,372      502,020      502,389
  Shareholders' Equity................     89,464       80,305       82,961       71,468       63,178       58,005       54,923
Capital Ratios:
  Shareholders' Equity to Total
    Assets............................      11.07%       10.33%       10.38%        9.52%        8.52%        8.21%        8.01%

                                          SIX MONTHS ENDED
                                              JUNE 30,                                   YEAR ENDED IN
                                       -----------------------   --------------------------------------------------------------
PRO FORMA COMBINED                        1994         1993         1993         1992         1991         1990         1989
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
Income Statement Data:
  Net Interest Income................. $  112,110      112,953      226,059      217,683      182,941      169,851      164,218
  Provision for Loan Losses...........      2,252        4,295        8,056       18,965       12,750       13,396        9,560
  Net Income.......................... $   35,297       36,150       68,632       62,830       48,340       41,376       33,100
Balance Sheet Data (period end):
  Assets.............................. $5,338,640    5,054,231    5,179,298    5,056,022    4,859,882    4,762,348    4,622,188
  Deposits............................  4,423,162    4,338,601    4,427,668    4,363,810    4,377,418    4,134,333    4,007,710
  Loans...............................  3,313,144    3,096,069    3,135,866    3,030,795    2,994,358    2,910,952    2,902,829
  Shareholders' Equity................    517,692      482,416      500,121      455,344      414,410      387,798      366,842
Capital Ratios:
  Shareholders' Equity to Total
    Assets............................       9.70%        9.54%        9.66%        9.01%        8.53%        8.14%        7.94%

COMPARATIVE PER SHARE DATA

     The following table sets forth per common share book value, market value, cash dividends paid and net income of (a) Bancorporation on a historical basis,
(b) CIVISTA on a historical basis, (c) Bancorporation on a pro forma basis adjusted to give effect to the Merger as if the Merger had been effected for the period presented, and (d) CIVISTA on a pro forma equivalent basis for one share of Bancorporation Common Stock, in each case as adjusted for all applicable stock splits. The following information should be read in conjunction with the historical financial statements of Bancorporation and CIVISTA included herein or incorporated by reference in this Prospectus and Joint Proxy Statement and the pro forma condensed consolidated combined financial information giving effect to the Merger included elsewhere in the Prospectus and Joint Proxy Statement. THE INFORMATION PRESENTED BELOW IS NOT NECESSARILY INDICATIVE OF THE RESULTS WHICH ACTUALLY WOULD HAVE BEEN OBTAINED IF THE MERGER HAD BEEN CONSUMMATED IN THE PAST OR WHICH MAY BE OBTAINED IN THE FUTURE.

                           COMPARATIVE PER SHARE DATA

                                           SIX MONTHS
                                              ENDED
                                            JUNE 30,                YEAR ENDED DECEMBER 31,
                                         ---------------   ------------------------------------------
                                          1994     1993     1993     1992     1991     1990     1989
                                         ------   ------   ------   ------   ------   ------   ------
HISTORICAL PER SHARE DATA
BANCORPORATION
  Net Income per Common Share........... $ 1.10     1.07     2.05     1.97     1.56     1.37     1.07
  Cash Dividends Paid per Common
     Share..............................    .48      .41      .87      .79      .77      .71      .66
  Book Value per Common Share
     (at period end)....................  15.77    14.84    15.38    14.18    13.01    12.22    11.56

                                           SIX MONTHS
                                              ENDED
                                            JUNE 30,                YEAR ENDED SEPTEMBER 30,
                                         ---------------   ------------------------------------------
                                          1994     1993     1993     1992     1991     1990     1989
                                         ------   ------   ------   ------   ------   ------   ------
CIVISTA
Net Income per Common Share.............  $1.47     2.00     3.64     2.71     1.80     1.26     1.19
Cash Dividends Paid per Common Share....    .20      .17      .50      .41      .34      .35      .25
Book Value per Common Share
(at period end).........................  25.61    23.07    23.80    20.63    18.35    16.82    15.91

                                           SIX MONTHS
                                              ENDED
                                            JUNE 30,                     YEAR ENDED IN
                                         ---------------   ------------------------------------------
                                          1994     1993     1993     1992     1991     1990     1989
                                         ------   ------   ------   ------   ------   ------   ------
PRO FORMA COMBINED
Net Income per Common Share.............  $1.06     1.09     2.07     1.90     1.47     1.26     1.01
Cash Dividends Paid per Common Share....    .41      .35      .76      .69      .67      .62      .57
Book Value per Common Share
(at period end).........................  15.61    14.58    15.10    13.78    12.58    11.77    11.14

EQUIVALENT PRO FORMA COMBINED
PER CIVISTA SHARE
Net Income per Common Share.............  $1.83     1.88     3.57     3.28     2.53     2.16     1.73
Cash Dividends Paid per Common Share....    .71      .61     1.31     1.19     1.15     1.06      .97
Book Value per Common Share
(at period end).........................  26.89    25.12    26.01    23.74    21.68    20.29    19.19

                                  INTRODUCTION

     This Prospectus and Joint Proxy Statement is being furnished in connection with the solicitation of proxies by the Boards of Directors of Bancorporation and CIVISTA for use at each of the respective Bancorporation and CIVISTA Special Meetings. This Prospectus and Joint Proxy Statement also serves as a Prospectus for the issuance of Bancorporation Common Stock at the Effective Time. This Prospectus and Joint Proxy Statement is being mailed to stockholders of Bancorporation and CIVISTA commencing on or about October 31, 1994.

     ALL INFORMATION CONTAINED IN THIS PROSPECTUS AND JOINT PROXY STATEMENT RELATING TO BANCORPORATION HAS BEEN FURNISHED BY BANCORPORATION, AND ALL INFORMATION CONTAINED IN THIS PROSPECTUS AND JOINT PROXY STATEMENT RELATING TO CIVISTA HAS BEEN FURNISHED BY CIVISTA. THE PARTY FURNISHING ANY SUCH INFORMATION IS RESPONSIBLE FOR THE ACCURACY THEREOF.

                    SPECIAL MEETING OF CIVISTA STOCKHOLDERS

DATE, TIME, AND PLACE

     The CIVISTA Special Meeting will be held on Thursday, December 15, 1994, commencing at 10:00 A.M., (local time), at 100 Central Plaza South, Canton, Ohio.

PURPOSE OF MEETING

     The purpose of the CIVISTA Special Meeting is to consider and vote upon the adoption of the Merger Agreement.

RECORD DATE; SHARES OUTSTANDING AND ENTITLED TO VOTE

     The record date for the determination of holders of shares of CIVISTA Common Stock entitled to notice of and to vote at the CIVISTA Special Meeting has been fixed by the Board of Directors of CIVISTA at the close of business on October 24, 1994. As of October 24, 1994, there were approximately 3,498,304 shares of CIVISTA Common Stock issued and outstanding, held by approximately 500 stockholders of record. Holders of record of CIVISTA Common Stock on the record date are entitled to one vote per share and are entitled to exercise dissenters' rights. See "RIGHTS OF DISSENTING STOCKHOLDERS."

VOTE REQUIRED

     The affirmative vote of the holders of two-thirds of the shares of CIVISTA Common Stock outstanding on the record date is required to adopt the Merger Agreement. As of October 24, 1994, CIVISTA's directors and executive officers and their affiliates beneficially owned 264,470 shares of CIVISTA Common Stock (excluding any shares that may be acquired by exercise of outstanding options to acquire CIVISTA Common Stock), which represents 7.56% of the outstanding shares of CIVISTA Common Stock entitled to vote at the CIVISTA Special Meeting.

VOTING; SOLICITATION AND REVOCATION OF PROXIES

     The enclosed CIVISTA proxy may be used by CIVISTA stockholders to vote at the CIVISTA Special Meeting. The proxy may be revoked at any time prior to the voting thereof by giving notice in writing to the Secretary of CIVISTA of the revocation, by filing with the Secretary another proxy duly executed and bearing a later date, or by giving written notice of the proxy revocation at the CIVISTA Special Meeting. Shares represented by valid proxies will be voted at the CIVISTA Special Meeting in accordance with the instructions noted thereon, but in the absence of such instructions, will be voted in favor of the adoption of the Merger Agreement.

     CIVISTA will bear the cost of any solicitation of proxies from CIVISTA stockholders. Officers and employees of CIVISTA and its subsidiary, Citizens, may, without special compensation, request the return of proxies by further mailings, personal conversations, telephone or telecopier. Banks, brokerage houses, other institutions, nominees and fiduciaries will be requested to forward their proxy soliciting material to their principals and obtain authorizations for the execution of proxies. Upon request, CIVISTA will pay the standard expenses for such activities.

                 SPECIAL MEETING OF BANCORPORATION STOCKHOLDERS

DATE, TIME, AND PLACE

     The Bancorporation Special Meeting will be held on Thursday, December 15, 1994, commencing at 10:00 A.M. (local time), at the Quaker Square Hilton Inn, 135 South Broadway, Akron, Ohio.

PURPOSE OF MEETING

     The purpose of the Bancorporation Special Meeting is to consider and vote upon four proposals. The First Proposal is the adoption of the Merger Agreement. The Second Proposal involves the change of Bancorporation's name to
"               ." The Third and Fourth Proposals involve the amendment of
Bancorporation's Articles to increase the authorized Common Stock from 40,000,000 to 80,000,000 shares and to increase the authorized Bancorporation preferred stock, without par value ("Bancorporation Preferred Stock"), from 3,500,000 to 7,000,000 shares. The Second, Third and Fourth Proposals are discussed below, while the First Proposal is discussed throughout this Prospectus and Joint Proxy Statement.

RECORD DATE; SHARES OUTSTANDING AND ENTITLED TO VOTE

     The close of business on October 24, 1994, has been fixed by the Board of Directors of Bancorporation as the record date for the determination of holders of shares of Bancorporation Common Stock entitled to notice of and to vote at, the Bancorporation Special Meeting. As of October 24, 1994, there were approximately 27,151,892 shares of Bancorporation Common Stock issued and
outstanding, and held by approximately                stockholders of record.
Holders of record of Bancorporation Common Stock on the record date are entitled to one vote per share and are entitled to exercise dissenters' rights. See "RIGHTS OF DISSENTING STOCKHOLDERS."

SECOND PROPOSAL TO CHANGE BANCORPORATION'S NAME

     On September 8, 1994, the Board of Directors adopted a resolution to amend Article First of Bancorporation's Articles to change Bancorporation's name to
"               ," subject to approval by the Bancorporation's stockholders.
This proposal is intended by the Board to provide Bancorporation and its subsidiaries with a more recognizable corporate identity and to better reflect the geographic location of Bancorporation's subsidiaries. The determination to change Bancorporation's name has been made after a significant amount of review and study by management regarding the need for and benefits of adopting
"               ," as well as the availability of this specific corporate
identity.

     Historically, Bancorporation has operated each of its subsidiaries under that subsidiary's name without reference to Bancorporation. In conducting various studies, Bancorporation's management has concluded that in today's competitive financial institution market, it would provide Bancorporation with a significant marketing advantage to use, in addition to the subsidiary's name, an "overall" highly recognizable corporate identity name.

     The new name incorporates the familiar "          ," which has been a part
of Bancorporation's name for many years, with the name "          ," which
exemplifies the excellence and quality which Bancorporation has established as a financial institution over the years. The Board believes that this new name and corporate identity are necessary, will be unique to the Bancorporation's market areas, and will result in a more distinct and recognizable corporate identity, better reflecting the geographic diversity, financial strength and supercommunity banking orientation of Bancorporation. The Board also believes that the name change will enhance future marketing capabilities, acquisitions and other strategic plans, as these arise and are consistent with the overall supercommunity banking strategy which Bancorporation has historically followed.

     It is proposed that Article First of the Bancorporation Articles be amended as follows:

          FIRST: The name of the corporation shall be "               ."

     Assuming Proposal Two is approved, the officers of Bancorporation will promptly complete the necessary actions to implement the name change. The Board and management have already taken the necessary action to register the name as a federal service mark and have reserved its exclusive use in seven states, including the states of Ohio and Florida where Bancorporation currently has
operating subsidiaries. In addition, the stock symbol "     " has been reserved
with NASDAQ to reflect the new company name. The name change will, if approved by the stockholders, be effective regardless of whether the Merger or other proposals are adopted.

     The change of name will not affect in any way the validity of the transferability of stock certificates currently outstanding, the capital structure of Bancorporation or the listing of any of its securities. Bancorporation stockholders will not be required to surrender for exchange any certificates currently held by them. Stock certificates will be changed to
reflect the "               " name upon a subsequent sale or transfer of shares
by a stockholder. Please do not return your Bancorporation stock certificates with the enclosed proxy.

THIRD PROPOSAL TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

     The Board of Directors has approved and determined to submit to the Bancorporation stockholders a proposal to amend Bancorporation's Articles to increase the number of shares of authorized Common Stock from 40,000,000 to 80,000,000 shares. For the discussion regarding items common to the Third and Fourth Proposals, see "Matters Common to Both Stock Increase Proposals," below.

     As of October 24, 1994, there were issued and outstanding 27,151,892 shares
of Common Stock (not including                shares of Common Stock held as
treasury shares by Bancorporation). In addition, as of that date, approximately shares of Common Stock were reserved for issuance under the various Bancorporation stock option and employee stock purchase plans and for the Bancorporation Rights Agreement. In addition to the shares reserved above, assuming the Merger is approved, approximately 6,513,119 shares of Bancorporation Common Stock will be reserved for issuance to the CIVISTA stockholders upon consummation of the Merger and for issuance to optionees pursuant to outstanding options granted under The CIVISTA Corporation Stock Option Plan ("CIVISTA Option Plan") and the 1993 CIVISTA Corporation Stock Option Plan ("CIVISTA 1993 Option Plan") (collectively "CIVISTA Option Plans"), which are being assumed by Bancorporation under the terms of the Merger. As such, the balance of unreserved shares of Bancorporation Common Stock otherwise
available for issuance would be                shares.

FOURTH PROPOSAL TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF PREFERRED STOCK

     The Board of Directors has approved and determined to submit to the Bancorporation stockholders a proposal to amend Bancorporation's Articles to increase the number of shares of authorized Bancorporation Preferred Stock, from 3,500,000 to 7,000,000 shares. There are 3,500,000 shares of Bancorporation Preferred Stock authorized, but none has been issued. As of October 24, 1994, 300,000 shares of Series A Preferred Stock were designated by the Board of Directors for issuance under the Bancorporation Rights Agreement. Assuming the Merger is consummated, the Board will increase the number of designated shares of Series A Preferred Stock to 500,000 shares. No such Bancorporation Rights are currently outstanding. For the discussion regarding items common to the Third and Fourth Proposals, see "Matters Common to Both Stock Increase Proposals," below.

MATTERS COMMON TO BOTH STOCK INCREASE PROPOSALS

     DISCUSSION. The Board of Directors of Bancorporation is of the opinion that the present balance of shares of Common and Preferred Stock available for issuance is insufficient to enable Bancorporation to provide for its employee stock option and purchase plans and the Bancorporation Rights Agreement, as well as to take advantage of business opportunities that may arise. In April, 1993, at the Annual Meeting of

Shareholders, the stockholders approved an increase in authorized shares of Common Stock from 20,000,000 to 40,000,000 shares and of Preferred Stock from 1,000,000 to 3,500,000 shares. Since that time, Bancorporation has declared a two-for-one stock split in September, 1993, and completed the acquisition of Great Northern Financial Corporation for an exchange of stock in early 1994. These two actions, in conjunction with the proposed stock exchange acquisition of CIVISTA, have significantly reduced the number of shares of Bancorporation Common Stock available for future transactions. The increase in authorized shares would give Bancorporation the flexibility to take advantage of various business opportunities, including acquisitions, financings, stock splits and stock dividends, the sale of shares of Common and/or Preferred Stock in the open market or otherwise, for other corporate purposes, as well as providing for future employee stock option and purchase plans and the Bancorporation Rights Agreement.

     Authorized but unissued shares may be issued at some later date upon authorization by the Bancorporation Board of Directors, except as may be limited by the Bancorporation Articles, law, or by the rules of the National Association of Securities Dealers, Inc. The holders of shares of Bancorporation Common and Preferred Stock are not entitled to preemptive rights to purchase or have offered to them any shares of Common or Preferred Stock whether now or hereafter authorized. Although the proposed amendments would increase the number of shares of Bancorporation Common and Preferred Stock available for issuance, the directors currently have the authority described above and the amendment would not increase the authority of the Board to take such actions. The Board has no present plans, except under the Merger Agreement, to issue shares of Bancorporation Common and/or Preferred Stock for such purposes.

     POSSIBLE ANTI-TAKEOVER EFFECT OF THE THIRD AND FOURTH PROPOSALS. The Board of Directors does not believe that an increase in the number of authorized shares of Bancorporation Common and/or Preferred Stock will have a significant impact on any attempt to gain control of Bancorporation. It is possible, however, that the availability of authorized but unissued shares of Bancorporation Common and/or Preferred Stock could discourage third parties from attempting to gain such control since the Board could authorize the issuance of shares of Common and/or Preferred Stock in a private placement or otherwise to one or more persons. In addition, the Bancorporation Preferred Stock could be issued with terms and conditions differing from the Common Stock, including dividend rates, conversion rights, redemption prices and other terms as the Board determines. Such an issuance of shares of either Common and/or Preferred Stock could dilute the voting power of a person attempting to acquire control of Bancorporation, increase the cost of acquiring such control, affect the accounting treatment thereof or otherwise hinder such efforts.

     Bancorporation's Articles and Regulations, as amended by the stockholders at the 1988 Annual Shareholders Meeting, contain certain provisions that can be viewed as having anti-takeover effects. Under these provisions, Bancorporation's Board of Directors is divided into three classes with approximately one-third of the members of the Board nominated for election each year, directors may be removed only for cause, the maximum number of directors is fixed in the Articles at 24 (although it is currently set at 16 by the stockholders) and advance notice is required from stockholders nominating a director. In addition, the affirmative vote of 80% of Bancorporation's outstanding voting power is required to approve certain business transactions (such as mergers or disposition of substantially all of its assets) involving another entity owning ten percent or more of the outstanding capital stock of Bancorporation, unless (a) the transaction is structured to provide a "fair price" to all stockholders; and (b) the transaction has been approved by (i) a majority of the Board prior to the entity acquiring ten percent, or (ii) by two-thirds of the Board and by a majority of the continuing directors any time before consummation. If such approval is received, the affirmative vote of only two-thirds of Bancorporation's outstanding voting power is required.

     Bancorporation is also subject to two sets of provisions under Ohio General Corporation Law which are referred to as the "Control Share Acquisition Act" and the "Merger Moratorium Statute." The Control Share Acquisition Act prescribes certain notice and informational filings, and special meeting and voting procedures, which must be followed prior to consummation by an acquirer of a company's voting shares within any of the following ranges: 20% or more but less than 33 1/3%; 33 1/3% but less than a majority; and a majority or more. The acquisition may be made if it is approved by both a majority of the voting power of Bancorporation and a majority of the voting power remaining after excluding the voting power of the acquirer and certain affiliated parties. The Merger Moratorium Statute regulates certain business combinations between a "public company" and an "interested stockholder," such as mergers or disposition of substantially all of the acquired company's assets. Subject to certain exceptions, these transactions are prohibited for a three-year period. Prior to the end of the three-year period, a prohibited transaction may take place provided certain conditions are satisfied. Also see the discussions under "COMPARISON OF BANCORPORATION AND CIVISTA CAPITAL STOCK -- Shareholder Rights Plan" and "-- Ohio Anti-Takeover Statutes."

     The Board of Directors is not aware of any present threat or attempt to gain control of Bancorporation and the Proposals described herein are not in response to any such action. These Proposals are not part of a plan by Bancorporation to adopt a series of provisions with an anti-takeover purpose and Bancorporation does not have any intent to propose other such measures in future proxy solicitations.

     FORM OF AMENDMENT TO ARTICLES. It is proposed that the first paragraph of Article Fourth of the Bancorporation Articles be amended as follows:

          FOURTH: The maximum number of shares which the Corporation is authorized to issue and to have outstanding at any time shall be Eighty Seven Million, which shall be classified as follows:

             (a) Eighty Million (80,000,000) of said shares shall be Common Stock, without par value; and

             (b) Seven Million (7,000,000) of said shares shall be Series Preferred Stock, without par value ("no par value
        Preferred Stock");

VOTE REQUIRED FOR ALL PROPOSALS

     The affirmative vote of the holders of two-thirds of the shares of Bancorporation Common Stock outstanding on the record date is required to adopt each of the four Proposals. As of October 24, 1994, Bancorporation's directors and executive officers and their affiliates beneficially owned shares of Bancorporation Common Stock (excluding any shares that may be acquired by the exercise of outstanding options to acquire Bancorporation Common Stock),
which represent      % of the outstanding shares of Bancorporation Common Stock entitled to vote at the Bancorporation Special Meeting. Also as of such date, certain subsidiaries of Bancorporation, acting as fiduciaries, custodians, or
agents, have sole or shared voting power as to:                shares of
Bancorporation Common Stock or      % of the outstanding Bancorporation Common
Stock entitled to vote at the Bancorporation Special Meeting; and 11,280 shares of CIVISTA Common Stock, which is less than one percent of the outstanding shares of CIVISTA Common Stock entitled to vote at the CIVISTA Special Meeting.

VOTING; SOLICITATION AND REVOCATION OF PROXIES

     A holder of Bancorporation Common Stock may use the enclosed Bancorporation proxy to vote such stockholder's shares if he is unable to attend the Bancorporation Special Meeting in person or wishes to have his shares voted by proxy even if he does attend the meeting. Any proxy given pursuant to this solicitation may be revoked at any time before it is exercised by notice of such revocation to the Secretary of Bancorporation or by submitting a proxy having a later date, or by such person appearing at the Bancorporation Special Meeting and voting in person. All proxies validly submitted and not revoked will be voted in the manner specified therein. If no specification is made, the proxies will be voted in favor of the adoption of all four Proposals.

     The accompanying proxy is solicited by and on behalf of the Board of Directors of Bancorporation, whose notice of meeting is attached to this Prospectus and Joint Proxy Statement, and the entire cost of such solicitation will be borne by Bancorporation. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and employees of Bancorporation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Bancorporation will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith. Bancorporation has engaged Georgeson & Company, Inc. to aid it in the solicitation of proxies in order to assure a sufficient return of votes on the Proposals to be presented at the meeting. It is expected that Georgeson & Company, Inc. will primarily solicit institutional investors and owners not of record who are non-objecting beneficial owners of Bancorporation's Common Stock. Georgeson & Company, Inc. will also be requested to solicit other stockholders of record. The costs of such services are estimated at $15,000 plus an additional cost of $6.00 per stockholder solicited.

                      BACKGROUND OF AND REASONS FOR MERGER

BACKGROUND OF MERGER -- CIVISTA

     Over the past several years as the problems of the thrift industry have been the subject of national discussion, the directors and senior management of CIVISTA have monitored the applicability of a number of industry-wide concerns that could affect the long-term prosperity of CIVISTA. These potential concerns included interest rate risk, the prospect of savings and loan associations paying significantly higher deposit insurance premiums than commercial banks, increased regulation, and the practical hurdles to offering commercial bank-type services to its customers.

     Although CIVISTA has been consistently profitable over the years and the capital of CIVISTA has met or exceeded all regulatory requirements, these potential concerns prompted the CIVISTA Board of Directors to discuss the future prospects of CIVISTA, particularly in relation to the manner by which stockholder value could be maximized. In November, 1992, the directors met with McDonald & Company, an investment banking company, to review strategic alternatives available to CIVISTA including the option of remaining as an independent entity and the option of combining with another financial institution. After several months of review, the directors decided to remain as an independent entity and to continue to focus on operating CIVISTA on a profitable basis. The directors, however, continued to discuss their concerns about the long-term viability and desirability of CIVISTA operating as an independent thrift institution and the limited market liquidity of CIVISTA's Common Stock. As a result of these discussions, in January, 1994, the Board of Directors authorized the retention of McDonald & Company to assist CIVISTA in exploring strategic alternatives to enhance stockholder value, including the possibility of a merger with another financial institution.

     Following a strategic review by McDonald & Company, the directors decided to pursue the possibility of a merger with another financial institution. The Board of Directors provided McDonald & Company with a set of criteria for considering potential merger partners and in May, 1994, instructed McDonald & Company to conduct a confidential inquiry into the possible interest of a number of entities in pursuing an acquisition of CIVISTA. Following such inquiry, on June 21, 1994, three bank holding companies submitted preliminary indications of interest and were offered the opportunity to conduct a due diligence review of CIVISTA. Upon the completion of such due diligence review, on August 1, 1994, Bancorporation and another bank holding company submitted proposals to the CIVISTA Board of Directors in respect of the acquisition of CIVISTA. At an extensive meeting on August 3, 1994, the CIVISTA directors carefully reviewed each of the proposals. Such review included separate discussions among those directors not otherwise affiliated with CIVISTA, constituting an Outside Directors Committee that previously had been established to independently consider proposals from potential merger partners. The Bancorporation proposal contemplated an exchange of Bancorporation Common Stock for CIVISTA Common Stock at the Exchange Ratio. The second proposal also offered an exchange of CIVISTA Common Stock for common stock of such bidder at a proposed fixed exchange ratio.

     Following extensive review and discussion of the two proposals, including consultations with McDonald & Company and legal counsel, the Board of Directors of CIVISTA elected to pursue negotiations exclusively with Bancorporation. Such decision was based primarily on the belief by the directors that there was a material difference between the aggregate value of the Bancorporation proposal and the aggregate value of the second proposal. Late on August 3, 1994, CIVISTA received a revised second proposal from the other bidder. The directors compared the proposed Bancorporation transaction to the revised second proposal submitted by the other bidder and determined that there remained a material difference between the aggregate value of the Bancorporation proposal and the aggregate value of the revised second proposal.

     The directors provided specific guidelines to senior management on the negotiation with Bancorporation of certain terms and conditions. During the period of August 3 through August 9, 1994, senior management of

CIVISTA negotiated with senior management of Bancorporation regarding the material terms of the Merger Agreement and the CIVISTA Stock Option. At a meeting held on August 9, 1994, the CIVISTA directors, with the assistance of McDonald & Company and legal counsel, reviewed in detail the terms and conditions contained in the forms of the proposed Merger Agreement, the CIVISTA Stock Option and related transaction matters. After detailed discussion among the directors, including a separate meeting of the Outside Directors Committee, and after receiving the oral opinion of McDonald & Company that, as of that date, the Exchange Ratio was fair to the stockholders of CIVISTA from a financial point of view, the directors concluded that the terms and conditions contained in the form of the Merger Agreement and the CIVISTA Stock Option would provide for a transaction which was fair to and in the best interests of the CIVISTA stockholders. Accordingly, the Board of Directors approved the terms and conditions of the Merger Agreement and the CIVISTA Stock Option and authorized the execution of those documents by the senior management of CIVISTA.

REASONS FOR MERGER -- BANCORPORATION

     After careful review and consideration, and after discussions with Alex. Brown, Bancorporation's Board of Directors determined that the terms of the Merger would be fair to and in the best interests of the stockholders of Bancorporation. The Merger with CIVISTA represents the continued realization of Bancorporation's long-standing philosophy of acquiring retail oriented financial institutions with dominant market share for continued customer growth. The Merger will expand Bancorporation's existing banking operations in its major Northern Ohio markets, providing both stronger market positions and opportunities to achieve efficiencies for the combined operations in those markets.

     In approving the Merger, Bancorporation's Board of Directors reviewed a number of factors, including certain risks of the Merger, with a view to increasing stockholder value in the intermediate and long term. These factors included the reports of Bancorporation's management on the due diligence review of CIVISTA and their reports on the strategic implications of the Merger. In addition, the Board reviewed the financial analysis and fairness opinion provided by Alex. Brown, including the information provided by such firm at several Board and Board Executive Committee meetings. Some of significant strategic matters considered by Bancorporation's Board of Directors and management included the reports that the Merger will result in (a) anticipated cost savings attributable to consolidation of operations, increased efficiencies, economies of scale, and related factors, (b) improved positions in Bancorporation's major markets, and (c) a combined entity with increased financial resources. Bancorporation believes that its prior successful experience in effecting mergers will assist it in achieving the anticipated cost savings and enhanced revenues. Certain risks of the Merger considered by Bancorporation's Board and senior management included CIVISTA's loan quality, litigation, regulatory, and other legal contingencies, the uncertainties inherent in any combination of two companies, immediate book value and short term earnings dilution for Bancorporation Common Stock, and the effort that would be necessary to achieve the anticipated cost savings and enhanced revenues.

     During the review process, Bancorporation's senior management believed it could achieve cost reductions over time through consolidating the operations of CIVISTA, especially where those operations will overlap or become redundant, and by achieving greater efficiencies. See "TERMS OF MERGER -- Conduct of CIVISTA's Business Pending the Merger." The cost reductions are expected to result from consolidation of certain facilities, elimination of duplicate data processing and other corporate overhead, and consolidation of other operations. While Bancorporation believes that these anticipated cost reductions are realistic and achievable, no assurance can be given that the cost reductions, in fact, will be achieved, or will be achieved within the time frame planned by Bancorporation, or that any cost savings which are achieved will not be offset by declining revenues or other charges to earnings. In the event that such cost reductions are not achieved, or are not achieved within the time frame planned by Bancorporation, there would be a reduction, although not believed to be material in amount, in Bancorporation's anticipated earnings on a combined basis after the Merger.

     After consummation of the Merger, Citizens, the principal operating subsidiary of CIVISTA, will be merged with and into First National-Massillon. The merged entity will continue under the charter of First National-Massillon, but will be operated under the name "Citizens National Bank," or a similar name. The principal offices of Citizens Bank will be the offices formerly used by Citizens.

OPINION OF BANCORPORATION'S FINANCIAL ADVISOR

     Bancorporation has retained Alex. Brown to act as Bancorporation's financial advisor in connection with the Merger and related matters. Alex. Brown was selected to act as Bancorporation's financial advisor based upon its qualifications, expertise and reputation, as well as Alex. Brown's prior investment banking relationship and familiarity with Bancorporation. Alex. Brown regularly publishes research reports regarding the financial services industry and the businesses and securities of publicly owned companies in that industry.

     On August 10, 1994, the day upon which Bancorporation executed the Merger Agreement, Alex. Brown delivered an opinion (the "Opinion") to the Bancorporation Board that as of such date the Exchange Ratio of 1.723 shares of Bancorporation Common Stock to be paid by Bancorporation for each share of the CIVISTA Common Stock, was fair to the holders of Bancorporation Common Stock from a financial point of view. Such Opinion was updated as of the date of this Prospectus and Joint Proxy Statement. No limitations were imposed by the Bancorporation Board upon Alex. Brown with respect to the investigations made or procedures followed by them in rendering the Opinion.

     The full text of the Opinion, which sets forth assumptions made, matters considered and limits on the review undertaken, is attached hereto as Appendix B to this Prospectus and Joint Proxy Statement and is incorporated herein by reference. Bancorporation's stockholders are urged to read the Opinion in its entirety. The following summary of the Opinion is qualified in its entirety by reference to the full text of such Opinion.

     The Exchange Ratio was determined pursuant to a competitive bidding process conducted by CIVISTA and its financial advisor, McDonald & Company, and was approved by Bancorporation's Board of Directors. During the bidding process, Alex. Brown advised Bancorporation with respect to potential exchange ratios that were discussed and the effects of such ratios on the stockholders of Bancorporation from a financial point of view. In rendering its Opinion, Alex. Brown (a) reviewed the Merger Agreement, certain publicly available business and financial information concerning Bancorporation and CIVISTA, and certain internal financial analyses and forecasts for Bancorporation and CIVISTA prepared by their respective managements; (b) held discussions with members of senior management of Bancorporation and CIVISTA regarding the past and current business operations, financial condition, and future prospects of Bancorporation and CIVISTA; (c) reviewed with members of the senior management of Bancorporation the results of their due diligence examination of CIVISTA and the expected cost savings and revenue enhancements relating to the Merger; (d) reviewed the reported price and trading activity for Bancorporation Common Stock and CIVISTA Common Stock and compared certain financial and stock market information for Bancorporation and CIVISTA with similar information for certain other financial institutions, the securities of which are publicly traded; (e) reviewed the financial terms of certain recent business combinations which Alex. Brown deemed comparable in whole or in part; and (f) performed such other studies and analyses as Alex. Brown considered appropriate.

     Alex. Brown relied upon, without independent verification, the accuracy and completeness of all of the financial and other information reviewed by and discussed with it for purposes of its Opinion. With respect to Bancorporation's financial forecasts for Bancorporation and CIVISTA and the underlying assumptions, including the financial impact of the projected cost savings, operating synergies and revenue enhancements from the Merger, Alex. Brown assumed that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of Bancorporation's management as to Bancorporation's future financial performance and that the financial forecasts provided a reasonable basis upon which Alex. Brown could form its Opinion. Alex. Brown did not make independent evaluations or appraisals of the assets or liabilities of Bancorporation or CIVISTA nor was it furnished with any such appraisals.

     The summary set forth below does not purport to be a complete description of the analyses performed by Alex. Brown in this regard. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, notwithstanding the separate factors discussed below, Alex. Brown believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. No one of the analyses performed by Alex. Brown was assigned a greater significance than any other. In performing its analyses, Alex. Brown made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond Bancorporation's or CIVISTA's control. The analyses performed by Alex. Brown are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

     DILUTION ANALYSIS. Using securities analysts' consensus earnings estimates and those prepared by Bancorporation's management, and the earnings estimates of CIVISTA prepared by Bancorporation's management and discussed with Alex. Brown for 1995, 1996 and 1997, Alex. Brown compared the earnings per share of Bancorporation Common Stock to the earnings per share of the common stock of the combined company on a pro forma basis. Based on such analysis and assuming that projected cost savings and revenue enhancements aggregating $1.9 million, $5.8 million and $6.7 million, respectively, for the calendar years 1995, 1996 and 1997 are achieved, the proposed transaction would dilute Bancorporation's earnings per share by $0.10 and $0.01 in 1995 and 1996 respectively, and add to Bancorporation's earnings per share by $0.02 in 1997. In addition, the pro forma merger analysis showed the Merger would be accretive to Bancorporation's capital ratios.

     CONTRIBUTION ANALYSIS. Alex. Brown analyzed the balance sheet and income statement contribution of CIVISTA to the combined company on a pro forma basis for the year ended December 31, 1993, and for the quarter ended March 31, 1994. Of the combined company, CIVISTA would have represented between 16.6% and 19.8% in the balance sheet categories of assets, loans, deposits, stated equity and tangible equity as of December 31, 1993, and March 31, 1994. On a pro forma basis (assuming fully phased-in projected cost savings and revenue enhancements were achieved in 1993), CIVISTA would have contributed 26.4% of the combined company's calendar 1993 net income. Based on the Exchange Ratio, the shareholders of CIVISTA would own 19.1% of the combined company.

     ANALYSIS OF SELECTED SAVINGS BANK MERGER TRANSACTIONS. Alex. Brown also compared the Merger on the basis of multiples of latest twelve months ("LTM") earnings, stated book value, tangible book value, total assets and core deposits of CIVISTA implied by the aggregate consideration to be paid in the Merger considered as of the date of its oral opinion, with the same ratios in recent acquisitions of savings banks which Alex. Brown deemed comparable. In conducting the analysis, Alex. Brown emphasized in-market transactions as well as recent transactions (announced since January 1, 1994) in which the seller possessed an asset base in excess of $500 million, as these transactions are most comparable to the Merger. Such comparable acquisitions numbered 20 and include: Astoria Financial Corporation's acquisition of Fidelity New York (NY); First Interstate Corporation's acquisition of University Savings Bank (WA); New York Bancorp's acquisition of Hamilton Bancorp (NY); North Fork Bancorp's acquisition of Metro Bancshares (NY); Citizens Financial Group's acquisition Quincy Savings Bank
(MA); Shawmut National Corporation's acquisition of Northeast Federal Corporation (CT); First Interstate Corporation's acquisition of Sacramento Savings Bank (CA); Fleet Financial Group's acquisition of NBB Bancorp, Inc.
(MA); McAndrews & Forbes acquisition of First Nationwide FSB (CA); American Federal Bank's acquisition of United Financial of SC (SC); AMFED Financial Inc.'s acquisition of First Western Financial (NV); NBD Bancorp's acquisition of AmeriFed Financial Corp. (IL); Sovereign Bancorp's acquisition of Shadow Lawn SB, SLA (NJ); Anchor Bancorp's acquisition of Lincorp Holdings (NY); CoreStates Financial Corp's acquisition of Germantown Savings Bank (PA); Bank of Boston Corporation's acquisition of Pioneer Financial Co-Op Bank (MA); Summit Bancorp's acquisition of Crestmont Financial (NJ); First Fidelity Bancorporation's acquisition of First Inter-Bancorp (NY); First Union Corporation's acquisition of BancFlorida Financial Corporation (FL); and Fifth Third Bancorp's acquisition of Cumberland Federal Bancorp (KY) (the "National Transactions"). The National Transactions group was further segmented into transactions in which the selling savings bank generated superior profitability, defined as a return on average assets exceeding 1.25% during the year of an announced acquisition ("Profitability-Segmented Transactions"). A total of five transactions fell within this segmented group.

     Based on the closing stock price of Bancorporation Common Stock on August 9, 1994 ($25.00 per share), the Exchange Ratio implied merger consideration of $43.08 per CIVISTA share (the "Comparison

Value"). The relative multiples of the Comparison Value and each of the comparable acquisition transaction groupings are provided in the following table:

                                 PURCHASE PRICE AS A MULTIPLE OF
                                 -------------------------------
                                                                                           CORE
                                      STATED        TANGIBLE        LTM        TOTAL      DEPOSIT
                                    BOOK VALUE     BOOK VALUE     EARNINGS     ASSETS     PREMIUM
                                    ----------     ----------     --------     ------     -------
COMPARISON VALUE.................     172.4%         172.4%         12.5x      19.2%       10.7%
TRANSACTIONS GROUP
  NATIONAL
     Mean........................     150.0%         165.0%         13.2x      12.5%        6.1%
     High........................     262.4%         263.5%         28.5x      18.8%       12.7%
     Low.........................      65.0%         110.9%          7.7x       3.7%        0.2%
  PROFITABILITY-SEGMENTED
     Mean........................     166.2%         183.3%         13.7x      17.2%        8.3%
     High........................     182.9%         206.0%         18.0x      18.8%       10.4%
     Low.........................     142.4%         161.8%          8.8x      14.0%        3.4%

     Pursuant to the terms of an engagement letter dated August 1, 1994, Bancorporation has agreed to pay Alex. Brown $35,000 for acting as financial advisor in connection with the Merger (including rendering its opinions) and for its acting as financial advisor in certain other transactions. In addition, Bancorporation has agreed to pay Alex. Brown an additional fee of $375,000 to be paid at and contingent upon the consummation of the Merger. Whether or not the Merger is consummated, Bancorporation also has agreed to indemnify Alex. Brown and certain related persons against certain liabilities relating to or arising out of its engagement.

     ALEX. BROWN'S OPINION IS DIRECTED TO THE BOARD OF DIRECTORS OF BANCORPORATION ONLY AND ONLY TO THE EXCHANGE RATIO AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY BANCORPORATION STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE BANCORPORATION SPECIAL MEETING.

RECOMMENDATION OF BANCORPORATION'S BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF BANCORPORATION UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT AND FOR THE OTHER PROPOSALS.

REASONS FOR MERGER -- CIVISTA

     The terms of the Merger Agreement and the CIVISTA Stock Option were the result of arms-length negotiation between CIVISTA and Bancorporation and their respective representatives. In the course of reaching its decision to approve the Merger Agreement and the CIVISTA Stock Option, the Board of Directors of CIVISTA considered numerous factors, including the following:

     (a) CIVISTA's interest rate risk due to its concentration of long-term, fixed rate mortgage loans;

     (b) CIVISTA's prospects in an uncertain future environment for savings and loan associations due to: (i) increased governmental dominance of the residential mortgage market, (ii) the prospect of savings and loan associations paying significantly higher deposit insurance premiums than commercial banks, and (iii) increased regulation;

     (c) the practical hurdles to offering commercial bank-type services such as commercial loans, trust and expanded consumer loans to its customers;

     (d) the prospect for higher dividends and increased market liquidity that would be provided by Bancorporation Common Stock;

     (e) the business, results of operations, asset quality, and financial condition of Bancorporation; and

     (f) the oral opinion rendered by McDonald & Company to the effect that, as of August 9, 1994, the Exchange Ratio was fair to the holders of CIVISTA Common Stock from a financial point of view. See "BACKGROUND OF AND REASONS FOR MERGER -- Opinion of CIVISTA's Financial Advisor."

OPINION OF CIVISTA'S FINANCIAL ADVISOR

     CIVISTA has retained McDonald & Company as its financial advisor in connection with the Merger and requested that McDonald & Company render its opinion with respect to the fairness, from a financial point of view, to the holders of CIVISTA Common Stock, of the Exchange Ratio. McDonald & Company rendered its oral opinion to the CIVISTA Board of Directors on August 9, 1994, which it subsequently confirmed in writing, that, as of the date of such opinion, the Exchange Ratio pursuant to the Merger was fair, from a financial point of view, to the holders of CIVISTA Common Stock.

     THE FULL TEXT OF THE OPINION OF MCDONALD & COMPANY DATED AS OF THE DATE OF THIS PROSPECTUS AND JOINT PROXY STATEMENT, WHICH SETS FORTH CERTAIN ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEWS UNDERTAKEN, IS ATTACHED AS APPENDIX C TO THIS PROSPECTUS AND JOINT PROXY STATEMENT, AND SHOULD BE READ IN ITS ENTIRETY. THE SUMMARY OF THE OPINION OF MCDONALD & COMPANY SET FORTH IN THIS PROSPECTUS AND JOINT PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE OPINION. MCDONALD & COMPANY'S OPINION SHOULD NOT BE CONSTRUED BY HOLDERS OF CIVISTA'S COMMON STOCK AS A RECOMMENDATION AS TO HOW SUCH HOLDERS SHOULD VOTE AT THE SPECIAL MEETING.

     In arriving at its opinion, McDonald & Company reviewed, among other things, the Merger Agreement together with exhibits and schedules thereto, certain publicly available information relating to the business, financial condition and operations of CIVISTA and Bancorporation as well as certain other non-public information, primarily financial in nature, furnished to it by CIVISTA and Bancorporation relating to the respective businesses, earnings, assets and prospects of CIVISTA and Bancorporation. McDonald & Company also held discussions with members of senior management of CIVISTA and Bancorporation concerning their respective businesses, assets, financial forecasts and prospects. McDonald & Company also reviewed certain publicly available information concerning the trading of, and the trading market for, CIVISTA Common Stock and Bancorporation Common Stock and certain publicly available information concerning comparable companies and transactions, all as more fully set forth in McDonald & Company's opinion.

     McDonald & Company did not conduct a physical inspection of any of the assets, properties or facilities of either CIVISTA or Bancorporation, and has not made, obtained or been furnished with any independent evaluation or appraisal of any of such assets, properties or facilities or any of the liabilities of CIVISTA or Bancorporation. McDonald & Company has assumed and relied, without independent investigation, upon the accuracy and completeness of the financial and other information provided to it or publicly available, has relied upon the representations and warranties of CIVISTA and Bancorporation contained in the Merger Agreement, and has not independently attempted to verify any of such information. McDonald & Company has also assumed that all of the conditions to the Merger as set forth in the Merger Agreement, including the tax-free treatment of the Merger to the holders of CIVISTA Common Stock, would be satisfied and that the Merger would be consummated on a timely basis in the manner contemplated by the Merger Agreement. No limitations were imposed by CIVISTA upon McDonald & Company with respect to the scope of its investigation nor were any specific instructions given to McDonald & Company in connection with its fairness opinion.

     In connection with rendering its opinion dated August 10, 1994, McDonald & Company considered a variety of financial analyses, some of which focused on the banking subsidiaries of CIVISTA only, and are summarized below. McDonald & Company believes that its analyses must be considered as a whole and that selecting portions of such analyses and of the factors considered by McDonald & Company without considering all such analyses and factors may create an incomplete view of the analytical process underlying McDonald & Company's opinion. In its analyses, McDonald & Company made numerous assumptions with respect to industry performance, business and economic conditions, and other matters. Any estimates contained in McDonald & Company's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. With respect to the non-banking subsidiaries of CIVISTA, McDonald & Company relied on CIVISTA management's estimates of the net realizable value of those assets.

     The following is a summary of selected analyses considered by McDonald & Company and discussed with the CIVISTA Board of Directors, in connection with McDonald & Company's August 10, 1994 opinion:

     COMPARISON WITH SELECTED COMPANIES. McDonald & Company compared the financial performance and stock market valuation of CIVISTA with corresponding data for the following selected thrifts: Ameriana Bancorp, Charter One Financial, Inc., Chester Valley Bancorp Inc., Eagle Bancorp, Inc., First Harrisburg Bancorp, First Franklin Corporation, Falls Financial, Inc., FirstFederal Financial Services Corp, First Indiana Corporation, Home Federal Bancorp, Indiana Federal Corporation, Peoples Bancorp, Prime Bancorp, Inc., Park View Federal Savings Bank, Security First Corp., UF Bancorp, Inc., and York Financial Corp. In addition, McDonald & Company compared such data of Bancorporation with the following selected banking companies: Citizens Banking Corporation, CNB Bancshares, Inc., Dauphin Deposit Corporation, First Michigan Bank Corp., Fulton Financial Corporation, Fort Wayne National Corp., Keystone Financial, Inc., Old National Bancorp, One Valley Bancorp of WVa., Inc., Provident Bancorp, Inc., and Star Banc Corp.

     CONTRIBUTION ANALYSIS. McDonald & Company analyzed the contribution of each of CIVISTA and Bancorporation to, among other things, the shareholders' equity and after-tax net income of the pro forma combined company. This analysis showed that, among other factors, CIVISTA would have contributed 17.3% of the shareholders' equity of the pro forma combined company as of June 30, 1994, and 15.4% of the pro forma net income for the combined company for the six months ended June 30, 1994, compared with a proposed ownership, assuming the exercise of options on CIVISTA Common Stock, of 19.5% of the combined company to be held by holders of CIVISTA Common Stock.

     PRO FORMA MERGER ANALYSIS. McDonald & Company analyzed certain pro forma effects resulting from the Merger on the pro forma combined company over a five year period from 1995 through 1999. This analysis, based upon the projections of management of CIVISTA and median published estimates of earnings per share for Bancorporation, and including estimates of cost savings/revenue enhancements provided by the management of CIVISTA and Bancorporation, showed approximately 4.0% dilution in pro forma earnings per share in 1995 and approximately 1.0% dilution in pro forma earnings per share in 1996. McDonald & Company also analyzed the changes in the per share amount of earnings, book value and indicated dividend represented by one share of CIVISTA Common Stock after the Merger. The analysis was performed on the basis of financial information for both companies as of and for the six months ended June 30, 1994, and for the two twelve month periods ended December 31, 1992 and 1993. The analysis indicated, among other things, that exchanging one share of CIVISTA Common Stock at the Exchange Ratio for shares of Bancorporation Common Stock on a pro forma basis would have resulted in a 23.6% increase in earnings per share for each share of CIVISTA Common Stock for the six months ended June 30, 1994, a 5.2% increase in book value per share for each share of CIVISTA Common Stock and a 165.1% increase in dividends per share for each share of CIVISTA Common Stock based on Bancorporation's and CIVISTA's indicated annual dividend rate (adjusted for CIVISTA's regular extra dividend) as of August 9, 1994.

     ANALYSIS OF SELECTED MERGER TRANSACTIONS. McDonald & Company reviewed five groups of selected recent, pending thrift acquisition transactions involving (i) mergers with transaction values of between $50.0 million and $250.0 million,
(ii) selling thrifts having equity to assets ratios between 7.0% and 10.0%,
(iii) selling thrifts having a return on average assets greater than 1.0%, (iv) selling thrifts having non-performing assets as a percent of total assets less than 1.0% and (v) selling thrifts headquartered in the Midwest region of Iowa, Illinois, Indiana, Kansas, Kentucky, Michigan, Minnesota, Missouri, North Dakota, Nebraska, Ohio, South Dakota, and Wisconsin. McDonald & Company reviewed the ratios of the offer value to stated book value and tangible book value, the multiple of the last 12 months earnings of the acquired company, and the ratio of offer value to assets in each such transaction and computed the mean and median ratios and multiples for each group. The calculations yielded ranges of median ratios of price to stated book value and tangible book value of 151.0% to 156.0%, and 154.0% to 170.0%, respectively. Median multiples of earnings among the five groups ranged from 12.5x to 15.9x; and median ratios of offer value to assets ranged from 13.0% to 17.0%. This analysis showed an imputed reference range of $37.25 to $44.00 per share of CIVISTA Common Stock.

     NO COMPANY OR TRANSACTION USED IN THE ABOVE ANALYSES AS A COMPARISON IS IDENTICAL TO CIVISTA, BANCORPORATION, OR THE MERGER. ACCORDINGLY, AN ANALYSIS OF THE RESULTS OF THE FOREGOING NECESSARILY INVOLVES

COMPLEX CONSIDERATIONS AND JUDGMENTS CONCERNING THE DIFFERENCES IN FINANCIAL AND OPERATING CHARACTERISTICS OF THE COMPANIES AND OTHER FACTORS THAT COULD AFFECT THE PUBLIC TRADING VALUE OF THE COMPANIES TO WHICH THEY ARE BEING COMPARED. MATHEMATICAL ANALYSIS (SUCH AS DETERMINING THE MEAN OR MEDIAN) IS NOT, IN ITSELF, A MEANINGFUL METHOD OF USING COMPARABLE COMPANY OR COMPARABLE TRANSACTION DATA.

     DISCOUNTED CASH FLOW ANALYSIS. Using discounted cash flow analysis, McDonald & Company estimated the present value of the future streams of after-tax cash flows that the banking subsidiaries of CIVISTA (including the holding company) could produce over a five year period from 1995 through 1999, under various assumptions, based upon CIVISTA management's forecasts. McDonald & Company estimated the terminal value of the banking subsidiaries after the five year period by two methods: (i) projecting a perpetual growth rate of the terminal year's after-tax cash flows, and (ii) applying multiples ranging from 9x to 12x the terminal year's earnings. The cash flow streams and terminal values were then discounted to present values using different discount rates chosen to reflect different assumptions regarding the required rates of return of prospective buyers of CIVISTA. On the basis of such varying assumptions, this discounted cash flow analysis indicated a reference range of $31.00 to $44.00 per share of CIVISTA Common Stock. This analysis was based upon management projections including variations and assumptions made by McDonald & Company which included adjustments to reflect the anticipated effects of potential merger related cost savings estimated by CIVISTA and Bancorporation, as well as the effects of the potential tax liability for conversion of Citizens Savings Bank to a commercial bank charter and the potential cash flow liability of CIVISTA's management contracts. Management's projections are based upon many factors and assumptions, many of which are beyond the control of CIVISTA or Bancorporation. As indicated above, this analysis is not necessarily indicative of actual values or actual future results and does not purport to reflect the prices at which any securities may trade at the present time or at any time in the future.

     In performing its analyses, McDonald & Company made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of CIVISTA and Bancorporation. The analyses performed by McDonald & Company are not necessarily indicative of actual values, which may be significantly more or less favorable than the values suggested by such analyses. Such analyses were prepared solely as part of McDonald & Company's opinion. The term "fair from a financial point of view" is a standard phrase contained in investment banker fairness opinions and refers to the fact that McDonald & Company's opinion as to the fairness of the Exchange Ratio is addressed solely to the financial attributes of the Exchange Ratio. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold. In addition, as described above, McDonald & Company's opinion and presentation to the CIVISTA Board were one of many factors taken into consideration by the CIVISTA Board in making its determination to approve the Agreement and Plan of Merger. Consequently, the McDonald & Company analyses described above should not be viewed as determinative of the CIVISTA Board's conclusions with respect to the value of CIVISTA or of the decision of the CIVISTA Board to agree to the Exchange Ratio.

     McDonald & Company's opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date of the opinion. In addition, the opinion does not address CIVISTA's underlying business decision to effect the Merger or any other terms of the Merger. McDonald & Company's opinion does not represent its opinion as to what the value of CIVISTA Common Stock or Bancorporation Common Stock may be at the Effective Time.

     McDonald & Company, as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. McDonald & Company has extensive experience with the valuation of financial institutions. CIVISTA's Board of Directors selected McDonald & Company as its financial advisor because McDonald & Company is a nationally recognized investment banking firm specializing in financial institutions and because of its substantial experience in transactions similar to the Merger. McDonald & Company is not affiliated with either CIVISTA or Bancorporation.

     In the ordinary course of business, McDonald & Company makes a market in CIVISTA's and Bancorporation's Common Stock and may actively trade securities of CIVISTA and Bancorporation for its own account and for the accounts of its customers. Accordingly, at any time McDonald & Company may hold a short or long position in such securities. In addition, McDonald & Company from time to time has provided investment banking services to Bancorporation and may do so in the future.

     For its services as financial advisor, CIVISTA has paid McDonald & Company a retainer of $30,000 and a fee of $100,000 upon execution of the Merger Agreement. Assuming the consummation of the Merger as of October 24, 1994 and based upon the value of the Merger at such time, additional fees equal to
approximately $               would have been payable to McDonald & Company,
with $100,000 due upon stockholder approval and the remainder due upon consummation of the Merger. CIVISTA has also agreed to reimburse McDonald & Company for its reasonable out-of-pocket expenses and to indemnify McDonald & Company against certain liabilities, including certain liabilities under federal securities laws.

RECOMMENDATION OF CIVISTA'S BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF CIVISTA UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT.

                                TERMS OF MERGER

     This portion of the Prospectus and Joint Proxy Statement describes various aspects of the Merger. The following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement attached hereto as Appendix A and incorporated herein by reference. The stockholders of Bancorporation and CIVISTA are urged to read the Merger Agreement in its entirety.

GENERAL

     The Merger Agreement provides that, subject to the satisfaction or waiver of certain conditions (including, among other things, the adoption of the Merger Agreement by the stockholders of CIVISTA and Bancorporation and the receipt of all necessary regulatory approvals), CIVISTA will be merged with and into Bancorporation at the Effective Time. The separate corporate existence of CIVISTA will cease at the Effective Time, Bancorporation will be the surviving corporation in the Merger and the stockholders of CIVISTA will become stockholders of Bancorporation. See "TERMS OF MERGER -- Effective Time."

CONVERSION OF CIVISTA CAPITAL STOCK INTO BANCORPORATION CAPITAL STOCK

     CONVERSION OF CIVISTA COMMON STOCK. At the Effective Time, each share of CIVISTA Common Stock then issued and outstanding (other than shares of CIVISTA Common Stock (a) owned by Bancorporation for its own account, (b) held in the treasury of CIVISTA, and (c) shares as to which dissenters' rights have been perfected) will be cancelled and exchanged for the right to receive 1.723 shares of Bancorporation Common Stock. See "DESCRIPTION OF BANCORPORATION CAPITAL STOCK" and "COMPARISON OF BANCORPORATION AND CIVISTA CAPITAL STOCK."

     NO EFFECT ON BANCORPORATION COMMON STOCK. At the Effective Time, each share of Bancorporation Common Stock then issued and outstanding will continue to be one share of Bancorporation Common Stock.

     NO FRACTIONAL SHARES OF BANCORPORATION COMMON STOCK TO BE ISSUED. No fractional shares of Bancorporation Common Stock will be issued in the Merger. In lieu of fractional shares, each holder of shares of CIVISTA Common Stock who otherwise would have been entitled to a fraction of a share of Bancorporation Common Stock, upon surrender of his certificates representing shares of CIVISTA Common Stock, will be paid the cash value (without interest) of such fraction, which will be equal to such fraction multiplied by the average of the high and low sales prices of Bancorporation Common Stock as reported on NASDAQ on the trading day immediately preceding the Effective Time.

     MANNER OF EXCHANGING CIVISTA CERTIFICATES FOR BANCORPORATION CERTIFICATES. Bancorporation has selected First National Bank of Ohio ("First National") as the exchange agent (the "Exchange Agent") to effect the exchange of certificates in connection with the Merger. Promptly after the Effective Time, the Exchange Agent will mail to each stockholder of record (other than holders of CIVISTA Common Stock who have demanded and perfected dissenters' rights) a notice advising the holder of the effectiveness of the Merger, accompanied by a transmittal form (the "Transmittal Form"). The Transmittal Form will contain instructions with respect to the surrender of certificates representing CIVISTA Common Stock to be exchanged for Bancorporation Common Stock (together with cash in lieu of any fractional share) and will specify that delivery will be effected, and risk of loss and title to such certificates will pass, only upon proper delivery of the certificates to the Exchange Agent.

     CIVISTA STOCK CERTIFICATES SHOULD NOT BE FORWARDED TO THE EXCHANGE AGENT UNTIL A CIVISTA STOCKHOLDER HAS RECEIVED A TRANSMITTAL FORM AND SHOULD NOT BE RETURNED WITH THE ENCLOSED PROXY.

     RIGHTS OF HOLDERS OF CIVISTA STOCK CERTIFICATES PRIOR TO SURRENDER. Upon surrender to the Exchange Agent of certificates representing shares of CIVISTA Common Stock, the holder thereof will be entitled to receive in exchange therefor a certificate(s) representing the appropriate number of shares of Bancorporation Common Stock to which such holder is entitled and cash in lieu of any fractional shares of Bancorporation Common Stock. Unless and until the certificates representing shares of CIVISTA Common Stock are so surrendered, no dividend or other distribution declared or payable to holders of record of Bancorporation Common Stock as of any time subsequent to the consummation of the Merger will be paid to the holder of any such unsurrendered certificate. Holders of unsurrendered certificates are entitled to vote after the Effective Time at any meeting of Bancorporation stockholders regardless of whether such holders have exchanged their certificates, provided that no holder of unsurrendered certificates may vote at any meeting of Bancorporation stockholders that is held more than 30 days after the mailing of the notice and Transmittal Form. Upon surrender of certificates to the Exchange Agent, the former CIVISTA stockholder will receive certificates representing the Bancorporation Common Stock into which such stockholder's shares of CIVISTA Common Stock were converted and the dividends or other distributions (without interest) that have theretofore become payable with respect to such Bancorporation Common Stock.

     LOST CERTIFICATES. Any CIVISTA stockholder who has lost or misplaced a certificate for any of his shares of CIVISTA Common Stock should immediately contact Janice R. Van Voorhis, Secretary, at CIVISTA at (216) 456-7757, to begin the process for replacing the lost certificate prior to the Effective Time. The Merger Agreement provides for a special exchange procedure for stockholders of CIVISTA who are unable to deliver the certificate(s) which represents their shares of CIVISTA Common Stock and such procedure will be explained in the Transmittal Form, but such stockholders will find it easier to complete the exchange process if they obtain a replacement certificate(s) from CIVISTA prior to the Effective Time.

     TREATMENT OF STOCK OPTIONS OUTSTANDING UNDER CIVISTA EMPLOYEE STOCK OPTION PLANS. As of October 24, 1994, there were unexercised options outstanding under the CIVISTA Option Plans to purchase 281,800 shares of CIVISTA Common Stock at prices varying from $7.4375 to $21.00 per share. As of that date, all outstanding options to purchase shares of CIVISTA Common Stock were exercisable. Under the Merger Agreement, CIVISTA has agreed not to grant additional options under the CIVISTA Option Plans without the consent of Bancorporation. See "TERMS OF MERGER -- Interests of CIVISTA Executive Officers and Directors."

     Each CIVISTA stock option outstanding will be assumed at the Effective Time by Bancorporation and will continue to be an issued and outstanding stock option of Bancorporation in accordance with the terms of the respective CIVISTA Option Plans, except that: (a) Bancorporation and its Compensation Committee will be substituted for CIVISTA and the committee administering such CIVISTA Option Plans, (b) from and after the Effective Time, each such CIVISTA stock option may be exercised only for Bancorporation Common Stock, (c) each CIVISTA stock option will become an option to purchase a number of shares of Bancorporation Common Stock equal to the product arrived at by multiplying the Exchange Ratio by the number of shares of CIVISTA Common Stock subject to such option immediately prior to the Effective Time, and (d) the exercise price per share of Bancorporation Common Stock at which each such CIVISTA stock option is exercisable will be the amount arrived at by dividing the exercise price per share of Bancorporation Common Stock at which such CIVISTA stock option is exercisable immediately prior to the Effective Time by the Exchange Ratio. Bancorporation will, however, not issue or pay for any fractional share otherwise issuable upon any exercise of a CIVISTA stock option. Prior to the Closing, Bancorporation will reserve for issuance (and, if not previously registered pursuant to the Securities Act, register) the number of shares of Bancorporation Common Stock necessary to satisfy Bancorporation's obligations.

CONDUCT OF BANCORPORATION'S BUSINESS PENDING THE MERGER

     The Merger Agreement requires Bancorporation (including its subsidiaries) to conduct its business, during the period from the date the Merger Agreement was signed until the Effective Time, in such a manner so as not to materially interfere with the ability to consummate the Merger, to delay the Effective Time or to have a material adverse effect upon the transaction.

CONDUCT OF CIVISTA'S BUSINESS PENDING THE MERGER

     GENERAL. The Merger Agreement requires CIVISTA (including its subsidiaries) to conduct its business, during the period from the date the Merger Agreement was signed until the Effective Time, in the ordinary course substantially consistent with its practices in effect on the date the Merger Agreement was signed. In addition, the Merger Agreement restricts CIVISTA from engaging in certain transactions, except as agreed by Bancorporation, during the interim period from the date the Merger Agreement was signed until the Effective Time, including, among other things, (a) amending, repealing, or otherwise modifying the CIVISTA Articles or Regulations, or comparable organizational documents of any of the subsidiaries of CIVISTA, (b) entering into any loan or credit commitment to, or investing or agreeing to invest in, any person or entity if such commitment or investment would exceed $250,000 as a residential loan or $500,000 as a commercial loan, without first consulting with Bancorporation, except that CIVISTA and its subsidiaries may honor contractual obligations in existence on the date of the Merger Agreement, (c) selling, assigning or disposing of certain of its significant assets to a third party or purchasing or acquiring certain significant assets from a third party, (d) entering into any transaction, agreement, or commitment outside the ordinary course of its business which is material to CIVISTA and its subsidiaries taken as a whole, (e) issuing or selling any capital stock or other securities (with certain limited exceptions, including pursuant to the exercise of employee stock options outstanding on the date of the Merger Agreement), (f) acquiring beneficial ownership of more than 5% of any class of equity securities of any corporation,
(g) declaring a dividend, except for a regular quarterly cash dividend on CIVISTA Common Stock not in excess of 10 cents per share and its regular extra cash dividend in the amount of 25 cents per share, or (h) adopting or amending (with certain limited exceptions) any of its employee compensation, bonus, or benefit plans or, except in amounts generally consistent with past practice, increasing the compensation or fringe benefits of any present or former director, officer, or employee or paying any bonus, compensation, or benefit not required by any existing plan or arrangement.

     NO SOLICITATION OF ALTERNATIVE ACQUISITION TRANSACTIONS. The Board of Directors of CIVISTA is recommending unanimously that the holders of CIVISTA Common Stock vote in favor of adoption of the Merger Agreement at the CIVISTA Special Meeting. CIVISTA has agreed that neither it nor any of its subsidiaries will solicit or initiate any proposals or offers from any person, or discuss or negotiate with any such person, to acquire CIVISTA, any of its subsidiaries, any material amount of its assets, any of its equity securities, or consider any merger or business consolidations, except that CIVISTA and/or its subsidiaries may furnish information to and discuss or negotiate with any person making an unsolicited proposal if (i) the Board of Directors of CIVISTA determines in good faith that such action is required for the directors of CIVISTA to fulfill their fiduciary duties and obligations to the CIVISTA stockholders and other constituencies under Ohio law, and (ii) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, CIVISTA provides immediate written notice to Bancorporation to the effect that it is furnishing information to, or entering into discussions or negotiations with, such a person or entity. In addition, the Merger Agreement provides that the CIVISTA Board of Directors may not withdraw or modify its recommendation to the CIVISTA stockholders following receipt of a proposal for any such transaction unless the Board of Directors of CIVISTA determines in good faith that such action is required for the directors of CIVISTA to fulfill their fiduciary duties and obligations to the CIVISTA stockholders and other constituencies under Ohio law.

     ADDITIONAL CIVISTA RESERVES, ACCRUALS, CHARGES, AND EXPENSES. The Merger Agreement provides that Bancorporation and CIVISTA will consult and cooperate with each other prior to the Effective Time (a) to conform CIVISTA's approach to determining the level of the allowance for loan losses to the approach used by Bancorporation, (b) to determine appropriate accruals, reserves and charges for CIVISTA to establish and take in respect of excess facilities and equipment capacity, separation and release costs, write-down or write-off of various assets, and other appropriate accounting adjustments, taking into account Bancorporation's business plan following the Merger, and (c) to determine the amount and timing for recognizing, for financial accounting purposes, the expenses of the Merger and the restructuring charges related to or to be incurred in connection with the Merger. CIVISTA will, on a basis mutually satisfactory to CIVISTA and Bancorporation, establish and take all such reserves, accruals and charges and recognize, for financial accounting purposes, such expenses and charges, provided that all conditions to Bancorporation's and CIVISTA's obligations to consummate the Merger have been satisfied or waived and that such reserves, accruals and changes are consistent with generally accepted accounting principles.

CONDITIONS TO MERGER

     CONDITIONS FOR BOTH BANCORPORATION AND CIVISTA. The obligations of each of Bancorporation and CIVISTA to consummate the Merger are subject to the fulfillment or waiver of certain conditions, including, but not limited to, the following significant conditions:

     (a) the Merger Agreement shall have been approved and adopted by the requisite vote of the stockholders of Bancorporation and CIVISTA;

     (b) there shall have been received all necessary approvals of the transactions contemplated by the Merger Agreement from governmental agencies (other than immaterial approvals), and such approvals shall not include any conditions or requirements which, in the reasonable opinion of the Board of Directors of Bancorporation, would have a Material Adverse Effect (as defined below) on the anticipated economic and business benefits to Bancorporation, taken as a whole;

     (c) the Registration Statement shall have been declared effective by the Commission and shall not be subject to a stop order;

     (d) Bancorporation shall have received a written opinion from its legal counsel as to certain federal income tax consequences of the Merger; and

     (e) no temporary restraining order, injunction, or other order by any federal or state court or agency which enjoins or prohibits consummation of the Merger shall have been issued and remain in effect.

     CONDITIONS FOR BANCORPORATION. The obligation of Bancorporation to consummate the Merger is also subject to the fulfillment or waiver of additional conditions including, but not limited to, the following:

     (a) CIVISTA shall have performed in all material respects all of its obligations contained in the Merger Agreement required to be performed at or prior to the Effective Time;

     (b) the representations and warranties of CIVISTA contained in the Merger Agreement shall be true and correct as of the Effective Time, except (among other exceptions) as expressly contemplated by the Merger Agreement and to the extent that the inaccuracy of CIVISTA's representations or warranties, individually or in the aggregate, shall not have a Material Adverse Effect on CIVISTA;

     (c) there shall not have been any change in the financial condition, results of operations, or business of CIVISTA and its subsidiaries that either individually or in the aggregate would have a Material Adverse Effect on CIVISTA, other than as a result of any action taken by CIVISTA at the written request of Bancorporation pursuant to the Merger Agreement to establish specified additional reserves, accruals, charges, or expenses, or to divest certain of the nonbanking subsidiaries or assets;

     (d) the consolidated net worth of CIVISTA as of December 31, 1994, shall not be less than $90.0 million, as increased by $1.5 million for each full quarter in 1995 (or a pro rata amount per month if less than a full quarter) before the Effective Time, unless the failure to meet this requirement results from action taken by CIVISTA at the written request of Bancorporation pursuant to the Merger Agreement to establish specified additional reserves, accruals, charges, or expenses, or the impact thereof on the operating performance of CIVISTA;

     (e) Bancorporation shall have received a letter from Bancorporation's independent auditors, Coopers & Lybrand, stating that, for financial reporting purposes, the Merger qualifies for pooling-of-interests accounting treatment; and

     (f) receipt by Bancorporation of an opinion of CIVISTA's legal counsel regarding certain customary legal matters.

     CONDITIONS FOR CIVISTA. The obligation of CIVISTA to consummate the Merger is also subject to the fulfillment or waiver of additional conditions including, but not limited to, the following:

     (a) Bancorporation shall have performed in all material respects all of its obligations contained in the Merger Agreement required to be performed at or prior to the Effective Time;

     (b) the representations and warranties of Bancorporation contained in the Merger Agreement shall be true and correct as of the Effective Time except (among other exceptions) as expressly contemplated by the Merger Agreement and to the extent that the inaccuracy of Bancorporation's representations or warranties, individually or in the aggregate, shall not have a Material Adverse Effect on Bancorporation;

     (c) there shall not have been any change in the financial condition, results of operations, or business of Bancorporation and its subsidiaries that either individually or in the aggregate would have a Material Adverse Effect on Bancorporation; and

     (d) receipt by CIVISTA of an opinion of Bancorporation's legal counsel regarding certain customary legal matters.

     "Material Adverse Effect" is defined in the Merger Agreement to mean a material adverse effect (other than as a result of changes (1) in banking laws or regulations of general applicability or interpretations thereof by courts or governmental entities, (2) in generally accepted accounting principles, or (3) that should, under the circumstances, reasonably have been anticipated in light of disclosures made in certain reports filed with the Commission by Bancorporation or CIVISTA prior to the date of the Merger Agreement or in writings delivered by one party to the other party prior to the date of the Merger Agreement) on the respective condition (financial and otherwise), results of operations, or business of Bancorporation and its subsidiaries, or CIVISTA and its subsidiaries, as the case may be, taken as a whole, or on the ability of Bancorporation or CIVISTA, as the case may be, to consummate the transactions contemplated by the Merger Agreement, provided that the effect of any action taken by CIVISTA, at the written request of Bancorporation pursuant to the Merger Agreement to establish specified additional reserves, accruals, charges, or expenses, or to divest certain nonbanking subsidiaries or assets, shall not be taken into consideration in determining whether any Material Adverse Effect has occurred. See "TERMS OF MERGER -- Conduct of CIVISTA's Business Pending the Merger."

REGULATORY APPROVALS

     Consummation of the Merger is subject to and conditioned upon receipt by Bancorporation and CIVISTA of all necessary and material regulatory approvals. Approvals must be obtained from the Board of Governors of the Federal Reserve System ("Federal Reserve"), the Office of the Comptroller of the Currency ("OCC"), the Office of Thrift Supervision ("OTS"), and the Ohio Division of Savings and Loan Associations ("Division"). Applications for these approvals have all been filed, but to date approvals have not been granted by any of the agencies. The Merger may not be consummated until all of these regulatory approvals are received and until the 30th day after approval is received from the latest of the Federal Reserve, OCC or the OTS.

ACTIONS REQUIRED FOR REGULATORY APPROVAL

     MERGER AGREEMENT PROVISIONS. The Merger Agreement provides that each of Bancorporation and CIVISTA shall use its diligent efforts to resolve any objections asserted with respect to the Merger by the Federal Reserve, the Department of Justice or any other governmental entity (including, without limitation, objections under any antitrust and banking laws). In the event a suit is threatened or instituted challenging the Merger as violative of the antitrust laws, the Merger Agreement requires each of Bancorporation and CIVISTA to use its diligent efforts to avoid the filing of, resist, or resolve such suit. Bancorporation and CIVISTA must use their diligent efforts to take such action as may be required (a) by the Federal Reserve, the Department of Justice or any other governmental entity in order to resolve such objections as any of them may have to the Merger, or (b) by any federal or state court of the United States, in any suit brought by a private party or governmental entity challenging the Merger as violative of any antitrust laws, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order, which has the effect of preventing the consummation of the Merger.

     DIVESTITURES. Bancorporation anticipates that it will be required to divest certain of CIVISTA's nonbanking subsidiaries and assets in order to obtain regulatory approvals for the Merger. The Federal Reserve in the past has generally required that any divestitures of this type be accomplished by the acquiror within a period of two years after the effective time of the merger. Bancorporation and CIVISTA believe that any requirement for divestiture made by the Federal Reserve would not, under the present policies of the Federal Reserve, have a material adverse effect on the combined operations of Bancorporation and CIVISTA, and would not adversely affect the ability of the Merger to qualify as a pooling-of-interests for accounting and financial reporting purposes. As part of its application filed with the Federal Reserve for approval of the Merger, Bancorporation has proposed that it will divest the following nonbanking subsidiaries or assets of CIVISTA: Crest Investments, Inc., Crest Insurance Agency, Inc., Citizens Investment Corporation, The CASNET Group, Inc., Citizens Savings Corporation, and certain real estate assets held by a division of CIVISTA. Bancorporation and CIVISTA do not believe there will be any delay in the approval process based upon the requirements for the divestitures as provided in the application to the Federal Reserve. Bancorporation and CIVISTA have agreed to cooperate in arranging for the divestitures.

WAIVER OF CONDITIONS, AMENDMENT, OR TERMINATION OF THE MERGER AGREEMENT

     WAIVER. The Merger Agreement provides that either Bancorporation or CIVISTA may extend the time for the performance of the obligations of the other, waive any inaccuracies in the representations or warranties of the other party contained in the Merger Agreement or in any document delivered pursuant thereto, waive compliance with any of the conditions or covenants of the other party contained in the Merger Agreement, or waive or modify performance of any of the obligations of the other party under the Merger Agreement. Notwithstanding these provisions, the Merger cannot be completed unless the approvals of the Merger by the Federal Reserve, OCC, OTS and the Division, and certain other regulatory authorities are obtained and unless the stockholders of Bancorporation and CIVISTA adopt the Merger Agreement by the requisite affirmative vote. See "TERMS OF MERGER -- Regulatory Approvals," "SPECIAL MEETING OF BANCORPORATION STOCKHOLDERS -- Vote Required" and "SPECIAL MEETING OF CIVISTA STOCKHOLDERS -- Vote Required."

     AMENDMENT. The Merger Agreement may be amended, either before or after its adoption by the stockholders of Bancorporation and CIVISTA, upon authorization by the respective Boards of Directors of CIVISTA and Bancorporation. Any such amendment, however, made subsequent to the adoption of the Merger Agreement by the stockholders of CIVISTA may not (a) alter the amount or change the form of the consideration contemplated by the Merger Agreement, or (b) alter or change any of the terms of the Merger Agreement if such alteration or change would adversely affect the holders of Bancorporation or CIVISTA Common Stock.

     TERMINATION. The Merger Agreement may be terminated at any time prior to the consummation of the Merger, whether before or after adoption of the Merger Agreement by the stockholders of Bancorporation or CIVISTA, under the following circumstances:

     (a) by the Boards of Directors of each of Bancorporation and CIVISTA;

     (b) by the Board of Directors of either Bancorporation or CIVISTA if the Merger shall not have been consummated on or before April 30, 1995, unless the failure to consummate by such date is related to the action or inaction of the "Regulatory Authorities," as that term is defined in the Merger Agreement, and such action or inaction is not directly related to either Bancorporation's or CIVISTA's breach of their respective obligations, then on or before June 30, 1995;

     (c) by the Board of Directors of CIVISTA if any of the conditions to CIVISTA's obligation to consummate the Merger have not been met or waived by CIVISTA at such time as such conditions can no longer be satisfied;

     (d) by the Board of Directors of Bancorporation if any of the conditions to Bancorporation's obligation to consummate the Merger have not been met or waived by Bancorporation at such time as such conditions can no longer be satisfied;

     (e) by the Board of Directors of either Bancorporation or CIVISTA if any regulatory agency has denied approval of the Merger and neither Bancorporation nor CIVISTA has timely filed a request for reconsideration or a petition seeking review of such order;

     (f) by CIVISTA if: (i) the average per share daily closing price of Bancorporation Common Stock as reported on NASDAQ for a specified 20-day period preceding the Effective Time is less than $21.875; and (ii) when compared to $25.00 (the closing price of Bancorporation Common Stock on August 9, 1994), such average per share price reflects a decline that is 10% greater than the decline in a weighted average index of 18 identified financial institution holding company stocks between August 9, 1994 and the average during a specified 20-day period the date five trading days prior to the Closing Date of the Merger; or

     (g) by the Board of Directors of either Bancorporation or CIVISTA in the event of a material breach by the other party of any representation, warranty, covenant, or agreement contained in the Merger Agreement, which breach is not cured within 30 days after written notice thereof is given to the party committing such breach.

     EXPENSES. If the Merger Agreement is terminated by Bancorporation or CIVISTA because of the material breach by the other party of any representation, warranty, covenant, undertaking, or restriction contained in the Merger Agreement and if the terminating party is not in material breach of any representation, warranty, covenant, undertaking, or restriction contained in the Merger Agreement, then the breaching party shall pay all costs and expenses of the terminating party; provided, however, that if the Merger Agreement is terminated under other circumstances, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby, will be paid by the party incurring such costs and expenses.

EFFECTIVE TIME

     Upon satisfaction of all conditions under the Merger Agreement that have not been waived, Bancorporation and CIVISTA will file appropriate certificates with the Secretary of State of the State of Ohio. The Merger will become effective when such filing has been made, whereupon Bancorporation will be the surviving corporation and the separate existence of CIVISTA will cease. The Effective Time will occur as promptly as practicable after the date all of the conditions to the Merger are satisfied or duly waived or at such other time and date as Bancorporation and CIVISTA may agree. Bancorporation and CIVISTA currently anticipate that the Merger will be completed during the first quarter of 1995, although delays in obtaining the necessary regulatory approvals, which approvals cannot be waived and have the greatest possibility of being delayed, could delay such completion of the Merger. See "TERMS OF MERGER -- Regulatory Approvals" and "Actions Required for Regulatory Approval."

CIVISTA STOCK OPTION

     GENERAL. Concurrently with the execution of the Merger Agreement, Bancorporation and CIVISTA entered into the CIVISTA Stock Option so as to induce Bancorporation to enter into the Merger Agreement. One effect of the CIVISTA Stock Option is to increase the likelihood that the Merger will be consummated in part by making it both more difficult and more expensive for another party to attempt to obtain control of or acquire CIVISTA.

     Pursuant to the CIVISTA Stock Option, CIVISTA granted Bancorporation an option to purchase up to 350,655 authorized but unissued shares of CIVISTA Series A Preferred Stock ("CIVISTA Preferred Stock"), representing approximately 10% of the number of shares of CIVISTA Common Stock outstanding as of August 9, 1994 (without giving effect to the issuance of any shares subject to the CIVISTA Option Plans and the CIVISTA Stock Option). The purchase price is $33.50 per share. The number of shares and the purchase price are subject to adjustment as described in the CIVISTA Stock Option.

     PURCHASE EVENTS; EXERCISE OF OPTION. The CIVISTA Stock Option provides that Bancorporation may exercise the CIVISTA Stock Option upon the occurrence of one or more of the following "Purchase Events:"

     (a) CIVISTA or any of its subsidiaries, without the prior written consent of Bancorporation, authorizes, recommends, proposes, or publicly announces an intention to authorize, recommend, or propose, or enters into an agreement to effect (i) a merger, consolidation, or other business combination involving CIVISTA or any of its significant subsidiaries with or into any person (other than a merger, consolidation, joint venture, or other business combination with or into Bancorporation or any of Bancorporation's subsidiaries, or a merger or consolidation of any of CIVISTA's subsidiaries with or into CIVISTA or any of its other subsidiaries), (ii) a sale, lease, or other disposition of assets or earning power of CIVISTA or any of its subsidiaries, in one or more transactions, representing 25% or more of the consolidated assets or earning power of CIVISTA and its subsidiaries to any person (other than Bancorporation or any of its subsidiaries), or (iii) an issuance, sale, or other disposition (whether by means of a merger, consolidation, share exchange, or other transaction) of securities representing 20% or more of the voting power of CIVISTA or any of its significant subsidiaries to any person (other than Bancorporation or any of its subsidiaries) (any of the foregoing being an "Acquisition Transaction;" except that, if Bancorporation has given its prior written consent to any such transaction, such transaction will not be considered an "Acquisition Transaction");

     (b) any person (other than Bancorporation or any of its subsidiaries) commences or files a registration statement under the Securities Act with respect to, a tender offer or exchange offer to acquire shares of either CIVISTA Common Stock or Preferred Stock ("CIVISTA Capital Stock") such that, upon consummation of the offer, that person would beneficially own 25% or more of the CIVISTA Capital Stock then outstanding;

     (c) any person (other than Bancorporation or any of its subsidiaries, any of CIVISTA's subsidiaries in a fiduciary capacity in the ordinary course of its business, any employee benefit plan or employee stock ownership plan of CIVISTA or any of its subsidiaries, or any person organized, appointed, or established by CIVISTA or any of its subsidiaries for or pursuant to any such plan), alone or together with such person's affiliates, acquires beneficial ownership of 20% or more of the CIVISTA Capital Stock then outstanding, or any group (other than a group of which Bancorporation or any of its subsidiaries, any of CIVISTA's subsidiaries in a fiduciary capacity in the ordinary course of its business, any employee benefit plan or employee stock ownership plan of CIVISTA or any of its subsidiaries, or any person organized, appointed, or established by CIVISTA or any of its subsidiaries for or pursuant to any such plan) has been formed that beneficially owns 20% or more of the CIVISTA Capital Stock then outstanding; or

     (d) the holders of CIVISTA Capital Stock do not approve the Merger Agreement at the meeting of such holders (or any adjournment or postponement thereof) held for the purpose of voting on the Merger Agreement, such meeting is not held or is canceled (and not rescheduled) prior to termination of the Merger Agreement, or CIVISTA's Board of Directors withdraws or modifies in a manner adverse to Bancorporation the recommendation of CIVISTA's Board of Directors that CIVISTA's stockholders approve the Merger and adopt the Merger Agreement, in each case after any person (other than Bancorporation or any of its subsidiaries), after August 10, 1994, (i) publicly announces a bona fide proposal, or publicly discloses a bona fide intention to make a bona fide proposal, to engage in an Acquisition Transaction (or CIVISTA publicly discloses receipt of such a proposal) or (ii) files an application or gives notice under the BHCA or the Change in Bank Control Act of 1978 for approval to engage in an Acquisition Transaction.

     Generally, the right to exercise the CIVISTA Stock Option terminates upon the earliest of (a) the completion of the Merger, (b) 12 months after the first occurrence of a Purchase Event, and (c) termination of the Merger Agreement in accordance with its terms before the occurrence of a Purchase Event.

     In the event of any change in the CIVISTA Capital Stock by reason of a stock dividend, split-up, recapitalization, combination, exchange of shares, or similar transaction, the type and number of shares or securities subject to the CIVISTA Stock Option and the purchase price therefor will be adjusted appropriately.

     REPURCHASE OF OPTION. During the 12-month period following the first occurrence of a Repurchase Event (as described below), Bancorporation will have the right to require CIVISTA to repurchase the CIVISTA Stock Option and all shares of CIVISTA Preferred Stock purchased upon exercise of the CIVISTA Stock Option that are beneficially owned by Bancorporation at the time the repurchase is requested. The aggregate repurchase price will be the sum of (a) the aggregate purchase price paid by Bancorporation for all shares of CIVISTA Preferred Stock purchased upon exercise of the CIVISTA Stock Option that are beneficially owned by Bancorporation at the time the repurchase is requested,
(b) the excess, if any, of the Applicable Price (as described below) over the purchase price paid by Bancorporation for each share of CIVISTA

Preferred Stock purchased upon exercise of the CIVISTA Stock Option that is beneficially owned by Bancorporation at the time the repurchase is requested, multiplied by the number of such shares, and (c) the excess, if any, of the Applicable Price over the purchase price payable upon exercise of the CIVISTA Stock Option multiplied by the number of shares with respect to which the CIVISTA Stock Option has not been exercised.

     For purposes of this section, "Repurchase Event" has the same meaning as "Acquisition Transaction," except that the percentage referred to in subparagraph (a)(ii) of the definition of Acquisition Transaction above in the paragraph captioned "Purchase Events; Exercise of Option" is 50%, and the percentage referred to in subparagraph (a)(iii) of the definition is 40%. For purposes of this section, "Applicable Price" means the highest of (x) the highest price per share to be paid by any person (other than Bancorporation or any of its subsidiaries) for CIVISTA Capital Stock or the highest consideration per share to be received by the holders of CIVISTA Capital Stock, in each case pursuant to an agreement for a merger, consolidation, joint venture, or other business combination with CIVISTA that is entered into after August 10, 1994 and before the repurchase is requested, (y) the highest closing sales price per share of CIVISTA Common Stock reported on NASDAQ (or, if transactions in CIVISTA Common Stock are not reported on NASDAQ, the highest bid price quoted on the principal trading market on which the CIVISTA Common Stock is traded as reported by a recognized source) during the 60 business days before the repurchase is requested, and (z) in the event of the sale by CIVISTA or its subsidiaries, in one or more transactions, of assets or earning power aggregating more than 50% of the consolidated assets or earning power of CIVISTA and its subsidiaries to any person (other than Bancorporation or any of its subsidiaries), the sum of the price paid for such assets or earning power and the current value of the remaining assets of CIVISTA and its subsidiaries, divided by the number of shares of CIVISTA Common Stock outstanding at the time of the sale. Notwithstanding any other provision, the consideration payable to Bancorporation shall be adjusted so that the maximum payable to Bancorporation under this provision will not exceed the aggregate price paid by Bancorporation pursuant to the CIVISTA Stock Option, plus $4.0 million.

     Except to the extent that Bancorporation has exercised its right to require CIVISTA to repurchase the CIVISTA Stock Option and the CIVISTA Preferred Stock purchased upon exercise of the CIVISTA Stock Option, as described in the preceding paragraph, during the six-month period beginning 12 months after the first occurrence of a Repurchase Event, CIVISTA will have the right to repurchase from Bancorporation all of the shares of CIVISTA Preferred Stock purchased upon exercise of the CIVISTA Stock Option that are beneficially owned by Bancorporation at the time the repurchase is requested. The aggregate price will be the greater of (a) 110% of the average closing sales price per share of CIVISTA Common Stock reported on NASDAQ (or, if transactions in CIVISTA Common Stock are not reported on NASDAQ, the highest bid price quoted on the principal trading market on which the CIVISTA Common Stock is traded as reported by a recognized source) for the 10 business days before the repurchase is requested and (b) the sum of (x) the purchase price per share paid by Bancorporation for such shares and (y) Bancorporation's "pre-tax per share carrying cost" (as defined in the CIVISTA Stock Option) for such shares, multiplied in either case by the number of shares being repurchased.

     REGISTRATION RIGHTS; RIGHT OF FIRST REFUSAL. Upon request by Bancorporation within the three-year period following the first exercise of the CIVISTA Stock Option (or later in the event of a delay in obtaining certain regulatory approvals), CIVISTA will prepare and file a registration statement with the Commission if such registration is necessary to permit the sale or other disposition of the shares of CIVISTA Preferred Stock purchased upon exercise of the CIVISTA Stock Option. CIVISTA will also permit Bancorporation to include the shares in certain registration statements initiated by CIVISTA.

     Until the later of (a) 24 months following the first exercise of the CIVISTA Stock Option and (b) termination of the CIVISTA Stock Option, CIVISTA will have a right of first refusal with respect to the sale or other disposition of shares of CIVISTA Preferred Stock purchased upon exercise of the CIVISTA Stock Option. This right of first refusal will not, however, apply to (x) any disposition in which the proposed transferee will receive not more than two percent of the outstanding CIVISTA Capital Stock, (y) any registered public offering in which steps are taken to reasonably ensure that no purchaser will acquire more than two percent of the outstanding CIVISTA Capital Stock, and (z) any transfer to a wholly owned subsidiary of Bancorporation that agrees to be bound by the terms of the CIVISTA Stock Option.

     TERMINATION OF OPTION. Bancorporation may not exercise the CIVISTA Stock Option if, at the time of exercise, it is in material breach of the Merger Agreement. Moreover, CIVISTA's obligations under the CIVISTA Stock Option will terminate and the CIVISTA Stock Option will no longer be exercisable if the Merger Agreement is terminated and Bancorporation is in material breach of the Merger Agreement when it is terminated; provided that, for this purpose, if the Merger Agreement is to be terminated by Bancorporation, CIVISTA must upon request notify Bancorporation if a material breach by Bancorporation exists and, if the Merger Agreement is terminated by CIVISTA and all of the material breaches are curable, CIVISTA must provide Bancorporation with notice of the material breaches and an opportunity to cure.

     ADDITIONAL PROVISIONS. Certain rights and obligations of CIVISTA and Bancorporation under the CIVISTA Stock Option are subject to receipt of required regulatory approvals. Among others things, regulatory approvals are required for the acquisition by Bancorporation of more than five percent of the outstanding CIVISTA Capital Stock.

INTERESTS OF CERTAIN PERSONS IN MERGER

     DIRECTORS AND OFFICERS. Mr. Howard L. Flood, the President and Chief Executive Officer of Bancorporation, will continue as the President and Chief Executive Officer of Bancorporation, as the surviving corporation. The persons currently serving as directors of Bancorporation will continue to serve on the Board of Directors of the surviving entity.

     Promptly after the Merger, Mr. Richard G. Gilbert, the Chairman and Chief Executive Officer of CIVISTA and a board member of CIVISTA and Citizens, will be appointed as a member of the Board of Directors of Bancorporation and Citizens Bank. Mr. Gilbert will not become an officer of Bancorporation. In addition, promptly after the Merger, Mr. Jack R. Gravo, the President of CIVISTA and the Executive Vice President, Chief Operating Officer and Chief Financial Officer of Citizens, and a board member of CIVISTA and Citizens, will become an Executive Vice President of Bancorporation and the President and Chief Executive Officer of Citizens Bank. The persons currently serving on the Board of Directors of Citizens will be appointed as directors of Citizens Bank to serve with the existing directors of First National-Massillon.

     SEVERANCE AGREEMENTS. Certain of the executive officers of CIVISTA, some of whom also serve as directors of CIVISTA and/or its subsidiaries, have interests in the Merger as a result of the Severance Agreements which they entered into with CIVISTA or one of its subsidiaries. These Severance Agreements contain provisions which are activated upon a termination of employment of such executive officer after a "change of control" of CIVISTA. Bancorporation has agreed to assume the obligations under the Severance Agreements as of the Effective Time. In the event any such executive officer is terminated during the period specified in the applicable Severance Agreement, which period may range from one to three years after the Merger depending upon the applicable Severance Agreement, such officer would be entitled to compensation for salary and benefits for such period. The maximum aggregate value of the compensation under the Severance Agreements for all 20 of the executive officers who have Severance Agreements is approximately $5.0 million. This value was determined based on the assumptions that all such executive officers' employment would be terminated and that they would be entitled to the payment as of the Effective Time. It is unlikely that all such executive officers would be terminated.

     STOCK OPTION PLANS. The following table sets forth, for each executive officer of CIVISTA as of October 24, 1994, the number of shares of CIVISTA Common Stock subject to options held by each of the following executive officers under the CIVISTA Option Plan and the CIVISTA 1993 Option Plan:

                                         CIVISTA PLAN     1993 PLAN
                                         ------------     ---------
Richard G. Gilbert...................        59,400          6,000
Paul G. Basner.......................        60,000          5,600
Jack R. Gravo........................        43,800          4,200
Emmanuel D. Paradeses................        43,200          4,200
James T. Harbert.....................        11,800          3,200
Jane A. Pope.........................         2,400          2,200
David A. Sarver......................         1,000          2,400
Thomas L Tuersley....................        18,800          2,800
Janice R. Van Voorhis................         8,800          2,000
                                         ------------     ---------
                                            249,200         32,600
                                         =============    =========

     All options were granted at the then fair market value as follows: the CIVISTA Option Plan -- a range from $7.4375 per share to $14.25 per share; the CIVISTA 1993 Option Plan -- $21.00 per share. Each of the options under the CIVISTA Option Plans are currently exercisable pursuant to the terms of the applicable Plan. The CIVISTA Stock Option Plans will be assumed by Bancorporation as of the Effective Time. See "TERMS OF MERGER -- Conversion of CIVISTA Capital Stock into Bancorporation Capital Stock."

     INDEMNIFICATION. Except as may be limited by applicable law, Bancorporation has agreed to assume and honor the terms of the indemnification provisions of
Article IV of CIVISTA's Code of Regulations, which are provided to CIVISTA's directors, officers and employees as contractual rights, for matters occurring prior to the Effective Time. Indemnification of directors, officers and employees of CIVISTA and its subsidiaries for activities following the Effective Time will be provided to the same extent it is provided to other persons working in similar capacities for Bancorporation after the Effective Time.

     DIRECTORS' AND OFFICERS' LIABILITY INSURANCE. For a period of at least two years following the Effective Time, Bancorporation has agreed to maintain in effect the current insurance policies maintained by CIVISTA (or substitute policies with substantially the same coverage and terms) covering directors' and officers' liability with respect to claims which arise from factors or events which occurred before the Effective Time, except that Bancorporation's insurance obligation for the second year following the Effective Time will be based upon its ability to obtain such insurance at a commercially reasonable cost.

EMPLOYEES OF CIVISTA

     Bancorporation intends, to the extent possible, to maintain the current employee base of CIVISTA and Citizens. After the Effective Time, Bancorporation will cause each of its subsidiaries to use its diligent efforts to minimize terminations of employees of CIVISTA and Citizens and to give priority to any displaced employees of CIVISTA and Citizens equal to that given to employees of Bancorporation and its subsidiaries in filling positions within Bancorporation and its subsidiaries. It is also Bancorporation's intent, to the extent possible, to retain the employees of each of CIVISTA's non-banking subsidiaries during the pendency of the disposition of such subsidiary or its assets.

     Employees of CIVISTA and Citizens, other than the persons with Severance Agreements, who do not become employees of Bancorporation or its subsidiaries, or who become employees of Bancorporation or its subsidiaries but whose employment is terminated during the 180-day period after the Effective Time (except if such termination is for cause), will be entitled to receive separation monies in consideration for a standard release of Bancorporation regarding matters related to employment and termination of employment. The separation monies will be calculated as follows: (i) all such employees will receive a minimum of four weeks' salary (net of required taxes), and (ii) employees with more than two years of service will receive two weeks of salary (net of required taxes) for each full year of service up to a maximum severance benefit equal to 26 weeks of salary. Such employees will also be entitled to any other benefits, if any, required by law. In lieu of the above separation amounts, employees of CIVISTA's nonbanking subsidiaries will receive separation benefits as provided in the disposition document for their subsidiary or its assets.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Bancorporation will receive an opinion of Brouse & McDowell as of the Effective Time substantially to the effect that the federal income tax consequences of the Merger will be as follows:

     (a) the Merger will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code;

     (b) no gain or loss will be recognized by Bancorporation as a result of the consummation of the Merger;

     (c) no gain or loss will be recognized by a stockholder of CIVISTA upon the exchange of the shares of CIVISTA Common Stock for Bancorporation Common Stock (including the Bancorporation Rights) pursuant to the Merger, except that gain or loss will be recognized by a stockholder of CIVISTA Common Stock on receipt of cash in lieu of a fractional share interest in Bancorporation Common Stock; and

     (d) a stockholder of CIVISTA who receives cash in lieu of a fractional interest in Bancorporation Common Stock will be treated as if the fractional share were distributed as part of the exchange and then as having received a cash distribution in redemption of such fractional share, resulting in gain or loss upon receipt of such cash taxed as provided in Section 302 of the Code.

     The above tax opinion will be given solely to Bancorporation and cannot be relied upon by any other party. The tax opinion will be based upon certain customary representations and assumptions referred to in the opinion letter and will be expressly contingent upon satisfaction of the continuity of interest requirement of certain Treasury Regulations. This requirement will be satisfied if the stockholders of CIVISTA receive and retain Bancorporation Common Stock equal in value, as of the effective date of the Merger, to at least 50% of the value of all of the formerly outstanding shares of CIVISTA Common Stock, as of that date. The management of CIVISTA has advised Bancorporation that, to the best of its knowledge, there is no plan or intention on the part of the CIVISTA stockholders to sell, exchange, or otherwise dispose of Bancorporation Common Stock received in the Merger that would result in failure to satisfy the continuity of interest requirement. It is a condition to consummation of the Merger that Bancorporation receive the above tax opinion as of the Effective Time.

     In addition, any cash payment to a stockholder who exercises his dissenter's rights will be a taxable transaction. Any cash payment received by a dissenting holder of Bancorporation or CIVISTA Common Stock who has perfected appraisal rights in exchange for such holder's shares will be treated as having been received as a distribution in redemption of such holder's shares the consequences of which will be determined in accordance with Section 302 of the Code.

     THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS BASED UPON CURRENT LAW. SUCH DISCUSSION MAY NOT BE APPLICABLE TO A CIVISTA STOCKHOLDER WHO ACQUIRED SHARES OF CIVISTA COMMON STOCK PURSUANT TO THE EXERCISE OF A STOCK OPTION OR OTHERWISE AS COMPENSATION. BECAUSE EACH STOCKHOLDER'S TAX CIRCUMSTANCES MAY DIFFER, EACH STOCKHOLDER MUST CONSULT HIS OWN TAX ADVISOR CONCERNING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH STOCKHOLDER, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, AND OTHER TAX LAWS AND ANY PROPOSED CHANGES IN SUCH TAX LAWS.

ACCOUNTING TREATMENT OF MERGER

     It is anticipated that the Merger, if completed as proposed, will qualify as a pooling-of-interests for accounting and financial reporting purposes. Accordingly, under generally accepted accounting principles, the assets and liabilities of CIVISTA will be combined with those of Bancorporation and carried forward at book values. In addition, the statements of operations of CIVISTA will be combined with the statements of operations of Bancorporation on a retroactive basis. The obligation of Bancorporation to consummate the Merger is conditioned, among other matters, upon its receipt of a letter from Coopers & Lybrand, L.L.P., independent auditors, that the Merger will qualify for pooling-of-interests accounting treatment under generally accepted accounting principles. See "PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)."

RESALES OF BANCORPORATION COMMON STOCK RECEIVED IN MERGER

     The Bancorporation Common Stock that will be issued upon the consummation of the Merger will have been registered under the Securities Act and will be freely transferable, except for shares received by persons, including directors and executive officers of CIVISTA, who may be deemed to be affiliates of CIVISTA, as that term is defined in (i) Rule 145 promulgated under the Rules and Regulations of the Securities Act, and/or (ii) Accounting Series Releases 130 and 135, as amended, of the Commission.

     Affiliates may not sell, pledge, transfer or otherwise dispose of the shares of Bancorporation Common Stock issued to them in exchange for their shares of CIVISTA Common Stock, unless the requirements of Rule 145(d) are satisfied or the sale, pledge, transfer, or disposition is otherwise in compliance with the Securities Act and the rules and regulations promulgated thereunder. Generally, under Rule 145(d) an affiliate of CIVISTA will be permitted to sell, pledge, transfer, or otherwise dispose of his or her shares of Bancorporation Common Stock received pursuant to the Merger if either of the following is satisfied:

     (a) The shares are sold in "brokers' transactions" or in transactions directly with a "market maker," the affiliate does not solicit or arrange for the solicitation of purchase orders or make any payments in connection with the sale to anyone other than the broker or market maker, the number of shares sold, together with all other sales of Bancorporation Common Stock by such affiliate within the preceding three months, does not exceed one percent of the outstanding shares of Bancorporation Common Stock, and there is publicly available certain information regarding Bancorporation; or

     (b) The affiliate is not or does not become an affiliate of Bancorporation and has been the beneficial owner of the Bancorporation Common Stock for at least two years, and there is publicly available certain information regarding Bancorporation.

     In addition, and in order for the Merger to qualify as a pooling-of-interests for accounting and financial reporting purposes, shares of Bancorporation Common Stock issued to affiliates in the Merger may not be sold, pledged, transferred or otherwise disposed of until such time as financial results covering at least 30 days of combined operations of Bancorporation and CIVISTA have been published within the meaning of Section 201.01 of the Commission's Codification of Financial Reporting Policies. Share certificates for Bancorporation Common Stock issued to affiliates of CIVISTA will bear a restrictive legend.

     AS THIS IS A GENERAL STATEMENT OF THE RESTRICTIONS ON THE DISPOSITION OF THE SHARES OF BANCORPORATION COMMON STOCK TO BE ISSUED IN THE MERGER, THOSE STOCKHOLDERS OF CIVISTA WHO MAY BE AFFILIATES OF CIVISTA SHOULD CONFER WITH LEGAL COUNSEL WITH RESPECT TO THESE RESALE RESTRICTIONS.

     This Prospectus and Joint Proxy Statement does not cover any reoffers or resales of Bancorporation Common Stock received by affiliates of CIVISTA.

BANCORPORATION'S ARTICLES OF INCORPORATION AND CODE OF REGULATIONS

     The Articles of Bancorporation in effect immediately prior to the Merger will be the articles of incorporation of Bancorporation as the surviving corporation after the Merger. The Regulations of Bancorporation in effect immediately prior to the Merger will be the regulations of Bancorporation after the Merger.

                       RIGHTS OF DISSENTING STOCKHOLDERS

     Holders of Bancorporation Common Stock who so desire and holders of CIVISTA Common Stock who so desire are entitled to relief as dissenting stockholders under Section 1701.84 of the Ohio Revised Code. A stockholder of either Bancorporation or CIVISTA, however, will be entitled to such relief only if he complies strictly with all of the procedural and other requirements of Section 1701.85 of the Ohio Revised Code. The following summary does not purport to be a complete statement of the method of compliance with Section 1701.85 and is qualified in its entirety by reference to the copy of Section 1701.85 attached hereto as Appendix E.

     A Bancorporation stockholder or a CIVISTA stockholder who wishes to perfect his rights as a dissenting stockholder in the event the Merger Agreement is adopted:

     (a) must have been a record holder of the Bancorporation Common Stock or the CIVISTA Common Stock as to which he seeks relief as of the date fixed for the determination of stockholders entitled to notice of the Bancorporation Special Meeting or the CIVISTA Special Meeting;

     (b) must not have voted his Bancorporation Common Stock or his CIVISTA Common Stock in favor of adoption of the Merger Agreement; and

     (c) must deliver to the company for which he is a stockholder, not later than 10 days after the appropriate Special Meeting, a written demand for payment of the fair cash value of the shares as to which he seeks relief. This written demand must state the name of the stockholder, his address, the number of shares as to which he seeks relief, and the amount claimed as the fair cash value thereof.

     A vote against adoption of the Merger Agreement will not satisfy the requirements of a written demand for payment. Any written demand for payment should be mailed or delivered, (i) in the case of a dissenting Bancorporation stockholder, to: First Bancorporation of Ohio, 106 South Main Street, Akron, Ohio 44308, Attention: Terry E. Patton, and (ii) in the case of a dissenting CIVISTA stockholder, to: The CIVISTA Corporation, 100 Central Plaza South, Canton, Ohio 44702, Attention: Janice R. Van Voorhis. As the written demand must be delivered within the 10-day period following the appropriate company's Special Meeting, it is recommended, although not required, that a stockholder using the mails should use certified or registered mail, return receipt requested, to confirm that he has made a timely delivery.

     If Bancorporation or CIVISTA, respectively, sends the dissenting stockholder at the address specified in his demand, a request for the certificate(s) representing his shares, the stockholder must deliver the certificate(s) within 15 days of the sending of such request. The company may endorse the certificate(s) with a legend to the effect that the stockholder has demanded the fair cash value of the shares represented by the certificate(s). Failure to deliver the certificate(s) within 15 days of the request terminates the stockholder's rights as a dissenting stockholder. Bancorporation and CIVISTA, respectively, must notify the stockholder of its election to terminate his rights as a dissenting stockholder within 20 days after the lapse of the 15 day period.

     Unless the dissenting stockholder and Bancorporation or CIVISTA, respectively, shall agree on the fair cash value per share of the appropriate company's Common Stock, either may, within three months after the service of the written demand by the stockholder, file a petition in the Court of Common Pleas of Summit County, Ohio in the case of Bancorporation, and in the Court of Common Pleas of Stark County, Ohio in the case of CIVISTA. If the court finds that the stockholder is entitled to be paid the fair cash value of any shares, the court may appoint one or more appraisers to receive evidence and to recommend a decision on the amount of the fair cash value.

     Fair cash value: (a) will be determined as of the day prior to the appropriate company's Special Meeting, (b) will be the amount a willing seller and willing buyer would accept or pay with neither being under compulsion to sell or buy, (c) will not exceed the amount specified in the stockholder's written demand, and (d) will exclude any appreciation or depreciation in market value resulting from the Merger. The court shall make a finding as to the fair cash value of a share and render judgment against Bancorporation or CIVISTA, respectively, for its payment with interest at such rate and from such date as the court considers equitable. The costs of proceedings shall be assessed or apportioned as the court considers equitable.

     The rights of any dissenting stockholder will terminate if (a) he has not complied with Section 1701.85, unless Bancorporation or CIVISTA, respectively, by its Board of Directors waives such failure, (b) Bancorporation or CIVISTA, respectively, abandons or is finally enjoined or prevented from carrying out, or the stockholders of Bancorporation or CIVISTA, respectively, rescind their adoption of, the Merger, (c) the dissenting stockholder withdraws his written demand, with the consent of the appropriate company, by its Board of Directors, or (d) Bancorporation or CIVISTA, respectively, and the dissenting stockholder shall not have agreed upon the fair cash value per share of the Bancorporation Common Stock or the CIVISTA Common Stock, respectively, and neither shall have timely filed or joined in a petition in an appropriate court for a determination of the fair cash value of the shares. For a discussion of the tax consequences to a stockholder exercising dissenters' rights, see "TERMS OF MERGER -- Certain Federal Income Tax Consequences."

     Because a proxy which does not contain voting instructions will be voted for adoption of the Merger Agreement, a stockholder who wishes to exercise his dissenters' rights must either not sign and return his proxy or, if he signs and returns his proxy, vote against or abstain from voting on the adoption of the Merger Agreement.

         PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

     The following unaudited pro forma condensed combined financial statements are presented assuming the Merger will be accounted for using the pooling-of-interests method. Historical financial data of Bancorporation and CIVISTA included in the following data have been taken from the financial statements and other financial information of Bancorporation and CIVISTA incorporated herein by reference. The pro forma condensed combined balance sheet includes the historical accounts of Bancorporation and CIVISTA as of June 30, 1994 and the related pro forma condensed combined statements of income for the six months ended June 30, 1994 and 1993 include the historical accounts of Bancorporation and CIVISTA for the periods indicated. The pro forma condensed combined statements of income for years ended in 1993, 1992 and 1991 include the financial data of Bancorporation for its fiscal years ended December 31 and the financial data of CIVISTA for its fiscal years ended September 30. The unaudited pro forma combined financial data do not reflect expenses expected to be incurred by Bancorporation and CIVISTA in connection with the Merger. THE PRO FORMA INFORMATION PRESENTED BELOW IS NOT NECESSARILY INDICATIVE OF THE RESULTS WHICH ACTUALLY WOULD HAVE BEEN OBTAINED IF THE MERGER HAD BEEN CONSUMMATED IN THE PAST OR WHICH MAY BE OBTAINED IN THE FUTURE.

           PRO FORMA CONDENSED COMBINED BALANCE SHEET (UNAUDITED)(1)

                                 JUNE 30, 1994

                             (DOLLARS IN THOUSANDS)

                                                                          PRO FORMA
                                                                         ADJUSTMENTS   PRO FORMA
                                             BANCORPORATION   CIVISTA      DR/(CR)      COMBINED
                                             --------------   --------   -----------   ----------
ASSETS
  Cash and due from banks..................    $  195,138      14,735                    209,873
  U.S. government and its agencies.........       913,120     140,534                  1,053,654
  State and municipal obligations..........       155,787                                155,787
  Mortgage-backed securities...............       234,083      96,601                    330,684
  Other securities.........................        98,817      10,280                    109,097
  Federal funds sold and securities
     purchased under agreement to resell...         5,528       8,270                     13,798
  Loans (net of unearned income)...........     2,807,587     505,557                  3,313,144
  Less: Allowance for loan and lease losses       (33,122)     (2,757)                   (35,879)
  Premises and equipment...................        74,232       6,053                     80,285
  Other assets.............................        79,260      28,937                    108,197
                                             ------------     -------    ----------    ---------
          Total assets.....................    $4,530,430     808,210             0    5,338,640
                                             ============     =======    ==========    =========
LIABILITIES
  Non-interest-bearing deposits............    $  656,890                                656,890
  Interest-bearing deposits................     3,077,184     689,088                  3,766,272
                                             ------------     -------    ----------    ---------
          Total deposits...................     3,734,074     689,088                  4,423,162
  Federal funds purchased and securities
     sold under agreements to repurchase...       342,089      18,473                    360,562
  Interest, taxes and other liabilities....        26,039      11,185                     37,224
                                             ------------     -------    ----------    ---------
          Total liabilities................     4,102,202     718,746                  4,820,948
CAPITAL
  Shareholders' equity:
     Preferred stock.......................            --          --                         --
     Common stock..........................        87,849      11,820                     99,669
     Net unrealized holding gains (losses)
       on available for sale securities....        (9,492)        (50)                    (9,542)
     Retained profits......................       349,871      77,694                    427,565
                                             ------------     -------    ----------    ---------
          Total equity capital.............       428,228      89,464                    517,692
                                             ------------     -------    ----------    ---------
          Total liabilities and equity
            capital........................    $4,530,430     808,210             0    5,338,640
                                             ============     =======    ==========    =========

- ---------------

(1) The Pro Forma Condensed Combined Balance Sheet (Unaudited) assumes the issuance of 6,513,119 shares of Bancorporation Common Stock in exchange for all of the outstanding shares and options of CIVISTA Common Stock. This assumes an exchange ratio of 1.723 shares of Bancorporation Common Stock for each share of CIVISTA Common Stock.


         PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME (UNAUDITED)

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                   YEAR ENDED IN
                                -----------------------------------------------------------------------------------
                                                 1993                                        1992
                                ---------------------------------------     ---------------------------------------
                                                                 PRO                                         PRO
                                                                FORMA                                       FORMA
                                BANCORPORATION     CIVISTA     COMBINED     BANCORPORATION     CIVISTA     COMBINED
                                --------------     -------     --------     --------------     -------     --------
INTEREST INCOME:
Interest and fees on
  loans.....................       $219,692         44,305      263,997         229,776         48,421      278,197
Interest on investment
  securities................         82,205         11,219       93,424          90,426         11,205      101,631
Interest on federal funds
  sold......................          2,692          1,095        3,787           3,395          1,865        5,260
                                -----------        -------     --------     -----------        -------     --------
    Total interest income...        304,589         56,619      361,208         323,597         61,491      385,088

INTEREST EXPENSE:
Interest on deposits........        102,905         24,342      127,247         126,707         31,803      158,510
Interest on securities sold
  under agreements to
  repurchase and other
  borrowings................          6,882          1,020        7,902           7,404          1,491        8,895
                                -----------        -------     --------     -----------        -------     --------
    Total interest
      expense...............        109,787         25,362      135,149         134,111         33,294      167,405

NET INTEREST INCOME.........        194,802         31,257      226,059         189,486         28,197      217,683
Provision for loan losses...          7,239            817        8,056          17,657          1,308       18,965
Net interest income after
  provision for loan
  losses....................        187,563         30,440      218,003         171,829         26,889      198,718
Other income................         55,320         16,589       71,909          51,951         16,641       68,592
Other expense...............        160,960         27,178      188,138         146,790         28,496      175,286
                                -----------        -------     --------     -----------        -------     --------
Income before federal income
  taxes.....................         81,923         19,851      101,774          76,990         15,034       92,024
Federal income taxes........         26,363          6,779       33,142          23,717          5,477       29,194
                                -----------        -------     --------     -----------        -------     --------
    Net income..............       $ 55,560         13,072       68,632          53,273          9,557       62,830
                                ===========        =======     ========     ===========        =======     ========
Income Per Common Share.....       $   2.05           3.64                         1.97           2.71
                                ===========        =======                  ===========        =======

Pro Forma Net Income Per
  Common Share, Conversion
  Ratio of 1.723............                                   $   2.07                                        1.90
                                                               ========                                    ========

                              ---------------------------------------
                                               1991
                              ---------------------------------------
                                                               PRO
                                                              FORMA
                              BANCORPORATION     CIVISTA     COMBINED
                              --------------     -------     --------
INTEREST INCOME:
Interest and fees on
  loans.....................      243,943         50,220      294,163
Interest on investment
  securities................       95,140         10,373      105,513
Interest on federal funds
  sold......................        8,305          2,853       11,158
                              -----------        -------     --------
    Total interest income...      347,388         63,446      410,834

INTEREST EXPENSE:
Interest on deposits........      175,976         40,352      216,328
Interest on securities sold
  under agreements to
  repurchase and other
  borrowings................       10,270          1,295       11,565
                              -----------        -------     --------
    Total interest
      expense...............      186,246         41,647      227,893

NET INTEREST INCOME.........      161,142         21,799      182,941
Provision for loan losses...       11,827            923       12,750
Net interest income after
  provision for loan
  losses....................      149,315         20,876      170,191
Other income................       45,696         20,158       65,854
Other expense...............      136,130         31,365      167,495
                              -----------        -------     --------
Income before federal income
  taxes.....................       58,881          9,669       68,550
Federal income taxes........       16,755          3,455       20,210
                              -----------        -------     --------
    Net income..............       42,126          6,214       48,340
                              ===========        =======     ========
Income Per Common Share.....         1.56           1.80
                              ===========        =======
Pro Forma Net Income Per
  Common Share, Conversion
  Ratio of 1.723............                                     1.47
                                                             ========

         PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME (UNAUDITED)

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                             SIX MONTHS ENDED JUNE 30,
                                        --------------------------------------------------------------------
                                                      1994                               1993
                                        ---------------------------------  ---------------------------------
                                                                   PRO                                PRO
                                                                  FORMA                              FORMA
                                        BANCORPORATION  CIVISTA  COMBINED  BANCORPORATION  CIVISTA  COMBINED
                                        --------------  -------  --------  --------------  -------  --------
INTEREST INCOME:
Interest and fees on loans.............    $108,306      20,185   128,491      110,373      22,344   132,717
Interest on investment securities......      38,387       6,313    44,700       42,582       5,020    47,602
Interest on federal funds sold.........       1,434         318     1,752        1,223         680     1,903
                                        -----------     -------  --------  -----------     -------  --------
          Total interest income........     148,127      26,816   174,943      154,178      28,044   182,222

INTEREST EXPENSE:
Interest on deposits...................      46,638      11,428    58,066       53,467      11,955    65,422
Interest on securities sold under
  agreements to repurchase and other
  borrowings...........................       4,188         579     4,767        3,358         489     3,847
                                        -----------     -------  --------  -----------     -------  --------
          Total interest expense.......      50,826      12,007    62,833       56,825      12,444    69,269

NET INTEREST INCOME....................      97,301      14,809   112,110       97,353      15,600   112,953
Provision for loan losses..............       2,167          85     2,252        3,879         416     4,295
Net interest income after provision for
  loan losses..........................      95,134      14,724   109,858       93,474      15,184   108,658
Other income...........................      28,062       7,373    35,435       27,307       8,814    36,121
Other expense..........................      80,566      13,761    94,327       79,207      13,172    92,379
                                        -----------     -------  --------  -----------     -------  --------
Income before federal income taxes.....      42,630       8,336    50,966       41,574      10,826    52,400
Federal income taxes...................      12,758       2,911    15,669       12,634       3,616    16,250
                                        -----------     -------  --------  -----------     -------  --------
          Net income...................      29,872       5,425    35,297       28,940       7,210    36,150
                                        ===========     =======  ========  ===========     =======  ========
Income Per Common Share................    $   1.10        1.47                   1.07        2.00
                                        ===========     =======            ===========     =======
Pro Forma Net Income Per Common Share,
  Conversion Ratio of 1.723............                          $   1.06                               1.09
                                                                 ========                           ========

                           BUSINESS OF BANCORPORATION

OVERVIEW

     Bancorporation is a bank holding company organized in 1981 under the laws of the State of Ohio and registered under the BHCA. At September 30, 1994,
Bancorporation had total consolidated assets of approximately $       billion
and total shareholders' equity of $       million. Although principally a
regional banking organization, Bancorporation's subsidiaries provide a wide range of banking, fiduciary and financial services to corporate, institutional and individual customers throughout northern Ohio and southwestern Florida. At September 30, 1994, Bancorporation's subsidiaries operated 143 full service banking offices, had 159 automated teller machines located in 14 counties in the States of Ohio and Florida and employed approximately 2,967 full- and part-time employees.

     Bancorporation's principal business consists of owning and supervising its subsidiaries which primarily operate in Ashtabula, Cuyahoga, Erie, Geauga, Knox, Lake, Lorain, Medina, Portage, Richland, Stark, Summit and Wayne Counties, Ohio. Bancorporation directs the overall policies and financial resources of the subsidiaries, but the day-to-day affairs, including lending practices, services, and interest rates, are managed by their own officers and directors, some of whom are also officers and directors of Bancorporation. Through Bancorp Trust Company, N.A., with its principal office in Naples, Florida, and Life Savings Bank, FSB, with its principal office in Clearwater, Florida, Bancorporation also serves customers throughout southwestern Florida. FBOH Credit Life Insurance Company was formed in 1985 to engage in underwriting of credit life and credit accident and health insurance directly related to the extension of credit by the Banks to their customers. FBOH Community Development Corporation was organized in 1994 to further Bancorporation's ability to meet the credit needs of its lending communities.

SUBSIDIARIES

     Bancorporation's wholly-owned subsidiaries include First National Bank of Ohio, The Old Phoenix National Bank of Medina, Elyria Savings & Trust National Bank, The First National Bank in Massillon, Peoples National Bank, Peoples Bank, N.A. (collectively, the "Banks"), Life Savings Bank, FSB, Bancorp Trust Company, N.A., FBOH Credit Life Insurance Company and FBOH Community Development Corporation (all, collectively, the "Subsidiaries").

     In addition to the customary services of accepting funds for deposit and making loans, the Banks provide a wide range of specialized services tailored to specific markets, including personal and corporate trust services, personal financial services, cash management services and international banking services. Bancorporation's savings association subsidiary provides demand, savings and time deposit accounts, consumer and commercial loans, while its nonbanking direct and indirect subsidiaries provide insurance sales services, reinsurance of credit life and accident and health insurance on loans made by the Banks, securities brokerage services, equipment lease financing, and other financial services.

     Presented in the following schedule is further specific information concerning each of the material operating Subsidiaries:

                        COUNTIES                                                        TYPE      NUMBER
                           OF           DATE OF                           DATE OF        OF        OF
    SUBSIDIARY         OPERATION*     ORGANIZATION       BUSINESS        AFFILIATION  CHARTER     OFFICES
- -------------------    -----------    ------------    ---------------    ---------    --------    -----
First National         Stark,             1947        Commercial         12/31/81     Federal       67
Bank of Ohio           Summit,                        bank with
                       Cuyahoga                       trust services
                       and
                       Portage

The Old Phoenix        Medina             1873        Commercial         12/31/81     Federal       15
National Bank          and                            bank with
of Medina              Cuyahoga                       trust services

Elyria Savings         Lorain,            1901        Commercial         12/12/83     Federal       23
& Trust National       Cuyahoga                       bank with
Bank                   and                            trust services
                       Erie

Peoples National       Knox,              1892        Commercial         10/26/88     Federal       12
Bank                   Medina,                        bank with
                       Richland,                      trust services
                       Summit
                       and Wayne

The First              Stark              1933        Commercial         3/21/89      Federal        8
National Bank                                         bank with
in Massillon                                          trust services

Bancorp Trust          Collier            1990        National           2/17/90      Federal        2
Company, N.A.          and Lee,                       Trust
                       Florida                        Company

Peoples Bank, N.A.     Ashtabula,         1890        Commercial         9/30/90      Federal       15
                       Geauga                         bank with
                       and Lake                       trust services

Life Savings Bank,     Pinellas,          1994        Savings            3/11/94      Federal        3
FSB                    Florida                        association

- ---------------

*Ohio unless otherwise noted.

     Each Bank is engaged in commercial banking in its respective geographical market. Commercial banking includes the acceptance of demand, savings and time deposits and the granting of commercial and consumer loans for the financing of both real and personal property. Other services include automated banking programs, credit cards, the rental of safe deposit boxes, letters of credit, leasing, discount brokerage and credit life insurance. The Banks also operate trust departments which offer estate and trust services. Each Bank offers its services primarily to consumers and small and medium size businesses in its respective geographical market. None of the Banks are engaged in lending outside the continental United States. None of the Banks are dependent upon any one significant customer or a specific industry.

     Life Savings Bank, FSB, operates as a savings association in its geographical market. As a savings association, its business includes the acceptance of demand, savings and time deposit accounts and the granting of consumer loans primarily secured by real property. Life Savings Bank, FSB, offers its services principally to consumers and small businesses located in its geographical market. It is not engaged in lending outside the continental United States and is not dependent upon any one significant customer or a specific industry.

     Bancorp Trust Company, N.A. is engaged in providing personal trust services in its geographical markets. These services include acting as trustee in personal trusts, custodial and investment agency services, guardianships and service as personal representative in decedent estates.

RECENT ACQUISITIONS

     Bancorporation engages on a regular basis in discussions concerning possible acquisitions of other financial institutions. In 1994, Bancorporation acquired control of Life Savings Bank, FSB, a federal savings association with its principal offices located in Clearwater, Florida, and Great Northern Savings Co., an Ohio savings association with its principal offices formerly located in Barberton, Ohio. Life Savings Bank, FSB was chartered by Bancorporation in 1994 to acquire the assets and deposit liabilities of Life Federal Savings Bank, a federal savings association under the conservatorship of the Resolution Trust Corporation. Great Northern Savings Co. was acquired on April 22, 1994 through the merger of its parent corporation, Great Northern Financial Corporation, with and into Bancorporation. Bancorporation then effected a merger of Great Northern Savings Co. with and into First National.

                              BUSINESS OF CIVISTA

     CIVISTA, headquartered in Canton, Ohio, is a unitary savings and loan holding company whose principal asset is the common stock of its wholly-owned subsidiary, Citizens Savings Bank of Canton. In addition, CIVISTA owns all of the common stock of Citizens Savings Corporation of Stark County ("CSC"), The CASNET Group, Inc. ("CASNET"), Citizens Investment Corporation ("CIC") and Crest Investments, Inc., as well as owning directly two apartment complexes, and certain short-term investments.

     CIVISTA was organized in March, 1987 and remained inactive until August 17, 1988. On that date, Citizens stockholders became CIVISTA stockholders in a tax-free and regulatory reorganization. This transaction was accounted for as a pooling-of-interests. As a savings and loan holding company, CIVISTA is principally engaged in management of Citizens. Citizens is an Ohio-chartered savings and loan association headquartered in Canton, Ohio. It has operated continuously under the capital stock form of ownership since its organization in 1899. Citizens conducts its activities from a lending office and a network of 10 full service offices located in Stark County, Ohio and is in the process of constructing an eleventh full service office. Citizens is a member of the Federal Home Loan Bank ("FHLB") of Cincinnati and its deposits are insured by the Federal Deposit Insurance Corporation ("FDIC") through the Savings Association Insurance Fund ("SAIF") up to the maximum amount permitted by law.

     Citizens operates in Canton and adjacent communities. Its principal business is utilizing savings deposits from the general public to originate residential mortgage loans. Citizens is engaged, to a limited extent, in making first mortgage loans on income-producing real estate, second mortgage loans on one-to-two-family residences, secured home improvement loans, savings deposit secured loans, education loans, consumer loans and credit card loans. Citizens' authorized lending area is the entire United States. However, Citizens' principal lending activity is in the areas in which its offices are located, which encompasses almost all of Stark County, Ohio. Funds for lending activities are obtained largely from savings deposits, loan repayments, advances from the FHLB of Cincinnati and other borrowings.

     Mortgage loans on single-family dwellings are typically for terms of 10 to 30 years. These loans are often repaid prior to their contractual maturity date by a sale by the borrower, by refinancing the property or by the borrower's acceleration of periodic payments. Over the last several years, most of Citizens' customers selected fixed rate loans. Few borrowers were willing to finance using an adjustable rate loan and Citizens has been unwilling to offer "teaser" rates to obtain adjustable rate loans. Generally the loan-to-value ratio does not exceed 95% of the appraised value of improved real estate.

     To the extent that local loan demand has not met loan production goals, loans and loan participations have been purchased from other financial institutions and brokers throughout the United States. As of June 30, 1994, Citizens owned approximately $32.6 million of purchased loans and loan participations. The properties securing these loans are located throughout the United States. As a result of the availability of mortgage-backed securities, purchases of loans and loan participations have been minimal in the last five years. CIVISTA and Citizens invest in various types of liquid assets, including short-term United States Government and agency obligations, mortgage-backed securities, certain certificates of deposits at insured banks and savings institutions, certain bankers' acceptances and federal funds.

     Citizens offers programs designed to attract short-term and long-term savings deposits at rates and terms consistent with profitable investment activities. Rather than pay unprofitable deposit rates, Citizens has been willing, if necessary, to permit deposit balances to shrink. The deposit programs include passbook savings accounts, statement savings accounts, club accounts, certificate of deposit accounts, money market fund-competitive accounts, retirement accounts and interest-paying, negotiable order of withdrawal ("NOW") checking accounts. Citizens has never utilized brokered deposits.

     CSC owns and manages approximately 350 residential rental units in apartment and duplex complexes which are primarily in the suburban Canton area. CSC owns a large portion of the Lakeview Office Condominium located in the Belden Village area of Stark County, Ohio. Through its division, CIVISTA Real Estate Company, CSC is engaged in property management for third parties.

     CIC was incorporated in 1981 for residential real estate development in La Quinta, California. During 1990, CIC acquired title to 40 acres of land in La Quinta, California which are contiguous to the land developed by a CIVISTA-managed joint venture. Approximately 28 acres have been developed into 54 residential lots. As of June 30, 1994, 17 lots have been sold and closed. No plans have been finalized for the remaining acreage. In addition, CIC is managing partner of a joint venture in La Quinta, California. In 1991, the joint venture completed the sellout of its real estate inventory; however, the joint venture will not be terminated until a remaining warranty issue is resolved.

     CIVISTA also owns CASNET, Crest Investments, Inc. and the Woodlawn Village and London Square apartments. CASNET provides data processing services for Citizens and six other savings and loan associations in three states through a service center in Canton, Ohio. During 1993, CASNET closed its Charlotte, North Carolina data center and transferred the processing back to Canton. In addition, CASNET develops and markets computer software for financial institutions, provides microfiche services, interactive voice response technology and personal computer consulting. During 1992, CASNET entered the credit union on-line servicing market by purchasing nine credit union contracts from Cascade Financial Services. Crest Investments, Inc. owns Crest Insurance Agency, Inc., which sells securities and tax-deferred annuities under an agreement with a registered broker/dealer. Woodlawn Village and London Square are residential apartment complexes in suburban Canton. The complexes contain 422 units.

                               REGULATORY MATTERS

GENERAL

     Bank holding companies, savings and loan holding companies, banks, and savings associations are regulated extensively under federal and state law. To the extent the following information describes statutory or regulatory provisions, it is qualified in its entirety by reference to the particular statutory or regulatory provisions.

     The operations of financial institutions are significantly affected by general economic conditions, the monetary and fiscal policies of the federal government and the policies of federal and state regulatory authorities. Citizens is a savings association organized under the laws of the State of Ohio and, as a member of the SAIF, its deposits are insured by the FDIC. As such, Citizens is subject to regulation, examination and oversight by the Division, OTS and the FDIC. Citizens must file periodic reports with these governmental agencies concerning its activities and financial condition. Joint examinations are conducted periodically by the Division and OTS to determine whether Citizens is in compliance with various regulatory requirements. Citizens is also subject to certain reserve requirements under regulations of the Federal Reserve. After the Merger, Citizens will be merged with and into First National-Massillon and will cease to exist as a separate chartered institution and therefore will not be subject to separate regulation.

     Bancorporation's financial institution subsidiaries are First National Bank of Ohio, The Old Phoenix National Bank of Medina, Elyria Savings & Trust National Bank, The First National Bank in Massillon,

Peoples National Bank ("Peoples National"), Peoples Bank, N.A. ("Peoples N.A.") (collectively, the "Banks"), Life Savings Bank, FSB ("Life Savings") and Bancorp Trust Company, N.A. ("Bancorp Trust").

     The Banks, as national banks and members of the Federal Reserve System, are subject to the supervision of and regular examination by OCC and the Federal Reserve. As insured banks under the Federal Deposit Insurance Act, all of the Banks except Peoples National and Peoples N.A. are members of the Bank Insurance Fund ("BIF"). All of the Banks are regulated by the FDIC. The affairs and records of the Banks are examined regularly by OCC and the Banks must furnish quarterly and annual reports to OCC.

     Peoples National and Peoples N.A. were converted in 1994 into national banks from a federal savings association and a state savings association, respectively. As converted savings associations, they remained members of SAIF and their deposits are insured thereunder.

     Life Savings is a federal savings association and its deposits are insured under SAIF. Life Savings is subject to regulation and supervision by OTS and the FDIC and is obligated to make periodic reports to OTS.

     Bancorp Trust is a national trust company subject to the supervision of and regular examination by OCC. Its activities, which consist primarily of making trust services available in the State of Florida, are also subject to regulation by the laws of the State of Florida. Bancorp Trust is a member of the Federal Reserve System and owns stock in the Federal Reserve Bank of Atlanta.

     The periodic examinations by the regulatory agencies are intended to test institutions' compliance with various regulatory requirements and to determine if operations are conducted in a safe and sound manner. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of nonperforming and other assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such regulation, whether by OTS, OCC, the FDIC, the Division, the Federal Reserve or Congress, could materially and adversely impact the operations of Bancorporation, CIVISTA or any of their respective subsidiary financial institutions.

REGULATION OF BANK HOLDING COMPANIES

     Bancorporation is registered as a bank holding company under the BHCA. Bank holding companies are subject to regulation by the Federal Reserve. Under Federal Reserve policy, a bank holding company is expected to act as a source of financial strength to each subsidiary bank and to commit resources to support such subsidiary banks.

     The BHCA requires the prior approval of the Federal Reserve in any case where a bank holding company proposes to acquire direct or indirect ownership or control of more than 5% of the voting shares of any bank that is not already majority-owned by it, or to merge or consolidate with any other bank holding company. The BHCA prohibits the Federal Reserve from approving an application from a bank holding company to acquire shares of a bank located outside the state in which the operations of the holding company's banking subsidiaries are principally conducted, unless such an acquisition is specifically authorized by statute of the state in which the bank whose shares are to be acquired is located. At present, many states, including Ohio, have adopted legislation permitting such acquisitions by bank holding companies and such legislation is pending in the legislatures of other states.

     The BHCA also prohibits a bank holding company, with certain exceptions, from acquiring more than 5% of the voting shares of any company that is not a bank and from engaging in any business other than banking or managing or controlling banks. Under the BHCA, the Federal Reserve is authorized to approve the ownership of shares by a bank holding company in any company the activities of which the Federal Reserve has determined to be so closely related to banking or to managing or controlling banks as to be a proper incident thereto. The Federal Reserve has by regulation determined that certain activities are closely related to banking within the meaning of the BHCA. These activities include: operating a savings association, mortgage company, finance company, credit card company or factoring company; performing certain data processing operations; providing investment and financial advice; and acting as an insurance agent for certain types of credit-related insurance.

     Subsidiary banks of a bank holding company are subject to certain restrictions imposed by the Federal Reserve Act on extensions of credit to the bank holding company or any of its subsidiaries, on investments in the stock or other securities of the bank holding company or its subsidiaries and on the taking of such stock or securities as collateral for loans to any borrower. Further, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of any services.

     Bancorporation is also under the jurisdiction of the Commission and certain state securities commissions for matters relating to the offering and sale of its securities. Bancorporation is subject to the disclosure and regulatory requirements of the Securities Act and the Exchange Act, as administered by the Commission.

REGULATION OF SAVINGS AND LOAN HOLDING COMPANIES

     Bancorporation and CIVISTA are registered as savings and loan holding companies under HOLA, due to their control of savings associations. The regulation of savings and loan holding companies is the province of OTS.

     With certain exceptions, a savings and loan holding company must obtain prior written approval of OTS before acquiring control of an insured institution or savings and loan holding company through the acquisition of stock or through a merger or some other business combination. HOLA prohibits OTS from approving an acquisition by a savings and loan holding company which would result in the holding company controlling savings associations in more than one state, subject to certain exceptions, including where the statutes of the state in which the savings association to be acquired is located specifically permit a savings association chartered by such state to be acquired by an out-of-state savings association or savings and loan holding company. Ohio presently has legislation permitting such an interstate acquisition by a savings and loan association or savings and loan holding company. HOLA also prohibits savings and loan holding companies and their subsidiaries which are not savings associations from engaging in unrelated business activities other than those specifically exempted by statute or regulation.

REGULATION OF NATIONAL BANKS

     As national banks and members of the Federal Reserve System, the Banks are subject to the supervision of and regular examination by OCC and the Federal Reserve. As insured banks under the Federal Deposit Insurance Act, all of the Banks are regulated by the FDIC and, with the exception of Peoples National and Peoples N.A., are members of BIF. Areas of operation subject to regulation by federal laws, regulations and regulatory agencies include reserves on deposits, interest rates and other terms of deposits, investments, loans, fiduciary activities, mergers and acquisitions, issuance of securities, payment of dividends, establishment of branches, transactions with officers and principal stockholders, and other aspects of bank operations. Representatives of OCC regularly conduct examinations of the affairs and records of national banks, and all national banks must furnish quarterly and annual reports to OCC.

STATE REGULATION OF SAVINGS ASSOCIATIONS

     Regulation by the Division affects the internal organization of Citizens as well as its savings, mortgage lending and other investment activities. Ohio law prescribes the permissible investments and activities of Ohio savings associations, including the types of lending that such associations may engage in and the investments in real estate, subsidiaries and corporate or government securities that such associations may make. The ability of Ohio savings associations to engage in these state-authorized investments is subject to oversight and approval by the FDIC, if such investments or activities are not permissible for a federally chartered savings association.

     The Division must approve any mergers involving or acquisitions of control of Ohio savings associations. The Division may initiate certain supervisory measures or formal enforcement actions against Ohio savings associations. Ultimately, if the grounds provided by law exist, the Division may place an Ohio savings association in conservatorship or receivership.

     In addition to being governed by the laws of Ohio specifically governing savings associations, Citizens is governed by Ohio General Corporation Law, to the extent such law does not conflict with the laws specifically governing savings associations.

FEDERAL REGULATION OF SAVINGS ASSOCIATIONS

     OTS. OTS is an office in the Department of Treasury and is subject to the general oversight of the Secretary of the Treasury. The Director of OTS is responsible for the regulation and supervision of all savings associations, the deposits of which are insured by the FDIC. Among other functions, OTS issues and enforces regulations affecting federally-insured savings associations and regularly examines such institutions. OTS imposes assessments on associations based on asset size to defray the costs of general supervision and examination.

     QUALIFIED THRIFT LENDER TEST. Savings associations are required to maintain a specified level of investments in assets that are designated as qualifying thrift investments ("QTL Test"). Such investments are generally related to residential real estate and manufactured housing. To meet the QTL Test, the qualified thrift investments of an association must equal or exceed 65% of the association's portfolio assets.

     If a savings association fails to meet the QTL Test, the association may be subject to certain regulatory restrictions. A savings association which fails to meet the QTL Test will not be eligible for FHLB advances to the fullest possible extent and its holding company will become subject to bank holding company limits. At June 30, 1994, Citizens and Life Savings had qualified thrift investments adequate to satisfy the QTL test.

FEDERAL HOME LOAN BANKS

     The FHLBs, now under the jurisdiction of the Federal Housing Finance Board, serve as credit sources for their members. As a member of the FHLB of Cincinnati, Citizens is required to maintain an investment in the capital stock of the FHLB of Cincinnati in an amount equal to the greater of 1.0% of the aggregate outstanding principal amount of their respective residential mortgage loans, home purchase contracts and similar obligations at the beginning of each year, or 5.0% of advances from the FHLB of Cincinnati. Citizens was in compliance with this requirement at June 30, 1994. At June 30, 1994, Citizens had $9.4 million in advances outstanding from the FHLB of Cincinnati.

FEDERAL DEPOSIT INSURANCE CORPORATION

     The FDIC is an independent federal agency which insures the deposits, up to prescribed statutory limits, of federally-insured banks and savings associations and safeguards the safety and soundness of the financial institution industry. Two separate insurance funds are maintained and administered by the FDIC. In general, banking institutions are members of BIF and savings associations are SAIF members. The insurance fund conversion provisions do not prohibit a SAIF member from either converting to a bank charter, as long as the resulting bank remains a SAIF member, or merging with a bank, as long as the bank continues to pay the SAIF insurance assessments on the deposits acquired. Exit and entrance fees must be paid to the FDIC in full conversions.

     For each semi-annual assessment period beginning January 1, 1994, a permanent risk-based insurance system was implemented by the FDIC for all SAIF and BIF members. Under the new premium system, the FDIC assigns an institution to one of three capital categories: (1) well capitalized, (2) adequately capitalized or (3) undercapitalized. An institution is also assigned by the FDIC to one of three supervisory subgroups within each capital group. The supervisory subgroup to which an institution is assigned is based on a supervisory evaluation provided to the FDIC by the institution's primary federal regulator and information which the FDIC determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds (which may include, if applicable, information provided by the institution's state supervisor). An institution's assessment rate depends on the capital category and supervisory category to which it is assigned. Under the transitional system, there are nine assessment risk classifications (i.e., combinations of capital groups and supervisory subgroups) to which differing assessment rates are applied. Assessment rates range from 0.23% of deposits for an institution in the highest category (i.e., well capitalized and "financially sound") to 0.31% of deposits for an institution in the lowest category (i.e., undercapitalized and "substantial probability of loss"). The assessment rates for Citizens and the financial institution subsidiaries of Bancorporation generally remained at the same level as imposed under the former transition rule.

     The FDIC is also authorized to raise insurance premiums for SAIF members in certain circumstances. If the FDIC determines to increase the assessment rate for all SAIF institutions, institutions in all risk categories could be affected. Any increase in premiums could adversely affect earnings of Citizens and Life Savings.

     Insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC or OTS.

CAPITAL

     The Federal Reserve has adopted risk-based capital guidelines for bank holding companies. The guidelines became fully phased in at the end of 1992. Capital levels as measured by these standards also are used to categorize financial institutions for purposes of the new prompt corrective action provisions. See "REGULATORY MATTERS -- Prompt Corrective Regulatory Action." The minimum guideline for the ratio of total capital ("Total Capital") to risk-weighted assets (including certain off-balance sheet items such as standby letters of credit) is 8% ("Total Risk-Based Capital"). The Total Risk-Based Capital ratio must be at least 10% to be considered well capitalized.

     At least half of the minimum Total Risk-Based Capital ratio (4%) must be composed of common stockholders' equity, minority interests in the equity accounts of consolidated subsidiaries and a limited amount of perpetual preferred stock, less goodwill and certain other intangibles ("Tier 1 Risk-Based Capital"). To be considered well capitalized, the Tier 1 Risk-Based Capital ratio must be at least 6%. See "REGULATORY MATTERS -- Prompt Corrective Regulatory Action." The remainder of Total Risk-Based Capital may consist of subordinated debt, other preferred stock and a limited amount of loan and lease loss allowance.

     The Federal Reserve also has established minimum leverage ratio guidelines for bank holding companies. The guidelines provide for a minimum ratio of Tier 1 Risk-Based Capital to average assets (excluding the loan and lease loss allowance, goodwill and certain other intangibles) ("Leverage Ratio") of 3% for bank holding companies that meet certain criteria, including having the highest regulatory rating. To be considered well capitalized, the Leverage Ratio must be at least 5%. The guidelines further provide that bank holding companies making acquisitions will be expected to maintain strong capital positions substantially above the minimum levels. OTS has not imposed capital requirements on savings and loan holding companies.

     The following tables set forth the Total Risk-Based Capital, Tier 1 Risk-Based Capital, and Leverage Ratios for Bancorporation and Citizens, individually and on a pro forma combined basis, as of June 30, 1994:

                                           TOTAL          TIER 1       LEVERAGE
                                         RISK-BASED     RISK-BASED      RATIO
                                         ----------     ----------     --------
Bancorporation.......................       15.96%         14.79%         9.45%
Citizens.............................       18.45%         17.64%         7.77%
Pro Forma Combined...................       16.23%         15.10%         9.20%

     Each of the subsidiary financial institutions of Bancorporation and CIVISTA is subject to similar capital requirements adopted by OCC or OTS, as the case may be. OTS also imposes a tangible capital requirement, which requires savings associations to maintain "tangible capital" of not less than 1.5% of the association's adjusted total assets. "Tangible capital" is defined as core capital minus any "intangible assets," such as goodwill. At June 30, 1994, each financial institution subsidiary of Bancorporation and CIVISTA satisfied the minimum capital ratio requirements under the capital ratio guidelines. Failure by any financial institution subsidiary of Bancorporation or CIVISTA to comply in the future with applicable capital standards may be subject to sanctions and limitations upon operations.

LIMITS ON DIVIDENDS AND OTHER PAYMENTS

     Bancorporation and CIVISTA are legal entities separate and distinct from their respective subsidiary financial institutions. There are various legal limitations on the extent to which such subsidiary banks and savings associations may finance or otherwise supply funds to their parent holding companies. Under federal law, subsidiary banks may not, subject to certain limited exceptions, make loans or extensions of credit to, or investments in the securities of, their bank holding companies. Subsidiary banks are also subject to collateral security requirements for any loans or extension of credit permitted by such exceptions.

     Each national bank subsidiary of Bancorporation is required by federal law to obtain the prior approval of OCC for the declaration and payment of dividends if the total of all dividends declared by the board of directors of the bank in any year will exceed the total of (i) the bank's net profits for that year, plus
(ii) the retained net profits for the preceding two years, less any required transfers to surplus. In addition, these banks may only pay dividends to the extent that retained net profits (including any portion transferred to surplus) exceed bad debts. Similar limitations are imposed upon capital distributions, including cash dividends, by Citizens and Life Savings as savings associations. On May 15, 1989, CIVISTA entered into a dividend agreement with the Federal Savings and Loan Insurance Corporation which governs the receipt by CIVISTA of dividends from Citizens. Under the dividend agreement, as long as Citizens exceeds its fully phased-in capital requirement, CIVISTA can receive dividends of up to 100% of Citizens' net income for the prior eight quarters, less cumulative dividends paid for such prior eight quarters. The dividend agreement terminates the earlier of ten years from the date CIVISTA acquired control of Citizens or upon the transfer of all of CIVISTA's shares in a transaction approved by all applicable regulatory agencies.

     As of June 30, 1994, the financial institution subsidiaries of Bancorporation, without obtaining governmental approvals, could declare aggregate dividends of approximately $37.7 million. As of June 30, 1994, Citizens, without obtaining governmental approval, could declare dividends of approximately $12.5 million.

PROMPT CORRECTIVE REGULATORY ACTION

     On December 19, 1992, a major banking bill entitled the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") was enacted. FDICIA substantially revised the bank regulatory and funding provisions of the Federal Deposit Insurance Act and revised several other federal banking statutes.

     Among other things, FDICIA established a system of prompt corrective action to resolve the problems of undercapitalized institutions. The federal banking agencies have established five capital levels for insured depository institutions -- "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." FDICIA requires or permits such agencies to take certain supervisory actions depending upon an insured institution's capital level. FDICIA requires the banking agencies to appoint a receiver or conservator for an institution within 90 days after it becomes "critically undercapitalized" unless the institution's primary regulator determines, with the concurrence of the FDIC, that other action would better achieve FDICIA's purposes.

     Under the final rules implementing the prompt corrective action provisions, a financial institution that has a Total Risk-Based Capital of 10% or greater, a Tier 1 Risk-Based Capital ratio of 6% or greater and a Leverage Ratio of 5% or greater is deemed to be "well capitalized." An institution with a Total Risk-Based Capital ratio of 8% or greater, a Tier 1 Risk-Based Capital ratio of 4% or greater and a Leverage Ratio of 4% or greater (or a Leverage Ratio of 3% or greater and a CAMEL 1 rating), is considered to be "adequately capitalized." An institution that has a Total Risk-Based Capital of less than 8%, a Tier 1 Risk-Based Capital ratio of less than 4%, and a Leverage Ratio that is less than 4% (or a Leverage Ratio of less than 3% and a CAMEL 1 rating), is considered "undercapitalized." An institution that has a Total Risk-Based Capital less than 6%, a Tier 1 Risk-Based Capital ratio of less than 3% or a Leverage Ratio that is less than 3% is considered to be "significantly undercapitalized." An institution that has tangible equity (core capital minus intangible assets other than qualifying supervisory goodwill and purchased mortgage servicing rights) to total assets ratio equal to or less than 2% is deemed to be "critically undercapitalized." At June 30, 1994, the financial institution subsidiaries of Bancorporation and CIVISTA were considered "well capitalized" under the prompt corrective action rules.

     An institution that is not "well capitalized" generally is prohibited from accepting brokered deposits and offering interest rates on deposits higher than the prevailing rate in its market. Also, "pass through" insurance coverage may not be available for certain employee benefit accounts. FDICIA requires the holding company of any undercapitalized depository institution to guarantee, in part, certain aspects of such depository institution's capital plan for such plan to be acceptable.

     An undercapitalized institution is required to submit an acceptable capital restoration plan to its appropriate federal banking agency. The plan must specify (i) the steps the institution will take to become adequately capitalized, (ii) the capital levels to be attained each year, (iii) how the institution will comply with any regulatory sanctions then in effect against the institution and (iv) the types and levels of activities in which the institution will engage. The banking agency may not accept a capital restoration plan unless the agency determines, among other things, that the plan "is based on realistic assumptions, and is likely to succeed in restoring the institution's capital" and "would not appreciably increase the risk . . . to which the institution is exposed."

     FDICIA also authorizes the appropriate federal banking agency, after notice and an opportunity for a hearing, to treat a well capitalized, adequately capitalized or undercapitalized insured depository institution as if it had a lower capital-based classification, if the institution is in an unsafe or unsound condition or engaging in an unsafe or unsound practice. Thus, an adequately capitalized institution can be subjected to the restrictions of undercapitalized institutions (provided that a capital restoration plan cannot be required of the institution) and an undercapitalized institution can be subjected to the restrictions applicable to significantly undercapitalized institutions.

     FDICIA contains numerous other provisions and operational restrictions, including accounting, audit and reporting requirements, termination of the "too big to fail" doctrine beginning in 1995 (except in special cases), limitations on the FDIC's payment of deposits at foreign branches, new regulatory standards in such areas as asset quality, earnings, capital distributions and compensation, and revised regulatory standards for, among other things, power of state banks, real estate lending and capital adequacy. FDICIA also requires that a depository institution provide 90 days' prior notice of the closing of any branch.

     The FDIC is required, by regulation or order, to "restrict the activities" of critically undercapitalized institutions. The restrictions must include prohibitions on the institution's doing any of the following without prior FDIC approval: entering into any material transactions not in the usual course of business, extending credit for any highly leveraged transaction, engaging in any covered transaction (as defined in Section 23A of the Federal Reserve Act) with an affiliate, paying excessive compensation or bonuses, and paying interest on new or renewed liabilities that would increase the institution's average cost of funds to a level significantly exceeding prevailing rates in the market.

TRANSACTIONS WITH AFFILIATES

     Sections 23A and 23B of the Federal Reserve Act (the "FRA") restrict transactions by insured depository institutions and their subsidiaries with their affiliates. An affiliate of an institution is any company or entity which controls, is controlled by or is under common control with the institution. Generally, Sections 23A and 23B (i) limit the extent to which an institution or its subsidiaries may engage in "covered transactions" with any one affiliate to an amount equal to 10% of such institution's capital stock and surplus (i.e., tangible capital) and (ii) require that all such transactions be on terms substantially the same, or at least as favorable to the institution or subsidiary, as those provided to a non-affiliate. The term "covered transaction" includes the making of loans, purchase of assets, issuance of a guarantee and other similar types of transactions. Certain additional restrictions apply to savings associations.

     A financial institution's authority to extend credit to executive officers, directors and greater than 10% stockholders, as well as entities such persons control, is subject to Sections 22(g) and 22(h) of the FRA and Regulation O promulgated thereunder by the Federal Reserve. Among other things, such loans must be made on terms substantially similar to those offered to unaffiliated individuals, the amount of loans an institution may make to such persons is based, in part, on the institution's capital position, and certain approval procedures must be followed in making such loans.

STANDARDS FOR SAFETY AND SOUNDNESS

     FDICIA requires the federal bank regulatory agencies to prescribe, by regulation, standards for all insured depository institutions and depository institution holding companies relating to: (i) internal controls, information systems and audit systems; (ii) loan documentation; (iii) credit underwriting;
(iv) interest rate risk exposure; (v) asset growth; and (vi) compensation, fees and benefits. The compensation standards would prohibit employment contracts, compensation or benefit arrangements, stock option plans, fee arrangements or other compensatory arrangements that would provide excessive compensation, fees or benefits or could lead to material financial loss. In addition, the federal banking regulatory agencies would be required to prescribe by regulation standards specifying: (i) maximum classified assets to capital ratios; (ii) minimum earnings sufficient to absorb losses without impairing capital; and
(iii) to the extent feasible, a minimum ratio of market value to book value for publicly traded shares of depository institutions and depository institution holding companies. Regulations implementing these standards were to have been effective by December 1, 1993. The regulatory agencies released for public comment proposed regulations in November 1993, but they have not been finalized and the impact, if any, of these standards on the operations of depository insured institutions cannot be determined until the regulations are issued in final form.

UNIFORM LENDING STANDARDS

     Pursuant to FDICIA, the federal banking agencies have adopted uniform regulations and guidelines prescribing standards for extensions of credit that are secured by liens on interests in real estate or made for the purpose of financing the construction of a building or other improvements to real estate, which became effective March 19, 1993. Under those regulations and guidelines, financial institutions must adopt and maintain written policies that establish appropriate limits and standards for extensions of credit that are secured by liens or interests in real estate or are made for the purpose of financing permanent improvements to real estate. These policies must establish loan portfolio diversification standards, prudent underwriting standards (including loan-to-value limits) that are clear and measurable, loan administration procedures and documentation, approval and reporting requirements.

COMMUNITY REINVESTMENT

     Under the Community Reinvestment Act ("CRA"), a financial institution has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low and moderate income neighborhoods. CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with CRA. CRA requires the appropriate federal banking agencies, in connection with their examination of financial institutions, to assess the institutions' records of meeting the credit needs of their communities and to take such records into account in its evaluation of certain applications by each such institution. CRA also requires public disclosure of an institution's CRA rating and requires that the appropriate federal banking agency provide a written evaluation of an institution's CRA performance utilizing a four-tiered descriptive rating system.

ENFORCEMENT

     Under FDICIA, OTS has primary enforcement responsibility over savings associations and savings and loan holding companies, OCC has primary enforcement responsibility over national banks, the Federal Reserve has primary enforcement responsibility over bank holding companies and state member banks, and the FDIC has primary enforcement responsibility over state nonmember banks. The FDIC has the authority to recommend that enforcement action be taken with respect to institutions over which it does not have primary enforcement authority. If action is not taken, the FDIC has authority to take such action under certain circumstances. These agencies have the authority to bring enforcement actions against those institutions and certain "institution-related parties," including stockholders, and any attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Such enforcement actions can take the form of capital directives, cease-and-desist orders, removal and prohibition orders and civil penalties, which can range from $25,000 per day to as high as $1 million per day, if a finding of reckless disregard is made. Federal criminal penalties for most financial institution crimes, which are enforced by the Department of Justice, include fines of up to $1 million and imprisonment for up to 30 years. In addition to the prompt corrective action system, any financial institution that fails to satisfy any of its capital requirements is subject to possible enforcement actions by its appropriate federal banking agency. In this regard, the appropriate federal banking agency could require one or more of the following corrective actions: (i) increasing the amount of the institution's regulatory capital to a specified level or levels; (ii) convening a meeting or meetings with the agency's supervision staff; (iii) reducing the rate of earnings that may be paid on accounts; (iv) limiting the receipt of deposits to those made to existing accounts; (v) ceasing or limiting the issuance of new accounts of any or all classes or categories, except in exchange for existing accounts; (vi) ceasing or limiting lending or the making of a particular type or category of loan; (vii) ceasing or limiting the purchase of loans or the making of specified other investments; (viii) limiting operational expenditures to specified levels; (ix) increasing liquid assets and maintaining such increased liquidity at specified levels; or (x) taking such other action or actions as the agency may deem necessary or appropriate for the safety and soundness of the institution, or depositors or investors in the institution. The agency also could impose harsher measures such as the appointment of a receiver or conservator or a forced merger into another institution.

     FDICIA amends the grounds for the appointment of a conservator or receiver for an insured depository institution to include the following events: (i) consent by the board of directors of the institution; (ii) cessation of the institution's status as an insured depository institution; (iii) the institution is undercapitalized and has no reasonable prospect of becoming adequately capitalized when required to do so, fails to submit an acceptable capital plan or materially fails to implement an acceptable capital plan; or (iv) the institution is critically undercapitalized or otherwise has substantially insufficient capital. FDICIA provides that an institution's directors shall not be liable to its stockholders or creditors for acquiescing in or consenting to the appointment of the FDIC or RTC as receiver or conservator or to a supervisory acquisition of the institution.

     The imposition of any of these measures on Bancorporation, CIVISTA or any of their financial institution subsidiaries could have a substantial adverse effect on operations and profitability. The appropriate federal banking agency may also require the institution to raise additional capital through the issuance of stock or other capital instruments.

                  DESCRIPTION OF BANCORPORATION CAPITAL STOCK

BANCORPORATION COMMON SHARES

     Bancorporation's Articles have authorized 40,000,000 shares of Common Stock, no par value, of which 27,151,892 were outstanding as of October 24,
1994. Of the authorized shares of Bancorporation Common Stock,           shares
are currently unreserved and available for issuance. These shares may be issued and sold without further stockholder action provided that the issuance and sale is made in compliance with the corporate governance documents of Bancorporation and Ohio General Corporation Law. Each share of Bancorporation Common Stock is accompanied by one Bancorporation Right pursuant to the Bancorporation Rights Agreement.

     Each share of Bancorporation Common Stock is entitled to (a) dividends when and as declared by the directors, but after payment of dividends to any Bancorporation Preferred Stock that may hereafter be issued, (b) to one vote per share on each matter properly submitted to stockholders for their vote, and (c) to participate ratably in the net assets of Bancorporation in the event of liquidation, after any Bancorporation Preferred Stock that may hereafter be issued.

     On October 24, 1994, Bancorporation had           stockholders of record.
Holders of Bancorporation Common Stock have no preemptive rights for the purchase of additional shares of any class of Bancorporation capital stock, nor do they have the right to cumulate their voting power.

BANCORPORATION PREFERRED STOCK

     Bancorporation has authorized 3,500,000 shares of Preferred Stock, no par value, of which no shares were outstanding as of October 24, 1994. Bancorporation has created a class of Preferred Stock entitled the "Series A Preferred Stock" and has currently designated 300,000 shares for issuance thereunder. The Series A Preferred Stock was created pursuant to the Bancorporation's Rights Agreement. The remaining 3,200,000 shares of Preferred Stock may be issued and sold without further stockholder action provided that the issuance and sale is made in compliance with the corporate governance documents of Bancorporation and Ohio General Corporation Law.

     The holders of Bancorporation Preferred Stock are entitled to one vote per share on matters on which they are entitled to vote, and the other terms thereof may be fixed by Bancorporation's Board of Directors, including dividend rate, liquidation price, redemption price, sinking fund provisions, conversion rights, and restrictions on issuance of shares of the same series or any other class or series as may be determined by the directors. As to dividend, redemption, and liquidation rights, each series of Bancorporation Preferred Stock will be senior to Bancorporation Common Stock. See "COMPARISON OF BANCORPORATION AND CIVISTA CAPITAL STOCK."

             COMPARISON OF BANCORPORATION AND CIVISTA CAPITAL STOCK

BANCORPORATION COMMON STOCK AND CIVISTA COMMON STOCK

     If the Merger is consummated, all stockholders of CIVISTA (except holders of CIVISTA Common Stock who perfect their dissenter rights) will become stockholders of Bancorporation. Bancorporation is a corporation organized under, and governed by the Ohio General Corporation Law, the Bancorporation Articles and the Bancorporation Regulations. CIVISTA is also a corporation organized under Ohio law, and is governed by Ohio General Corporation Law, the CIVISTA Articles, and the CIVISTA Regulations. The rights of a holder of CIVISTA Common Stock are similar in most respects and different in other respects from the rights of a holder of Bancorporation Common Stock. Certain of the most significant similarities and differences are summarized below.

THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE OHIO GENERAL CORPORATION LAW, BANCORPORATION'S ARTICLES AND REGULATIONS, AND CIVISTA'S ARTICLES AND REGULATIONS.

VOTING RIGHTS

     CUMULATIVE VOTING AND PREEMPTIVE RIGHTS. Each stockholder of Bancorporation and CIVISTA has the right to cast one vote for each share owned on all matters submitted to a vote of stockholders. No holder of shares of any class of capital stock of Bancorporation or CIVISTA is entitled to the right of cumulative voting. No holder of shares of any class of capital stock of Bancorporation is entitled to preemptive rights; however, holders of shares of CIVISTA Common Stock are entitled to preemptive rights.

     NOMINATIONS. Any stockholder of Bancorporation who determines to nominate a person for election as a director must deliver written notice to the Secretary of Bancorporation not later than (a) with respect to an election to be held at an Annual Meeting of Stockholders for the election of directors, 90 days in advance of such meeting, and (b) with respect to such an election to be held at a Special Meeting of Stockholders, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. The notice must set forth specific information regarding the nominating stockholder and nominee, and must be accompanied by a consent of the nominee to serve as a director if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with this procedure. CIVISTA's nomination provisions are similar except that nominations for both Annual Meetings and Special Meetings must be made not less than 60 nor more than 90 days in advance of such meeting, or in certain circumstances within a shorter period of time.

     SPECIAL MEETINGS. A special meeting of the stockholders of Bancorporation can be called by the President, by the Board of Directors acting at a meeting, by a majority of the Board when not in a meeting, or by stockholder(s) owning one-half or more of the outstanding shares of Common Stock. A special meeting of the stockholders of CIVISTA can be called by the Chairman or Vice-Chairman of its Board of Directors, its President, by a majority of the Board, or by stockholder(s) owning one-half or more of all of the outstanding shares of capital stock of CIVISTA.

     MERGERS, CONSOLIDATIONS, DISSOLUTIONS, COMBINATIONS, AND OTHER TRANSACTIONS. Subject to the provisions discussed in "State Takeover Statutes" below, Ohio law requires a merger, consolidation, dissolution, disposition of all or substantially all of a corporation's assets, and a "majority share acquisition" or "combination" involving issuance of shares with one-sixth or more of the voting power of the corporation be adopted by the affirmative vote of the holders of shares entitled to exercise at least two-thirds of the voting power of the corporation on such proposal, unless the articles of incorporation specify a different proportion (but not less than a majority). Adoption by the affirmative vote of the holders of two-thirds of any class of shares, unless otherwise provided in the articles, may also be required if the rights of holders of that class are affected in certain respects by the merger or consolidation. Except for the "Fair Price and Supermajority Vote Provisions" discussed below, neither Bancorporation's Articles nor CIVISTA's Articles modify such voting requirements.

     FAIR PRICE AND SUPERMAJORITY VOTE PROVISIONS. Article Seventh of Bancorporation's Articles requires that a merger or consolidation of Bancorporation into or with a corporation, person, or entity that is the beneficial owner of 10% or more of the issued and outstanding shares of a class of Bancorporation capital stock ("Interested Party"), or the sale, lease or other disposition of all or substantially all of the assets of Bancorporation to an Interested Party, requires the approval of 80% of the outstanding voting shares of each class of Bancorporation stock entitled to vote as a class. This supermajority vote requirement is waived in the event the transaction has been approved (i) by the Board of Directors prior to the time the Interested Party beneficially owns 10% or more of the outstanding capital stock of Bancorporation, or (ii) at any time before its consummation by two-thirds vote of the total members of the Bancorporation Board of Directors and a majority of the directors who either were appointed prior to the time the party beneficially owned 4% or more of an outstanding class of capital stock or were recommended to succeed such a director by a majority of such directors; provided, that the transaction is structured in such a manner that the price to be paid by the Interested Party is fair to all stockholders of Bancorporation. A Bancorporation stockholder must receive a price equal to the highest price per share previously paid to a stockholder by the Interested Party for a share of Bancorporation capital stock of the same class. If that supermajority vote requirement is waived, the transaction may be approved by the holders of at least two-thirds of the outstanding capital stock.

     CIVISTA's Articles do not include fair price or supermajority vote provisions. Instead, CIVISTA has elected to opt out of Ohio's Control Share Acquisition Act (discussed in "State Takeover Statutes" below), and has adopted its own form of control share acquisition provision which includes a simple majority stockholder authorization provision. CIVISTA's control share acquisition provision is contrasted to Ohio's Control Share Acquisition Act in "State Takeover Statutes" below.

SHAREHOLDER RIGHTS PLAN

     Pursuant to the terms of the Bancorporation Rights Agreement, between Bancorporation and First National, as rights agent, a dividend of one preferred share purchase right (a "Right") for each outstanding share of Bancorporation Common Stock (sometimes hereinafter "Common Stock") was declared by the Bancorporation Board of Directors. Each Right entitles the registered holder to purchase from the Bancorporation one 1/100th of a share of the Series A Preferred Stock at a price of $90 ("Purchase Price"), subject to adjustment.

     On the earlier to occur of (i) ten days following a public announcement that a person or group (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding Common Stock or (ii) ten business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person becomes an Acquiring Person) following the commencement or announcement of a tender offer or exchange offer by a person or group for 15% or more of the outstanding Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be distributed.

     The Bancorporation Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Bancorporation Common Stock. Until the Distribution Date the shares of Common Stock will contain a notation incorporating the Rights Agreement by reference. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock. The Rights are not exercisable until the Distribution Date. The Rights will expire on October 20, 2003 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by Bancorporation.

     Shares of Bancorporation Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of Bancorporation Common Stock. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $1.00 per share but will be entitled to an aggregate payment of 100 times the payment made per share of Common Stock. Each share of Preferred Stock will have 100 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

     In the event that any person or group of affiliated or associated persons becomes the beneficial owner of 15% or more of the outstanding Bancorporation Common Stock (except pursuant to a tender offer for all of the Common Stock at a price and on terms determined by a majority of the continuing directors to be fair to and otherwise in the best interests of Bancorporation and its stockholders), proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Common Stock (or cash, other securities or property) having a market value of two times the Purchase Price of the Right.

     In the event that, after the Rights become exercisable, Bancorporation is acquired in a merger or other business combination transaction with an Acquiring Person or an affiliate thereof, or 50% or more of its consolidated assets or earning power are sold to an Acquiring Person or an affiliate thereof, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the Purchase Price of the Right.

     At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the outstanding Bancorporation Common Stock and prior to the acquisition by such person or group of 50% or more of the outstanding Common Stock, the Board of Directors of Bancorporation may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock (or a fraction of a share of Preferred Stock having equivalent market value) per Right (subject to adjustment).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional share of Bancorporation Preferred Stocks will be issued (other than fractions which are interest multiples of one-hundredth of a share of Preferred Stock, which may, at the election of Bancorporation, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

     At any time within ten days after a person or group of affiliated or associated persons acquire beneficial ownership of 15% or more of the outstanding Bancorporation Common Stock (unless the Board of Directors extends such ten-day period), the Board of Directors of Bancorporation may redeem the rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"), upon the approval of a majority of the Continuing Directors. The redemption of the rights may be made effective at such time on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. The Rights are also redeemable under other circumstances as specified in the Rights Agreement.

     The terms of the Rights may be amended by the Board of Directors of Bancorporation without the consent of the holders of the Rights upon the approval of a majority of the Continuing Directors, including an amendment to lower certain thresholds described above to not less than the greater of (i) any percentage greater than the largest percentage of the outstanding shares of Common Stock then known to Bancorporation to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%, except that from and after such time as any person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Bancorporation, including, without limitation, the right to vote or to receive dividends.

     A copy of the Bancorporation Rights Agreement is included as an exhibit to the Form 8-A filed by Bancorporation with the Commission on November 4, 1993. The foregoing description of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

     CIVISTA has not adopted a shareholder rights or similar plan.

OHIO ANTI-TAKEOVER STATUTES

     Except as otherwise noted, the statutes described below apply to both Bancorporation and CIVISTA.

     OHIO CONTROL SHARE ACQUISITION ACT. The Ohio Control Share Acquisition Act provides that certain notice and informational filings and special stockholder meeting and voting procedures must be followed prior to consummation of a proposed "control share acquisition," which is defined as any acquisition of an issuer's shares which would entitle the acquiror, immediately after such acquisition, directly or indirectly, to exercise or direct the exercise of voting power of the issuer in the election of directors within any of the following ranges of such voting power: (a) one-fifth or more but less than one-third of such voting power; (b) one-third or more but less than a majority of such voting power; or (c) a majority or more of such voting power. Assuming compliance with the notice and information filings prescribed by statute, the proposed control share acquisition may be made only if, at a duly convened special meeting of stockholders, the acquisition is approved by both a majority of the voting power of the issuer represented at the meeting and a majority of the voting power remaining after excluding the combined voting power of the intended acquiror and the directors and officers of the issuer. The Ohio Control Share Acquisition Act may be made inapplicable to a company by its corporate governance documents, but those of Bancorporation do not so provide.

     As described in "Fair Price and Supermajority Vote Provisions" above, CIVISTA has elected to opt out of Ohio's Control Share Acquisition Act and has, instead, adopted its own form of control share acquisition provision. CIVISTA's control share acquisition provision is similar to the Ohio Control Share Acquisition Act (and thus is similar to the protections afforded Bancorporation and its stockholders) except that CIVISTA's provision allows the CIVISTA Board of Directors to screen out, and thereby preclude stockholder review of, certain proposals that do not meet enumerated minimum standards.

     OHIO MERGER MORATORIUM STATUTE. The Ohio Merger Moratorium provisions prohibit certain business combinations and transactions between an "issuing public corporation" and a beneficial owner of 10% or more of the shares of the corporation (an "interested shareholder") for at least three years after the interested shareholder attains 10% ownership, unless the board of directors of the issuing public corporation approves the transaction before the interested shareholder attains 10% ownership. An "issuing public corporation" is defined as an Ohio corporation with 50 or more stockholders that has its principal place of business, principal executive offices, or substantial assets within the State of Ohio, and as to which no close corporation agreement exists. Examples of transactions regulated by the Merger Moratorium provisions include the disposition of assets, mergers and consolidations, voluntary dissolutions, and the transfer of shares ("Moratorium Transactions").

     Subsequent to the three-year period, a Moratorium Transaction may take place provided that certain conditions are satisfied, including (a) the board of directors approves the transaction, (b) the transaction is approved by the holders of shares with at least two-thirds of the voting power of the corporation (or a different proportion set forth in the articles of incorporation), including at least a majority of the outstanding shares after excluding shares controlled by the interested shareholder, or (c) the business combination results in stockholders, other than the interested shareholder, receiving a fair price plus interest for their shares. The Merger Moratorium provisions are applicable to all corporations formed under Ohio law, but a corporation may elect not to be covered by the Merger Moratorium provisions, or subsequently elect to be covered, with an appropriate amendment to its articles of incorporation. Neither Bancorporation nor CIVISTA has taken any such corporate action to opt out of the Ohio Merger Moratorium statute.

     OHIO "ANTI-GREENMAIL" STATUTE. Pursuant to ORC Section 1707.043, a public corporation formed in Ohio may recover profits that a shareholder makes from the sale of the corporation's securities within 18 months after making a proposal to acquire control or publicly disclosing the possibility of a proposal to acquire control. The corporation may not, however, recover from a person who proves either (i) that his sole purpose in making the proposal was to succeed in acquiring control of the corporation and there were reasonable grounds to believe that he would acquire control of the corporation or (ii) that his purpose was not to increase any profit or decrease any loss in the stock. Also, before the corporation may obtain any recovery, the aggregate amount of the profit realized by such person must exceed $250,000. Any shareholder may bring an action on behalf of the corporation if a corporation refuses to bring an action to recover these profits. The party bringing such an action may recover his attorneys' fees if the court having jurisdiction over such action orders recovery of any profits. An Ohio corporation may elect not to be covered by the "anti-greenmail" statute with an appropriate amendment to its articles of incorporation, but neither Bancorporation nor CIVISTA has taken any such corporate action to opt out of the statute.

AMENDMENT TO CHARTER DOCUMENTS

     The Bancorporation Articles presently require that two-thirds of the voting power of Bancorporation approve any amendment to the Articles, except that (i) with regard to Bancorporation's Series A Preferred Stock (no shares of which are presently issued or outstanding), any amendment to Bancorporation's Articles that would materially alter or change the powers, preferences, or special rights of such Series A Preferred Stock so as to affect them adversely would have to be approved by at least a majority vote of the holders of such shares, voting together as a single class, and (ii) with regard to Article Seventh of Bancorporation's Articles, certain business combinations require a vote of 80% of the voting power of Bancorporation, unless the amendment is approved by 75% of the Board and by a majority of the Continuing Directors, then by two-thirds of the voting power. The CIVISTA Articles also require that two-thirds of the voting power of CIVISTA approve any amendment to the Articles, except that
(i) with regard to CIVISTA's Preferred Stock (no shares of which are presently issued or outstanding), most amendments to CIVISTA's Articles that would affect adversely the voting powers, rights, or preferences of such CIVISTA Preferred Stock would have to be approved by two-thirds of the CIVISTA Preferred Stock then outstanding, voting together as a single class, and (ii) any alteration, amendment, or repeal of CIVISTA's control share acquisition provision requires an affirmative vote by 75% of CIVISTA's voting power, unless the alteration, amendment, or repeal is approved by at least two-thirds of the CIVISTA Board, then by two-thirds of CIVISTA's voting power.

     Directors may not amend the code of regulations of an Ohio corporation. The Regulations of Bancorporation provide for amendment by stockholders holding a majority of the voting power at a meeting (although Ohio law requires that all amendments by written action of the stockholders without a meeting must be approved unanimously by the stockholders entitled to vote thereon). In addition, any amendments regarding the calling of special meetings of stockholders, classification of directors, nomination of or removal of directors, or amendment to the Bancorporation Regulations, must be approved by stockholders holding at least two-thirds of the voting power of Bancorporation. The CIVISTA Regulations provide for amendment by stockholders holding two-thirds of the voting power of CIVISTA. In addition, any amendments regarding the calling of special meetings of stockholders, powers of directors, classification of directors, removal of directors, or amendment to CIVISTA's Regulations, must be approved by stockholders holding at least 75% of the voting power of CIVISTA, unless the amendment, alteration, change, repeal, or adoption is recommended by at least two-thirds of the CIVISTA Board, then by two-thirds of CIVISTA's voting power.

DIRECTORS

     NUMBER; CLASSIFICATION. Bancorporation's Regulations presently provide that the number of directors shall not be greater than 24, divided into three classes. The stockholders of Bancorporation at the 1994 Annual Meeting of Shareholders fixed the number of Directors at 16. The respective terms of the classes are staggered so that the term of one class expires each year, at which time members of that class are elected to a three-year term.

     The CIVISTA Regulations presently provide that the number of directors shall be not less than eight nor more than 12 persons, divided into three classes. The number of directors of CIVISTA has been set at 10. The respective terms of the classes are staggered so that the term of one class expires each year, at which time members of that class are elected to a three-year term.

     REMOVAL. Bancorporation's Regulations provide that Bancorporation's stockholders may remove a director for good cause by a vote of two-thirds of the capital stock entitled to vote for directors. All the directors, all the directors of a particular class, or any individual director of CIVISTA may be removed with or without cause by stockholders holding not less than 75% of the voting power of CIVISTA to elect directors, unless the removal has been recommended by at least two-thirds of the CIVISTA Board then in office, in which case only a majority vote of the CIVISTA stockholders is required. In addition, the CIVISTA Board may remove any Board member if such member is declared of unsound mind by any order of a court of competent jurisdiction.

     INDEMNIFICATION. Under Ohio law, Ohio corporations are authorized to indemnify directors, officers, employees, and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors, officers, employees, and agents for settlements, fines, or judgments in the context of derivative suits. It provides, however, that directors (but not officers, employees, and agents) are entitled to mandatory advancement of expenses, including attorneys' fees, incurred in defending any action, including derivative actions, brought against the director, provided the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that his act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation's best interests.

     Ohio law does not authorize payment of expenses or judgments to a director, officer, employee, or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is required, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee, or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation's articles, code of regulations, or by contract and except with respect to the advancement of expenses of directors.

     Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees, or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.

     Bancorporation's Articles provide that Bancorporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit, or proceeding by reason of the fact that he is or was a director, officer, employee or agent of Bancorporation, or of any other corporation or organization for which he was serving as a director, officer, employee or agent at the request of Bancorporation. The indemnification provisions contained in CIVISTA's Regulations are substantially the same as Bancorporation's provisions, with the exception that CIVISTA's Regulations state that a director's or officer's right to be indemnified and right to reimbursement or advancement of expenses is a contract right pursuant to which each of such persons may bring suit as if such rights were set forth in separate written contracts between CIVISTA and such persons. See "TERMS OF MERGER -- Interests of CIVISTA Executive Officers and Directors." Except for the contract rights described above, neither Bancorporation nor CIVISTA has entered into separate indemnification agreements with any of its executive officers or directors. Both Bancorporation and CIVISTA have acquired insurance for their obligations to provide indemnification to their officers and directors.

DIVIDENDS

     An Ohio corporation may pay dividends out of surplus, however created, but must notify its stockholders if a dividend is paid out of capital surplus. The ability of Bancorporation and CIVISTA to pay cash dividends to their respective stockholders is largely dependent on the amount of dividends which may be declared and paid to each of them by their respective subsidiaries. There are a number of statutory and regulatory requirements applicable to the payment of dividends by banks, savings associations and bank holding companies. See "REGULATORY MATTERS."

REPURCHASES

     Under Ohio law, a corporation may by action of its board of directors purchase or redeem its own shares if authorized to do so by its articles of incorporation or under certain other circumstances, but may not do so if immediately thereafter its assets would be less than its liabilities plus its stated capital, if any, or if the corporation is insolvent or would be rendered insolvent by such a purchase or redemption. Bancorporation's and CIVISTA's Articles permit their respective Boards of Directors to authorize the repurchase or redemption of shares to the extent permitted by law.

BANCORPORATION PREFERRED STOCK AND CIVISTA PREFERRED STOCK; TRANSFER AGENT

     The terms and provisions of Bancorporation's Preferred Stock are delineated above under "DESCRIPTION OF BANCORPORATION CAPITAL -- Bancorporation Preferred Stock." CIVISTA's Articles establish a class of 5,000,000 Serial Preferred Shares, without par value, of which no shares were outstanding as of October 24, 1994. The Preferred Stock may be issued and sold without further stockholder action provided that the issuance and sale is made in compliance with the corporate governance documents of CIVISTA and Ohio law. The CIVISTA Board is empowered to issue the Preferred Shares in one or more series from time to time for such consideration as it may fix and, with respect to each such series, to fix certain of the express terms thereof, including dividend rate, liquidation price, redemption rights and price, and to provide for sinking fund requirements and conversion rights, if deemed advisable. As part of the Merger,

CIVISTA has granted an option to Bancorporation to purchase shares of CIVISTA's Series A Preferred Stock. See "TERMS OF MERGER -- CIVISTA Stock Option."

     Bancorporation's transfer agent is First National Bank of Ohio and CIVISTA acts as its own transfer agent.

ANTI-TAKEOVER EFFECT

     Bancorporation has adopted certain corporate governance provisions described above which may have anti-takeover effects. These provisions may discourage or delay takeover attempts or a change of control of Bancorporation. In addition, they may tend to insulate current directors and management against the possibility of removal, and may give holders of a minority of Bancorporation Common Stock the power to veto a business combination which the holders of a majority of the stock may believe to be desirable and beneficial.

                                 LEGAL OPINION

     The validity of the shares of Bancorporation Common Stock to be issued by Bancorporation under the Merger Agreement and certain tax matters relating to the Merger will be passed upon for Bancorporation by its counsel, Brouse & McDowell, a legal professional association, 500 First National Tower, Akron, Ohio 44308. Philip A. Lloyd II, a shareholder of Brouse & McDowell, is a director of Bancorporation and beneficially owns 117,360 shares of Bancorporation Common Stock.

                                    EXPERTS

     The consolidated balance sheets of Bancorporation and its subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, shareholders' equity, and cash flows for the years then ended, which are incorporated in this Prospectus and Joint Proxy Statement by reference to Bancorporation's Annual Report on Form 10-K for the year ended December 31, 1993, have been so incorporated in reliance upon the report of Coopers & Lybrand, L.L.P., independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated statements of income, shareholders' equity, and cash flows of Bancorporation and its subsidiaries for the year ended December 31, 1991, which are incorporated in this Prospectus and Joint Proxy Statement by reference to Bancorporation's Annual Report on Form 10-K for the year ended December 31, 1993, have been so incorporated in reliance upon the report of KPMG Peat Marwick, LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated statements of condition of CIVISTA and its subsidiaries as of September 30, 1993 and 1992 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three year period ended September 30, 1993, have been included herein in reliance upon the report of KPMG Peat Marwick, LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. With respect to the unaudited interim financial information for the periods ended December 31, 1993 and 1992, March 31, 1994 and 1993 and June 30, 1994 and 1993,
incorporated by reference herein, that firm has reported that it applied limited procedures in accordance with professional standards for a review of such information. However, that firm's separate reports included in CIVISTA's quarterly reports on Form 10-Q for the quarters ended December 31, 1993, March 31, 1994 and June 30, 1994, and incorporated by reference herein, state that it did not audit and it does not express an opinion on that interim financial information. Accordingly, the degree of reliance on that firm's report on such information should be restricted in light of the limited nature of the review procedures applied. KPMG Peat Marwick, LLP, is not subject to the liabilities provisions of Section 11 of the Securities Act for its reports on the unaudited interim financial information because those reports are not a "report" or a "part" of the registration statement prepared or certified by them within the meaning of Sections 7 and 11 of the Securities Act.

                                                                      APPENDIX A

                 AGREEMENT OF AFFILIATION AND PLAN OF MERGER

                            AGREEMENT OF AFFILIATION

                                      AND

                                 PLAN OF MERGER

                            ------------------------

                          FIRST BANCORPORATION OF OHIO

                                      AND

                            THE CIVISTA CORPORATION

                            ------------------------

                                AUGUST 10, 1994

                                            AGREEMENT OF AFFILIATION AND PLAN OF MERGER
                                                 FIRST BANCORPORATION OF OHIO AND
                                                      THE CIVISTA CORPORATION

                                                         TABLE OF CONTENTS

1. The Merger..................................................................          2
        1.1.  Merger...........................................................          2
2. Conversion of Shares........................................................          2
        2.1.  Conversion of Shares.............................................          2
        2.2.  Exchange of Certificates.........................................          3
        2.3.  Dissenters' Rights...............................................          5
        2.4.  Closing of CIVISTA's Transfer Books..............................          5
        2.5.  Employee Stock Options and Assumption............................          5
3. Representations and Warranties of FBOH......................................          6
        3.1.  Corporate Organization...........................................          6
        3.2.  Authority........................................................          6
        3.3.  Capitalization...................................................          6
        3.4.  Subsidiaries.....................................................          7
        3.5.  Information in Disclosure Documents, Registration Statement,
              etc..............................................................          7
        3.6.  Consents and Approvals; No Violation.............................          8
        3.7.  Reports and Financial Statements.................................          8
        3.8.  Taxes............................................................          9
        3.9.  Employee Plans...................................................          9
        3.10. Material Contracts...............................................          9
        3.11. Absence of Certain Changes or Events.............................         10
        3.12. Litigation.......................................................         10
        3.13. Compliance with Laws and Orders..................................         10
        3.14. Agreements with Bank Regulators..................................         10
        3.15. FBOH Ownership of Stock..........................................         10
        3.16. Accounting Matters...............................................         11
        3.17. Fees.............................................................         11
        3.18. FBOH Action......................................................         11
        3.19. Vote Required....................................................         11
        3.20. Rights Agreement.................................................         11
        3.21. Environmental Matters............................................         11
4. Representations and Warranties of CIVISTA...................................         12
        4.1.  Corporate Organization...........................................         12
        4.2.  Authority........................................................         12
        4.3.  Capitalization...................................................         12
        4.4.  Subsidiaries.....................................................         13
        4.5.  Information in Disclosure Documents Registration Statement,               13
              etc..............................................................
        4.6.  Consent and Approvals; No Violation..............................         14
        4.7.  Reports and Financial Statements.................................         14
        4.8.  Taxes............................................................         14
        4.9.  Employee Plans, Employees........................................         15
        4.10. Material Contracts...............................................         16
        4.11. Absence of Certain Changes or Events.............................         16
        4.12. Litigation.......................................................         16
        4.13. Compliance with Laws and Orders..................................         16
        4.14. Agreements with Regulators.......................................         16
        4.15. Company Ownership of Stock.......................................         17
        4.16. Accounting Matters...............................................         17
        4.17. Fees.............................................................         17

        4.18. Company Action...................................................         17
        4.19. Vote Required....................................................         17
        4.20. Conduct of CIVISTA to Date.......................................         17
        4.21. Environmental Matters............................................         18
5. Covenants...................................................................         19
        5.1.  Acquisition Proposals and Negotiations...........................         19
        5.2.  Interim Operations of CIVISTA....................................         19
        5.3.  Interim Operations of FBOH.......................................         22
        5.4.  Employment Matters...............................................         22
        5.5.  Access, Information and Confidentiality..........................         24
        5.6.  Certain Filings, Consents and Arrangements, Divestitures.........         24
        5.7.  Takeover Statutes and Provisions.................................         25
        5.8.  Indemnification and Insurance....................................         25
        5.9.  Additional Agreements............................................         25
        5.10. Compliance with Antitrust Laws...................................         26
        5.11. Publicity........................................................         26
        5.12. Registration Statement, Joint Proxy Statement and Comfort
              Letters..........................................................         26
        5.13. Affiliates Compliance with The Securities Act....................         27
        5.14. Stockholders Meeting.............................................         27
        5.15. Pooling and Tax-Free Reorganization Treatment....................         28
        5.16. Mergers of Subsidiaries..........................................         28
        5.17. Current Information..............................................         28
        5.18. Integration of Operations........................................         28
        5.19. NASD Listing.....................................................         29
        5.20. Environmental Survey.............................................         29
6. Conditions..................................................................         29
        6.1.  Conditions to Each Party's Obligations to Effect the Merger......         29
        6.2.  Conditions to Obligation of CIVISTA to Effect the Merger.........         30
        6.3.  Conditions to Obligation of FBOH to Effect the Merger............         30
7. Miscellaneous...............................................................         31
        7.1.  Termination......................................................         31
        7.2.  Non-Survival of Representations, Warranties; Effect of
              Termination......................................................         32
        7.3.  Waiver...........................................................         33
        7.4.  Amendment........................................................         33
        7.5.  Entire Agreement.................................................         33
        7.6.  Applicable Law...................................................         33
        7.7.  Certain Definitions..............................................         33
        7.8.  Notices..........................................................         34
        7.9.  Counterparts, Exhibits...........................................         34
        7.10. Parties in Interest..............................................         34
        7.11. Expenses.........................................................         34
        7.12. Enforcement of the Agreement.....................................         35
        7.13. Severability.....................................................         35

                            AGREEMENT OF AFFILIATION
                               AND PLAN OF MERGER

     THIS AGREEMENT OF AFFILIATION AND PLAN OF MERGER, dated as of August 10, 1994 (this "AGREEMENT"), is made by and between First Bancorporation of Ohio, an Ohio corporation ("FBOH"), and The CIVISTA Corporation, an Ohio corporation ("CIVISTA").

     WHEREAS, the respective Boards of Directors of FBOH and CIVISTA have each determined that it is in the best interests of their respective stockholders for CIVISTA to merge with and into FBOH upon the terms and subject to the conditions set forth herein;

     WHEREAS, the respective Boards of Directors of FBOH and CIVISTA have each approved the merger of CIVISTA with and into FBOH, upon the terms and subject to the conditions set forth herein;

     WHEREAS, the Board of Directors of FBOH intend to contemporaneously with the merger of CIVISTA with and into FBOH, to merge the wholly owned subsidiary of CIVISTA, Citizens Savings Bank of Canton, an Ohio savings and loan association ("CITIZENS"), with and into a wholly owned subsidiary of FBOH, with the surviving entity utilizing the name "Citizens," and to retain as separate entities, The CASNET Group, Inc., Citizens Investment Corporation, Citizens Savings Corporation and Crest Investments, Inc. (collectively, the "NON-BANKING SUBSIDIARIES");

     WHEREAS, the Board of Directors of FBOH will appoint to the FBOH Board of Directors at the Effective Time, an individual to be recommended by CIVISTA (subject to the approval of the FBOH Board of Directors);

     WHEREAS, the Board of Directors of FBOH has requested CIVISTA, as a condition and as an inducement for FBOH to enter into this Agreement, and CIVISTA has agreed, to provide FBOH with an option to purchase up to ten percent of the capital stock of CIVISTA, but only if certain events occur, pursuant to the terms and conditions of the CIVISTA Stock Purchase Option (as hereinafter defined);

     WHEREAS, for Federal income tax purposes, it is intended that the merger shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE"); and

     WHEREAS, for accounting purposes, it is intended that the merger shall be accounted for as a "pooling of interests;"

     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the parties hereto hereby agree as follows:

                                 1. THE MERGER

1.1. MERGER.

     1.1.1. Merger. At the Effective Time (as hereinafter defined), CIVISTA will be merged with and into FBOH (the "MERGER") in accordance with the provisions of Section 1701.78 of the Ohio General Corporation Law ("OGCL"). FBOH shall be the surviving corporation in the Merger and shall continue after the Merger to be incorporated under the laws of the State of Ohio (the "SURVIVING CORPORATION"). The Merger shall have the effects specified in the OGCL. The name of the Surviving Corporation shall be "First Bancorporation of Ohio."

     1.1.2. Effective Time. As soon as practicable following the Closing (as hereinafter defined), FBOH and CIVISTA (the "CONSTITUENT CORPORATIONS") shall cause a certificate of merger complying with the requirements of Section 1701.81 of the OGCL (the "CERTIFICATE OF MERGER") to be filed with the Secretary of State of the State of Ohio. The form of Certificate of Merger is attached hereto as Exhibit 1.1.2, which has attached to it the Amended and Restated Articles of Incorporation of the Surviving Corporation. The Merger will become effective at the time and date which the Certificate of Merger is filed with the Secretary of State of the State of Ohio (the "EFFECTIVE TIME").

     1.1.3. Consummation of Merger. The closing of the Merger (the "CLOSING") will take place (i) at 10:00 a.m. (local time) at the principal executive offices of FBOH as promptly as practicable after the date on which all of the conditions set forth in Article 6 are satisfied or duly waived, or (ii) at such other time and place and on such other date as FBOH and CIVISTA may agree.

     1.1.4. Articles of Incorporation and Regulations. The Amended and Restated Articles of Incorporation and Code of Regulations of FBOH, attached hereto as
Exhibit 1.1.4, in effect immediately prior to the Effective Time will be the Amended and Restated Articles of Incorporation and Regulations of the Surviving Corporation after the Effective Time, until duly amended in accordance with their respective terms and the OGCL.

     1.1.5. Directors and Officers. The directors and officers of FBOH immediately prior to the Effective Time will be the directors and officers, respectively, of the Surviving Corporation, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the terms of the Surviving Corporation's Amended and Restated Articles of Incorporation and Code of Regulations and the OGCL. As indicated in Section 5.14, the Board of Directors of FBOH will appoint to the FBOH Board of Directors at the Effective Time, an individual to be recommended by CIVISTA, but subject to the approval of the FBOH Board of Directors.

     1.1.6. Service of Process. B.&McD., Inc., whose address is 106 S. Main Street, Akron, Summit County, Ohio 44308, is the statutory agent upon whom any process, notice or demand against FBOH, or the Surviving Corporation may be served.

                            2. CONVERSION OF SHARES

2.1. CONVERSION OF SHARES.  At the Effective Time,

     (a) each then-outstanding share of common stock, no par value, of CIVISTA ("COMMON STOCK" or "SHARE") (other than shares of Common Stock (i) held in the treasury of CIVISTA, or (ii) owned by FBOH for its own account), will, by virtue of the Merger, automatically be cancelled and extinguished in consideration and exchanged for the right to receive 1.723 (subject to adjustment pursuant to Section 2.1(d)) (the "EXCHANGE RATIO") shares of common stock, no par value, of FBOH ("FBOH COMMON STOCK");

     (b) each Share issued and held in CIVISTA's treasury will, by virtue of the Merger, automatically be cancelled and retired and all rights in respect thereof will cease to exist;

     (c) each then-outstanding share of FBOH Common Stock shall continue to be an issued and outstanding Common Share, no par value, of the Surviving Corporation and any shares of FBOH Common

Stock held in FBOH's treasury immediately prior to the Effective Time shall continue to be held in the treasury of the Surviving Corporation at the Effective Time; and

     (d) if between the date of this Agreement and the Effective Time, the shares of FBOH Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or if a stock dividend or stock split thereon shall be declared with a record date within said period, appropriate adjustment or adjustments shall be made to the Exchange Ratio established by Section 2.1(a) and the adjusted Exchange Ratio established by this Section 2.1(d).

2.2. EXCHANGE OF CERTIFICATES.

     2.2.1. Exchange Agent. First National Bank of Ohio ("FNBO") shall act as agent of FBOH for purposes of, among other things, mailing and receiving transmittal letters and distributing certificates for FBOH Common Stock and cash in lieu of fractional shares of FBOH Common Stock, to CIVISTA stockholders (the "EXCHANGE AGENT"). Prior to the Effective Time, FBOH and the Exchange Agent shall enter into an exchange agent agreement providing for, among other things, the matters set forth in this Section 2.2.

     Except as set forth herein, from and after the Effective Time, each holder of a certificate that immediately prior to the Effective Time represented outstanding shares of Common Stock ("CERTIFICATE") shall be entitled to receive in exchange therefor, upon surrender thereof to the Exchange Agent, a certificate for the number of shares of FBOH Common Stock (together with cash in lieu of a fractional share of FBOH Common Stock, if any) (the "COMMON STOCK CONSIDERATION" or "MERGER CONSIDERATION") to which such holder is entitled in accordance with the terms of this Agreement. The Exchange Agent shall not be entitled to vote or to exercise any rights of ownership with respect to the shares of FBOH Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto. Within 180 days following the Effective Time, the Exchange Agent shall deliver to FBOH any shares of FBOH Common Stock and funds (including any interest with respect thereto) which FBOH has made available to the Exchange Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat, or other similar laws) with respect to the shares of FBOH Common Stock and cash in lieu of fractional shares deliverable or payable upon due surrender of their Certificates.

     In the event that any holder of Common Stock cancelled and retired in accordance with this Agreement is unable to deliver the Certificate which represents such shares of the holder, FBOH, in the absence of actual notice that any shares theretofore represented by any such Certificate have been acquired by a bona fide purchaser, shall deliver to such holder the number of shares of Common Stock to which such holder is entitled in accordance with the provisions of this Agreement upon the presentation of the following: (i) evidence to the reasonable satisfaction of FBOH that any such Certificate has been lost, wrongfully taken or destroyed; (ii) such security or indemnity as may be reasonably requested by FBOH to indemnify and hold FBOH and the transfer agent harmless; or (iii) evidence satisfactory to FBOH that such person is the owner of the shares theretofore represented by each Certificate claimed by him to be lost, wrongfully taken or destroyed and that he is the person who would be entitled to present each such Certificate for exchange pursuant to this Agreement.

     2.2.2. Notice of Exchange. Promptly after the Effective Time, FBOH shall cause the Exchange Agent to mail and/or make available to each record holder of a Certificate a notice and letter of transmittal advising such holder of the effectiveness of the Merger and the procedures to be used in effecting the surrender of the Certificate for exchange therefor and specifying that delivery shall be effected, and risk of loss and title to the Certificate shall pass, only upon proper delivery of the Certificate to the Exchange Agent, and such other matters as FBOH shall reasonably specify. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed and completed in accordance with the instructions thereon, and such other documents as may reasonably be requested by FBOH or the Exchange Agent, and subject to any required withholding of taxes, the Exchange Agent shall promptly deliver to the person entitled thereto the appropriate Merger Consideration, and the surrendered Certificate shall, by virtue of such delivery, automatically be cancelled.

     2.2.3. Right to Merger Consideration. Until surrendered and exchanged in accordance with this Section 2.2, each Certificate shall, from and after the Effective Time, represent solely the right to receive the Common Stock Consideration, as the case may be, together with any dividends or other distributions as provided in Section 2.2.4, and shall have no other rights. Neither CIVISTA nor FBOH shall be liable to any holder of shares of Common Stock for any Merger Consideration (or dividends, distributions or interest with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     2.2.4. Distribution With Respect to Unexchanged Certificates. No dividends (cash or stock) or other distributions with respect to FBOH Common Stock declared or paid by FBOH after the Effective Time with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate until the holder of such Certificate surrenders such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing shares of FBOH Common Stock, as the case may be, issued in exchange therefor, without interest,
(i) the amount of dividends or other distributions, if any, with a record date after the Effective Time theretofore payable with respect to such shares of FBOH Common Stock, as the case may be, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such shares of FBOH Common Stock, as the case may be. The Surviving Corporation shall pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by CIVISTA (in accordance with its historical practices and record dates) on Shares in accordance with the terms of this Agreement on or prior to the Effective Time and which remain unpaid at the Effective Time.

     2.2.5. Voting With Respect to Unexchanged Certificates. Holders of unsurrendered Certificates shall be entitled to vote after the Effective Time at any meeting of FBOH stockholders the number of whole shares of FBOH Common Stock represented by such Certificates, regardless of whether such holders have exchanged their Certificates, provided that no holder of unsurrendered Certificates may vote at any meeting of FBOH stockholders that is held more than 30 days after the mailing of the notice and letter of transmittal provided for under Section 2.2.2.

     2.2.6. Fractional Shares. No certificates representing fractional shares of FBOH Common Stock shall be issued upon the surrender for exchange of a Certificate or Certificates. No dividends or distributions of FBOH shall be payable on or with respect to any fractional share and any such fractional share interest will not entitle the owner thereof to vote or to any rights of stockholders of FBOH. In lieu of any such fractional share, a holder of shares of Common Stock otherwise entitled to a fractional share of FBOH Common Stock shall be entitled to receive promptly from the Exchange Agent a cash payment (without interest) in an amount equal to the fraction of such share of FBOH Common Stock to which such holder would otherwise be entitled multiplied by the average of the high and low sales prices of FBOH Common Stock as reported on the NASDAQ National Market System on the trading day immediately preceding the Effective Time.

     2.3. Dissenters' Rights. To the extent provided by the OGCL, any holder of record of the Common Stock as of the date fixed for the determination of stockholders of CIVISTA entitled to notice of the CIVISTA Meeting (as hereinafter defined), and who shall have filed with CIVISTA, not later than ten
(10) days after such meeting, a written demand for payment of the fair cash value of such shares in compliance with Section 1701.85 of the OGCL, and whose shares shall not have been voted in favor of the Merger or adoption of this Agreement, shall cease at the Effective Time to have any of the rights of a stockholder in respect of such shares and shall only have the right to be paid the fair cash value of such shares under Sections 1701.84 and 1701.85 of the OGCL. Any former holder of Common Stock who after the Effective Time (i) surrenders his certificates representing shares of Common Stock for exchange pursuant to Section 2.3 hereof, or (ii) validly withdraws his written demand for payment of fair cash value of such shares pursuant to Sections 1701.84 and 1702.85 of the OGCL, will thereupon be entitled to receive the Merger Consideration as of the Effective Time pursuant to this Agreement.

     To the extent provided by the OGCL, any holder of record of FBOH Common Stock as of the date fixed for the determination of stockholders of FBOH entitled to notice of the FBOH Meeting (as hereinafter defined) shall be entitled to relief as a dissenting shareholder in accordance, and subject to compliance with, the OGCL.

     2.4. Closing of Civista's Transfer Books. At the close of business on the business day immediately preceding the date of the Effective Time, the stock transfer books of CIVISTA will be closed and no transfer of Shares will thereafter be made. In the event of a transfer of ownership of CIVISTA Common Stock which is not registered in the transfer records of CIVISTA, the Merger Consideration to be distributed pursuant to this Agreement may be delivered to a transferee if a Certificate is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by payment of any applicable transfer taxes.

     2.5. Employee Stock Options and Assumption. CIVISTA Disclosure Letter (as hereinafter defined) sets forth a list of each employee stock option outstanding on the date of this Agreement (collectively, the "COMPANY STOCK OPTIONS"), pursuant to The CIVISTA Corporation Stock Option Plan and the 1993 CIVISTA Corporation Stock Option Plan (collectively, the "COMPANY OPTION PLANS"), to purchase Common Stock heretofore granted pursuant to the Company Option Plans. CIVISTA Disclosure Letter also sets forth with respect to each Company Stock Option the option exercise price, the number of shares subject to the option, the dates of grant, vesting, exercisability and expiration of the option and that the option is either a qualified or nonqualified stock option. Without the written consent of FBOH, no additional stock options shall, after the date of this Agreement, be granted under the Company Option Plans. All rights under Company Stock Options shall be treated as provided in this Section.

     Each Company Stock Option outstanding immediately prior to the Effective Time shall be assumed at the Effective Time by the Surviving Corporation and continue to be an issued and outstanding option of the Surviving Corporation in accordance with the terms of the respective Company Option Plans, except that:
(a) the Surviving Corporation and its Compensation Committee shall be substituted for the Company and the Committee of the Company's Board of Directors administering such Company Option Plans, (b) from and after the Effective Time, each such Company Stock Option may be exercised only for FBOH Common Stock notwithstanding any contrary provision of the Company Option Plans or stock option agreements executed in connection therewith, (c) each such Company Stock Option shall at the Effective Time become an option to purchase a number of shares of FBOH Common Stock equal to the product arrived at by multiplying the Exchange Ratio by the number of shares of Common Stock subject to such option immediately prior to the Effective Time, and (d) the exercise price per share of FBOH Common Stock at which each such Company Stock Option is exercisable shall be the amount (rounded up to the next whole cent) arrived at by dividing the exercise price per share of Common Stock at which such Company Stock Option is exercisable immediately prior to the Effective Time by the Exchange Ratio; provided, however, that, notwithstanding the foregoing, the Surviving Corporation shall not issue or pay for any fractional share otherwise issuable upon any exercise of a Company Stock Option, as assumed and adjusted as aforesaid.

     In addition, notwithstanding clauses (c) and (d) of the immediately preceding sentence, each Company Stock Option which is an incentive stock option shall be adjusted as required by Section 424 of the Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option, within the meaning of Section 424 of the Code. The Board of Directors of the Surviving Corporation shall take such action as may be required under the Company Option Plans to effectuate the foregoing. Prior to the Closing, FBOH shall reserve for issuance (and, if not previously registered pursuant to the Securities Act, register) the number of shares of FBOH Common Stock necessary to satisfy FBOH's obligations under this Section. Prior to the Closing, and thereafter as may be appropriate, FBOH shall take such actions as are necessary to effect the provisions of this Section, and to preserve for the holders of Company Stock Options the benefits to be provided pursuant to this Section.

                   3. REPRESENTATIONS AND WARRANTIES OF FBOH

     FBOH hereby represents and warrants to CIVISTA that:

     3.1. Corporate Organization. FBOH is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its ownership or lease of property or the nature of the business conducted by it makes such qualification necessary, except for such jurisdictions in which the failure to be so qualified would not have a Material Adverse Effect (as hereinafter defined) on FBOH. FBOH is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"). FBOH has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted.

     3.2. Authority. FBOH has the requisite corporate power and authority to execute and deliver this Agreement and, except for any required approval of FBOH's stockholders and the approval of the applicable Regulatory Authorities (as defined hereinafter), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors of FBOH, including provisions for the resolution of certain issues by management, and no other corporate proceedings on the part of FBOH are necessary to authorize this Agreement or to consummate the transactions so contemplated, except for any required approval of FBOH's stockholders. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of, FBOH, enforceable against FBOH in accordance with its terms, except as enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought.

     3.3. Capitalization. The authorized capital stock of FBOH consists of 40,000,000 shares of FBOH Common Stock and 3,500,000 shares of preferred stock. As of July 31, 1994, (i) 27,151,891 shares of FBOH Common Stock (including treasury shares) were validly issued and outstanding, fully paid and nonassessable and not issued in violation of any preemptive right of any stockholder of FBOH, and (ii) no shares of preferred stock were issued and outstanding. Since July 31, 1994 and through the date of this Agreement, FBOH has not issued any additional shares of FBOH Common Stock or preferred stock other than pursuant to the exercise of employee stock purchase rights or stock options under FBOH Option Plans (as hereinafter defined) outstanding on July 31, 1994. Except as contemplated by this Agreement, the FBOH Rights Plan (as hereinafter defined) or in the FBOH Disclosure Letter (which is a letter attached hereto as Exhibit 3.3, dated the date of this Agreement, from FBOH to CIVISTA, such letter being identified by CIVISTA executing a copy thereof), as of the date of this Agreement, there are no shares of capital stock of FBOH authorized, issued or outstanding and there are no outstanding subscriptions, options, warrants, scrip, rights, calls, convertible securities or any other similar agreements, arrangements or commitments of any character relating to the issued or unissued capital stock or other securities of FBOH obligating, or which may obligate, FBOH to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of FBOH or obligating, or which may obligate, FBOH to grant, extend or enter into any subscription, option, warrant, scrip, right, call, convertible security or other similar agreement, arrangement or commitment. Except as set forth in the FBOH Disclosure Letter, there are no voting trusts or other similar agreements, arrangements or commitments to which FBOH or any FBOH Subsidiary (as hereinafter defined) is a party with respect to the voting of the capital stock of FBOH. All of the shares of FBOH Common Stock issuable in exchange for the Common Stock at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and will not be subject to preemptive rights. FBOH has reserved for issuance the number of shares of FBOH Common Stock necessary to satisfy FBOH's obligations under Section 2.1.

     3.4. Subsidiaries. The FBOH Disclosure Letter sets forth, as of the date of this Agreement, the name and state of incorporation of each banking, savings bank and each other significant subsidiary (as hereinafter defined) of FBOH (collectively, the "FBOH SUBSIDIARIES"). Except as set forth in the FBOH Disclosure Letter, each of the FBOH Subsidiaries is a bank, savings bank or a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization and is duly qualified to do business as a foreign corporation in each jurisdiction in which its ownership or lease of property or the nature of the business conducted by it makes such qualification necessary, except for such jurisdictions in which the failure to be so qualified would not have a Material

Adverse Effect on FBOH. Each of the FBOH Subsidiaries has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its businesses as they are now being conducted.

     Except as set forth in the FBOH Disclosure Letter, as of the date of this Agreement, all outstanding shares of capital stock of each FBOH Subsidiary are owned by FBOH or another FBOH Subsidiary and are validly issued, fully paid and nonassessable, have not been issued in violation of any preemptive right and are owned free and clear of all liens, claims, charges, options, encumbrances or agreements with respect thereto. Except as set forth in the FBOH Disclosure Letter, as of the date of this Agreement, neither FBOH nor any FBOH Subsidiary owns beneficially more than 5% of any class of equity securities or any similar interests of any corporation, bank, business, trust, association or similar organization. There are, as of the date of this Agreement, no outstanding subscriptions, options, warrants, scrip, rights, calls, convertible securities or any other similar agreements, arrangements or commitments of any character relating to the issued or unissued capital stock or other securities of any FBOH Subsidiary obligating, or which may obligate, any FBOH Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating, or which may obligate, any FBOH Subsidiary to grant, extend or enter into any subscription, option, warrant, scrip, right, call, convertible security or other similar agreement, arrangement or commitment.

3.5. INFORMATION IN DISCLOSURE DOCUMENTS, REGISTRATION STATEMENT, ETC.

     (a) None of the information with respect to FBOH or any FBOH Subsidiary provided by FBOH for inclusion in the registration statement to be filed with the Securities and Exchange Commission (the "COMMISSION") by FBOH on Form S-4 (or any other appropriate form) under the Securities Act of 1933, as amended (the "SECURITIES ACT") for the purpose of registering the shares of FBOH Common Stock to be issued in the Merger (the "REGISTRATION STATEMENT") will, at the time it becomes effective and at the time of the FBOH Meeting and the CIVISTA Meeting (both as hereinafter defined), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information with respect to FBOH or any FBOH Subsidiary provided by FBOH for inclusion in any joint proxy statement or information statement or notice of FBOH and CIVISTA, or any amendments or supplements thereto, required to be mailed to FBOH's and CIVISTA's stockholders in connection with the Merger (the "PROXY" or "PROXY STATEMENT") will, at the time of the mailing of the Proxy Statement, and at the time of the FBOH Meeting and the CIVISTA Meeting, contain any statement which, at the time it is made and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the FBOH Meeting and the CIVISTA Meeting which has become false or misleading. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated thereunder. The Proxy Statement will comply as to form in all material respects with the provisions of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations promulgated thereunder.

     (b) All documents that FBOH is responsible for filing with any Governmental Entity will comply as to form in all material respects with applicable law. None of the information with respect to FBOH or any FBOH Subsidiary provided by FBOH for inclusion in any document to be filed with any regulatory authority in connection with the transactions contemplated hereby will contain any statement of a material fact which is untrue as of the time that such statement is made.

     3.6. Consents and Approvals; No Violation. Except as set forth in the FBOH Disclosure Letter, neither the execution and delivery of this Agreement by FBOH, nor the consummation by FBOH of the transactions contemplated hereby, nor compliance by FBOH with any of the provisions hereof will (a) conflict with or result in any breach of any provision of its Amended and Restated Articles of Incorporation or Code of Regulations, (b) violate, conflict with, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of FBOH or any of the FBOH Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which FBOH or any FBOH Subsidiary is a party or to which they or any of their respective properties or assets may be subject, except for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens or other encumbrances, which, individually or in the aggregate, will not have a Material Adverse Effect on FBOH, (c) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to FBOH or any FBOH Subsidiary or any of their respective properties or assets, except for such violations which, individually or in the aggregate, will not have a Material Adverse Effect on FBOH, or (d) require any consent, approval, authorization or permit of or from, or filing with or notification to, any court, governmental authority or other regulatory or administrative agency or commission, domestic or foreign ("GOVERNMENTAL ENTITY"), except (i) pursuant to the Exchange Act and the Securities Act, (ii) filing the certificate of merger pursuant to the OGCL, (iii) filings required under the securities or blue sky laws of the various states, (iv) filings with, and approval by, the Board of Governors of the Federal Reserve System (the "FRB"), (v) filings with, and approval by, the Office of the Comptroller of the Currency (the "OCC"), (vi) filings with, and approval by, the Office of Thrift Supervision ("OTS"), (vii) filings with, and approval by, the Ohio Division of Savings and Loan Associations ("DIVISION"), (viii) filings and approvals pursuant to any applicable state takeover laws ("STATE TAKEOVER APPROVALS"), (ix) consents, approvals, authorizations, permits, filings or notifications in connection with compliance with applicable provisions of federal and state securities laws relating to the regulation of broker-dealers, investment advisors, or stock transfer agents, or (x) consents, approvals, authorizations, permits, filings or notifications which have either been obtained or made prior to the Closing or which, if not obtained or made, will neither, individually or in the aggregate, have a Material Adverse Effect on FBOH nor restrict FBOH's legal authority to execute and deliver this Agreement and consummate the transactions contemplated hereby.

     3.7. Reports and Financial Statements. Since January 1, 1991, FBOH has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Commission, including, but not limited to Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements (collectively, the "FBOH REPORTS"). FBOH has previously made available or furnished, or, with respect to the FBOH Reports filed after the date of this Agreement, will promptly furnish, CIVISTA with true and complete copies of each of the FBOH Reports. As of their respective dates (but taking into account any amendments filed prior to the date of this Agreement), the FBOH Reports complied, or, with respect to FBOH Reports filed after the date of this Agreement, will comply, in all material respects with all the rules and regulations promulgated by the Commission and did not contain, or, with respect to FBOH Reports filed after the date of this Agreement, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of FBOH included in the FBOH Reports (the "FBOH FINANCIAL STATEMENTS") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of FBOH and the FBOH Subsidiaries as at the dates thereof and the consolidated results of operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

     3.8. Taxes. Except as set forth in the FBOH Disclosure Letter, FBOH and each FBOH Subsidiary have prepared in good faith and duly and timely filed, all federal, state, local and foreign income, franchise, sales, real and personal property and other tax returns and reports required to be filed by them on or before the date of this Agreement, except where the failure to file would not have a Material Adverse Effect on FBOH. Except as set forth in the FBOH Disclosure Letter, FBOH and each FBOH Subsidiary have paid, or have adequately reserved or have made adequate accruals (in accordance with generally accepted accounting principles) with respect to, all taxes, interest and penalties shown to be owing on all such returns or reports. There are no liens for federal, state, local or foreign taxes upon the assets of FBOH or of any FBOH Subsidiary, except for statutory liens for taxes and assessments not yet delinquent or the validity of which is being contested in good faith by appropriate proceedings. As of the date of this Agreement, except as set forth in the FBOH Disclosure Letter, neither FBOH nor any of the FBOH Subsidiaries is a party to any action or proceeding, nor is any such action or proceeding threatened, by any Governmental Entity for the assessment or collection of taxes which are material in amount, and no deficiency notices or reports have been received by FBOH or any of the FBOH Subsidiaries in respect of any material deficiencies for any tax, assessment or government charges.

     3.9. Employee Plans. All employee bonus, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase, employee stock ownership, stock appreciation rights, savings, consulting, severance, collective bargaining, group insurance, fringe benefit and other employee benefit, incentive and welfare plans, policies, contracts and arrangements and all trust agreements related thereto, now in effect and relating to any present or former directors, officers or employees of FBOH or FBOH subsidiaries, whether or not described in Section 3(3) of Employee Retirement Income Security Act of 1974, as amended ("ERISA"), are identified in the FBOH Disclosure Letter ("FBOH EMPLOYEE PLANS"). All of the FBOH employee plans have been maintained, operated and administered in substantial compliance with their terms, and FBOH, all of the FBOH Subsidiaries and all of the FBOH Employee Plans currently comply, and have at all relevant times complied, in all material respects with ERISA, the Code, and any other applicable laws. FBOH has previously delivered or made available to CIVISTA copies of all FBOH Employee Plans, in each case as in effect on the date of this Agreement.

     3.10. Material Contracts. Except as set forth in the FBOH Disclosure Letter or disclosed in the FBOH Reports, neither FBOH nor any FBOH Subsidiary is, as of the date of this Agreement, a party to, or is bound by, (a) any material lease not made in the ordinary course of business of FBOH, (b) any agreement, arrangement, or commitment not made in the ordinary course of business which materially restricts the conduct of any line of business of FBOH,
(c) any material agreement, indenture or other instrument not specifically disclosed in the FBOH Financial Statements relating to the borrowing of money by FBOH or the guarantee by FBOH of any such obligation (other than trade payables and instruments relating to transactions entered into in the ordinary course of business), (d) any agreement, arrangement or commitment with or to a labor union, or (e) any other contract or agreement or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by FBOH with the Commission as of the date of this Agreement (the "FBOH CONTRACTS"). Neither FBOH nor any FBOH Subsidiary is in default under any FBOH Contract, which default is reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on FBOH, and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.

     3.11. Absence of Certain Changes or Events. Except as set forth in the FBOH Disclosure Letter or disclosed in FBOH Reports filed by FBOH with the Commission prior to the date of this Agreement, since December 31, 1993 to the date of this Agreement, there has not been any change in the financial condition, results of operations or business of FBOH and the FBOH Subsidiaries that either individually or in the aggregate has had a Material Adverse Effect on FBOH.

     3.12. Litigation. Except as disclosed in the FBOH Disclosure Letter or in FBOH Reports filed by FBOH with the Commission prior to the date of this Agreement, there is no litigation, action, arbitration or proceeding pending, or, to the best knowledge of FBOH, threatened against or affecting FBOH or any FBOH Subsidiary which, either individually or in the aggregate, is having, or insofar as reasonably can be foreseen, will have, a Material Adverse Effect on FBOH, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator, outstanding against FBOH or any FBOH Subsidiary having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

     3.13. Compliance With Laws and Orders. Except as disclosed in the FBOH Disclosure Letter or in FBOH Reports filed by FBOH with the Commission prior to the date of this Agreement, the businesses of FBOH and the FBOH Subsidiaries are not being conducted, and have not been conducted since December 31, 1991, in violation of any law, ordinance, regulation, judgment, order, decree, license or permit of any Governmental Entity, except for possible violations which individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect on FBOH. Except as set forth in the FBOH Disclosure Letter, no investigation or review by any Governmental Entity with respect to FBOH or any of the FBOH Subsidiaries outside the ordinary course of business and not generally applicable to entities engaged in the same business is pending or, to the knowledge of FBOH, threatened, and no

Governmental Entity has indicated an intention to conduct the same in each case other than those the outcome of which will not have a Material Adverse Effect on FBOH.

     3.14. Agreements With Bank Regulators. As of the date of this Agreement, except as set forth in the FBOH Disclosure Letter, neither FBOH nor any FBOH Subsidiary is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any Governmental Entity outside the ordinary course of business and not generally applicable to entities engaged in the same business, including, without limitation, cease and desist or other orders of any bank regulatory authority, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor has FBOH been advised by any Governmental Entity that it is contemplating issuing, requiring or requesting (or is considering the appropriateness of issuing, requiring or requesting) any such order, directive, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar undertaking. Except as set forth in the FBOH Disclosure Letter, there are no (i) material violations or (ii) violations with respect to which refunds or restitutions which are material in amount to FBOH and the FBOH Subsidiaries taken as a whole may be required, cited in any compliance report to FBOH or any FBOH Subsidiary as a result of an examination by any bank regulatory authority.

     3.15. FBOH Ownership of Stock. Except as disclosed in the FBOH Disclosure Letter, and except pursuant to The CIVISTA Corporation Stock Purchase Option dated August 10, 1994 (the "CIVISTA STOCK PURCHASE OPTION"), a copy of which is attached hereto as Exhibit 3.15, neither FBOH nor, to the best of its knowledge, any of its affiliates or associates (i) beneficially owns, directly or indirectly, or (ii) are parties to any agreement, arrangement or commitment for the purpose of acquiring, holding, voting or disposing of, in each case, Shares (other than Shares held in a fiduciary, trust, custodial or agency capacity by a bank or trust subsidiary of FBOH) which in the aggregate, represent 1% or more of the outstanding Shares.

     3.16. Accounting Matters. Neither FBOH nor, to the best of its knowledge, any of its affiliates, has taken or agreed to take any action that would prevent FBOH from accounting for the business combination to be effected by the Merger as a "pooling of interests." FBOH has received from its independent accountants, Coopers & Lybrand, a letter stating that based upon Coopers & Lybrand's review of FBOH's letter proposal to CIVISTA dated August 1, 1994 (including the form of this Agreement dated August 1, 1994 which was incorporated therein), the form of this Agreement dated August 7, 1994, a review of CIVISTA's financial statements, both audited and unaudited, and such other relevant documents and information which Coopers & Lybrand deemed relevant, that such firm is currently unaware of any reason why it would not be able to provide the letter to FBOH required under
Section 6.3(g).

     3.17. Fees. Except for the fees paid and payable to Alex. Brown & Sons Incorporated, neither FBOH nor any FBOH Subsidiary has paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement.

     3.18. FBOH Action. The Board of Directors of FBOH (at a meeting duly called and held) has by the requisite vote (i) determined that the Merger is advisable and in the best interests of FBOH and its stockholders, (ii) authorized and approved this Agreement, and the transactions contemplated hereby and thereby, including the Merger (iii) directed that the Merger be submitted for consideration by FBOH's stockholders at the FBOH Meeting, and (iv) authorized and approved the Merger in accordance with Chapter 1704 of the Ohio Revised Code with the result that Chapter 1704 will not apply to the consummation of the Merger and acquisition of shares of FBOH Common Stock by the holders of Common Stock pursuant to this Agreement.

     3.19. Vote Required. The affirmative vote of the holders of two-thirds of the outstanding shares of FBOH Common Stock is necessary to approve this Agreement and the transactions contemplated hereby.

     3.20. Rights Agreement. No person will become an "Acquiring Person" and no "Shares Acquisition Date" or "Distribution Date" will occur under the Shareholder Rights Agreement, dated October 21, 1993, between FBOH and FNBO, as rights agent (the "FBOH RIGHTS PLAN"), and no holder of rights issued under the FBOH Rights Plan shall have any rights under Sections 7(a), 11(a)(ii) or 13(a) of the FBOH Rights Plan as a result of the approval, execution or delivery of this Agreement or the consummation of the

Merger. No amendments have been made prior to the date of this Agreement to the FBOH Rights Plan except as specifically referred to in this Section 3.20.

     3.21. Environmental Matters. Except as set forth in the FBOH Disclosure Letter, to the best of FBOH's knowledge: (i) neither FBOH nor any of the FBOH subsidiaries has been or is in violation of or liable under any Environmental Law (as hereinafter defined), except for any such violations or liabilities which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on FBOH; and (ii) none of the Loan Portfolio Properties and Other Properties Owned (as hereinafter defined) by FBOH or any of the FBOH subsidiaries has been since such properties have been owned, operated or managed by FBOH or any of the FBOH subsidiaries, or is in violation of or liable under any Environmental Law, except for any such violations or liabilities which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on FBOH. Except as set forth in the FBOH Disclosure Letter, there are no actions, suits, demands, notices, claims, investigations or proceedings pending, or to the best of FBOH's knowledge threatened, relating to the liability of the Loan Portfolio Properties and Other Properties Owned by FBOH or the FBOH subsidiaries under any Environmental Law, including, without limitation, any notices, demand letters or requests for information from any federal, state or local environmental agency relating to any such liabilities under or violations of Environmental Law.

                  4. REPRESENTATIONS AND WARRANTIES OF CIVISTA

     CIVISTA hereby represents and warrants to FBOH that:

     4.1. Corporate Organization. CIVISTA is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its ownership or lease of property or the nature of the business conducted by it makes such qualification necessary, except for such jurisdictions in which the failure to be so qualified would not have a Material Adverse Effect on CIVISTA. CIVISTA is registered as a unitary savings and loan holding company with OTS (as defined herein). CIVISTA has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. CIVISTA has delivered to FBOH as attachments to the CIVISTA Disclosure Letter true and complete copies of its Articles of Incorporation, as amended, and its Code of Regulations, as amended (the "CORPORATE GOVERNANCE DOCUMENTS") as currently in effect.

     4.2. Authority. CIVISTA has the requisite corporate power and authority to execute and deliver this Agreement and, except for any required approval of CIVISTA's stockholders and the approval of the applicable Regulatory Authorities, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors of CIVISTA and no other corporate proceedings on the part of CIVISTA are necessary to authorize this Agreement or to consummate the transactions so contemplated, except for approval by the stockholders of CIVISTA as provided in
Section 6.1(a). This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of, CIVISTA, enforceable against CIVISTA in accordance with its terms, except as enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought, and except as enforceability hereof may be limited by laws relating to the safety and soundness of insured depository institutions as set forth in 12 U.S.C. Section 1818(b) or to the appointment of a conservator or receiver by the Federal Deposit Insurance Corporation.

     4.3. Capitalization. The authorized capital stock of CIVISTA consists of 5,000,000 shares of Common Stock and 5,000,000 shares of serial preferred stock. As of the date of this Agreement, (i) 3,506,552 shares of Common Stock (including 8,248 treasury shares) were validly issued and outstanding, fully paid and nonassessable and not issued in violation of any preemptive right of any Company stockholder, and (ii) no shares of serial preferred stock were issued and outstanding. As of the date of this Agreement, there were outstanding Company Stock Options to purchase 281,800 shares of Common Stock, all of which are currently exercisable. Except as contemplated by this Agreement, the CIVISTA Stock Purchase Option or in

CIVISTA Disclosure Letter (which is a letter attached hereto as Exhibit 4.3, dated the date of this Agreement, from CIVISTA to FBOH, such letter being identified by FBOH executing a copy thereof), there are no shares of capital stock of CIVISTA authorized, issued or outstanding and there are no outstanding subscriptions, options, warrants, scrip, rights, calls, convertible securities or any other similar agreements, arrangements or commitments of any character relating to the issued or unissued capital stock or other securities of CIVISTA obligating, or which may obligate, CIVISTA to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of CIVISTA or obligating, or which may obligate, CIVISTA to grant, extend or enter into any subscription, option, warrant, scrip, right, call, convertible security or other similar agreement, arrangement or commitment. Except as set forth in CIVISTA Disclosure Letter, there are no voting trusts or other similar agreements, arrangements, or commitments to which CIVISTA or any Company Subsidiary (as hereinafter defined) is a party with respect to the voting of the capital stock of CIVISTA.

     4.4. Subsidiaries. CIVISTA Disclosure Letter sets forth, as of the date of this Agreement, the name and state of incorporation of each subsidiary of CIVISTA (collectively, the "COMPANY SUBSIDIARIES") and the authorized capital stock of each Company Subsidiary. Except as set forth in CIVISTA Disclosure Letter, each of the Company Subsidiaries is a savings association or a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization and is duly qualified to do business as a foreign corporation in each jurisdiction in which its ownership or lease of property or the nature of the business conducted by it makes such qualification necessary, except for such jurisdictions in which the failure to be so qualified would not have a Material Adverse Effect on CIVISTA. Each of the Company Subsidiaries has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its businesses as they are now being conducted. CIVISTA has delivered to FBOH as attachments to the CIVISTA Disclosure Letter true and complete copies of the Company Subsidiaries' articles of incorporation and code of regulations, both as currently in effect.

     Except as set forth in CIVISTA Disclosure Letter, as of the date of this Agreement, all outstanding shares of capital stock of each Company Subsidiary are owned by CIVISTA or another Company Subsidiary and are validly issued, fully paid and nonassessable, have not been issued in violation of any preemptive right and are owned free and clear of all liens, claims, charges, options, encumbrances or agreements with respect thereto. Except as set forth in CIVISTA Disclosure Letter, as of the date of this Agreement, neither CIVISTA nor any Company Subsidiary owns beneficially more than 5% of any class of equity securities or any similar interests of any corporation, bank, business, trust, association or similar organization. There are, as of the date of this Agreement, no outstanding subscriptions, options, warrants, scrip, rights, calls, convertible securities or any other similar agreements, arrangements or commitments of any character relating to the issued or unissued capital stock or other securities of any Company Subsidiary obligating, or which may obligate, any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating, or which may obligate, any Company Subsidiary to grant, extend or enter into any subscription, option, warrant, scrip, right, call, convertible security or other similar agreement, arrangement or commitment.

4.5. INFORMATION IN DISCLOSURE DOCUMENTS, REGISTRATION STATEMENT, ETC.

     (a) None of the information with respect to CIVISTA or any Company Subsidiary provided in writing by CIVISTA for inclusion in the Registration Statement will, at the time it becomes effective and at the time of the FBOH Meeting and the CIVISTA Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information with respect to CIVISTA or any Company Subsidiary provided in writing by CIVISTA for inclusion in the Proxy Statement will, at the time of the mailing of the Proxy Statement, and at the time of the FBOH Meeting and the CIVISTA Meeting, contain any statement which, at the time it is made and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the FBOH

Meeting and the CIVISTA Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act, and the rules and regulations promulgated thereunder.

     (b) All documents that CIVISTA is responsible for filing with any Governmental Entity will comply as to form in all material respects with applicable law. None of the information with respect to CIVISTA or any Company Subsidiary provided by CIVISTA for inclusion in any document to be filed with any regulatory authority in connection with the transactions contemplated hereby will contain any statement of a material fact which is untrue as of the time that such statement is made.

     4.6. Consent And Approvals; No Violation. Except as set forth in CIVISTA Disclosure Letter, neither the execution and delivery of this Agreement by CIVISTA, nor the consummation by CIVISTA of the transactions contemplated hereby, nor compliance by CIVISTA with any of the provisions hereof, will (a) conflict with or result in any breach of any provision of its Corporate Governance Documents, (b) violate, conflict with, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of CIVISTA or any of the Company Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which CIVISTA or any Company Subsidiary is a party or to which they or any of their respective properties or assets may be subject, except for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens or other encumbrances, that are set forth in CIVISTA Disclosure Letter or which, individually or in the aggregate, will not have a Material Adverse Effect on CIVISTA, (c) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to CIVISTA or any Company Subsidiary or any of their respective properties or assets, except for such violations which, individually or in the aggregate, will not have a Material Adverse Effect on CIVISTA, or (d) require any consent, approval, authorization or permit of or from, or filing with or notification to, any Governmental Entity, except (i) pursuant to the Exchange Act and the Securities Act, (ii) filing certificates of merger pursuant to the OGCL, (iii) filings required under the securities or blue sky laws of the various states, (iv) filings with, and approval by, the FRB, (v) filings with, and approval by, the OCC, (vi) filings with, and approval by, the OTS, (vii) filings with, and approval by the Division, (viii) filings and approvals pursuant to any applicable State Takeover Approvals, or (ix) consents, approvals, authorizations, permits, filings or notifications which have either been obtained or made prior to the Closing or which, if not obtained or made, will neither, individually or in the aggregate, have a Material Adverse Effect on CIVISTA nor restrict CIVISTA's legal authority to execute and deliver this Agreement and consummate the transactions contemplated hereby.

     4.7. Reports and Financial Statements. Since September 30, 1991, CIVISTA has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Commission, including, but not limited to Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements (collectively, the "COMPANY REPORTS"). The Company has previously made available or furnished, or, with respect to Company Reports filed after the date of this Agreement, will promptly furnish, FBOH with true and complete copies of each of the Company Reports. As of their respective dates (but taking into account any amendments filed prior to the date of this Agreement), the Company Reports complied, or, with respect to Company Reports filed after the date of this Agreement, will comply, in all material respects with all the rules and regulations promulgated by the Commission, and did not contain, or, with respect to Company Reports filed after the date of this Agreement, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of CIVISTA included in the Company Reports (the "COMPANY FINANCIAL STATEMENTS") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of CIVISTA and the Company Subsidiaries as at the dates thereof and the consolidated results of operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

     4.8. Taxes. Except as set forth in CIVISTA Disclosure Letter, CIVISTA and each Company Subsidiary have prepared in good faith and duly and timely filed, or caused to be duly and timely filed, all federal, state, local and foreign income, franchise, sales, real and personal property and other tax returns and reports required to be filed by them on or before the date of this Agreement, except where the failure to file would not have a Material Adverse Effect on CIVISTA. Except as set forth in CIVISTA Disclosure Letter, CIVISTA and each Company Subsidiary have paid, or have adequately reserved or have made adequate accruals (in accordance with generally accepted accounting principles) with respect to, all taxes, interest and penalties shown to be owing on all such returns and reports. The CIVISTA Disclosure Letter sets forth, as of the date of this Agreement, the following information with respect to CIVISTA and each Company Subsidiary: (i) the most recent tax year through which the IRS has completed its examination of such corporation, (ii) whether there is an examination pending by the IRS with respect to such corporation and, if so, the tax years involved, (iii) whether such corporation has executed or filed with the IRS any agreement which is still in effect extending the period for assessment and collection of any federal tax and, if so, the tax years covered by such agreement and the expiration date of such extension, and (iv) whether there are any existing material disputes as to state, local or foreign taxes. Except as set forth in CIVISTA Disclosure Letter, there are no liens for federal, state, local or foreign taxes upon the assets of CIVISTA or of any Company Subsidiary, except for statutory liens for taxes and assessments not yet delinquent or the validity of which is being contested in good faith by appropriate proceedings. Except as set forth in CIVISTA Disclosure Letter, neither CIVISTA nor any of the Company Subsidiaries is a party to any action or proceeding, nor is any such action or proceeding threatened, by any Governmental Entity for the assessment or collection of taxes which are material in amount, and no deficiency notices or reports have been received by CIVISTA or any of the Company Subsidiaries in respect of any material deficiencies for any tax, assessment, or government charges. After the date of this Agreement, CIVISTA will promptly notify FBOH of (i) the commencement or threat of any such action or proceeding involving an amount of taxes material to CIVISTA and its subsidiaries taken as a whole, and (ii) the receipt by CIVISTA or the Company Subsidiaries of any such deficiency notices or reports in respect of any material deficiencies.

     4.9. Employee Plans, Employees. All employee bonus, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase, employee stock ownership, stock appreciation rights, savings, consulting, severance, collective bargaining, group insurance, fringe benefit and other employee benefit, incentive and welfare plans, policies, contracts and arrangements and all trust agreements related thereto, now in effect and relating to any present or former directors, officers or employees of CIVISTA or the Company Subsidiaries, whether or not described in Section 3(3) of ERISA ("COMPANY EMPLOYEE PLANS"), are identified in CIVISTA Disclosure Letter. CIVISTA has previously delivered or made available to FBOH copies of all Company Employee Plans, in each case as in effect on the date of this Agreement. All of Company Employee Plans have been maintained, operated and administered in substantial compliance with their terms, and CIVISTA, all of the Company Subsidiaries and all of the Company Employee Plans currently comply, and have at all relevant times complied, in all material respects with ERISA, the Code, and any other applicable laws. With respect to each Company Employee Plan which is a pension plan (as defined in Section 3(2) of ERISA): (a) except as set forth in CIVISTA Disclosure Letter each pension plan as amended (and any trust relating thereto) intended to be a qualified plan under Section 401(a) of the Code either has been determined by the Internal Revenue Service ("IRS") to be so qualified or is the subject of a pending application for such determination that was timely filed,
(b) except as set forth in CIVISTA Disclosure Letter, would be fully funded (calculated using the interest rate and other actuarial assumptions mandated by the Pension Benefit Guaranty Corporation ("PBGC")) if terminated at the Effective Time and there is no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, and no waiver of the minimum funding standards of such sections has been requested from the IRS, (c) no reportable event described in Section 4043 of ERISA has occurred, (d) no defined benefit plan has been terminated, nor has the PBGC instituted proceedings to terminate a defined benefit plan or to appoint a trustee or administrator of a defined benefit plan, and no circumstances exist that constitute grounds under Section 4042 of ERISA entitling the PBGC to institute any such proceedings, and (e) no pension plan is a "multi-employer plan" within the meaning of Section 3(37) of ERISA. Except as set forth in CIVISTA

Disclosure Letter, no Company Employee Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees beyond their retirement or other termination of service (other than (i) temporary coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of CIVISTA or any Company Subsidiary, or (iv) benefits the full cost of which are borne by the current or former employee (or his or her beneficiary)).

     Except as set forth in CIVISTA Disclosure Letter, all employees of CIVISTA and the Company Subsidiaries are "at will" and there are no employment, consulting or like agreements, written or oral, expressed or implied.

     4.10. Material Contracts. Except as set forth in CIVISTA Disclosure Letter or disclosed in the Company Reports, neither CIVISTA nor any Company Subsidiary is, as of the date of this Agreement, a party to, or is bound by, (a) any material lease not made in the ordinary course of business of CIVISTA, (b) any agreement, arrangement, or commitment not made in the ordinary course of business which materially restricts the conduct of any line of business of CIVISTA, (c) any benefit agreements providing for aggregate payments to any person in any calendar year in excess of $100,000, (d) any material agreement, indenture or other instrument not specifically disclosed in CIVISTA Financial Statements relating to the borrowing of money by CIVISTA or the guarantee by CIVISTA of any such obligation (other than trade payables and instruments relating to transactions entered into in the ordinary course of business), (e) any agreement, arrangement or commitment with or to a labor union or (f) any other contract or agreement or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by the Company with the Commission (the agreements and other documents referred to in clauses (a) through (e) of this sentence, collectively, the "COMPANY CONTRACTS"). Neither CIVISTA nor any Company Subsidiary is in default under any Company Contract, which default is reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on CIVISTA, and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.

     4.11. Absence of Certain Changes or Events. Except as set forth in CIVISTA Disclosure Letter or disclosed in Company Reports filed by the Company with the Commission prior to the date of this Agreement, since September 30, 1993 to the date of this Agreement, there has not been any change in the financial condition, results of operations or business of CIVISTA and the Company Subsidiaries that either individually or in the aggregate has had a Material Adverse Effect on CIVISTA.

     4.12. Litigation. Except as disclosed in CIVISTA Disclosure Letter or in Company Reports filed by the Company with the Commission prior to the date of this Agreement, there is no litigation, action, arbitration or proceeding pending, or, to the best knowledge of CIVISTA, threatened against or affecting CIVISTA or any Company Subsidiary which, either individually or in the aggregate, is having, or insofar as reasonably can be foreseen will have, a Material Adverse Effect on CIVISTA, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator, outstanding against CIVISTA or any Company Subsidiary having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

     4.13. Compliance With Laws and Orders. Except as disclosed in CIVISTA Disclosure Letter or in Company Reports filed by the Company with the Commission prior to the date of this Agreement, the businesses of CIVISTA and the Company Subsidiaries are not being conducted, and have not been conducted since September 30, 1991, in violation of any law, ordinance, regulation, judgment, order, decree, license or permit of any Governmental Entity (including, without limitation, zoning ordinances, building codes, and environmental, civil rights, and occupational health and safety laws and regulations and, in the case of Company Subsidiaries that are savings and loans or thrifts, all statutes, rules and regulations pertaining to the conduct of such business), except for possible violations which individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect on CIVISTA. Except as set forth in CIVISTA Disclosure Letter, no investigation or review by any Governmental Entity with respect to CIVISTA or any of the Company Subsidiaries outside the ordinary course of business and not generally applicable to entities engaged in the same business is pending or, to the knowledge of CIVISTA, threatened, nor has any Governmental Entity indicated an intention to conduct the same in each case other than those the outcome of which will not have a Material Adverse Effect on CIVISTA.

     4.14. Agreements With Regulators. As of the date of this Agreement, except as disclosed in CIVISTA Disclosure Letter, neither CIVISTA nor any Company Subsidiary is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any Governmental Entity outside the ordinary course of business and not generally applicable to entities engaged in the same business, including, without limitation, cease and desist orders of any regulatory authority, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor has CIVISTA been advised by any Governmental Entity that it is contemplating issuing, requiring, or requesting (or is considering the appropriateness of issuing, requiring or requesting) any such order, directive, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar undertaking. Except as set forth in CIVISTA Disclosure Letter, there are no (i) material violations, or (ii) violations with respect to which refunds or restitutions which are material in amount to CIVISTA and the Company Subsidiaries taken as a whole may be required, cited in any compliance report to CIVISTA or any Company Subsidiary as a result of an examination by any regulatory authority.

     4.15. Company Ownership of Stock. Except as disclosed in CIVISTA Disclosure Letter, as of the date of this Agreement, neither CIVISTA nor, to the best of its knowledge, any of its affiliates or associates (i) beneficially owns directly or indirectly, or (ii) are parties to any agreement, arrangement or commitment for the purpose of acquiring, holding, voting or disposing of, in each case, shares of FBOH Common Stock (other than shares of FBOH Common Stock held in a fiduciary, trust, custodial or agency capacity by a subsidiary of CIVISTA) which in the aggregate, represent 1% or more of the outstanding shares of FBOH Common Stock.

     4.16. Accounting Matters. Neither CIVISTA nor, to the best of its knowledge, any of its affiliates, has taken or agreed to take any action that would prevent FBOH from accounting for the business combination to be effected by the Merger as a "pooling of interests."

     4.17. Fees. Except for fees paid and payable to McDonald & Company Securities, Inc. ("MCDONALD"), neither CIVISTA nor any Company Subsidiary has paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement.

     4.18. Company Action. The Board of Directors of CIVISTA (at a meeting duly called and held) has by the requisite vote (i) determined that the Merger is advisable and in the best interests of CIVISTA and its stockholders, (ii) authorized and approved this Agreement, the CIVISTA Stock Purchase Option and the transactions contemplated hereby and thereby, including the Merger, (iii) directed that the Merger be submitted for consideration by CIVISTA's stockholders entitled to vote thereon at the CIVISTA Meeting, and (iv) authorized and approved the CIVISTA Stock Purchase Option and the Merger in accordance with Chapter 1704 of the Ohio Revised Code with the result that Chapter 1704 will not apply to the consummation of the Merger and the acquisition by FBOH of shares of Common Stock pursuant to the Merger, the CIVISTA Stock Purchase Option or any of the transactions contemplated by this Agreement or the CIVISTA Stock Purchase Option. McDonald, CIVISTA's financial advisor, has provided the Board of Directors of CIVISTA with its opinion that, as OF the date of such duly called meeting of the Board, the Exchange Ratio is fair, from a financial point of view, to the stockholders of CIVISTA.

     4.19. Vote Required. The affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock entitled to vote thereon is the only vote of the holders of any class or series of Company capital stock necessary to approve this Agreement and the transactions contemplated hereby, unless FBOH has exercised its rights to acquire the CIVISTA preferred stock under the CIVISTA Stock Purchase Option.

     4.20. Conduct of Civista to Date. xcept as disclosed in CIVISTA Disclosure Letter and in Company Reports filed with the Commission prior to the date of this Agreement, from and after September 30, 1993, to the date of this
Agreement: (a) CIVISTA and the Company Subsidiaries have carried on their respective businesses in the ordinary and usual course consistent with their current practices, (b) CIVISTA has not issued or sold any of its capital stock (except shares of Common Stock issued upon exercise of employee stock options outstanding on or before September 30,
1993), or any corporate debt securities which would be classified as long-term debt on the balance sheets of CIVISTA, (c) CIVISTA has not granted any option for the purchase of its capital stock (other than pursuant to the CIVISTA Stock Purchase Option), effected any stock split, or otherwise changed its authorized capitalization, (d) CIVISTA has not declared, set aside, or paid any dividend or other distribution in respect of its capital stock, or, directly or indirectly, redeemed or otherwise acquired any of its capital stock, except regular quarterly cash dividends and a regular "extra" cash dividend, (e) CIVISTA has neither incurred nor prepaid any corporate debt securities or instruments which are or would be classified as long-term debt on the balance sheet of CIVISTA,
(f) neither CIVISTA nor any Company Subsidiary has sold, assigned, transferred, or otherwise disposed of to a third party (i) equity securities in or issued by any Company Subsidiary, (ii) branch offices of any Company Subsidiary, (iii) assets constituting any other line of business, or (iv) any of its other material properties or assets other than for a fair consideration in the ordinary course of business, (g) neither CIVISTA nor any Company Subsidiary has purchased or otherwise acquired from a third party equity securities in or issued by such third party other than in the ordinary course of business, branch offices of such third party, assets constituting any other line of business, or any other material properties or assets outside the ordinary course of its business, (h) neither CIVISTA nor any Company Subsidiary has: increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except under existing plans and policies, entered into any new, or amended or supplemented any existing, or secured, collateralized, or funded any, employment, management, consulting, deferred compensation, severance, or other similar contract, entered into, terminated, or substantially modified any Company Employee Plan in respect of any of its present or former directors, officers, or other employees, or agreed to do any of the foregoing, (i) neither CIVISTA nor any Company Subsidiary, has entered into any transaction, contract, lease, agreement or commitment requiring the approval of the Board of Directors of CIVISTA or any Company Subsidiary, or amended, modified or terminated any contract, lease or other agreement to which it is a party in a manner requiring the approval of the Board of Directors of CIVISTA or any Company Subsidiary, and
(j) no Company Subsidiary has entered into any material transaction, contract, lease, agreement or commitment outside the ordinary course of business requiring the approval of the Board of Directors of such Subsidiary or amended, modified or terminated outside the ordinary course of business any material contract, lease or other agreement to which it is a party in a manner requiring the approval of the Board of Directors of such Subsidiary.

     4.21. Environmental Matters. For purposes of this Agreement, the following terms shall have the indicated MEANINGS:

          "ENVIRONMENTAL LAW" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Governmental Entity relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, ground water, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. The term Environmental Law includes, without limitation; the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, et seq.; the Clean Air Act, as amended, 42 U.S.C. Section 7401, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Toxic Substances Control Act, as amended, 125 U.S.C. Section 9601, et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001, et seq.; the Safe Drinking Water Act, 42 U.S.C.
     Section 300f, et seq.; all comparable state and local laws; and any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

          "HAZARDOUS SUBSTANCE" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any material containing any such substance as a component. Hazardous Substances include, without limitation, petroleum or any derivative or by-product thereof, asbestos, radioactive material, and polychlorinated biphenyls.

          "LOAN PORTFOLIO PROPERTIES AND OTHER PROPERTIES OWNED" means those properties owned, operated or managed (including those held in trust) by CIVISTA, as the case may be, or any of their subsidiaries.

     Except as set forth in CIVISTA Disclosure Letter, to the best of CIVISTA's knowledge: (i) neither CIVISTA nor any of the Company Subsidiaries has been or is in violation of or liable under any Environmental Law, except for any such violations or liabilities which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on CIVISTA; and (ii) none of the Loan Portfolio Properties and Other Properties Owned by CIVISTA or any of the Company Subsidiaries has been since such properties have been owned, operated or managed by CIVISTA or any of the Company Subsidiaries, or is in violation of or liable under any Environmental Law, except for any such violations or liabilities which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on CIVISTA. Except as set forth in CIVISTA Disclosure Letter, there are no actions, suits, demands, notices, claims, investigations or proceedings pending, or to the best of CIVISTA's knowledge threatened, relating to the liability of the Loan Portfolio Properties and Other Properties Owned by CIVISTA or the Company Subsidiaries under any Environmental Law, including, without limitation, any notices, demand letters or requests for information from any federal, state or local environmental agency relating to any such liabilities under or violations of Environmental Law.

                                  5. COVENANTS

     5.1. Acquisition Proposals and Negotiations. Each of CIVISTA and the Company Subsidiaries shall not, directly or indirectly, and shall instruct and otherwise use its diligent efforts to cause their respective officers, directors, employees, agents and advisors not to, directly or indirectly, solicit or initiate any proposals or offers from any person, or discuss or negotiate with any such person, relating to any acquisition or purchase of all or a material amount of the assets of, or any equity securities of, or any merger, consolidation or business combination with, CIVISTA or any of the Company Subsidiaries (such transactions are referred to herein as "Acquisition Transactions"), provided, however, that nothing contained in this Section shall prohibit (i) CIVISTA or any Company Subsidiary, as the case may be, from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited proposal of an Acquisition Transaction if and to the extent that (a) the Board of Directors of CIVISTA, after consultation with and based upon the written advice of Squire, Sanders & Dempsey, determines in good faith that such action is required for the directors of CIVISTA to fulfill their fiduciary duties and obligations to the CIVISTA stockholders and other constituencies under Ohio law, taking into consideration the bidding procedures engaged in in connection with the transactions contemplated hereby and (b) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, CIVISTA provides immediate written notice to FBOH to the effect that it is furnishing information to, or entering into discussions or negotiations with, such a person or entity, or (ii) the Board of Directors of CIVISTA from failing to make, withdrawing or modifying its recommendation referred to in Section 5.14 following receipt of a proposal for an Acquisition Transaction if the Board of Directors of CIVISTA, after consultation with and based upon the written advice of Squire, Sanders & Dempsey, determines in good faith that such action is required for the directors of CIVISTA to fulfill their fiduciary duties and obligations to the CIVISTA stockholders and other constituencies under Ohio law, taking into consideration the bidding procedures engaged in in connection with the transactions contemplated hereby.

     5.2. Interim Operations of Civista. During the period from the date of this Agreement to the Effective Time, except as specifically contemplated by this Agreement, as required by law, as set forth in CIVISTA Disclosure Letter, or as otherwise approved in writing by FBOH (which shall not be unreasonably withheld):

          5.2.1. Conduct of Business. CIVISTA shall, and shall cause each of the Company Subsidiaries to, conduct their respective businesses only in, and not take any action except in the ordinary course of business substantially consistent with current practices (which practices include any workout arrangements for troubled loans and real estate development assets). CIVISTA shall use all diligent efforts to (i) maintain and preserve intact the business organization of CIVISTA and each of the Company Subsidiaries, keep available the services of its and their present officers and employees, and keep the branch operations fully staffed with competent employees, (ii) preserve the goodwill of those having business relationships with CIVISTA or the Company Subsidiaries,
     (iii) maintain and keep its properties in as good repair and condition as at present, except for depreciation due to ordinary wear and tear, (iv) attempt to resolve such loans which FBOH has identified in writing to CIVISTA as "troubled," in a workout arrangement which conditions and terms shall be satisfactory to FBOH, (v) keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that now maintained by it, provided however, in the event that any such insurance (including, without limitation, directors' and officers' liability insurance) is cancelled or not renewable at its expiration at current or standard rates, CIVISTA shall consult with FBOH in order to determine whether to exercise its right to extend the discovery period and in evaluating available alternatives to replace the current insurance, (vi) perform in all material respects all obligations required to be performed by each of CIVISTA and each of the Company Subsidiaries under all material contracts, leases and documents relating to or affecting its assets, properties, and business, and (vii) comply with and perform in all material respects all obligations and duties imposed upon it by all federal, state, municipal, and local laws, and all rules, regulations and orders imposed by federal, state, municipal or local governmental agencies.

          5.2.2. Negative Covenants. CIVISTA shall not and shall not permit any of the Company Subsidiaries to make any change or amendment to, or to repeal, their respective articles of incorporation or codes of regulations (or comparable governing instruments). Neither CIVISTA nor any Company Subsidiary shall after the date of this Agreement enter into any loan or credit commitment (including standby letters of credit) to, or invest (as a venture capital or similar investment) or agree to invest (as a venture capital or similar investment) in, any person or entity if such loan, commitment or investment, would exceed $250,000 as a residential loan or investment, or $500,000 as a commercial loan, without first consulting with FBOH; provided, however, that nothing in this paragraph shall prohibit CIVISTA or any Company Subsidiary from honoring any contractual obligation in existence on the date of this Agreement. Neither CIVISTA nor any Company Subsidiary shall after the date of this Agreement enter into any participatory agreements, loans, commitments or investments involving collateral outside of Ohio, without first consulting with FBOH.

          Neither CIVISTA nor any Company Subsidiary shall sell, assign, transfer or otherwise dispose of to a third party, (i) branch offices of any Company Subsidiary, or (ii) any of its material properties or assets. Neither CIVISTA nor any Company Subsidiary shall purchase or otherwise acquire from a third party, branch offices of such third party, assets constituting any other line of business, or any other material properties or assets outside the ordinary course of its business. Neither CIVISTA nor any Company Subsidiary shall enter into any transaction, contract, lease, agreement or commitment (or any amendment to any transaction, contract, lease, agreement or commitment) outside of the ordinary course of business which is material to CIVISTA and the Company Subsidiaries taken as a whole.

          5.2.3. Capital Stock. CIVISTA shall not, and shall not permit any of the Company Subsidiaries to, issue or sell any shares of capital stock or any other securities of any of them (other than pursuant to Company Stock Options outstanding on the date of this Agreement or the exercise by FBOH of its rights under the CIVISTA Stock Purchase Option) or issue any securities convertible into or exchangeable for, or options, warrants to purchase, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or enter into any contract, commitment or arrangement with respect to the issuance of, any shares of capital stock or any other securities of any of them or enter into any arrangement, contract or commitment with respect to the purchase or voting of shares of their capital stock, or adjust, split, combine or reclassify any of their capital stock or other securities or make any other changes in their capital structures. Neither CIVISTA nor any Company Subsidiary shall acquire beneficial ownership of more than 5% of any class of equity securities or any similar interests of any corporation, bank, business, trust, association or similar organization.

          5.2.4. Dividends. CIVISTA shall not and shall not permit any of the Company Subsidiaries to declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, stock or property) with respect to, or purchase or redeem, any shares of the capital stock of any of them other than

     (a) CIVISTA's regular quarterly cash dividends in the amount of $.10 per share and its regular "extra" cash dividend in the amount of $.25 per share (to the extent each is legally permitted), and (b) dividends paid (to the extent legally permitted) by any Company Subsidiary to another Company Subsidiary or CIVISTA with respect to such Company Subsidiary's capital stock. From the date of this Agreement to the earlier of the Effective Time or the termination of this Agreement, CIVISTA shall not, without the prior written consent of FBOH, make any changes in its practice of setting dividend record or dividend payment dates.

          5.2.5. Employee Plans. Except as is necessary to comply with the Code, CIVISTA shall not, and shall not permit any of Company Subsidiaries to: adopt or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any present or former director, officer or employee of CIVISTA or any Company Subsidiary; increase the compensation or fringe benefits of any present or former director, officer or employee, including the Senior Officers (as hereinafter defined); pay any bonus, compensation or benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options or stock rights); take any action or grant any benefit not required under the terms of any existing agreements, trusts, plans, funds or other such arrangements; or enter into any contract, agreement, commitment or arrangement to do any of the foregoing. Notwithstanding the restrictions contained in this Section, CIVISTA or the Company Subsidiaries may grant individual merit increases to the non-Senior Officer employees in accordance with past practices up to a total of 5% of the total annual compensation of all employees, excluding from such total the aggregate of the compensation for the employees of CIVISTA and of the Company Subsidiaries who are parties to a Severance Agreement (the "SENIOR OFFICERS"); and may pay bonuses to employees, including Senior Officers, but only to the extent the aggregate of such bonuses does not exceed the aggregate of bonuses paid for the 1993 fiscal year plus an amount equal to $42,000.

          5.2.6. CONFORMING ACCOUNTING AND RESERVE POLICIES; RESTRUCTURING EXPENSES.

             (a) Notwithstanding that CIVISTA believes that it has established all reserves and taken all provisions for possible loan losses required by generally accepted accounting principles and applicable laws, rules and regulations, CIVISTA recognizes that FBOH has adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). From and after the date of this Agreement to the Effective Time, CIVISTA and FBOH shall consult and cooperate with each other with respect to conforming, as specified in a notice from FBOH to CIVISTA, based upon such consultation, CIVISTA's loan, accrual and reserve policies to those policies of FBOH.

             (b) In addition, from and after the date of this Agreement to the Effective Time, CIVISTA and FBOH shall consult and cooperate with each other with respect to determining, as specified in a notice from FBOH to CIVISTA, based upon such consultation, appropriate accruals, reserves and charges to establish and take in respect of excess facilities and equipment capacity, restructuring costs, severance costs, litigation matters, write-off or write-down of various assets and other appropriate accounting adjustments taking into account the Surviving Corporation's business plan following the Merger.

             (c) CIVISTA and FBOH shall consult and cooperate with each other with respect to determining, as specified in a notice from FBOH to CIVISTA, based upon such consultation, the amount and the timing for recognizing for financial accounting purposes the expenses of the Merger and the restructuring charges related to or to be incurred in connection with the Merger.

             (d) At the request of FBOH, and in an amount and on a basis satisfactory to CIVISTA, CIVISTA shall promptly establish and take such reserves and accruals as FBOH shall request to conform, on a mutually satisfactory basis, CIVISTA's loan, accrual and reserve policies to FBOH's policies, shall establish and take such accruals, reserves and charges in order to implement such policies in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-off or write-down of various assets and other appropriate accounting adjustments, and to recognize for financial accounting purposes such expenses of the Merger and restructuring charges related to or to be incurred in connection with the Merger; provided, however, that it is the objective of FBOH and CIVISTA that such reserves, accruals and charges be taken on or before December 31, 1994, but in no event later than immediately prior to the Closing; and provided, further, that CIVISTA shall not be obligated to take any such action pursuant to this Section 5.2.6 unless and until (i) FBOH specifies its request in a writing delivered to CIVISTA, (ii) all conditions to the obligations of CIVISTA and FBOH to consummate the Merger set forth in Sections 6.1 through 6.3 have been waived or satisfied by the appropriate party, and (iii) such reserves, accruals and charges conform with generally accepted accounting principles.

     5.3. Interim Operations of FBOH. During the period from the date of this Agreement to the Effective Time, except as specifically contemplated by this Agreement, as required by law, or as otherwise approved in writing by CIVISTA (which shall not be unreasonably withheld) FBOH shall, and shall cause each of the FBOH Subsidiaries to, conduct their respective businesses in such a manner so as not to materially interfere with the ability to consummate the Merger, delay the Effective Time or have a Material Adverse Effect upon the transactions contemplated by the Agreement.

     5.4. EMPLOYMENT MATTERS.

     (a) As of the Effective Time, FBOH will assume the obligations of the CIVISTA and the Company Subsidiaries, as applicable, Severance Agreements, as amended as of August 10, 1994, ("SEVERANCE AGREEMENTS" or "SEVERANCE AGREEMENT") to the extent such obligations can be assumed or benefits thereunder provided as a matter of law. Each Severance Agreement has been amended, which amendments are conditioned upon the Merger becoming effective, to delete in its entirety
Section 3(e) which provides for a cash payment in lieu of the right of the holder to exercise CIVISTA Stock Options.

     (b) It is FBOH's intent, to the extent possible, to maintain the current employee base of CIVISTA and Citizens. After the Effective Time, FBOH will cause each of its subsidiaries to use its diligent efforts to minimize terminations of employees of CIVISTA and Citizens and to give priority to any displaced employees of CIVISTA and Citizens equal to that given to employees of FBOH and its subsidiaries in filling positions within FBOH and its subsidiaries. It is FBOH's intent, to the extent possible, to retain the employees of each of the Non-banking Subsidiaries during the pendency of the disposition of such subsidiary or its assets (except for any termination for cause).

     FBOH agrees to pay as separation monies to employees of CIVISTA and Citizens, other than the persons with Severance Agreements, in consideration for a standard release of FBOH regarding matters related to employment and termination of employment, who either at Closing do not become employees of FBOH or its subsidiaries or to persons who become employees of FBOH or its subsidiaries but whose employment is terminated during the 180-day period after the Effective Time (except if such termination is for cause). The separation monies will be calculated as follows: (i) all such employees shall receive a minimum of four weeks salary (net of required taxes), (ii) employees with more than two years of service will receive two weeks of salary (net of required taxes) for each full year of service up to a maximum severance benefit equal to 26 weeks of salary. Such employees will also be entitled to any other benefits, if any, required by law. In lieu of the above separation amounts, employees of the Non-banking Subsidiaries shall receive separation benefits as provided in the disposition document for their subsidiary or its assets.

     FBOH is not required to hire any employees of CIVISTA or the Company Subsidiaries, but may if it so desires. All persons employed by FBOH and its subsidiaries as of the Effective Time will remain "at will" employees, meaning that their employment can be terminated for any or no reason. Notwithstanding anything contained herein to the contrary, no third party shall have a right to enforce the provisions of this Section 5.4(b) or assert any claim hereunder.

     (c) Following the Effective Time, the employee benefit programs to be available and applicable to the persons who were employees of CIVISTA and the Company Subsidiaries, and who become employees of FBOH and/or its subsidiaries, are as follows:

          (i) Defined Benefit Retirement and Pension Plans. At such time on or after the Effective Time as FBOH shall deem appropriate, FBOH will either
     (a) cause the merger of the CIVISTA pension plan into the FBOH defined benefit plan, in which case (i) each CIVISTA employee shall be credited with the service for eligibility and vesting purposes (but not for benefit accrual purposes) with which he was credited under the CIVISTA pension plan as of the date of such merger, (ii) each participant in the CIVISTA pension plan shall be entitled to his benefit accrued under the CIVISTA plan as of the date of such merger, but only to the extent such participant is otherwise eligible therefor under the terms of the FBOH defined benefit plan, and (iii) each CIVISTA employee who satisfies the age and service eligibility requirements of the FBOH defined benefit plan shall be eligible to participate in the FBOH defined benefit plan and accrue benefits thereunder on and after the date of such merger in accordance with the provisions thereof; or (b) terminate the CIVISTA pension plan and provide benefits in accordance with the terms thereof, and extend the FBOH defined benefit plan to CIVISTA employees as of the effective date of the CIVISTA pension plan termination, in which case such CIVISTA employees shall be credited with service for eligibility and vesting purposes (but not for benefit accrual purposes) under the FBOH defined benefit plan for periods of their CIVISTA employment.

          (ii) Savings Plans. CIVISTA does not have in effect any savings or similar type plan for its employees. FBOH maintains the First Bancorporation of Ohio and Subsidiaries Employees' Salary Savings Retirement Plan ("FBOH 401K Plan"). At the Effective Time, FBOH will credit the CIVISTA employees who become employees of FBOH or any of its current subsidiaries, for purposes of the FBOH 401K Plan, with all service with CIVISTA or any of the Company Subsidiaries for purposes of determining their eligibility to participate in such plan and the vested portion of their respective accrued benefits under such plan.

          (iii) Health Care Plans. At such time on or after the Effective Time as FBOH shall deem appropriate, FBOH and its subsidiaries will provide CIVISTA employees hired by FBOH with such coverage under the FBOH health care plan as they then provide their employees, with all service with CIVISTA or any of the Company Subsidiaries credited for purposes of determining such employee's eligibility to participate in such plan. No benefits currently provided CIVISTA or the Company Subsidiaries employees, which exceed those provided by FBOH and its subsidiaries, will be grandfathered or provided, except if required by law. The employees of the Non-banking Subsidiaries will receive the same benefits they receive as of the date of this Agreement. FBOH will assume the existing CIVISTA and the Company Subsidiaries retiree health care benefit plan at the Effective Time, pursuant to the terms and conditions of such plan as of the date of this Agreement, FBOH, however, retains the existing rights to amend or terminate such plan which have been reserved by the plan sponsor in the plan document.

          (iv) SERP Plan. CIVISTA has adopted and maintains The CIVISTA Corporation Supplemental Employee Retirement Plan ("SERP PLAN") for a limited number of employees. CIVISTA agrees that as of the date of this Agreement it will not amend or make any changes to the terms or conditions of such SERP Plan. As of the Effective Time, accruals under the SERP Plan shall cease, participants shall be vested in their accrued benefits as of such date and FBOH agrees to assume the liabilities under the SERP Plan as of such date.

          (v) Other Benefit Plans. At such time on or after the Effective Time as FBOH shall deem appropriate, FBOH and its subsidiaries will provide former CIVISTA employees with such coverage under the FBOH benefit plans and programs as are generally provided to all employees of FBOH and its Subsidiaries. All service with CIVISTA or any of the Company Subsidiaries shall be credited for purposes of determining a former CIVISTA employee's eligibility to participate in such other benefit plans. No benefits currently provided CIVISTA or the Company Subsidiaries employees which exceed those provided by FBOH and its subsidiaries will be grandfathered or provided, except if required by law, unless otherwise specifically agreed to by FBOH in writing.

     5.5. Access, Information and Confidentiality. Upon reasonable notice, CIVISTA and each of the Company Subsidiaries shall afford to FBOH and its representatives (including, without limitation, directors, officers and employees of FBOH, its counsel, accountants, environmental consultants and other professionals retained by FBOH) full access during normal business hours throughout the period prior to the Effective Time to the books, contracts, records (including, without limitation, tax returns and work papers of independent auditors), shareholder and customer information, properties, personnel and such other information and documents of CIVISTA and each of the Company Subsidiaries. FBOH shall have a right with the prior notice to CIVISTA to have environmental assessments conducted on any properties owned, managed or controlled by CIVISTA and the Company Subsidiaries. CIVISTA shall not be required to provide access to any such item or information if the providing of such access (i) would be reasonably likely to result in the loss or impairment of any privilege with respect to such information, or (ii) would be precluded by any law, ordinance, regulation, judgment, order, decree, license or permit of any Governmental Entity.

     All information furnished by one party to another party in connection with this Agreement and the transactions contemplated hereby which is regarded by such furnishing party as confidential will be kept confidential by such other party and its representatives (including, without limitation, directors, officers and employees, its counsel, accountants and other professionals retained by such party) and will be used only in connection with this Agreement and the transactions contemplated hereby, and not in such party's business or by its directors, officers and employees, its counsel, accountants and other professionals retained by such party if the Merger is not consummated. Nothing contained in this Section shall restrict or prohibit CIVISTA or FBOH from disclosing information in any document filed with the Commission, FRB, OCC, OTS, the Division and other governmental authorities and bodies nor shall it in any way restrict FBOH's right to exercise the CIVISTA Stock Purchase Option, and so long as this Agreement has not been terminated pursuant to Article 7 hereof, FBOH may, notwithstanding this confidentiality provision, disclose such information as it deems necessary or advisable in connection with explaining or providing background information to security analysts and others concerning the transactions contemplated by this Agreement, except that any such information dealing with the areas of individual employees, their future employment, reserves established for specific loans, matters related to litigation and CIVISTA's business strategies, may only be disclosed with the prior approval of CIVISTA, which approval shall not be unreasonably withheld. It is the parties' intent to provide such analysts with accurate information regarding the transaction in a light favorable to completion of the transactions contemplated by this Agreement.

     5.6. Certain Filings, Consents and Arrangements, Divestitures. FBOH and CIVISTA shall (a) promptly file all reports and applications required to be filed with the Commission, the FRB and such other regulatory authorities (the "REGULATORY AUTHORITIES") as may have jurisdiction for such approvals as may be required to be obtained from such regulatory authorities in order to carry out the transactions contemplated by this Agreement as soon as practicable between the date of this Agreement and the Effective Time and each FBOH Subsidiary or Company Subsidiary that is a bank or savings bank shall also file all reports required to be filed with the FRB, the OCC, the OTS and the Division with respect to the Merger and the other transactions contemplated by this Agreement,
(b) cooperate with one another (i) in promptly determining whether any other filings are required to be made or consents, approvals, permits or authorizations are required to be obtained under any other federal, state or foreign law or regulation, and (ii) in promptly making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such consents, approvals, permits or authorizations, and (c) deliver to the other party to this Agreement copies of all such applications and reports promptly after they are filed. In no event, however, shall either party hereto be liable for any untrue statement of a material fact or omission to state a material fact in any filing made with any Governmental Entity pursuant to this Section made in reliance upon, and in conformity with, written information concerning the other party hereto furnished by such other party specifically for use in such filing. Each party hereto shall advise the other party hereto promptly of the occurrence of any event which makes untrue any statement of a material fact contained in any such filing or any amendment or supplement thereto or that requires the making of a change in any such filing or any amendment or supplement thereto in order to make any material statement therein not misleading.

     Between the date of this Agreement and the Effective Time, CIVISTA and FBOH agree to cooperate in a review of the possible divestiture of all or some of the Non-banking Subsidiaries. In the event CIVISTA and FBOH determine to divest one or more of the Non-banking Subsidiaries, FBOH will fully cooperate with CIVISTA or the Company Subsidiaries in arranging these divestitures, and in conducting any bidding, due diligence or other process established by CIVISTA to accomplish the divestitures. CIVISTA agrees to enter, or to cause the Company Subsidiaries to enter, into binding agreements, acceptable to CIVISTA and FBOH, to divest the Non-banking Subsidiaries, except that, the obligation of CIVISTA or the Company Subsidiary to consummate the divestiture may be subject to the condition that the Merger be consummated. CIVISTA and FBOH agree to cooperate in obtaining any regulatory approvals required for the approval of the divestitures. Notwithstanding anything to the contrary contained in this Agreement, (i) the representations and warranties of CIVISTA in this Agreement shall not be deemed to be untrue or breached, (ii) CIVISTA shall not be deemed to have failed to perform any covenant or obligation contained in this Agreement, and (iii) no condition to FBOH's obligation to effect the Merger shall be deemed not to have been satisfied, by or as a result of any divestitures or other acts consummated pursuant to this second paragraph of Section 5.6.

     5.7. Takeover Statutes and Provisions. CIVISTA shall take all necessary steps to (i) exempt CIVISTA, this Agreement, the CIVISTA Stock Purchase Option and the Merger from the requirements of any state takeover law (including without limitation, statutes relating to business combinations, control share acquisitions and merger moratoriums) and from any provisions under its Corporate Governance Documents, as applicable, by action of CIVISTA's Board of Directors or otherwise, and (ii) assist in any challenge by FBOH to the applicability to the Merger of any state takeover law.

     5.8. Indemnification and Insurance. Except as may be limited by applicable law, FBOH hereby agrees to assume and honor the terms of the indemnification provisions of Article IV of CIVISTA's Code of Regulations, a copy of which is attached hereto as Exhibit 5.8, which are provided to CIVISTA's directors, officers and employees as contractual rights, for matters occurring prior to the Effective Time. Moreover, indemnification of directors, officers and employees of CIVISTA and Company Subsidiaries following the Effective Time will be provided to the same extent it is provided to other persons working in similar capacities for FBOH following the Closing. This Section 5.8 shall be construed as an agreement, as to which the potential indemnitees are intended to be third-party beneficiaries.

     For a period of at least two years following the Effective Time, FBOH shall maintain in effect the current insurance policies maintained by CIVISTA (or substitute policies with substantially the same coverage and terms) covering directors' and officers' liability with respect to claims which arise from factors or events which occurred before the Effective Time, except that FBOH's obligation under this paragraph for the second year following the Effective Time will be based upon its ability to obtain such insurance at a commercially reasonable cost. CIVISTA shall notify FBOH prior to purchasing or continuing any insurance to cover the matters contained herein, provided, however, it is the intent of FBOH that tail coverage will be purchased if such is available. To the extent insurance is available under any of the provisions in this Section to cover such claims and costs, such insurance shall be the primary source of funding these obligations.

     5.9. Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its diligent efforts to take promptly, or cause to be taken, all actions necessary, proper or advisable under applicable laws to consummate the transactions contemplated by this Agreement. In addition, without limitation, each party shall from time to time execute such certificates as to factual matters necessary, proper or advisable in order to receive the opinions contemplated by Article 6 of this Agreement.

     If, at any time after the Effective Time, the Surviving Corporation considers or is advised that any further deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record its right, title or interest in and to any of the rights, properties or assets of CIVISTA acquired or to be acquired by the Surviving Corporation, CIVISTA and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, bills of sale, assignments and assurances and to take and do all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in and to such rights, properties or assets in the Surviving Corporation.

     5.10. Compliance with Antitrust Laws. Each of FBOH and CIVISTA shall use its diligent efforts to resolve such objections, if any, which may be asserted with respect to the Merger by the FRB, the Department of Justice, or any other Governmental Entity (including, without limitation, objections under any antitrust laws and any applicable laws or regulations). In the event a suit is threatened or instituted challenging the Merger as violative of the antitrust laws, each of FBOH and CIVISTA shall use its diligent efforts to avoid the filing of, resist or resolve such suit. FBOH and CIVISTA shall use their diligent efforts to take such action as may be required: (a) by the FRB, the Department of Justice, or any other Governmental Entity in order to resolve such objections as any of them may have to the Merger, or (b) by any federal or state court of the United States, in any suit brought by a private party or Governmental Entity challenging the Merger as violative of any antitrust laws, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order which has the effect of preventing the consummation of the Merger.

     5.11. Publicity. The initial press release announcing this Agreement shall be a joint press release in a form mutually agreed upon by the parties and thereafter CIVISTA and FBOH shall consult with each other and provide a written copy to each other prior to issuing any press releases, or otherwise making public statements, with respect to the transactions contemplated hereby and in making any filings with any Governmental Entity.

     5.12. REGISTRATION STATEMENT, JOINT PROXY STATEMENT AND COMFORT LETTERS.

     (a) FBOH will as soon as practicable prepare and file with the Commission the Registration Statement, and any required amendments thereto, will use all reasonable efforts to have the Registration Statement declared effective by the Commission as promptly as practicable and will maintain the effectiveness of such Registration Statement. FBOH will also take any action required to be taken under any applicable state blue sky or securities laws in connection with the issuance of the FBOH Common Stock pursuant to the Merger. CIVISTA shall promptly furnish FBOH all information concerning CIVISTA, the Company Subsidiaries, and the holders of its capital stock and shall promptly take any action as FBOH may reasonably request in connection with any such action.

     FBOH, with the direct assistance of CIVISTA, will as soon as practicable prepare and file the Proxy Statement with the Commission, and take such other action so that they may promptly thereafter mail the Proxy Statement to their stockholders. FBOH and CIVISTA shall cooperate and consult with each other in the preparation of the Proxy Statement and CIVISTA shall promptly furnish FBOH all information concerning CIVISTA, the Company Subsidiaries, and the holders of its capital stock, and shall promptly take any action as FBOH may reasonably request in connection with any such action.

     (b) Each of FBOH and CIVISTA will cause its respective independent auditors to issue a letter addressed to both FBOH and CIVISTA, within three business days prior to the effectiveness of the Registration Statement and also as of Closing, stating among other things, the following: (i) such accountants are independent public accountants within the meaning of the Securities Act and the rules and regulations promulgated thereunder; (ii) in the opinion of such accountants, the financial statements included in the Registration Statement and reported on therein by such accountants comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules and Regulations promulgated thereunder; (iii) on the basis of specified limited procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards), including a reading of the latest available unaudited financial statements, inquiries of officials responsible for financial and accounting matters, nothing came to their attention which caused them to believe that, during the period subsequent to December 31, 1993 for FBOH and September 30, 1993 for CIVISTA, to a specified date not more than three business days prior to the effective date of the Registration Statement and to a specified date not more than three business days prior to Closing, there was any change in the shares of its capital stock or long-term debt, if any, (other than changes due to payments in accordance with the terms of such debt, or in the event of any such change in long-term debt, the amount thereof) or any decrease (increase) in the total or per share amount of its net income (net loss) as compared with the corresponding period in the preceding year, except in all instances for changes or decreases (increases) which the Registration Statement discloses have occurred or may occur; (iv) such accountants have read the other data included in the Registration Statement with respect to the financial condition and operations of their respective clients and they find such data to be correctly computed and in agreement with their respective books and records of FBOH and CIVISTA.

     (c) FBOH shall be responsible for all expenses incident to the obtaining of the requisite regulatory approvals. Without limiting the generality of the foregoing, the expenses to be assumed by FBOH shall include (i) all expenses for its own legal counsel and other expenses incurred by FBOH incident to the preparation and filing of applications on its behalf and on behalf of CIVISTA and other requests for regulatory consents and approvals with the appropriate regulatory agencies as contemplated by this Agreement; and (ii) all expenses for its own legal counsel and all other expenses incurred in connection with the registration of the FBOH Common Stock under the federal and state securities laws. The expenses to be assumed by FBOH shall not include any legal, accounting or other expenses incurred by CIVISTA in connection with its own corporate proceedings or incident to the transactions contemplated by this Agreement.

     5.13. AFFILIATES COMPLIANCE WITH THE SECURITIES ACT.

     (a) Within 30 days after the date of this Agreement, each of CIVISTA and FBOH shall identify to the other party all persons whom it reasonably believes are its "affiliates" as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act and/or Accounting Series, Releases 130 and 135, as amended, of the Commission (the "AFFILIATES"). Thereafter and until the Effective Time, each of CIVISTA and FBOH shall identify to the other party each additional person whom it reasonably believes to have thereafter become its Affiliate.

     (b) Each of CIVISTA and FBOH shall use its diligent efforts to cause each person who is identified as an Affiliate pursuant to clause (a) above to deliver to FBOH not later than the date on which the Merger is approved, a written agreement, substantially in the form of Exhibit 5.13(b)-1 (in the case of Affiliates of CIVISTA) and Exhibit 5.13(b)-2 (in the case of Affiliates of
FBOH). Because the Merger is intended to qualify for pooling of interests accounting treatment, the shares of FBOH Common Stock received by such Affiliates in the Merger shall not be transferable until such time as financial results covering at least 30 days of post-Merger operations have been published within the meaning of Section 201.01 of the Commission's Codification of Financial Reporting Policies, regardless of whether each such Affiliate has provided the written agreement referred to in this Section, and the certificates representing such shares will bear an appropriate restrictive legend.

     5.14. STOCKHOLDERS' MEETINGS.

     (a) CIVISTA shall take all action necessary, in accordance with applicable law and its Corporate Governance Documents to convene a special meeting of the holders of Common Stock (the "CIVISTA MEETING") as promptly as practicable for the purpose of considering and taking action upon this Agreement and the transactions contemplated herein. Subject to the fiduciary obligations and duties of the Board of Directors of CIVISTA under Ohio law and to the provisions of Section 5.1 of this Agreement, the Board of Directors of CIVISTA shall recommend that the holders of the Common Stock vote in favor of and approve the Merger and adopt this Agreement at the CIVISTA Meeting.

     (b) FBOH shall take all action necessary, in accordance with applicable law and its Amended Articles of Incorporation and Regulations, to convene a special meeting of the holders of FBOH Common Stock (the "FBOH MEETING") as promptly as practicable for the purpose of considering and taking action upon this Agreement. The Board of Directors of FBOH shall recommend that the holders of FBOH Common Stock vote in favor of and approve the Merger and this Agreement and such other matters as deemed necessary or desirable. At the Effective Time, the FBOH Board will appoint an individual recommended by CIVISTA, subject to the approval of the FBOH Board of Directors, to the FBOH Board of Directors.

     5.15. Pooling and Tax-Free Reorganization Treatment. Neither FBOH nor CIVISTA shall intentionally take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code, other than FBOH's exercise of its rights under the CIVISTA Stock Purchase Option.

     5.16. Mergers of Subsidiaries. The Board of Directors of FBOH intends, contemporaneously with the merger of CIVISTA with and into FBOH, to merge Citizens with and into a wholly owned subsidiary of FBOH, currently determined to be The First National Bank in Massillon, with the surviving entity utilizing the name "Citizens" and to also appoint the current directors of CIVISTA to the board of directors of the surviving subsidiary, grandfathered for a minimum of one year consistent with the board of director policies and practices of the other FBOH subsidiaries thereafter.

     CIVISTA shall cause such of the Company Subsidiaries as FBOH may request to enter into definitive merger or consolidation agreements with FBOH Subsidiaries, providing for the merger or consolidation of the Company Subsidiaries with or into any such FBOH Subsidiaries; provided, however, that, in all cases, the obligation of CIVISTA to cause such merger or consolidation shall be subject to the condition that the Merger be simultaneously consummated; and provided further, notwithstanding anything to the contrary in this Agreement, (i) the representations and warranties of CIVISTA in this Agreement shall not be deemed to be untrue or breached, (ii) CIVISTA shall not be deemed to have failed to perform any covenant or obligation contained in this Agreement, and (iii) no condition to FBOH's obligation to effect the Merger shall be deemed not to have been satisfied by or as a result of any merger or consolidation consummated pursuant to this Section. CIVISTA shall cause the Company Subsidiaries to fully cooperate with FBOH in consummating these mergers or consolidations, including cooperating in the filing of any necessary regulatory applications.

     5.17. Current Information. During the period from the date of this Agreement to the Effective Time, each of CIVISTA and FBOH will promptly notify the other of (i) any material change in the normal course of its business, (ii) any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or receipt of any memorandum or understanding or cease and desist order from a regulatory authority, or (iii) the institution or the threat of material litigation involving such party and will keep the other party fully informed of such events. During such period, FBOH and CIVISTA shall promptly provide the other with monthly unaudited financial statements as soon as they are available and each shall promptly provide the other with a copy of all Reports filed by it after the date of this Agreement through the Effective Time. Each of FBOH and CIVISTA agrees to keep the information contained in the monthly unaudited financial statements strictly confidential.

     5.18. Integration of Operations. During the period from the date of this Agreement to the Effective Time, the parties will consult and cooperate fully with each other to do all things advisable to prepare for and facilitate the integration of CIVISTA and the applicable Company Subsidiaries operations into and with FBOH's operations as rapidly and effectively as possible as of the Effective Time, including, without limitation, preparation for the integration of such branch operations, if any (including, without limitation, the preparation for the necessary installation of all of FBOH's or its subsidiaries hardware and software systems), management information systems, financial and accounting operations, employee compensation and benefit matters and similar matters, and employee training, as requested by FBOH.

     5.19. NASD Listing. FBOH will file a Form 10-C with the Commission and the National Association of Securities Dealers, Inc. (the "NASD") at the time prescribed by applicable rules and regulations. In addition, FBOH will use its best efforts to maintain its listing on the NASD Automated Quotation-National Market System.

     5.20. Environmental Survey. In the event FBOH elects to conduct, or have conducted on its behalf, an environmental review, study, survey or assessment to verify the representations and warranties given by CIVISTA with respect to the environmental matters referred to in Section 4.21 of this Agreement, such environmental review, study, survey or assessment shall be completed, and all reports and findings related thereto shall be disclosed to CIVISTA within 60 days of the date of this Agreement. Nothing in this Section is intended to be a limitation upon or a waiver of the representations and warranties contained in
Section 4.21.

                                 6. CONDITIONS

     6.1. Conditions to each Party's Obligations to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Closing of the following conditions:

     (a) The Merger and this Agreement shall have been approved and adopted by the requisite vote of the holders of CIVISTA's Common Stock and the holders of FBOH's Common Stock.

     (b) All authorizations, consents, orders or approvals, lack of any injunctive actions by the Department of Justice or any state anti-trust agency, of the FRB, OTS, Division and any other Governmental Entity (collectively, "CONSENTS") which are necessary for the consummation of the Merger (other than immaterial Consents, the failure to obtain which would not involve criminal liability, any material civil penalties or fines, or would not have or reasonably be expected to have a Material Adverse Effect on the combined businesses, financial condition, or results of operations of FBOH, CIVISTA, the FBOH Subsidiaries and the Company Subsidiaries taken as a whole), shall have been obtained or shall have occurred and shall be in full force and effect, and all applicable waiting periods shall have expired, at the Effective Time. A material Consent shall not be deemed to have been obtained if the Consent shall include any conditions or requirements which, in the reasonable opinion of the Board of Directors of FBOH, would have a Material Adverse Effect on the anticipated economic and business benefits to FBOH of the transactions contemplated by this Agreement, taken as a whole.

     (c) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act and shall not be subject to a stop order suspending the effectiveness of the Registration Statement.

     (d) No temporary restraining order, preliminary or permanent injunction or other order by any federal or state court or agency in the United States which enjoins or prohibits the consummation of the Merger shall have been issued and remain in effect.

     (e) FBOH shall have obtained an opinion of its counsel, reasonably satisfactory in form and substance to FBOH and CIVISTA and dated as of Closing, to the effect that (i) the Merger will constitute a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code, (ii) no gain or loss will be recognized by FBOH as a consequence of the transaction contemplated herein, and (iii) no gain or loss will be recognized by the stockholders of CIVISTA upon the conversion of their shares of Common Stock into shares of FBOH Common Stock pursuant to the terms of the Merger (except for the effect of any cash received in lieu of fractional shares).

     6.2. Conditions to Obligation of CIVISTA to effect The Merger. The obligation of CIVISTA to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Closing of the additional following conditions:

     (a) FBOH shall have performed in all material respects all of its obligations contained in this Agreement required to be performed at or prior to the Closing.

     (b) The representations and warranties of FBOH contained in this Agreement shall be true and correct both: (i) on the date of this Agreement, and (ii) as of the Effective Time as if made at and as of such time, (x) except, both on the date of this Agreement and at the Effective Time, as expressly contemplated or permitted by this Agreement, (y) except, as of the Effective Time, for representations and warranties relating to a time or times other than the Effective Time, and (z) except, both on the date of this Agreement and at the Effective Time, to the extent that the untruthfulness or inaccuracy of the representations or warranties of FBOH, individually or in the aggregate, shall not have a Material Adverse Effect on FBOH.

     (c) FBOH shall have furnished CIVISTA a Certificate dated the date of the Closing, signed on behalf of FBOH by the Chief Executive Officer or President, and the Chief Financial Officer of FBOH, that to the best of their knowledge and belief, the conditions set forth in Sections 6.2(a) and (b) have been satisfied.

     (d) CIVISTA shall have received the opinion of legal counsel for FBOH, dated as of Closing, substantially to the effect set forth in Exhibit 6.2(d) hereto, and such certificates from the appropriate persons and/or authorities regarding FBOH's board resolutions, form of corporate governance documents and good standing.

     (e) Since the date of this Agreement, there shall have not been any change in the financial condition, results of operations or business of FBOH and the subsidiaries of FBOH that would have a Material Adverse Effect on FBOH.

     6.3. Conditions to Obligation of FBOH to effect The Merger. The obligation of FBOH to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Closing of the additional following conditions:

     (a) CIVISTA shall have performed in all material respects all of its obligations contained in this Agreement required to be performed at or prior to the Closing.

     (b) The representations and warranties of CIVISTA contained in this Agreement shall be true and correct both: (i) on the date of this Agreement, and
(ii) as of the Effective Time as if made on and as of such time, (x) except, both on the date of this Agreement and at the Effective Time, as expressly contemplated or permitted by this Agreement, (y) except, as of the Effective Time, for representations and warranties relating to a time or times other than the Effective Time, and (z) except, both on the date of this Agreement and at the Effective Time, to the extent that the untruthfulness or inaccuracy of the representations or warranties of CIVISTA, individually or in the aggregate, shall not have a Material Adverse Effect on CIVISTA.

     (c) Since the date of this Agreement (i) there shall not have been any change in the financial condition, results of operations or business of CIVISTA and the subsidiaries of CIVISTA that either individually or in the aggregate would have a Material Adverse Effect on CIVISTA, other than change as a result of action taken under Section 5.2.6 and the second paragraph of Section 5.6, and the responses thereto by CIVISTA and the impact thereof on the operating performance of CIVISTA, and (ii) the consolidated net worth of CIVISTA at the close of business on December 31, 1994 shall not be less than $90,000,000 and as of the Closing shall not be less than that amount plus an additional amount of $1,500,000 for each quarter in 1995 until Closing (or a pro rata amount per month thereof if less than a full quarter), unless the failure to meet such net worth requirements is as a result of action taken under Section 5.2.6, responses thereto by CIVISTA, or the impact thereof on the operating performance of CIVISTA. For the purposes of this Section 6.3(c), "NET WORTH" shall be calculated in accordance with generally accepted accounting principles. Notwithstanding anything to the contrary contained in this Section 6.3(c), the legal and accounting costs of CIVISTA will be deemed as expenses in calculating the net worth requirements under this Section, but the fees payable to McDonald, the proceeds received from the exercise of any Company Stock Options, and the effect of the sale of one or more of the Non-banking Subsidiaries or assets as indicated under the second paragraph Section 5.6 will not be used in calculating the net worth requirement.

     (d) CIVISTA shall have furnished FBOH a certificate dated the date of the Closing signed on behalf of CIVISTA by the Chief Executive Officer or President, and Chief Financial Officer of CIVISTA, that to the best of their knowledge and belief, the conditions set forth in Sections 6.3(a), (b) and (c) have been satisfied. In addition, CIVISTA shall have furnished FBOH certificates, one dated the effective date of the Registration Statement and Proxy, and one as of the Closing, signed on behalf of CIVISTA by the Chief Executive Officer or President, and Chief Financial Officer of CIVISTA, that to the best of their knowledge and belief, that CIVISTA participated in the preparation of the Registration Statement and the Proxy Statement, including review and discussion of the contents thereof, and nothing came to the attention of CIVISTA that caused it to believe that the Registration Statement or the Proxy Statement at the time such documents became effective, and as of the date of Closing, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     (e) FBOH shall have received the opinion of legal counsel for CIVISTA dated as of Closing, substantially to the effect set forth in Exhibit 6.3(e) hereto, and such certificates from the appropriate persons and/or authorities regarding CIVISTA's and its subsidiaries' board resolutions, forms of corporate governance documents and good standing.

     (f) FBOH shall have received a letter, dated the date of the Closing, from Coopers & Lybrand to the effect that, for financial reporting purposes, the Merger qualifies for pooling-of-interests accounting treatment under generally accepted accounting principles, if consummated in accordance with this Agreement.

7. MISCELLANEOUS

     7.1. Termination. Notwithstanding any other provision of this Agreement, this Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement by the stockholders of FBOH and CIVISTA:

     (a) by the vote of a majority of the Board of Directors of each of FBOH and CIVISTA;

     (b) by the vote of a majority of the Board of Directors of either FBOH or CIVISTA if the Merger shall not have been consummated on or before April 30, 1995, unless the failure to consummate by such date is related to the action or inaction of the Regulatory Authorities and such action or inaction is not directly related to either FBOH's or CIVISTA's breach of their respective obligations under Sections 5.6 or 5.12(a), then on or before June 30, 1995;

     (c) by the vote of a majority of the Board of Directors of CIVISTA if any of the conditions specified in Sections 6.1 and 6.2 have not been met or waived by CIVISTA at such time as such condition can no longer be satisfied;

     (d) by the vote of a majority of the Board of Directors of FBOH if any of the conditions specified in Sections 6.1 and 6.3 have not been met or waived by FBOH at such time as such condition can no longer be satisfied;

     (e) by the vote of a majority of the Board of Directors of either FBOH or CIVISTA if any regulatory agency has denied approval of the Merger and neither FBOH nor CIVISTA has timely filed a request for reconsideration or a petition seeking review of such order (regardless of whether CIVISTA is deemed to be a "party" to an application with respect to the Merger);

     (f) by CIVISTA if both of the following conditions are satisfied:

          (i) the average of the per share daily closing prices of a share of FBOH Common Stock as reported on the NASDAQ National Market System for the 20 consecutive trading days ending at the end of the fifth trading day immediately preceding the date of Closing ("FBOH AVERAGE PRICE") is less than $21.875, and

          (ii) the number obtained by dividing the FBOH Average Price by $25.00 (which is the closing price of FBOH Common Stock on the trading day immediately preceding the public announcement of this Agreement) is less than the number obtained by dividing the Final Index Price (as hereinafter defined) by the Initial Index Price and subtracting .10 from such quotient. For purposes of Section 7.1(f):

             (1) The "INDEX GROUP" shall mean all of those companies listed on
        Exhibit 7.1(f), the common stock of which is publicly traded and as to which there has not been a publicly announced proposal at any time hereafter from such company to be acquired. In the event that any such company or companies are so removed from the Index Group, the weights attributed to the remaining companies shall be adjusted proportionately.

             (2) The "INITIAL INDEX PRICE" shall mean the weighted average (weighted in accordance with the factors listed on Exhibit 7.1(f)) of the closing sales prices, as reported in the consolidated transaction reporting system for the market or exchange on which such stock is principally traded, on the trading day immediately preceding the public announcement of this Agreement of the common stock of the companies comprising the Index Group.

             (3) The "FINAL PRICE" of any company belonging to the Index Group shall mean the average of the daily closing sale prices of a share of common stock of such company, as reported in the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded, during the period of 20 trading days ending at the end of the fifth trading day immediately preceding the date of Closing.

             (4) The "FINAL INDEX PRICE" shall mean the weighted average (weighted in accordance with the factors listed on Exhibit 7.1(f)) of the Final Prices for all of the companies comprising the Index Group. If FBOH or any company belonging to the Index Group declares a stock dividend or effects a reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the date of Closing, the closing prices for the common stock of such company shall be appropriately adjusted for the purposes of the definitions above so as to be comparable to the price on the date of this Agreement.

     (g) by the vote of a majority of the Board of Directors of either FBOH or CIVISTA in the event of a material breach by the other party of any representation, warranty, covenant or agreement, which breach is not cured, or cannot be cured, within 30 days after written notice thereof is given to the party committing such breach.

     7.2. Non-Survival of Representations, Warranties; Effect of
Termination. The representations and warranties or covenants in this Agreement will terminate at the Effective Time or the earlier termination of this Agreement pursuant to Section 7.1, as the case may be: provided however, that if the Merger is consummated, Sections 2.1 through 2.5, 5.4, 5.5, 5.8, 5.9, 5.10, 5.12(c), 5.13, 5.15, 5.16, 5.19 and 7.2 will survive the Effective Time to the extent contemplated by such Sections; provided, further in the event of the termination of this Agreement, this Agreement shall become void and of no effect except that the first sentence in the second paragraph of Section 5.5, and all of Sections 5.12(c) and 7.11, will in all events survive any termination of this Agreement.

     7.3. Waiver. Either party hereto may, by written notice to the other party hereto, (a) extend the time for the performance of any of the obligations or other actions of such other party under this Agreement, (b) waive any inaccuracies in the representations or warranties of such other party contained in this Agreement or in any document delivered pursuant to this Agreement, (c) waive compliance with any of the conditions or covenants of such other party contained in this Agreement, or (d) waive or modify performance of any of the obligations of such other party under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of either party, shall be deemed to constitute a waiver by the party taking such action of compliance with any of the representations, warranties, covenants, conditions, or agreements contained in this Agreement. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     7.4. Amendment. This Agreement may be amended or supplemented by the parties hereto, by action taken by or on behalf of their respective Boards of Directors, at any time before or after approval of this Agreement by the stockholders of CIVISTA and FBOH, provided however, that any such amendment or supplement to this Agreement made subsequent to the adoption of this Agreement by the stockholders of CIVISTA shall not (a) alter the amount or change the form of the consideration contemplated by this Agreement, (b) alter or change any term of the Amended and Restated Articles of Incorporation of the Surviving Corporation to be affected by the Merger, or (c) alter or change any of the terms of this Agreement if such alteration or change would adversely affect the holders of the Shares or the FBOH Common Stock.

     7.5. Entire Agreement. This Agreement and the CIVISTA Stock Purchase Option, and the agreements referenced and contemplated therein and thereby, contain the entire agreement among FBOH and CIVISTA with respect to the Merger and the other transactions contemplated hereby and thereby, and supersede all prior agreements among the parties with respect to such matters.

     7.6. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to the principles of conflicts of law thereof.

     7.7. Certain Definitions.

     (a) For purposes of this Agreement, the term:

          (i) "AFFILIATE" and "ASSOCIATE" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof;

          (ii) "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

          (iii) "PERSON" means an individual, corporation, partnership, association, trust or unincorporated organization; and

          (iv) "MATERIAL ADVERSE EFFECT" on CIVISTA or FBOH means a material adverse effect (other than as a result of changes (x) in banking laws or regulations of general applicability or interpretations thereof by court or governmental entities, (y) in generally accepted accounting principles, or
     (z) that should, under the circumstances, reasonably have been anticipated in light of disclosures made in FBOH Reports or CIVISTA Reports, as the case may be, filed prior to the date of the Agreement, in CIVISTA Disclosure Letter or FBOH Disclosure Letter, or in other writings delivered by one party to the other prior to the date of this Agreement) on the respective condition (financial and otherwise), results of operations, or business of CIVISTA and its subsidiaries or FBOH and its subsidiaries, as the case may be, taken as a whole, or on the ability of CIVISTA or FBOH, as the case may be, to consummate the transactions contemplated hereby. The effect of any action taken by CIVISTA, at the written request of FBOH pursuant to Section 5.2.6, or action taken by CIVISTA regarding the sale of the Non-banking Subsidiaries pursuant to the second paragraph of Section 5.6, shall not be taken into consideration in determining whether any Material Adverse Effect has occurred.

     7.8. Notices. All notices and other communications hereunder will be in writing and will be deemed to have been duly given or delivered, if delivered personally or delivered by a recognized commercial courier, to each of the parties at the following addresses:

TO CIVISTA:                                      TO FBOH:
Richard G. Gilbert, Chairman and                 Howard L. Flood, President and
Chief Executive Officer                          Chief Executive Officer
The CIVISTA Corporation                          First Bancorporation of Ohio
100 Central Plaza South                          106 South Main Street
Canton, Ohio 44701                               Akron, Ohio 44308
WITH A COPY TO:                                  WITH COPIES TO:
Jeffrey J. Margulies, Esq.                       Terry E. Patton,
Squire, Sanders & Dempsey                        Senior Vice President and Secretary
4900 Society Center                              First Bancorporation of Ohio
127 Public Square                                106 South Main Street
Cleveland, Ohio 44114                            Akron, Ohio 44308
                                                 Philip A. Lloyd II, Esq.
                                                 and Kevin C. O'Neil, Esq.
                                                 Brouse & McDowell
                                                 500 First National Tower
                                                 Akron, Ohio 44308

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section 7.8.

     7.9. Counterparts; Exhibits. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original but all of which together will constitute but one agreement. Any exhibits or schedules referenced herein and attached hereto shall be incorporated by reference herein as if fully written out in this Agreement.

     7.10. Parties in Interest. This Agreement is not intended to nor will it confer upon any other person any rights or remedies, except as expressly stated herein.

     7.11. Expenses. Except as otherwise set forth in this Agreement, each party shall be responsible for the costs and expenses incurred by it in connection with the transactions contemplated by this Agreement. If this Agreement is terminated by CIVISTA or FBOH pursuant to 7.1(g) because of the material breach by the other party of any representation, warranty, covenant, undertaking or restriction contained in this Agreement, if the terminating party is not in material breach of any representation, warranty, covenant, undertaking or restriction contained in this Agreement, then the breaching party shall pay all costs and expenses of the terminating party, including but not limited to fees for financial advisors, accountants and legal counsel; provided, however, that if this Agreement is terminated under circumstances other than those described in this Section 7.11, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses.

     7.12. Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, that it is impossible to measure in money the damages that would result to a party by reason of the failure of any of the parties to perform any of the obligations of this Agreement and that money damages would be an inadequate remedy in this instance. It is accordingly agreed that the parties hereto will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, it is agreed and that if any party should institute an action or proceeding seeking specific enforcement of this Agreement, the party against which such action or proceeding is brought hereby waives the claim or defense that the party instituting such action or proceeding has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists and shall waive or not assert any requirement to post bond in connection with seeking specific performance.

     7.13. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced and does not adversely affect the substance of these transactions in a material way, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement as of the date first above written.

                                                 FIRST BANCORPORATION OF OHIO
Attest:
 /s/ TERRY E. PATTON                             By:  /s/ HOWARD L. FLOOD
- --------------------------------                 --------------------------------
Terry E. Patton, Secretary                       Howard L. Flood, President and
                                                 Chief Executive Officer

                                                 THE CIVISTA CORPORATION
Attest:
/s/ JANICE R. VAN VOORHIS                        By: /s/ RICHARD G. GILBERT
- --------------------------------                 --------------------------------
Janice R. Van Voorhis, Secretary                 Richard G. Gilbert, Chairman and
                                                 Chief Executive Officer

                                                 By: /s/ PAUL G. BASNER
                                                 --------------------------------
                                                 Paul G. Basner, Vice Chairman

                                ACKNOWLEDGEMENT
STATE OF OHIO      }
                   }
                   }    SS:
COUNTY OF STARK    }

     BE IT REMEMBERED that on this 10th day of August, 1994, personally came before me, a Notary Public in and for the State and County aforesaid, Howard L. Flood, President and Chief Executive Officer, and Terry E. Patton, Senior Vice President and Secretary of First Bancorporation of Ohio, an Ohio corporation, and they duly executed the Agreement of Affiliation and Plan of Merger before me and acknowledged it to be their act and deed and the act and deed of said Corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 10th day of August, 1994.

                                              /s/ KEVIN C. O'NEIL
                                            -----------------------------
                                                        Notary Public

                                ACKNOWLEDGEMENT
STATE OF OHIO      }
                   }
                   }   SS:
COUNTY OF STARK    }

     BE IT REMEMBERED that on this 9th day of August, 1994, personally came before me, a Notary Public in and for the State and County aforesaid, Paul G. Basner, Vice Chairman and Janice R. Van Voorhis, Vice President and Secretary of The CIVISTA Corporation, an Ohio corporation, and they duly executed the Agreement of Affiliation and Plan of Merger before me and acknowledged it to be their act and deed and the act and deed of said Corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 9th day of August, 1994.

                                              /s/ JEFFREY J. MARGULIES
                                            -----------------------------
                                                        Notary Public

                                ACKNOWLEDGEMENT
STATE OF OHIO      }
                   }
                   }   SS:
COUNTY OF STARK    }

     BE IT REMEMBERED that on this 9th day of August, 1994, personally came before me, a Notary Public in and for the State and County aforesaid, Richard G. Gilbert, Chairman and Chief Executive Officer of The CIVISTA Corporation, an Ohio corporation, and they duly executed the Agreement of Affiliation and Plan of Merger before me and acknowledged it to be his act and deed and the act and deed of said Corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 9th day of August, 1994.

                                              /s/ JANICE R. VAN VOORHIS
                                            -----------------------------
                                                        Notary Public

                                                                      APPENDIX B

                          FORM OF FAIRNESS OPINION OF
                        ALEX. BROWN & SONS INCORPORATED

                  [ALEX. BROWN & SONS INCORPORATED LETTERHEAD]
[Form of Opinion]

                                            , 1994
The Board of Directors
First Bancorporation of Ohio
106 South Main Street
Akron, Ohio 44308-1444

Dear Sirs and Madam:

     You have requested our opinion as to the fairness from a financial point of view to THE HOLDERS OF First Bancorporation of Ohio ("Bancorporation") COMMON STOCK, NO PAR VALUE ("BANCORPORATION COMMON STOCK") of the exchange ratio (the "Exchange Ratio") of 1.723 shares of BANCORPORATION Common Stock, to be paid by Bancorporation for each share of common stock, no par value, (the "Shares") of the CIVISTA Corporation ("CIVISTA") pursuant to the Agreement of Affiliation and Plan of Merger dated as of August 10, 1994, by and between Bancorporation and CIVISTA (the "Merger Agreement").

     Alex. Brown & Sons Incorporated, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for estate, corporate and other purposes. We have acted as financial advisor to the Board of Directors of Bancorporation in connection with the transactions described above and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the transaction contemplated by the Merger Agreement. Alex. Brown & Sons Incorporated regularly publishes research reports regarding the financial services industry and the businesses and securities of publicly owned companies in the industry.

     In connection with this opinion, we have reviewed certain publicly available financial information concerning Bancorporation and CIVISTA and certain internal financial analyses and other information furnished to us by Bancorporation and CIVISTA. We have also held discussions with members of the senior management of Bancorporation and CIVISTA regarding the business and prospects of Bancorporation and CIVISTA, respectively, and have reviewed certain internal financial analyses and forecasts for Bancorporation and CIVISTA prepared by their respective managements. We have also reviewed with members of the senior management of Bancorporation the results of their due diligence examination of CIVISTA and the expected cost savings and revenue enhancements related to the merger contemplated by the Merger Agreement. In addition, we have
(i) reviewed the reported price and trading activity for the Shares and Bancorporation Common Stock, (ii) compared certain financial and stock market information for Bancorporation and CIVISTA, respectively, with similar information for certain comparable companies whose securities are publicly traded, (iii) reviewed the Merger Agreement and compared the financial terms of the Merger Agreement with those of certain recent business combinations in the commercial banking and savings and loan industries which we deemed comparable in whole or in part and (iv) performed such other studies and analyses and considered such other factors as we deemed appropriate.

     We have not independently verified the information described above and for purposes of this opinion have assumed the accuracy, completeness and fairness thereof. With respect to information relating to the prospects of Bancorporation and CIVISTA, we have assumed that such information reflects the best currently available estimates and judgments of the managements of Bancorporation and CIVISTA, respectively, as to the likely future financial performance of Bancorporation and CIVISTA. In addition, we have not made an independent evaluation or appraisal of the assets or liabilities of Bancorporation or CIVISTA, nor have we been furnished with any such evaluation or appraisal. Our opinion is based on market, economic and other conditions as they exist and can be evaluated as of the date of this letter.

     Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter, the Exchange Ratio is fair, from a financial point of view, to HOLDERS OF Bancorporation COMMON STOCK.

                                        Very truly yours,

                                        ALEX. BROWN & SONS INCORPORATED

                                        By:
                                           -----------------------------------
                                               Donald W. Delson
                                               Managing Director

                                                                      APPENDIX C

                          FORM OF FAIRNESS OPINION OF
                      MCDONALD & COMPANY SECURITIES, INC.

                [McDonald & Company Securities, Inc. Letterhead]

[Form of Fairness Opinion]

                                                                          , 1994

Board of Directors
The CIVISTA Corporation
100 Central Plaza South
Canton, OH 44701

Gentlemen:

     You have requested our opinion with respect to the fairness, from a financial point of view, as of the date hereof, to the holders of common stock, no par value ("CIVISTA Common"), of The CIVISTA Corporation, an Ohio corporation ("CIVISTA"), of the exchange ratio (the "Exchange Ratio") set forth in Section 2.1(a) of the Agreement of Affiliation and Plan of Merger (the "Merger Agreement"), dated August 10, 1994, between CIVISTA and First Bancorporation of Ohio ("FBOH"). The Exchange Ratio provides for the exchange of shares of CIVISTA Common for 1.723 shares of common stock, no par value ("FBOH Common"), of FBOH.

     The Merger Agreement provides for the merger (the "Merger") of CIVISTA with and into FBOH, pursuant to which, among other things, at the effective time of the Merger (as defined in the Merger Agreement) outstanding shares of CIVISTA Common will be exchanged for shares of FBOH Common at the Exchange Ratio. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

     McDonald & Company Securities, Inc., as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

     We have acted as CIVISTA's financial advisor in connection with, and have participated in certain of the negotiations leading to, the execution of the Merger Agreement.

     In connection with rendering our opinion set forth herein, we have among other things:

    (i)      Reviewed CIVISTA's Annual Reports to Shareholders and Annual Reports on Form 10-K
             for each of the three fiscal years ended September 30, 1993, including the audited financial statements contained therein, as well as CIVISTA's Quarterly
             Reports on Form 10-Q for the three month periods ended December 31, 1993, March
             31, 1994 and June 30, 1994;
    (ii)     Reviewed FBOH's Annual Reports to Shareholders and Annual Reports on Form 10-K
             for each of the three years ended December 31, 1993, as well as FBOH's Quarterly
             Reports on Form 10-Q for the three month periods ended March 31, 1994 and June
             30, 1994;
    (iii)    Reviewed certain other non-public information, primarily financial in nature, relating to the respective businesses, earnings, assets and prospects of CIVISTA and FBOH furnished to us and prepared by CIVISTA and FBOH;
    (iv)     Participated in meetings and telephone conferences with members of senior management of CIVISTA and meetings and telephone conferences with members of senior management of FBOH concerning the financial condition, business, assets, financial forecasts and prospects of the respective companies, as well as other matters we believe relevant to our inquiry;

    (v)      Reviewed certain stock market information for CIVISTA Common and FBOH Common and compared it with similar information for certain companies, the securities of which are publicly traded;
    (vi)     Compared the results of operations and financial condition of CIVISTA with that of certain companies which we deemed to be relevant for purposes of this opinion;
    (vii)    Reviewed the financial terms, to the extent publicly available, of certain acquisition transactions which we deemed to be relevant for purposes of this opinion;
    (viii)   Reviewed the Merger Agreement and its schedules and exhibits and certain related documents; and
    (ix)     Performed such other analyses as we have deemed appropriate.

     In our review and analysis and in arriving at our opinion, we have assumed and relied, without independent investigation or verification, upon the accuracy and completeness of all of the financial and other information reviewed by us and have relied upon the accuracy and completeness of the representations and warranties of CIVISTA and FBOH contained in the Merger Agreement. We have not conducted a physical inspection of any of the assets, properties or facilities of either CIVISTA or FBOH, nor have we made or obtained or been furnished with any independent evaluation or appraisal of any of such assets, properties or facilities or any of the liabilities of either CIVISTA or FBOH. With respect to financial forecasts provided to us by management of CIVISTA and FBOH, we have assumed that such forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of CIVISTA and FBOH as to the future performance of CIVISTA and FBOH, as the case may be. We express no view as to such financial forecasts or the assumptions on which they are based. We have also assumed that all of the conditions to the consummation of the Merger, as set forth in the Merger Agreement, including the tax-free treatment of the Merger to the holders of CIVISTA Common, would be satisfied and that the Merger would be consummated on a timely basis in the manner contemplated by the Merger Agreement.

     We will receive a fee for our services as financial advisor to CIVISTA, a significant portion of which is contingent upon closing of the Merger.

     In the ordinary course of our business, we may actively trade securities of both CIVISTA and FBOH for our own account and for the accounts of customers and, accordingly, we may at any time hold a long or short position in such securities.

     This opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date hereof. In addition, our opinion is, in any event, limited to the fairness, as of the date hereof, from a financial point of view, of the Exchange Ratio and does not address CIVISTA's underlying business decision to effect the Merger or any other terms of the Merger. This opinion does not represent our opinion as to what the value of CIVISTA Common or FBOH Common may be at the effective time of the Merger.

     This opinion has been prepared solely for the confidential use of the Board of Directors and senior management of CIVISTA and will not be reproduced, summarized, described or referred to or given to any other person without our prior written consent. Notwithstanding the foregoing, this opinion may be included in a joint proxy statement to be mailed to the holders of CIVISTA Common and Bancorporation Common in connection with the Merger, provided that this opinion will be reproduced in such proxy statement in full, and any description of or reference to us or our actions, or any summary of the opinion in such proxy statement will be in a form acceptable to us and our counsel.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio pursuant to the Merger Agreement is fair to the holders of CIVISTA Common from a financial point of view.

                                        Very truly yours,

                                        McDONALD & COMPANY SECURITIES, INC.

                                                                      APPENDIX D

                            THE CIVISTA CORPORATION
                             STOCK PURCHASE OPTION

                 THE CIVISTA CORPORATION STOCK PURCHASE OPTION

     THE CIVISTA CORPORATION STOCK PURCHASE OPTION, dated as of August 10, 1994 (the "Agreement"), by and between The CIVISTA Corporation, an Ohio corporation ("CIVISTA"), and First Bancorporation of Ohio, an Ohio corporation ("FBOH").

     WHEREAS, CIVISTA and FBOH propose to enter into an Agreement of Affiliation and Plan of Merger, dated as of August 10, 1994 (the "Merger Agreement"), providing for the merger of CIVISTA with and into FBOH (the "Merger"); and

     WHEREAS, as a condition and inducement to FBOH to enter into the Merger Agreement, FBOH has requested that CIVISTA agree, and CIVISTA has agreed, to grant the Option to FBOH;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, and covenants set forth in this Agreement and in the Merger Agreement, CIVISTA and FBOH agree as follows:

     1. CERTAIN DEFINITIONS. In addition to the terms otherwise defined in this Agreement, the following terms shall have the meanings set forth below:

    (a)  "Affiliate" and "Associate" shall have the meanings given to them in Rule 12b-2 under the Exchange Act.
    (b)  "Beneficial ownership" and "beneficially own" shall have the meanings given to them in Rule 13d-3 under the Exchange Act.
    (c)  "BHC Act" shall mean the Bank Holding Company Act of 1956, as amended.
    (d)  "Preferred Stock" shall mean the Preferred Shares, without par value, of CIVISTA, with the terms and conditions set forth in Exhibit 1(d) attached hereto.
    (e)  "Common Stock" shall mean the Common Shares, without par value, of CIVISTA.
    (f)  "Effective Time" shall have the meaning given to it in the Merger Agreement.
    (g)  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.
    (h)  "Federal Reserve" shall mean the Board of Governors of the Federal Reserve System.
    (i)  "OTS" shall mean the Office of Thrift Supervision.
    (j)  "Group" shall have the same meaning as the term "group" in Section 13(d)(3) of the
         Exchange Act.
    (k)  "Option Shares" shall mean shares of Preferred Stock that are subject to the
         Option.
    (l)  "Person" shall have the meaning given to it in Sections 3(a)(9) and 13(d)(3) of the
         Exchange Act.
    (m)  "Securities Act" shall mean the Securities Act of 1933, as amended.
    (n)  "Significant Subsidiary" shall have the meaning given to it in Rule 1.02 of
         Regulation S-X of the Securities and Exchange Commission.

     2. GRANT OF OPTION. Subject to the terms and conditions set forth in this Agreement, CIVISTA hereby grants to FBOH an irrevocable option (the "Option") to purchase from CIVISTA up to 350,655 shares of Preferred Stock (subject to adjustment hereafter pursuant to Section 7), free and clear of all liens, claims, charges, and encumbrances of any kind, at a purchase price per share (the "Purchase Price") equal to $33.50.

     3. EXERCISE OF OPTION.

     (a) Following the occurrence of a Purchase Event, FBOH may exercise the Option, in whole or in part, at any time and from time to time prior to the expiration of the right to exercise the Option (as provided in Section 3(c)); except that (i) FBOH may not exercise the Option if, at the time of exercise, it is in material breach of any term, condition, covenant, representation or warranty of or contained within the Merger Agreement, and (ii) any purchase of Option Shares upon exercise of the Option shall be subject to compliance with applicable law, including the BHC Act and the regulations of the Federal Reserve promulgated thereunder, and the regulations of OTS.

     (b) As used herein, a "Purchase Event" means any of the following events that occurs after the date of this Agreement:

          (i) CIVISTA or any subsidiary of CIVISTA, without the prior written consent of FBOH, shall have authorized, recommended, or proposed, shall have publicly announced an intention to authorize, recommend, or propose, or shall have entered into an agreement to effect (A) a merger, consolidation or other business combination involving CIVISTA or any of its Significant Subsidiaries with or into any person (other than a merger, consolidation, joint venture, or other business combination with or into FBOH or any subsidiary of FBOH, or a merger or consolidation of any subsidiary of CIVISTA with or into CIVISTA or any other subsidiary of CIVISTA), (B) a sale, lease, or other disposition of assets or earning power of CIVISTA or any of its subsidiaries, in one or more transactions, representing 25% or more of the consolidated assets or earning power of CIVISTA and its subsidiaries to any person (other than FBOH or any subsidiary of FBOH), or (C) an issuance, sale, or other disposition (whether by means of a merger, consolidation, share exchange, or other transaction) of securities representing 20% or more of the voting power of CIVISTA or any of its Significant Subsidiaries to any person (other than FBOH or any subsidiary of FBOH) (any of the foregoing being an "Acquisition Transaction;" except that, if FBOH has given its prior written consent to any such transaction, the transaction as to which FBOH has given its prior written consent shall not be an "Acquisition Transaction");

          (ii) any person (other than FBOH or any subsidiary of FBOH) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to acquire shares of Common Stock or Preferred Stock such that, upon consummation of the offer, such person would beneficially own 25% or more of the Common Stock or Preferred Stock then outstanding;

          (iii) any person (other than FBOH or any subsidiary of FBOH, any subsidiary of CIVISTA in a fiduciary capacity in the ordinary course of such subsidiary's business, any employee benefit plan or employee stock ownership plan of CIVISTA or any subsidiary of CIVISTA, or any person organized, appointed, or established by CIVISTA or any subsidiary of CIVISTA for or pursuant to the terms of any such plan), alone or together with such person's Affiliates, shall have acquired beneficial ownership of 20% or more of the Common Stock or Preferred Stock (if any) then outstanding, or any group (other than a group of which FBOH or any subsidiary of FBOH, any subsidiary of CIVISTA in a fiduciary capacity in the ordinary course of such subsidiary's business, any employee benefit plan or employee stock ownership plan of CIVISTA or any subsidiary of CIVISTA, or any person organized, appointed, or established by CIVISTA or any subsidiary of CIVISTA for or pursuant to the terms of any such plan is a member) shall have been formed, as reasonably determined in good faith by the Board of Directors of FBOH, that beneficially owns 20% or more of the Common Stock or Preferred Stock (if any) then outstanding; or

          (iv) the holders of Common Stock and Preferred Stock (if any) shall not have approved the Merger Agreement at the meeting of such stockholders (or any adjournment or postponement thereof) held for the purpose of voting on the Merger Agreement, such meeting shall not have been held or shall have been canceled (and not rescheduled) prior to termination of the Merger Agreement, or CIVISTA's Board of Directors shall have withdrawn or modified in a manner adverse to FBOH the recommendation of CIVISTA's Board of Directors that CIVISTA's stockholders vote in favor of and approve the Merger and adopt the Merger Agreement, in each case after any person (other than FBOH or any subsidiary of FBOH) shall, after the date of this Agreement, have (A) publicly announced a bona fide proposal, or publicly disclosed a bona fide intention to make a bona fide proposal, to engage in an Acquisition Transaction (or CIVISTA shall have publicly disclosed receipt of such a proposal) or (B) filed an application or given a notice, whether in draft or final form, under the BHC Act or the Change in Bank Control Act of 1978 for approval to engage in an Acquisition Transaction.

     (c) Except as provided in the last sentence of this Section 3(c) and in
Section 9(c), the right to exercise the Option shall terminate upon the earliest to occur of (i) the Effective Time, (ii) 12 months after the first occurrence of a Purchase Event, and (iii) termination of the Merger Agreement in accordance with its terms prior to the occurrence of a Purchase Event. The rights set forth in Sections 9 and 11 shall not terminate when the right to exercise the Option terminates, but shall extend to such time as is provided in Sections 9 or 11, respectively. Notwithstanding the termination of the right to exercise the Option, FBOH shall be entitled to purchase those Option Shares with respect to which it has exercised the Option prior to termination of the right to exercise the Option.

     (d) In the event FBOH wishes to exercise the Option, it shall send to CIVISTA a written notice (the date on which the notice is sent being herein referred to as the "Notice Date") specifying (i) the number of Option Shares that it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 15 business days from the Notice Date for the closing of such purchase (the "Closing Date"). Notwithstanding the foregoing, if the closing of such purchase cannot be consummated by reason of any applicable judgment, decree, order, law, or regulation, the Closing Date shall be extended and occur not earlier than three business days nor later than 30 business days after such restriction on consummation has expired or been terminated. If prior notification to or approval by the Federal Reserve or any other regulatory authority is required in connection with such purchase and sale, FBOH shall promptly file and expeditiously process the notice or application for approval (and CIVISTA shall cooperate with FBOH in the filing and processing thereof), and the Closing Date shall be extended and occur not earlier than three business days nor later than 30 business days after the date on which (x) any required notification period has expired or been terminated or (y) such approval has been obtained, as the case may be, and, in either event, any requisite waiting period has expired.

     (e) Notwithstanding Section 3(d), in no event shall any Closing Date be more than 18 months after the Notice Date, and, if the Closing Date has not occurred within 18 months after the related Notice Date due to the failure to obtain any required approval by the Federal Reserve, OTS or any other regulatory authority, the exercise of the Option on the Notice Date shall be deemed to have been rescinded. In the event (i) FBOH receives official notice that an approval of the Federal Reserve, OTS or any other regulatory authority required for the purchase and sale of the Option Shares will not be issued or granted or (ii) a Closing Date has not occurred within 18 months after the related Notice Date due to the failure to obtain any such required approval, FBOH shall be entitled to exercise the Option in connection with the resale of the Option Shares pursuant to a registration statement as provided in Section 10.

     4. PAYMENT AND DELIVERY OF CERTIFICATES.

     (a) On each Closing Date, FBOH shall pay to CIVISTA in immediately available funds, by wire transfer to a bank account designated by CIVISTA, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on the Closing Date.

     (b) On each Closing Date, simultaneous with the delivery of immediately available funds as provided in Section 4(a), CIVISTA shall deliver to FBOH a certificate or certificates representing the Option Shares being purchased, and FBOH shall deliver to issuer a letter in which FBOH agrees not to sell or otherwise dispose of such Option Shares in violation of applicable law or the provisions of this Agreement.

     (c) Certificates for the Option Shares shall be endorsed with a restrictive legend substantially as follows:

THE TRANSFER OF THE PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF THE CIVISTA CORPORATION STOCK PURCHASE OPTION DATED AS OF AUGUST 10, 1994. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY CIVISTA OF A WRITTEN REQUEST THEREFOR.

It is understood and agreed that the reference in the foregoing legend to restrictions arising under the Securities Act shall be removed, by delivery of a substitute certificate or certificates without such reference, if FBOH delivers to CIVISTA a copy of a letter from the staff of the Securities and Exchange Commission, or an opinion of counsel in form and substance reasonably satisfactory to CIVISTA and its counsel, to the effect that an exemption is available for the transaction under the Securities Act.

     5. REPRESENTATIONS AND WARRANTIES OF CIVISTA. CIVISTA hereby represents and warrants to FBOH as follows:

     (a) Due Authorization. CIVISTA has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining the approvals, if any, contemplated by this Agreement or required by law, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of CIVISTA. This Agreement has been duly executed and delivered by CIVISTA and constitutes a valid and binding obligation of CIVISTA, enforceable against CIVISTA in accordance with its terms.

     (b) Authorized Stock. CIVISTA has heretofore taken, and until termination of the right to exercise the option shall hereafter take, all corporate and other action necessary to authorize and reserve, and, subject to obtaining the governmental and other approvals and consents contemplated by this Agreement and as may be required by law, to permit it to issue, all of the Option Shares, including any additional shares of Preferred Stock or other securities that may be issued pursuant to Section 7. The Option Shares, including any such additional shares of Preferred Stock or other securities, upon issuance pursuant hereto, shall be duly and validly issued, fully paid, and nonassessable, and shall be delivered free and clear of all liens, claims, charges, and encumbrances of any kind, including any preemptive rights of any stockholder of CIVISTA.

     (c) No Conflicts. Except as disclosed pursuant to the Merger Agreement, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in a violation of or default under, (i) any provision of the Articles of Incorporation or Code of Regulations of CIVISTA or the governing documents of any subsidiary of CIVISTA or (ii), subject to obtaining the approvals, if any, contemplated by this Agreement or required by law, any loan or credit agreement, note, mortgage, indenture, lease, or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to CIVISTA or any subsidiary of CIVISTA or their respective properties or assets, which conflict, violation, or default would have a material adverse effect on CIVISTA.

     6. REPRESENTATIONS AND WARRANTIES OF FBOH. FBOH hereby represents and warrants to CIVISTA that:

     (a) Due Authorization. FBOH has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining the approvals referred to in this Agreement, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of FBOH. This Agreement has been duly executed and delivered by FBOH and constitutes a valid and binding obligation of FBOH, enforceable against FBOH in accordance with its terms.

     (b) No Conflicts. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in a violation of or default under, (i) any provision of the Articles of Incorporation or Code of Regulations of FBOH or any subsidiary of FBOH or (ii), subject to obtaining the approvals referred to in this Agreement or required by law, any loan or credit agreement, note, mortgage, indenture, lease, or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to FBOH or any subsidiary of FBOH or their respective properties or assets, which conflict, violation, or default would have a material adverse effect on FBOH.

     (c) Purchase Not for Distribution. Any Option Shares or other securities acquired by FBOH upon exercise of the Option will not be taken with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

     7. VOTING OF OPTION SHARES AND OTHER SHARES BY FBOH. FBOH hereby covenants and agrees, with respect to all shares of Common Stock and Preferred Stock which it beneficially owns, whether or not acquired pursuant to the terms of this Agreement, that it will either (i) vote such shares proportionately with the vote of all other shareholders of CIVISTA on any matter submitted to such shareholders relating to a

Purchase Event or an Acquisition Transaction, or (ii) at the discretion of its Board of Directors, abstain from voting such shares on any matter submitted to shareholders of CIVISTA relating to a Purchase Event or an Acquisition Transaction.

     8. ADJUSTMENT UPON CHANGES IN CAPITALIZATION, ETC.

     (a) In the event of any change in the Common Stock or Preferred Stock by reason of a stock dividend, split-up, recapitalization, combination, exchange of shares, or similar transaction, the type and number of shares or securities subject to the option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing any such transaction, so that FBOH shall receive upon exercise of the Option the number and class of shares, other securities, property, or cash that FBOH would have received in respect of the Option Shares if the Option had been exercised and the Option Shares had been issued to FBOH immediately prior to such event or the record date therefor, as applicable.

     (b) In the event that CIVISTA enters into an agreement (i) to consolidate with or merge into any person (other than FBOH or any subsidiary of FBOH), and CIVISTA shall not be the continuing or surviving corporation of such consolidation or merger, (ii) pursuant to which any person (other than FBOH or any subsidiary of FBOH) shall merge into CIVISTA, and CIVISTA shall be the continuing or surviving corporation, but outstanding shares of Preferred Stock or Common Stock shall be changed into or exchanged for stock, other securities, property, or cash, or (iii) to sell, lease, or otherwise transfer assets of CIVISTA or any of its subsidiaries, in one or more transactions, representing more than 50% of the consolidated assets or earning power of CIVISTA and its subsidiaries to any person (other than FBOH or any subsidiary of FBOH), then, and in each such case, the agreement governing such transaction shall make proper provisions so that, upon the consummation of such transaction, FBOH may, in its discretion, (x) retain the Option to purchase the Option Shares or (y) convert the Option into the right to receive, at the election of FBOH either from the Acquiring Corporation or from any person that controls the Acquiring Corporation, the number and class of shares, other securities, property, or cash that FBOH would have received in respect of the Option Shares if the Option had been exercised and the Option Shares had been issued to FBOH immediately prior to the consummation of such transaction, the distribution of the proceeds thereof to CIVISTA's stockholders, or the record date therefor, as applicable.

     (c) For purposes of this Agreement, "Acquiring Corporation" means (i) the continuing or surviving corporation in a merger or consolidation involving CIVISTA in which CIVISTA is not the continuing or surviving corporation, (ii) CIVISTA in a merger in which CIVISTA is the continuing or surviving corporation, and (iii) the transferee of more than 50% of the consolidated assets or earning power of CIVISTA and its subsidiaries. The provisions of Sections 8, 9, 10, 11, 12 and 13 shall apply with appropriate adjustments to any securities for which the Option becomes exercisable pursuant to this Section 8.

     9. REPURCHASE OF OPTION AT REQUEST OF FBOH.

     (a) At the request of FBOH at any time during the period beginning upon the first occurrence of a Repurchase Event and ending 12 months thereafter, CIVISTA shall repurchase from FBOH the Option (unless the Option shall have expired or been terminated) and all shares of Preferred Stock purchased by FBOH upon exercise of the Option that are beneficially owned by FBOH at the Request Date. (The date on which FBOH requests that CIVISTA repurchase the Option or Option Shares under this Section 9 is referred to as the "Request Date".) Such repurchase shall be at an aggregate price (the "Put Consideration") equal to the sum of:

          (x) the aggregate Purchase Price paid by FBOH for all shares of Preferred Stock purchased upon exercise of the Option that are beneficially owned by FBOH on the Request Date;

          (y) the excess, if any, of the Applicable Price over the Purchase Price paid by FBOH for each share of Preferred Stock with respect to which the Option has been exercised that are beneficially owned by FBOH on the Request Date, multiplied by the number of such shares; and

          (z) the excess, if any, of the Applicable Price over the Purchase Price (adjusted pursuant to Section 8), multiplied by the number of Option Shares with respect to which the Option has not been exercised; provided that, in the case of Option Shares with respect to which the Option has been exercised but the

     Closing Date has not occurred, the Closing Date shall be suspended and the Option shall be treated, for purposes of this clause (z), as if it had not been exercised.

     (b) If FBOH exercises its rights under this Section 8, CIVISTA shall, within 10 business days after the Request Date, pay the Put Consideration to FBOH in immediately available funds, by wire transfer to a bank account designated by FBOH; FBOH shall, against receipt of the payment therefor, surrender to CIVISTA the Option and the certificates evidencing the shares of Preferred Stock purchased upon exercise of the Option that are beneficially owned by FBOH on the Request Date; and FBOH shall warrant that it has sole record and beneficial ownership of such shares, free and clear of all liens, claims, charges, and encumbrances of any kind. Notwithstanding the foregoing, if CIVISTA is prohibited from repurchasing the Option or any or all Option Shares or from paying all or any portion of the Put Consideration by reason of any applicable judgment, decree, order, law, or regulation, CIVISTA shall immediately repurchase or pay that portion of the Option and Option Shares or Put Consideration that it is not prohibited from repurchasing or paying, shall from time to time thereafter immediately repurchase or pay such further portion of the Put Consideration that it is not then prohibited from repurchasing or paying, and, in all cases, shall pay the balance of the Option and Option Shares or Put Consideration within 10 business days after such prohibition has expired or been terminated. Upon receipt of a partial payment of the Put Consideration, FBOH shall surrender a portion of the Option and/or Option Shares, as selected by FBOH, corresponding (as closely as practicable) to the portion of the Put Consideration received by FBOH. If prior notification to or approval by the Federal Reserve, OTS or any other regulatory authority is required in connection with the payment of all or any portion of the Put Consideration, CIVISTA shall pay from time to time that portion of the Put Consideration that it is not prohibited from paying and shall promptly file and expeditiously process the required notice or application for approval (and FBOH shall cooperate with CIVISTA in the filing of any such notice or application and the obtaining of any such approval), and CIVISTA shall pay the Put Consideration within 10 business days after the date on which, as the case may be, (i) any required notification period has expired or been terminated or (ii) such approval has been obtained.

     (c) If the Federal Reserve, OTS or any other regulatory authority disapproves of the repurchase by CIVISTA of all or any part of the Option or Option Shares pursuant to this Section 8, CIVISTA shall promptly give notice of such disapproval to FBOH, and FBOH shall have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the number of shares as to which payment has been made. If the Option shall have terminated prior to the date of such notice or shall be scheduled to terminate at any time before the expiration of a period ending on the thirtieth business day after the date of such notice, FBOH shall nevertheless have the right so to exercise the Option or exercise its right under Section 12 until the expiration of such period of 30 business days. Notwithstanding anything herein to the contrary, CIVISTA shall not be obligated to repurchase the Option or any Option Shares on more than one occasion.

     (d) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share to be paid by any person (other than FBOH or one of its subsidiaries) for shares of Common Stock or Preferred Stock or the highest consideration per share to be received by holders of Common Stock or Preferred Stock, in each case pursuant to an agreement for a merger, consolidation, joint venture, or other business combination with CIVISTA entered into after the date hereof and on or prior to the Request Date, (ii) the highest closing sales price per share of Common Stock reported on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") (or, if transactions in Common Stock are not reported on NASDAQ, the highest bid price quoted on the principal trading market on which the Common Stock is traded as reported by a recognized source) during the 60 business days preceding the Request Date, and (iii) in the event of the sale by CIVISTA or its subsidiaries, in one or more transactions, of assets or earning power aggregating more than 50% of the consolidated assets or earning power of CIVISTA and its subsidiaries to any person (other than FBOH or any subsidiary of FBOH), the sum of the price paid for such assets or earning power and the current value of the remaining assets of CIVISTA and its subsidiaries divided by the number of shares of Common Stock outstanding at the time of the sale. The value of any consideration other than cash that is offered, paid, or received pursuant to clauses (i) or (iii) of this Section 9(d), and the value of the remaining assets of CIVISTA and its subsidiaries referred to in clause (iii), shall be determined in good faith by an independent nationally recognized investment banking firm mutually acceptable to FBOH and CIVISTA, which determination shall be conclusive for all purposes of this Agreement.

     (e) As used herein, a "Repurchase Event" means the consummation of an Acquisition Transaction, provided, that, the percentage for purposes of Section 3(b)(i)(B) shall be 50% and the percentages for purposes of Section 3(b)(i)(C) shall be 40%.

     (f) Notwithstanding anything in this Agreement to the contrary, the Put Consideration payable to FBOH, determined in accordance with Subsection (a) of this Section, shall be adjusted so that in no event will the aggregate Put Consideration payable to FBOH pursuant to the terms of this Section 9 exceed the aggregate Purchase Price paid by FBOH pursuant to the Option, plus $4,000,000.

     10. REPURCHASE OF OPTION AT REQUEST OF CIVISTA.

     (a) Except to the extent that FBOH shall have previously exercised its rights under Section 9, at the request of CIVISTA during the six-month period commencing 12 months following the first occurrence of a Repurchase Event, CIVISTA may repurchase from FBOH, and FBOH shall sell to CIVISTA, all (but not less than all) of the shares of Preferred Stock purchased by FBOH upon exercise of the Option that are beneficially owned by FBOH on the Call Date at a price (the "Call Consideration") equal to the greater of (x) 110% of the Current Market Price and (y) the sum of (A) the Purchase Price paid by FBOH for such shares plus (B) FBOH's pre-tax per share carrying cost, multiplied in either case by the number of shares being repurchased. (The date on which CIVISTA requests that FBOH sell the Option Shares under this Section 10 is referred to as the "Call Date.") Notwithstanding the foregoing, FBOH may, within 30 days following CIVISTA's notice of its intention to purchase shares pursuant to this
Section 10, deliver an Offeror's Notice pursuant to Section 12, in which case the provisions of Section 12 and not those of this Section 10 shall control. Notwithstanding any contrary provision of this Section 10, CIVISTA's rights under this Section 10 shall be suspended (with any such rights being extended accordingly) during any period in which the exercise of such rights would subject FBOH to liability pursuant to Section 16(b) of the Exchange Act.

     (b) If CIVISTA exercises its rights under this Section 10 and FBOH does not deliver an Offeror's Notice or sell shares of Preferred Stock to a third party pursuant to the Offeror's Notice, CIVISTA shall, within 10 business days after the thirtieth day following CIVISTA's notice of its intention to purchase shares pursuant to this Section 10 or, if applicable, within 10 business days after abandonment of the transaction covered by the Offeror's Notice, pay the Call Consideration in immediately available funds, by wire transfer to a bank account designated by FBOH; FBOH shall surrender to CIVISTA the certificates evidencing the shares of Preferred Stock purchased upon exercise of the option that are beneficially owned by FBOH on the Call Date; and FBOH shall warrant that it has sole record and beneficial ownership of such shares, free and clear of all liens, claims, charges, and encumbrances of any kind.

     (c) As used herein, (i) "Current Market Price" means the average closing sales price per share of Common Stock reported on NASDAQ (or if the Common Stock is not reported on NASDAQ, the highest bid price quoted on the principal trading market on which such shares are traded as reported by a recognized source) for the 10 business days preceding the Call Date, and (ii) "FBOH's pretax per share carrying cost" shall be the amount equal to the interest on the aggregate Purchase Price paid for the shares of Preferred Stock being repurchased pursuant to this Section 10 from the date of purchase to the date of repurchase at the rate of interest announced by CIVISTA as its prime or base lending or reference rate during such period, less any dividends received on the shares being repurchased, divided by the number of shares being repurchased.

     11. REGISTRATION RIGHTS. If requested by FBOH at any time and from time to time within (a) the period beginning upon the first exercise of the Option and ending three years thereafter or (b) the period beginning upon the occurrence of either of the events set forth in clauses (i) and (ii) of Section 3(e), or the receipt by FBOH of official notice that an approval of the Federal Reserve, OTS or any other regulatory authority required for a repurchase pursuant to Section 9(c) will not be issued or granted, and ending 30 business days thereafter (but solely as to shares of Preferred Stock with respect to which the required approval was not received), CIVISTA shall prepare and file a registration statement under the Securities Act, if such registration is necessary, in order to permit the sale or other disposition of any or all shares of Preferred Stock or other securities that have been purchased by or are issuable to FBOH upon exercise of the Option in accordance with the intended method of sale or other disposition stated by FBOH, including, if applicable, a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and CIVISTA shall use its best efforts to qualify such shares or other securities under any applicable state securities laws. FBOH shall use all reasonable efforts to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to registration statement to be effected on a widely distributed basis. CIVISTA shall use all reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties that are required therefor, and to keep such registration statement effective for such period (not in excess of 180 days from the day such registration statement first becomes effective) as may be reasonably necessary to effect such sale or other disposition. In the event that FBOH requests CIVISTA to file a registration statement following the failure to obtain an approval required for an exercise of the Option as described in Section 3(e), the closing of the sale or other disposition of Preferred Stock or other securities pursuant to such registration statement shall occur substantially simultaneously with the exercise of the Option. The obligations of CIVISTA hereunder to file a registration statement and to maintain its effectiveness may be suspended for one or more periods of time not exceeding 90 days in the aggregate if the Board of Directors of CIVISTA determines that the filing of such registration statement or the maintenance of its effectiveness would require disclosure of nonpublic information that would materially and adversely affect CIVISTA. Any registration statement prepared and filed under this Section 11, and any sale covered thereby, shall be at CIVISTA's expense, except for underwriting discounts or commissions, brokers' fees, and the fees and disbursements of FBOH's counsel related thereto. FBOH shall provide all information reasonably requested by CIVISTA for inclusion in any registration statement to be filed hereunder, and shall make all necessary representations and warranties with respect to the accuracy and completeness thereof and shall hold CIVISTA harmless with respect to any liability therefor. If, during the time periods referred to in the first sentence of this Section 11, CIVISTA effects a registration under the Securities Act of any Common Stock or Preferred Stock for its own account or for the account of any stockholder of CIVISTA (other than a registration on Form S-4, Form S-8, or any successor form), CIVISTA shall afford FBOH the right to participate in such registration, and such participation shall not affect the obligation of CIVISTA to effect a registration statement for FBOH under this Section 11; provided that, if the managing underwriters of such offering advise CIVISTA in writing that, in their opinion, the number of shares of Preferred Stock requested to be included in such registration exceeds the number that can be sold in such offering, CIVISTA shall include the shares requested to be included in the offering by FBOH pro rata with the shares intended to be included in the offering by CIVISTA. In connection with any registration pursuant to this Section 11, CIVISTA and FBOH shall provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification, and contribution in connection with such registration.

     12. FIRST REFUSAL. At any time after the first occurrence of a Purchase Event and prior to the later of (a) the expiration of 24 months following the first purchase of shares of Preferred Stock upon exercise of the Option and (b) the termination of the right to exercise the Option pursuant to Section 3(c), if FBOH desires to sell, assign, transfer, or otherwise dispose of all or any of the shares of Preferred Stock or other securities purchased by it upon exercise of the Option, FBOH shall give CIVISTA written notice of the proposed transaction (an "Offeror's Notice"), identifying the proposed transferee, accompanied by a copy of a binding offer to purchase such shares or other securities signed by such transferee and setting forth the terms of the proposed transaction. An Offeror's Notice shall be deemed an offer by FBOH to CIVISTA, which may be accepted within 10 business days after receipt of such Offeror's Notice by CIVISTA, to sell such shares or other securities to CIVISTA on the same terms and conditions and at the same price as those set forth in the Offeror's Notice for the proposed transaction. The purchase of any such shares or other securities by CIVISTA shall be settled within 10 business days of the date of the acceptance of the offer by CIVISTA, and the purchase price shall be paid to FBOH in immediately available funds. Notwithstanding the foregoing, if prior notification to or approval by the Federal Reserve, OTS or any other regulatory authority is required in connection with such purchase, CIVISTA shall promptly file and expeditiously process the required notice or application for approval (and FBOH shall cooperate with CIVISTA in the filing of any such notice or application and the obtaining of any such approval), and the purchase of such shares or other securities by CIVISTA shall be settled within 10 business days after the date on which, as the case may be, (a) any required notification period has expired or been terminated or (b) such approval has been obtained. In the event of the failure or refusal of CIVISTA to purchase all the shares or other securities covered by an offeror's Notice, or if the Federal Reserve, OTS or any other regulatory authority disapproves of CIVISTA's proposed purchase of such shares or other securities, FBOH may thereafter sell all, but not less than all, of such shares to the proposed transferee at no less than the price specified and on terms no more favorable than those set forth in the Offeror's Notice. The requirements of this Section 12 shall not apply to (x) any disposition as a result of which the proposed transferee will purchase or acquire in such transaction not more than 2% of the outstanding Common Stock or Preferred Stock,
(y) any sale by means of a public offering registered under the Securities Act in which steps are taken to reasonably ensure that no purchaser will purchase or acquire more than 2% of the outstanding Common Stock or Preferred Stock, or (z) any transfer to a wholly owned subsidiary of FBOH that agrees in writing to be bound by the terms hereof.

     13. LISTING. If shares of Preferred Stock or any other securities to be acquired upon exercise of the Option are quoted on NASDAQ, CIVISTA, at the request of FBOH, will thereafter, use reasonable efforts to cause the Preferred Stock to continue to be so quoted.

     14. DIVISION OF OPTION. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of FBOH, upon presentation and surrender of this Agreement at the principal office of CIVISTA, for other Agreements providing for options of different denominations entitling the Holder thereof to purchase in the aggregate the same number of shares of Preferred Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related options for which this Agreement and the Option granted hereby may be exchanged. Upon receipt by CIVISTA of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Agreement, and (in the case of loss, theft, or destruction) of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Agreement, CIVISTA will execute and deliver a new Agreement of like tenor and date. Any such new Agreement, when executed and delivered, shall constitute an additional contractual obligation on the part of CIVISTA, whether or not the Agreement so lost, stolen, destroyed, or mutilated shall at any time be enforceable by anyone.

     15. FBOH'S BREACH. Notwithstanding anything to the contrary contained herein, all of CIVISTA's obligations under this Agreement shall immediately terminate and the Option shall no longer be exercisable if the Merger Agreement has been terminated and FBOH was in material breach of any term, condition, covenant, representation or warranty of or contained within the Merger Agreement when it was terminated; provided, however, that CIVISTA may not assert, for purposes of this Section 14 only, a material breach of the Merger Agreement by FBOH if FBOH terminated the Merger Agreement pursuant to the terms of the Merger Agreement and CIVISTA failed to notify FBOH, upon FBOH's written request prior to termination, of the material breach; provided, further, however, that CIVISTA may not assert, for purposes of this Section 15 only, a material breach of the Merger Agreement by FBOH if CIVISTA terminated the Merger Agreement pursuant to the terms of the Merger Agreement and all material breaches by FBOH were curable, unless CIVISTA provided written notice to FBOH of the material breaches and an opportunity to cure as soon as reasonably practicable.

     16. MISCELLANEOUS.

     (a) Expenses. Except as otherwise provided in Section 11, each of the parties hereto shall bear and pay all expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants, and counsel.

     (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision, but such waiver shall only be effective if in writing and signed by the party entitled to the benefits of such provision. This Agreement may not be modified, amended, altered, or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

     (c) Entire Agreement; No Third-Party Beneficiary; Severability. Except as otherwise set forth in the Merger Agreement, this Agreement, the Merger Agreement, and the other documents and instruments referred to therein and herein (a) constitute the entire agreement and understanding, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to their subject matter and (b) are not intended to confer upon any person other than the parties hereto any rights or remedies. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void, or unenforceable, the other terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall not be affected, impaired, or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit FBOH to acquire, or does not require CIVISTA to repurchase, the full number of shares of Preferred Stock as provided in Sections 3 and 9 (as adjusted pursuant to Section 8), it is the express intention of CIVISTA to allow FBOH to acquire, or to require CIVISTA to repurchase, such lesser number of shares as may be permissible without any amendment or modification hereof.

     (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Ohio without regard to any applicable conflicts of law rules.

     (e) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address as shall be specified by like notice):

TO CIVISTA:                                     TO FBOH:
Richard G. Gilbert, Chairman and                Howard L. Flood, President and
Chief Executive Officer                         Chief Executive Officer
The CIVISTA Corporation                         First Bancorporation of Ohio
100 Central Plaza South                         106 South Main Street
Canton, Ohio 44701                              Akron, Ohio 44308

WITH A COPY TO:                                 WITH COPIES TO:
Jeffrey J. Margulies, Esq.                      Terry E. Patton, Senior Vice President
Squire, Sanders & Dempsey                       and Secretary
4900 Society Center                             First Bancorporation of Ohio
127 Public Square                               106 South Main Street
Cleveland, OH 44114-1304                        Akron, Ohio 44308

     (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed by each of the parties and delivered to the other party, it being understood that both Parties need not sign the same counterpart.

     (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     (i) Further Assurances. In the event of any exercise of the Option by FBOH, CIVISTA and FBOH shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

     (j) Specific Performance. This Agreement may be enforced by either party through specific performance, injunctive relief, and other equitable relief. Both parties hereby waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and agree that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.


     IN WITNESS WHEREOF, CIVISTA and FBOH have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

                                                                THE CIVISTA CORPORATION
Attest:
/s/ Janice R. Van Voorhis                                       By: /s/ Richard G. Gilbert
- ------------------------------------------------------          ------------------------------------------------------
Janice R. Van Voorhis, Secretary                                Richard G. Gilbert, Chairman and
                                                                Chief Executive Officer

                                                                By: /s/ Paul G. Basner
                                                                ------------------------------------------------------
                                                                Paul G. Basner, Vice Chairman

Attest:                                                         FIRST BANCORPORATION OF OHIO

/s/ Terry E. Patton                                             By: /s/ Howard L. Flood
- ------------------------------------------------------          ------------------------------------------------------
Terry E. Patton, Secretary                                      Howard L. Flood, President and
                                                                Chief Executive Officer



                                  EXHIBIT 1(B)

                            TERMS OF PREFERRED STOCK

     1. DESIGNATION AND AMOUNT. The shares of this series of Preferred Stock of the CIVISTA Corporation (the "Corporation") shall be designated as "Series A Preferred Stock," and the number of authorized shares constituting the Series A Preferred Stock shall be four hundred thousand (400,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

     2. DIVIDENDS.

          a. Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of shares of stock ranking junior to the shares of Series A Preferred Stock with respect to dividends, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash in an amount per share equal to one fourth of one cent (.25 cents), commencing on the first of the following dates to occur after the first issuance of Series A Preferred Stock:
     January 1, April 1, July 1, and October 1.

          b. In the event the Corporation, after having declared and made any dividends required under Section 2.a, declares a dividend payable in cash to the holders of shares of Common Stock, the holders of Series A Preferred Stock shall participate in that dividend at the same rate per share and on the same conditions as are applicable to the shares of Common Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock would have been entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          c. Notwithstanding the foregoing, the amounts to which holders of shares of Series A Preferred Stock are entitled as dividends under divisions a and b of this Section 2 in any calendar year shall not exceed $33.50 per share of Series A Preferred Stock.

     3. LIQUIDATION, DISSOLUTION OR WINDING UP.

          a. Upon any voluntary liquidation, dissolution or winding-up of the affairs of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

          b. After the Corporation has made any payments required under division a of this Section 3, the holders of shares of Series A Preferred Stock shall be entitled to receive distributions at the same rate per share and on the same conditions as are applicable to the shares of Common Stock of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock would have been entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          c. Notwithstanding the foregoing, the amounts which are payable under divisions a and b of this Section 3 upon voluntary liquidation, dissolution or winding up shall not exceed $33.50 per share of Series A Preferred Stock, except that the foregoing limitation shall not apply to the payment of amounts representing accrued and unpaid dividends and distributions, which amounts shall be subject instead to the limitation contained in
     Section 2.c.

     4. OTHER TERMS. The terms of the Series A Preferred Stock shall otherwise be in accordance with Article Fourth of the Corporation's Amended Articles of Incorporation.

                                                                      APPENDIX E

                        OHIO DISSENTERS' RIGHTS STATUTE

                        RELIEF TO DISSENTING SHAREHOLDER
                            OF DOMESTIC CORPORATION

                           OHIO REVISED CODE 1701.85

     (A) (1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals in sections 1701.71, 1701.74, and 1701.84 of the Revised Code, only in compliance with this section.

        (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on such proposal was taken at the meeting of the shareholders, the shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, stating his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

        (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, the shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

        (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new corporation, whether served before, on, or after the effective date of the merger or consolidation.

        (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, he, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested, in order that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the shareholder. Failure on the part of the shareholder to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to him within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. Such request by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

     (B) Unless the corporation and the dissenting shareholder shall have come to an agreement on the fair cash value per share of the shares as to which he seeks relief, the shareholder or the corporation, which in case of a merger or consolidation may be the surviving or the new corporation, within three months after the service of the demand by the shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation which issued such shares is located, or was located at the time when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within the period of three months, may join as plaintiffs, or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such complaint is required. Upon the filing of the complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint, and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share, and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding, and final orders in it may be vacated, modified, or reversed on appeal pursuant to the rules of appellate procedure and, to the extent not in conflict with those rules, Chapter 2505 of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division
(D) of this section is applicable, the fair cash value of the shares as agreed upon by the parties or as fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which such payment is made.

     (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to that on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller, under no compulsion to sell, would be willing to accept, and that a willing buyer, under no compulsion to purchase, would be willing to pay, but in no event shall the fair cash value of it exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

     (D) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if:

          (1) Such shareholder has not complied with this section, unless the corporation by its directors waives such failure;

          (2) The corporation abandons, or is finally enjoined or prevented from carrying out, or the shareholders rescind their adoption, of the action involved;

          (3) The shareholder withdraws his demand, with the consent of the corporation by its directors;

          (4) The corporation and the dissenting shareholder shall not have come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation shall have filed or joined in a complaint under division (B) of this section within the period provided.

     (E) From the time of giving the demand, until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class, or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated otherwise than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Pursuant to Article Sixth of the Amended and Restated Articles of Incorporation of Bancorporation, directors, officers, employees or agents of Bancorporation, or persons serving at its request as directors, trustees, officers, employees or agents of any other entity or enterprise, are entitled to indemnification for all liabilities and expenses reasonably incurred in connection with any claim, action, suit or proceeding, civil, criminal, administrative or investigative, to which any person shall be made a party by reason of his being or having been a director, officer, employee or agent of Bancorporation, or his acting or having acted as a director, trustee, officer, employee or agent of any other entity or enterprise upon Bancorporation's request; provided, however, that such person acted in good faith and in a manner he reasonably believed to be in the best interests of Bancorporation or not opposed to the best interest of Bancorporation or such other entity or enterprise and, with respect to a criminal proceeding, where such person had no reasonable cause to believe his conduct was unlawful. Indemnification does not extend to any actions or proceedings in which a person is adjudged liable for negligence or misconduct in the performance of his duties to Bancorporation or such other entity, except for amounts which a court, upon application and despite an adjudication of liability, may deem proper in view of all of the circumstances of the case.

       Article Sixth further provides that the termination of any claim, action, suit or proceeding, civil or criminal, by settlement, judgment, conviction or plea of nolo contendere shall not create a presumption that the person failed to meet any standard of conduct set forth in Article Sixth. Any person who has been wholly successful in the opinion of counsel shall be entitled to indemnification as a matter of right. Except as provided in the preceding sentence, indemnification shall be made by Bancorporation if (1): a quorum of disinterested members, or members who have been wholly successful with respect to such claim, action, suit or proceeding of the Board of Directors of Bancorporation determine that such person has met the standards of conduct set forth in Article Sixth, (2) independent legal counsel set forth an opinion that such person has met the standards of conduct set forth in Article Sixth, (3) indemnification is approved by the affirmative vote of the majority of shareholders of Bancorporation entitled to vote on such proposal, or (4) indemnification is approved by the court where any such suit, action or proceeding is brought. Bancorporation may advance, prior to final disposition, expenses incurred with respect to any claim, action, suit or proceeding upon receipt of an undertaking by or on behalf of the recipient to pay such amount unless it is ultimately determined that he is entitled to indemnification. These rights of indemnification inure to the benefit of the heirs of any person entitled thereto.

       The rights provided in Article Sixth are in addition to any rights provided by contract or as a matter of law. Ohio Revised Code Section 1701.13(E) includes indemnification provisions similar to Article Sixth.
Section 1701.13(E) further authorizes a corporation to purchase and maintain insurance on behalf of any director, trustee, officer, employee or agent for any liability asserted against him or arising out of his status as such. Bancorporation presently maintains insurance for the benefit of persons entitled to indemnification.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

       (a)  Exhibits.  See the Exhibit Index located at page II-5.

       (b)  Financial Statement Schedules

             All financial statement schedules have been omitted because they are not applicable or the required information is shown in the financial statements or related notes thereto incorporated by reference in the Prospectus and Proxy Statement.

       (c)  Information Provided Pursuant to Item 4(b) of Form S-4

             Furnished as Appendices B and C to the Prospectus and Joint Proxy Statement

ITEM 22. UNDERTAKINGS

       (1) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act") each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and, when applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (2) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of the registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

       (3) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415 will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (4) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to items 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

       (5) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on the 16th day of September, 1994.

                                        FIRST BANCORPORATION OF OHIO


                                        By:  /s/ Howard L. Flood
                                             ----------------------------------
                                                Howard L. Flood, President and
                                                Chief Executive Officer


     Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed on the 16th day of September, 1994, by the following persons (including a majority of the Board of Directors of the registrant) in the capacities indicated.

        SIGNATURE                               TITLE


/s/ Howard L. Flood                     President and Chief Executive Officer
- -------------------------------         (Principal Executive Officer) and
Howard L. Flood                         Director

/s/ Gary J. Elek                        Senior Vice President and Treasurer
- -------------------------------         (Principal Financial Officer and
Gary J. Elek                            Principal Accounting Officer)

John C. Blickle*                        Director
- -------------------------------
John C. Blickle

Robert M. Carter*                       Director
- -------------------------------
Robert M. Carter

Richard A. Chenoweth*                   Director
- -------------------------------
Richard A. Chenoweth

Elizabeth A. Dalton*                    Director
- -------------------------------
Elizabeth A. Dalton

Terry L. Haines*                        Director
- -------------------------------
Terry L. Haines

Richard L. Hardgrove*                   Director
- -------------------------------
Richard L. Hardgrove

Clifford J. Isroff*                     Director
- -------------------------------
Clifford J. Isroff


                     (signatures continued on next page)

                  (signatures continued from previous page)

        SIGNATURE                               TITLE

Philip A. Lloyd, II*                    Director
- -------------------------------
Philip A. Lloyd, II

Robert G. Merzweiler*                   Director
- -------------------------------
Robert G. Merzweiler

Stephen E. Myers*                       Director
- -------------------------------
Stephen E. Myers

Gilbert H. Neal*                        Director
- -------------------------------
Gilbert H. Neal

Roger T. Read*                          Director
- -------------------------------
Roger T. Read

Justin T. Rogers, Jr.*                  Director
- -------------------------------
Justin T. Rogers, Jr.

                                        Director
- -------------------------------
Del Spitzer





    *The undersigned, by signing his name hereto, does sign and execute this registration statement on behalf of each of the indicated officers and directors of First Bancorporation of Ohio pursuant to a Power of Attorney executed by each such officer and director and filed with this registration statement.


Dated: September 16, 1994                    /s/ Kevin C. O'Neil
                                             --------------------------------
                                                        Kevin C. O'Neil
                                                        Attorney-in-Fact

                                EXHIBIT INDEX

EXHIBIT NUMBER

    (2)1 Agreement of Affiliation and Plan of Merger by and between First Bancorporation of Ohio and The CIVISTA Corporation


    (3)(a)2 Amended and Restated Articles of Incorporation of First Bancorporation of Ohio

    (3)(b) Code of Regulations, as amended, of First Bancorporation of Ohio

    (3)(c)3 Shareholders Rights Agreement dated October 21, 1993 between First Bancorporation of Ohio and First National Bank of Ohio

    (5)           Form of Opinion of Brouse & McDowell Regarding Legality

    (8)           Form of Opinion of Brouse & McDowell Regarding Certain Tax
                  Matters

    (10)(a)4      1982 Incentive Stock Option Plan of First Bancorporation of
                  Ohio

    (10)(b)5 Incentive Stock Option Agreement relating to 1982 Incentive Stock Option Plan of First Bancorporation of Ohio

    (10)(c)6      1992 Stock Option Program of First Bancorporation of Ohio

    (10)(d)7 Incentive Stock Option Agreement relating to 1992 Stock Option Program of First Bancorporation of Ohio





____________________

     1   Incorporated herein  by reference to Appendix  A to  the
Prospectus   and  Joint   Proxy   Statement   included  in   this
Registration Statement.

     2   Incorporated herein  by reference to Exhibit  3 to First
Bancorporation of Ohio's ("Bancorporation") Form 8-K filed with the Commission on November 4, 1993.

     3    Incorporated  herein  by  reference  to  Exhibit  4  to
Bancorporation's Registration Statement on Form 8-A filed with the Commission on November 4, 1993.

     4   Incorporated   by   reference   to    Exhibit   4.2   of
Bancorporation's  Registration Statement  on  Form  S-8 (No.  33-
7266), filed with the Commission on July 15, 1986.

     5   Incorporated   by   reference   to   Exhibit   4.3    of
Bancorporation's  Registration  Statement on  Form  S-8  (No. 33-
7266), filed with the Commission on July 15, 1986.

     6   Incorporated  by   reference   to  Exhibit   (10)(c)  of
Bancorporation's Form 10-K for the fiscal year ended December 31, 1991, filed with the Commission on March 16, 1992.

     7  Incorporated   by  reference   to   Exhibit  (10)(d)   of
Bancorporation's Form 10-K for the fiscal year ended December 31, 1991, filed with the Commission on March 16, 1992.

EXHIBIT NUMBER

    (10)(e)8 Non-Qualified Stock Option Agreement relating to the 1992 Stock Option Program of First Bancorporation of Ohio

    (10)(f)9      Employee Stock Purchase Plan of First Bancorporation of Ohio

    (10)(g)10     1992 Directors Stock Option Program

    (10)(h)11 Directors Stock Option Agreement relating to the 1992 Directors Stock Option Program of First Bancorporation of Ohio

    (10)(i)12     First Bancorporation of Ohio Executive Supplemental
                  Retirement Plan

    (10)(j)13 Form of First Bancorporation of Ohio Unfunded Supplemental Benefit Plan

    (10)(k)14     First Bancorporation of Ohio Directors' Deferral Fee Plan

    (10)(l)15     Termination Agreement of Howard L. Flood

    (10)(m)16 Form of Termination Agreement with the chief executive officers of the Subsidiaries of First Bancorporation of Ohio





____________________

     8     Incorporated  by  reference   to  Exhibit  (10)(e)  of
Bancorporation's Form 10-K for the fiscal year ended December 31, 1991, filed with the Commission on March 16, 1992.

     9     Incorporated  by  reference   to  Exhibit  (10)(f)  of
Bancorporation's Form 10-K for the fiscal year ended December 31, 1991, filed with the Commission on March 16, 1992.

     10    Incorporated   by  reference  to  Exhibit   (10)(g)  of
Bancorporation's Form 10-K for the fiscal year ended December 31, 1991, filed with the Commission on March 16, 1992.

     11    Incorporated   by  reference  to  Exhibit   (10)(h)  of
Bancorporation's Form 10-K for the fiscal year ended December 31, 1991, filed with the Commission on March 16, 1992.

     12    Incorporated   by  reference  to  Exhibit   (10)(i)  of
Bancorporation's Form 10-K for the fiscal year ended December 31, 1991, filed with the Commission on March 16, 1992.

     13    Incorporated   by  reference  to  Exhibit   (10)(j)  of
Bancorporation's Form 10-K for the fiscal year ended December 31, 1991, filed with the Commission on March 16, 1992.

     14    Incorporated   by  reference  to  Exhibit   (10)(e)  of
Bancorporation's Form 10-K for the fiscal year ended December 31, 1989, filed with the Commission on March 13, 1990.

     15   Incorporated  by   reference  to   Exhibit  (10)(l)   of
Bancorporation's Form 10-K for the fiscal year ended December 31, 1991, filed with the Commission on March 16, 1992.

     16    Incorporated   by  reference  to  Exhibit   (10)(m)  of
Bancorporation's Form 10-K for the fiscal year ended December 31, 1992, filed with the Commission on March 15, 1993.

EXHIBIT NUMBER

    (10)(n)17 Membership Agreement of Howard L. Flood with respect to the First Bancorporation of Ohio Executive Supplemental Retirement Plan

    (10)(o)18 Membership Agreement of Scott A. Lyons, Jr. with respect to the First Bancorporation of Ohio Executive Supplemental Retirement Plan

    (10)(p)19     Supplemental Pension Agreement of John R. Macso

    (10)(q)20 First Bancorporation of Ohio Executive Post-Retirement Death Benefit Plan

    (10)(r)21     Addendum to Termination Agreement of Richard L. Hardgrove

    (10)(s)22 First Amendment to the First Bancorporation of Ohio Executive Supplemental Retirement Plan

    (10)(t)23 First Amendment to the First Bancorporation of Ohio Executive Post-Retirement Death Benefit Plan

    (10)(u)24 Second Amendment to the First Bancorporation of Ohio Executive Post-Retirement Death Benefit Plan

    (10)(v)25     The CIVISTA Corporation Stock Purchase Option





____________________

     17    Incorporated   by  reference  to  Exhibit   (10)(o)  of
Bancorporation's Form 10-K for the fiscal year ended December 31, 1991, filed with the Commission on March 16, 1992.

     18    Incorporated   by  reference  to  Exhibit   (10)(q)  of
Bancorporation's Form 10-K for the fiscal year ended December 31, 1991, filed with the Commission on March 16, 1992.

     19    Incorporated   by  reference  to  Exhibit   (10)(r)  of
Bancorporation's Form 10-K for the fiscal year ended December 31, 1991, filed with the Commission on March 16, 1992.

     20    Incorporated   by  reference  to  Exhibit   (10)(q)  of
Bancorporation's Form 10-K for the fiscal year ended December 31, 1992, filed with the Commission on March 15, 1993.

     21 Incorporated herein by reference to Exhibit (10)(r) of Bancorporation's Form 10-K for the fiscal year ended December 31, 1993, filed with the Commission on March 17, 1994.

     22   Incorporated herein by  reference to Exhibit  (10)(s) of
Bancorporation's Form 10-K for the fiscal year ended December 31, 1993, filed with the Commission on March 17, 1994.

     23 Incorporated herein by reference to Exhibit (10)(t) of Bancorporation's Form 10-K for the fiscal year ended December 31, 1993, filed with the Commission on March 17, 1994.

     24 Incorporated herein by reference to Exhibit (10)(u) of Bancorporation's Form 10-K for the fiscal year ended December 31, 1993, filed with the Commission on March 17, 1994.

     25 Incorporated  herein by  reference to  Appendix  D to  the
Prospectus   and   Joint   Proxy  Statement   included   in  this
Registration Statement.

EXHIBIT NUMBER

    (15)          Letter Regarding Unaudited Interim
                  Financial Information of The CIVISTA Corporation

    (21)          Subsidiaries of First Bancorporation of Ohio

    (23)(a)       Consents of KPMG Peat Marwick LLP

    (23)(b)       Consent of Coopers & Lybrand, L.L.P.

    (23)(c)       Consent of Brouse & McDowell

    (23)(d)       Consent of McDonald & Company Securities, Inc.

    (23)(e)       Consent of Alex. Brown & Sons Incorporated

    (24)          Power of Attorney

    (99)(a)       Form of Proxy - The CIVISTA Corporation

    (99)(b)       Form of Proxy - First Bancorporation of Ohio

________________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                             ____________________

                       FORM S-4 REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                             ____________________


                         FIRST BANCORPORATION OF OHIO
              (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)



                               _______________
                                   EXHIBITS
                               _______________